EXHIBIT 10.18

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT OF THE ORIGINAL

LEASE, OPERATION AND MAINTENANCE AGREEMENT dated 25 January, 2012 between

PT Perusahaan Gas Negara (Persero) Tbk

and

Höegh LNG Ltd.

Dated:17 October 2012

This Amendment and Restatement Agreement (“Agreement”) is made on 17 October 2012 between:

(1)	PT Perusahaan Gas Negara (Persero) Tbk, a state-owned limited liability company duly established under the laws of Republic of Indonesia, having its principal office at Jl. K.H. Zainul Arifin No. 20, Jakarta 1140, Indonesia (the “Company”); and

(2)	Höegh LNG Ltd., a limited liability company duly organized and existing under the laws of Bermuda, having its principal office at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda (the “Owner”),

together the “Parties” and each a “Party”.

Recitals

A.	The Parties have entered into the Original LOM Agreement in connection with the development of the Project at Medan in North Sumatra, Indonesia.

B.	In order to comply with a direction from the Government of Indonesia to Company to situate the Project at Lampung in South Sumatra, Indonesia, the Parties have agreed amendments to the Original LOM Agreement to give effect to the Government of Indonesia’s direction.

C.	The Parties have agreed to amend and restate the Original LOM Agreement in accordance with the terms of this Agreement.

Operative Provisions

1.	INTERPRETATION

1.1	In this Agreement the following words and expressions shall have the following meanings, unless the context otherwise requires.

“Effective Date” shall mean the date of signature of this Agreement.

“Original LOM Agreement” means the Lease, Operation and Maintenance Agreement and all of the schedules and appendices thereto, dated 25 January 2012 between the Company and Owner.

“Project” means the Medan FSRF Project in North Sumatra, Indonesia.

“Restated LOM Agreement” means the Original LOM Agreement as amended and restated by this Agreement in the form set out in Schedule 1.

2.	RESTATEMENT OF THE ORIGINAL LOM AGREEMENT

1.2	With effect from the Effective Date, the Original LOM Agreement shall be amended and restated in the form set out in Schedule 1 hereto so that the rights and obligations of the Parties shall be governed by and construed in accordance with the provisions of the Restated LOM Agreement as if the Original LOM Agreement had been executed in the form of the Restated LOM Agreement.

1

3.	GOVERNING LAW

This Agreement shall have effect as if Clauses 38.2 and 39 of the Original LOM Agreement were set out herein.

This Agreement is governed by and is to be construed in accordance with the laws and regulations of the Republic of Indonesia.

4.	WAIVER OF CLAIMS

By executing this Agreement and being bound by the terms set out herein, the Parties expressly agree that any claim, liability, dispute, or action they may have against each other arising before the Effective Date out of or in connection with the Original LOM Agreement, is hereby waived and extinguished.

IN WITNESS WHEREOF, each Party has executed this Agreement on the date first above written.

2

Schedule 1

Form of Amended & Restated Lease, Operation and Maintenance Agreement

Form of Amended and Restated Schedules to the Lease, Operation and Maintenance Agreement

3

EACH OF THE UNDERSIGNED HEREBY UNDERTAKES THAT IT HAS READ THIS AMENDMENT AND UNDERSTANDS ITS ENGLISH CONTENTS, AND THAT THIS AMENDMENT HAS BEEN ENTERED INTO FREELY AND WITHOUT DURESS AND THAT INDEPENDENT LEGAL ADVICE HAS BEEN GIVEN.

Signed for and on behalf of

PT Perusahaan Gas Negara (Persero) Tbk

/s/ DJOKO SAPUTRO
Signature

Djoko Saputro
Name

Capacity

Date

Signed for and on behalf of Höegh LNG Ltd.

/s/ RAGNAR WISLØFF
Signature

Ragnar Wisløff
Name

Capacity

Date

4

EXECUTION VERSION

AMENDED & RESTATED LEASE,

OPERATION & MAINTENANCE

AGREEMENT

between

PT Perusahaan Gas Negara (Persero) Tbk

and

Höegh LNG Ltd.

i

32.	DRUGS AND ALCOHOL	78

33.	POLLUTION AND EMERGENCY RESPONSE	79

34.	CONFIDENTIALITY	79

35.	NOTICES	81

36.	PURCHASE OPTION	82

37.	EXPERT DETERMINATION	82

38.	LAW AND ARBITRATION	84

39.	GOVERNING LANGUAGE	85

40.	MISCELLANEOUS	86

ii

Amended and Restated Lease, Operation and Maintenance Agreement dated 17 October 2012 between:

Parties

(1)	PT Perusahaan Gas Negara (Persero) Tbk, a state-owned limited liability company established under Indonesian Government Regulations and having its principal office at Jl. K.H. Zainul Arifin No. 20, Jakarta 1140, Indonesia (the “Company”); and

(2)	Höegh LNG Ltd., a company established under the laws of Bermuda and having its registered office at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda (the “Owner”).

Recitals

A.	Company is a majority state-owned Indonesian gas transportation and distribution company that is developing a LNG receiving terminal offshore Lampung, in the south of Sumatra, Indonesia for which it requires use of a floating LNG storage and regasification unit and mooring. This agreement records the terms on which Owner shall (i) lease to Company, and operate and maintain, a floating LNG storage and regasification unit, and (ii) sell and operate and maintain a mooring system.

B.	It is intended that before Acceptance the parties will enter into the Novation Agreement with an Affiliate of Initial Owner to be incorporated in Indonesia (that Affiliate, the “Indonesian Owner”), whereupon Indonesian Owner shall become Owner.

Operative provisions

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Words and expressions used in this agreement and its recitals shall have the following meanings, unless the context requires otherwise:

“26.3 Cancellation Date”	has the meaning given to that expression in Clause 26.3(d).

“50% Acquisition Terms”	has the meaning given to that expression in Schedule 15.

“Acceptance Guarantor”	means a Person no less creditworthy than the Indonesian Owner Guarantor on the Contract Date.

“Acceptance”	means the first to occur of (a) satisfaction of all the Acceptance Conditions and (b) deeming of Acceptance under Clause 6.6(b), 6.9 or 26.3(e).

1

“Acceptance Conditions”	has the meaning given to that expression in Clause 6.2.

“Acceptance Minimum Requirements”	has the meaning given to that expression in Schedule 2.

“Acceptance Tests”

means, until there is agreement of Acceptance Tests by the parties or their determination by an Expert under Clause 2.6(c), the tests that Good Industry Practice require be conducted once the FSRU is at the Mooring to show that the FSRU meets the Acceptance Minimum Requirements in accordance with the procedures agreed under Clause 2.6(c)(i)(D) and the Delivery Protocol, except for tests in relation to Boil-Off gas; and thereafter the tests so agreed or determined.

“Acquisition Price”	has the meaning given to that expression in Schedule 15.

“Affiliate”

means, in relation to any Person (the “first-mentioned Person”), any other Person that directly or indirectly, via any number of intermediaries, is Controlled by, under common Control with, or Controls the first-mentioned Person.

“Alteration”	has the meaning given to that expression in Clause 5.1.

“Anti-Bribery Laws”	has the meaning given to that expression in Clause 31.1(b).

“Applicable Amount”	has the meaning given to that expression in Schedule 5.

“Approved Bank”

means a financial institution (including multilateral agencies and export credit agencies) whose long-term debt has a rating of at least “BB” by Standard & Poor’s Rating Services or “Ba2” by Moody’s Investor Service, Inc. (or, if either such

2

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

agency changes its rating system, the equivalent successor rating applied by such agency at the time in question).

“Approved Letter of Credit”	means an irrevocable standby letter of credit issued by an Approved Bank.

“Arbitration Law”	has the meaning given to that expression in Clause 38.2(f).

“Arrival Time”	means the time that the Notice of Readiness is given in accordance with Clause 6.1.

“Banking Day”	means each day, except Saturday and Sunday, when banks are generally open for business in all of: Jakarta, Indonesia; New York; Singapore; and Oslo, Norway.

“BKI”	means PT Biro Klasifikasi Indonesia (Persero), or any successor body of the same.

“Boil-Off”	means the vapour which results from vaporisation of LNG in the FSRU’s cargo tanks.

“Boil-Off Warranty Compensation”	has the meaning given to that expression in Part C of Schedule 2.

“Builder”	means Hyundai Heavy Industries, Co., Ltd.

“Building Contract”	means the agreement between Owner and Builder for the construction of the FSRU.

“Cancellation Date”	means the date falling ***** days after the Scheduled Delivery Date, as it may be postponed under Clause 6.5(b).

“Capital Element”	has the meaning given to that expression in section 2.1 of Schedule 6.

“Certificate of Acceptance”	means the certificate of acceptance of the FSRU&M, the form of which is attached in Part A of Schedule 3.

3

“Certificate of Redelivery”		means a certificate of redelivery substantially in the form attached in Part B of Schedule 3.

“Class”		has the meaning given to that expression in Clause 2.8.

“Classification Society”		means DNV, or such other classification society that is member of IACS as Owner notifies Company of from time to time.

“Commissioning LNG”		has the meaning given to that term in Clause 6.10(a).

“Company Alternation”		has the meaning given to that expression in Clause 5.3.

“Company Breach Termination Agreement”		has the meaning given to that expression in section 4 of Part A of Schedule 15.

“Company Cash Collateral”		has the meaning given to that expression in Clause 27.5.

“Company Delay”		has the meaning given to that expression in Clause 6.5(a).

“Company Delay Event”		has the meaning given to that expression in Clause 6.5(a).

“Company LoC”		has the meaning given to that expression in Clause 27.4.

“Company LoC End Date”		has the meaning given to that expression in Clause 27.5.

“Company Risk Event”		means:

	(a)	Company’s failure to comply with the Delivery Protocol;

	(b)	any Company Alteration; or the Company’s unreasonably withholding or delaying approval of any Alteration under Clause 5.4;

	(c)	any breach, act of prevention or interference, or omission that prevents or interferes with Owner’s performance of this agreement, by

4

Company, Company’s Affiliates (excluding Rekayasa), the Persons (other than Company or its Affiliates) executing the Tug Charter, or any GSA, LNGC Charterparty, Terminal Use Agreement or LNG SPA in connection with performance thereof, or Company’s subcontractors (excluding the Contractor (as defined in the EPCIC Agreement)) in connection with performance of the relevant subcontract (excluding any act or omission pursuant to exercise by the Company of its express rights under this agreement);

(d)	Indonesian Governmental FM;

(e)	laying-up of the FSRU pursuant to Clause 28;

(f)	failure of Company to execute and deliver the Novation Agreement in accordance with Clause 15.5;

(g)	failure of any LNG Carrier to meet the LNGC Compatibility Requirements;

(h)	Company’s breach of the EPCIC Agreement;

(i)	any change in, or failure or delay in giving, Nominations subject to Section 2.1(c) of Schedule 13, or nominations to load LNG under the LNG Transfer Procedure;

(j)	any delay caused by an act or omission of Company in the delivery of Commissioning LNG in a sufficient quantity of LNG reasonably required to pass Acceptance Tests performed in accordance with this agreement;

(k)	any instruction given by Company to Rekayasa to suspend or delay works under the EPCIC Agreement excluding any suspension or delay due to the fault of Rekayasa or Force Majeure (as defined and under the EPCIC Agreement);

(l)	any failure of the Downstream Offtaker to take such quantities of Regasified LNG as Owner is required to deliver during Acceptance Tests;

5

	(m)	the failure stated to be a Company Risk Event in Clause 11.1(b);

	(n)	the event referred to in Clause 5.6;

	(o)	termination of the EPCIC Agreement; or

	(p)	Company taking over or procuring a Person other than Rekayasa to perform any part of the works to be performed under the EPCIC Agreement.

“Company Site Data”		means the data set out in Schedule 17.

“Company’s Group”

means, Company, Company’s Affiliates (excluding Rekayasa), each Person (other than Company) executing the Tug Charter or a Terminal Use Agreement, each Downstream Off-taker, Company’s subcontractors (excluding the Contractor (as defined in the EPCIC Agreement)), and the Representatives of each of the foregoing.

“Company’s Personnel”		means Representatives from time to time designated as such by Company.

“Company’s Termination Notice”		has the meaning given to that expression in Clause 26.3(a).

“Compulsory Insurances”		has the meaning given to that expression in Schedule 5.

“Conditions of Use”		means conditions of use substantially in the form of Schedule 16 as they may from time to time be amended by agreement of both parties.

“Confidential Information”

means the terms of this agreement and all other documents and agreements contemplated thereby, together with any and all data, reports, records, correspondence, notes, compilations, studies and other information relating to or in any way connected with this agreement and all other documents and agreements contemplated thereby, that are disclosed directly or indirectly by or on behalf of the disclosing party or any of its Representatives to the

6

receiving party or any of its Representatives, whether such information is disclosed orally or in writing.

“Consents”	means all consents, licences, and permits required from any Governmental Authority for the lawful performance of this agreement.

“Consequential Loss”	means all loss of production, loss of profit, loss of income, loss of goodwill, loss of business, loss of anticipated saving, and any special, indirect or consequential damage or loss.

“Contract Date”	means the date of this agreement.

“Contract Quarter”

means the period starting with the Delivery Time and ending immediately before the next Quarter, each complete successive Quarter thereafter falling fully in the Lease Period, and the period (if any) between the penultimate Contract Quarter and the end of the Lease Period.

“Control Year”

means the period starting with the Delivery Time and ending immediately before the next following Year, each complete successive Year thereafter falling fully in the Lease Period, and the period (if any) between the penultimate Contract Year and the end of the Lease Period.

“Control”

means in respect of any Person, the ability (directly or indirectly) to direct that Person’s affairs and/or control the composition of its board of directors or equivalent body, including by means of (a) the ownership or control (directly or indirectly) of more than 50% of the voting share capital of that Person; or (b) the ability to direct the casting of more than 50% of the votes exercisable at general meetings of that Person on all, or substantially all, matters; or (c) the right to appoint or remove directors of the relevant Person holding a majority of the voting rights at meetings of the board (or

7

equivalent body) of that Person on all, or substantially all, matters; and “Controls” and “Controlled” shall be construed accordingly.

“Delay Liquidated Damages”		has the meaning given to that expression in Clause 6.4(a).

“Delivery Bunkers”		has the meaning given to that expression in Clause 6.7(a)(iv).

“Delivery Date”		means the day during which the Delivery Time occurred.

“Deliver Time”		means the time when Acceptance occurs.

“Delivery Point”		has the meaning given to that expression in section 1 of Schedule 2.

“Delivery Protocol”		means the terms of Schedule 11.

“Design Basis”		means the terms of Part B of Schedule 1 and the Company Site Data in Schedule 17.

“DNV/IMO Alteration”		has the meaning given to that expression in Clause 5.2(a).

“DNV”		means Det Norske Veritas or any successor body of the same.

“Downgrade Event”		means the occurrence of the following in respect of any Person:

	(a)	an Insolvency Event; or

	(b)	that the senior unsecured long-term debt securities of that Person are at a rating of less than “BB” by Standard & Poor’s Rating Services or “Ba2” by Moody’s Investor Service, Inc.; or, if either agency changes its rating system, the equivalent successor rating applied by such agency at the time in question.

“Downstream Offtaker”		means each Person entering into a GSA or other arrangement with Company or its Affiliates under which that Person receives Regasified LNG delivered by the FSRU.

8

“Downstream Pipeline”		means the pipeline between the Mooring and the shore, the onshore receiving facility, and all other pipelines and facilities to be constructed under the EPCIC Agreement.

“Encumbrance”

means any claim, option, charge (fixed or floating), mortgage, lien, pledge, equity, encumbrance, right to acquire, right of pre-emption, right of first refusal, title retention or any other third party right, or any other security interest of any kind or any agreement to create any of the foregoing.

“EPCIC Agreement”

means the agreement of that title between Company and Rekayasa as amended and restated by the parties on the date of this agreement, in connection with the engineering, construction, installation or commissioning of the pipeline that joins the Mooring, and onshore receiving and related facilities.

“Estimated O&M Element Increase”		has the meaning given to that expression in section 3.1.4 of Schedule 6.

“Estimated Tax Liability”		has the meaning given to that expression in Schedule 6.

“Event of Company’s Default”		has the meaning given to that expression in Clause 26.2.

“Event of Owner’s Default”		has the meaning given to that expression in Clause 26.1.

“Exercise Date”		means:

	(a)	1 June in any year falling on or after the third anniversary of the Delivery Date excluding any anniversary after Company’s right to serve notice pursuant to Clause 3.2 or 3.3 has expired without being exercised; or

9

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

	(b)	the day on which this agreement terminates (other than at the end of the Lease Period) provided that such date does not fall after Company’s right to serve notice pursuant to Clause 3.2 or 3.3 has expired without being exercised; or

	(c)	the last day on which Company may serve notice pursuant to Clause 3.2 or 3.3; or

	(d)	if either party serves a Termination Acquisition Notice, any day falling in the period starting on the date of such Termination Acquisition Notice and ending ***** Banking Days later provided that no Termination Acquisition Notice may be served after Company’s right to serve notice pursuant to Clause 3.2 or 3.3 has expired without being exercised.

“Exercise Notice”		has the meaning given to that expression in Clause 36.1.

“Expert”		has the meaning given to that expression in Clause 37.1.

“Extension Notice”		has the meaning given to that expression in Clause 3.2.

“Financing Costs”		has the meaning given to that expression in Clause 2.12(c)(i)(C).

“Financing Requirements”		means the terms of Schedule 10.

“First Monthly Invoice”		has the meaning given to that expression in Clause 13.1(a)(ii)(A).

“FM Rate”		has the meaning given to that expression in Schedule 6.

“Force Majeure”		has the meaning given to that expression in Clause 25.1(a).

“FSRU”		has the meaning given to that expression in Clause 2.2.

10

“FSRU Assets”	has the meaning given to that expression in Schedule 12.

“FSRU Financing”	has the meaning given to that expression in Schedule 10.

“FSRU&M”	means the FSRU and the Mooring.

“Fuel Consumption Warranty Compensation”	has the meaning given to that expression in Part C of Schedule 2.

“Fuel Price”	has the meaning given to that expression in Clause 13.5(a).

“Full Hire Rate”	has the meaning given to that expression in section 1.2 of Schedule 6.

“Gas Metering Equipment”	means the ultrasonic metering system specified in section 11 of Part A of Schedule 1.

“Good Industry Practice”

means the degree of skill, diligence and prudence, and the practices, methods, specifications and standards of performance, all in accordance with applicable Laws and codes, that are generally and reasonably expected in the international LNG industry for: (i) the construction, operation, maintenance, and repair of LNG floating storage and regasification vessels; (ii) construction, operation, maintenance, and repair of moorings of the type of the Mooring.

“Governmental Authority”

means any nation or government, any state or political sub-division thereof and any Person exercising executive, legislative, judicial, regulatory or administrative functions of any of the foregoing (whether autonomously or not) and shall include any supranational entity or organisation.

“Governmental Force Majeure”	has the meaning given to that expression in Clause 25.1(b).

“GSA”	means each agreement from time to time entered into by Company under which Regasified LNG delivered by the FSRU will be sold to any third party.

11

“Guaranteed Flow Rate Modulation”	has the meaning given to that expression in Schedule 2.

“Guaranteed Regasification Flow Rate”	has the meaning given to that expression in Schedule 2.

“Hire”	means the sums payable to Company under Clause 12.1.

“Hire Rate”	has the meaning given to that expression in Schedule 6.

“HOA”	means the heads of agreement dated 6 December 2011 between Company, Rekayasa and Owner (as subsequently amended).

“Hull and Machinery Insurance”	means the hull and machinery insurance referred to in section 1 of Part A of Schedule 5.

“IACS”	means the International Association of Classification Societies or any successor body of the same.

“IMO”	means the International Maritime Organisation.

“Indonesia”	means the Republic of Indonesia.

“Indonesian Governmental FM”	has the meaning given to that expression in Clause 25.1(f).

“Indonesian Owner”	has the meaning given to that expression in the Recitals.

“Indonesian Owner Guarantee”	has the meaning given to that expression in the Novation Agreement.

“Indonesian Owner Guarantor”	means Höegh LNG Holdings Limited.

“Indonesian Taxes”	means all Tax, duty and impost imposed by any Indonesian Governmental Authority.

12

“Initial Lease Period”	has the meaning given to that expression in Clause 3.1.

“Initial Company”	means the Company on the date of this agreement.

“Initial Owner”	means the Owner on the date of this agreement.

“Insolvency Event”

means, in respect of any Person, inability to pay debt as it falls due, bankruptcy, insolvency, winding-up, dissolution, administration or liquidation of that Person (except for the purposes of amalgamation or reconstruction in such manner that the Person resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that Person under this agreement), or the making of any arrangement or composition with its creditors, the taking possession by an encumbrancer of or the appointment of a receiver or administrative receiver over the whole or any substantial part of the property of such Person, and any equivalent or analogous procedure by whatever name known in any jurisdiction.

“Intellectual Property Rights”

means all rights in any letters patent, design, registered design, unregistered design, trade name, and trade marks, copyright, and all other industrial property rights; and rights in applications for any of the foregoing.

“Interim Mooring Payment”	has the meaning given to that expression in Clause 2.12(c)(i).

“International Standards”

means those standards and practices from time to time in force applicable to the ownership, design, equipment, operation or maintenance of floating storage regasification units and berthing and loading facilities for LNG tankers calling at them, including, without limitation, those established by the IMO, the OCIMF, or SIGTTO (or any successor body of the same) and/or any other internationally

13

recognised agency or organisation with whose standards and practices it is customary for international operators of such floating storage regasification units or facilities to comply.

“ITB”

means the invitation to bid issued by Company to Owner dated 31 December 2010 with respect to the construction and operation of a LNG regasification terminal at Belawan port, Medan, North Sumatra, Indonesia.

“Law”

means all the law and regulations, including all laws, statute” legislation, notes, regulations, ordinances, orders, decrees, judgments, injunctions, stipulations, writs, directives, Consent or other licence, or exemption (including the conditions thereto), agreements, decisions and notifications of, or the interpretation of any of the foregoing by, any Governmental Authority or court or tribunal or regulatory commission or judicial or quasi-judicial authority having jurisdiction over the matter in question.

“Law 24/2009”	has the meaning given to that expression in Clause 39.1.

“Lay-Up Entry Estimate”	has the meaning given to that expression in Clause 28.3(a)(i).

“Lay-Up Estimate”	has the meaning given to that expression in Clause 28.3(a)(ii).

“Lay-Up Exit Estimate”	has the meaning given to that expression in Clause 28.3(c).

“Lay-Up Period”	has the meaning given to that expression in Clause 28.1(a).

“Lease Period”	means the continuous period comprising the Initial Lease Period and any extension pursuant to Clause 3.2 and/or 3.3.

“Legally Required Alteration”	has the meaning given to that expression in Clause 5.1(c).

14

“LIBOR”

means the London inter-bank offered rate for one-month U.S. dollar deposits which appears on Reuters BBA Page LIBOR 01 (or such other page as may replace that page for the purpose of displaying offered rates of leading banks for London inter-bank deposits as aforesaid) as at 11.00 a.m. (London time) on the relevant day; provided, however, that if this rate is not available, then the arithmetic mean of the rates quoted by Reference Banks for 30-day U.S. dollar deposits at approximately 11.00 a.m. (London time) on the relevant day for value two (2) Banking Days later in London, or, if this rate is not available, the rate published on the relevant date in the Financial Times at which U.S. Dollar deposits were offered in the London inter-bank market for a period of one (1) month, or, if this rate is not available, the rate then quoted by such bank as Owner and Company may agree or failing which agreement such bank as may be determined by an Expert.

“LNG”	means natural gas liquefied by cooling and which is in a liquid state at or near atmospheric pressure.

“LNG Carrier”	means each LNG tanker that is to deliver LNG to the FSRU, or to receive LNG under Clause 26.10(a)(ii).

“LNG Price”	has the meaning given to that expression in Clause 13.5(b).

“LNG SPA”	means each agreement for the supply of LNG that is to be delivered to the FSRU.

“LNGC Transfer Procedure”	has the meaning given to that expression in Clause 2.6(c)(i)(A).

“LNGC Charterparty”	means each charterparty for any LNG Carrier to which Company, or any of its Affiliates, is party.

15

“LNGC Compatibility Requirements”	has the meaning given to that expression in Clause 2.6(c)(i)(C).

“Loading Rate Warranty Compensation”	has the meaning given to that expression in Schedule 2.

“Loading Reference Conditions”	has the meaning given to that expression in Schedule 2.

“LoH Amount”	has the meaning given to that expression in Clause 30.3(b).

“Loss of Hire Insurance”	means the loss of hire insurance referred to in section 2 of Schedule 5.

“Losses”

means all claims, liabilities, obligations, losses, damages, deficiencies, assessments, judgments, fines, penalties, proceedings, actions, suits, demands, out-of-pocket costs, expenses and disbursements of any kind or nature except Consequential Loss.

“LRA Cost”	has the meaning given to that expression in Clause 5.2(b).

“Master”	means the master of the FSRU from time to time notified to Company by Owner.

“Maximum Drydocking Period”	has the meaning given to that expression in Clause 3.5(a)(ii).

“Maximum Tested Regasification Flow Rate”	means the regasification flow rate (expressed in MMscf per day) determined pursuant to Clause 6.9.

“MMscf”	has the meaning given to that expression in Schedule 2.

16

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Monthly Invoice”	has the meaning given to that expression in Clause 13.1(a)(ii).

“Monthly Invoice Due Date”	has the meaning given to that expression in Clause 13.2.

“Mooring”

means the mooring system (together with all associated hardware, equipment, facilities and infrastructure foundation) to be installed at the Site, as more particularly described in the Mooring Specifications.

“Mooring Contract”	means the contracts under which the Mooring is to be engineered, procured, built, and certified.

“Mooring Declaration”	means the declaration issued by Classification Society in order to declare compliance of the Mooring with the Mooring Specifications and Classification Society’s requirements.

“‘Mooring Invoice”	has the meaning given to that expression In Clause 2.12(d).

“Mooring Price”	means the sum of US$ ***** (exclusive of Indonesian Taxes).

“Mooring Specifications”	means the specifications in Part C of Schedule 1.

“Nomination”	means each nomination of Regasified LNG for delivery from the FSRU in accordance with the Nomination Procedure; and “Nominated” shall be construed accordingly.

“Nomination Procedure”	means the terms of Schedule 13.

“Non-Governmental Force Majeure”	has the meaning given to that expression in Clause 25.1(c).

“Non-Vessel FM Termination Amount”	has the meaning given to that expression in section 3 of Part A of Schedule 15.

“NoR Conditions”	has the meaning given to that expression in Clause 6.1.

17

“Notice of Readiness”	has the meaning given to that expression in Clause 6.1.

“Novation Agreement”	has the meaning given to that expression in Clause 15.4.

“NVNIG FM”	has the meaning given to that expression in Clause 25.1(e).

“NVNIG FM Incapacity”	has the meaning given to that expression in Clause 25.5.

“O&M Terms”	means the terms of Schedule 18.

“OCIMF”	means the Oil Companies International Marine Forum or any successor body of the same.

“Off-Hire”	has the meaning given to that expression in Clause 18.1(a).

“Off-Hire Allowance”	has the meaning given to that expression in Clause 18.2(b).

“Off-Hire Condition”	has the meaning given to that expression in Clause 18.2(a).

“On-Hire”	has the meaning given to that expression in Clause 12.1.

“Operating Window”	has the meaning given to that expression in Clause 6.9(b)

“Operating and Maintenance Element”	has the meaning given to that expression in Schedule 6.

“Operational Minimum Requirements”	has the meaning given to that expression in Schedule 2.

“Owner”	means the Initial Owner until the Novation Agreement is executed, and thereafter shall mean the Indonesian Owner.

“Owner Breach Termination Amount”	has the meaning given to that expression in section 1 of Part A of Schedule 15.

“Owner Cash Collateral”	has the meaning given to that expression in Clause 27.2.

18

“Owner LoC”	has the meaning given to that expression in Clause 27.1.

“Owner LoC End Date”	has the meaning given to that expression in Clause 27.2.

“Owner Planned Maintenance System”	means the maintenance system described in Schedule 7.

“Owner’s Group”

means, Owner, Owner’s Affiliates, each Person contracting with Owner under the Building Contract or Mooring Contract, Owner’s subcontractors (excluding the Contractor (as defined in the EPCIC Agreement)), and the Representatives of each of the foregoing.

“Owner’s Termination Notice”	has the meaning given to that expression in Clause 26.3(b).

“Owner’s Site Survey”	means a survey of the Site procured or to the procured by Owner.

“P&I Club”	means a Protection and Indemnity Club that is a member of the International Group of P&I Clubs.

“Percentage Margin”	has the meaning given to that expression in Clause 2.12(c)(i)(D).

“Performance Period”	means each Contract Quarter during the Lease Period.

“Permitted Creditor”	has the meaning given to that expression in the Financing Requirements.

“Person”	means any natural person, legal person, or corporate or unincorporated body (whether or not having separate legal personality).

“Pollution Regulations”	has the meaning given to that expression in Clause 33(a).

19

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Pre-Delivery Testing Period”

means the period starting on the ***** day after the Contract Date and ending with the earlier of termination of the Building Contract, completion of the FSRU under the Building Contract, and the time that the FSRU departs the Shipyard for the Mooring.

“Pre-Delivery Tests”	means the sea trial and gas trial to be performed by the Builder under the Building Contract.

“Purchase Option”	has the meaning given to that expression in Clause 36.1.

“Purchase Terms”	means the terms of Schedule 12.

“QA/QM System”	has the meaning given to that expression in Clause 10.2.

“Quarter”	means each period of three consecutive months starting on 1 March, 1 June, 1 September and 1 December.

“Quiet Enjoyment Agreement”	has the meaning given to that expression in Schedule 10.

“Reference Banks”	means the principal London offices of Barclays Bank plc, or such other banks that Permitted Creditors of the FSRU Financing nominate to Owner from time to time.

“Regasification Equipment”	means all machinery and equipment on board the FSRU for the regasification and discharge of regasified LNG, including vaporisers, pumps and metering units.

“Regasification Flow Rate”	has the meaning given to that expression in Schedule 2.

“Regasification Flow Rate Warranty Compensation”	means the Warranty Compensation determined under section 1(b) of Part C of Schedule 2.

“Regasified LNG”	means gas produced from vaporisation of LNG.

20

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Registry”	has the meaning given to that expression in Clause 2.9(a).

“Rekayasa”	means PT Rekayasa Industri.

“Relevant Items”	means all materials, accessories, spare parts and any other goods in respect of the FSRU&M necessary for the performance of this agreement by Owner.

“Relocation Alteration”	has the meaning given to that expression in Clause 5.1(b).

“Representative”	means, with respect to any Person, each director, officer, employee, servant, consultant, agent, or representative of that Person.

“Reliability Tests”	has the meaning given to that expression in the Delivery Protocol.

“Scheduled Arrival Date”

means the date which is the earlier of (i) 1 June 2014; or (ii) the date estimated by Owner pursuant to Clause 2.4(c) on which the FSRU will arrive at the Mooring, as it may be postponed under Clause 6.5.

“Scheduled Delivery Date”	means the date falling on the ***** day after issue of the Notice of Readiness under Clause 6.1, as it may be postponed under Clause 6.5.

“Shipyard”	means the Builder’s facilities at which the FSRU is under construction.

“SIGTTO”	means the Society of International Gas Tanker and Terminal Operators or any successor body of the same.

“Site”	has the meaning given to that expression in Part B of Schedule 1.

“Specific Event Tax”	has the meaning given to that expression In Schedule 6.

“Specifications”	means the particulars of the FSRU&M set out in Schedule 1.

21

“Storage Conditions”	has the meaning given to that expression in Section 1 of Schedule 2.

“Tank Temperature Condition”	has the meaning given to that expression in Clause 11.1(a).

“Tax” or “Taxes”

means all forms of taxation and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies, in each case, in the nature of taxation including (without limitation), corporation tax, supplementary charge, petroleum revenue tax, income taxes, prepaid income taxes, sale taxes, use taxes, stamp duty, transfer taxes, gross income taxes, value added taxes, social contribution taxes, employment taxes, government royalties, customs duties, export or import duties, excise duties, land and building taxes, environmental taxes, and levies and withholding taxes together with all penalties and interest relating thereto and any penalties and surcharges in respect of the associated reporting requirements relating to the movement of goods and provision of services, wherever or whenever imposed.

“Tax Element”	has the meaning given to that expression in Schedule 6.

“Terminal Use Agreement”	means each agreement to be entered into between any third party and the Company and/or any of its Affiliates pursuant to which the FSRU is used to store and/or regasify LNG owned by a third party.

“Termination Acquisition Notice”	has the meaning given to that expression in paragraph 1 of Part B of Schedule 15.

“Testing Fuel Quantity”	has the meaning given to that expression in Clause 6.7(a)(v).

“Tug Charter”	means agreements to be entered into by Company with a third party pursuant to which Company will charter tugs and other support vessels serving LNG Carriers calling at the FSRU&M.

22

“Umbrella Agreement”	means the agreement so entitled between the parties and Rekayasa, as amended and restated by the parties and Rekayasa on the date of this agreement.

“US$” or “$”	means the lawful currency of the United States of America.

“VAT”	has the meaning given to that expression in Clause 13.4.

“Vessel FM”	has the meaning given to that expression in Clause 25.1(d).

“Vessel FM Incapacity”	has the meaning given to that expression in Clause 25.5.

“Vessel FM Termination Amount”	has the meaning given to that expression in section 2 of Part A of Schedule 15.

“Vessel Pollution”	has the meaning given to that expression in Clause 23.3(a).

“War Risks Amount”	has the meaning given to that expression in Clause 30.3(c).

“War Risks Insurance”	means the war risks insurance referred to in section 4 of Schedule 5.

“Warranty Compensation”	means the amounts determined to be payable to Company in accordance with Clause 21.1 and Part C of Schedule 2.

“Warranty Compensation Cap”	means in respect of a day, the aggregate of the Capital Element and Operating and Maintenance Element for that day.

“Warranty Liability Period”

means that part of the Lease Period not including any time (a) during which the Off-Hire Condition is satisfied; (b) comprised in any Lay-Up Period; or (c) in respect of which this agreement provides no Warranty Compensation is payable under Clauses 3.5(e), 5.5, 6.9 18.2, 25.2(a), 25.7, 26.3(c), 26.10(a)(iii), 28.1(b), 29 and section 2.3 of Schedule 13.

23

“Warranty Performance Requirement”	means the minimum standard of performance required of Owner such that no Warranty Compensation is payable.

“Wilful Misconduct”	has the meaning given to that expression in Clause 26.5.

“Year”	means each period of 12 consecutive months from and including December until and including the next following November.

1.2	Interpretation

(a)	In this agreement, except where the context requires otherwise, reference to:

(i)	any gender includes reference to all genders; and to the singular includes reference to the plural and vice versa;

(ii)	“writing” includes writing in faxes; and cognate terms shall be construed accordingly;

(iii)	a “Recital”, “Clause” or “Schedule” is to the relevant recital, clause or schedule of or to this agreement; and any reference to a Clause shall include reference to all sub-clauses, paragraphs and sub-paragraphs contained therein;

(iv)	times and dates shall be construed by reference to the Gregorian calendar; and references to time in this agreement shall be references to the time in Jakarta, Indonesia, unless otherwise specified;

(v)	“including” means “including, without limitation,” and cognate terms shall be construed accordingly; and the ejusdem generis rule of construction shall not apply to this agreement and general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class or examples of acts, matters or things;

(vi)	this agreement or any other agreement or document includes reference to such agreement or document as varied, substituted, novated or assigned;

(vii)	this agreement includes the Schedules;

(viii)	an English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be

24

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(ix)	deemed to include a reference to what most nearly approximates to the English legal term in that jurisdiction; and

(x)	cancellation of any letter of credit includes release of the party giving it from all obligations under the letter of credit.

(b)	Clause headings in this agreement shall not be taken into consideration in the interpretation of this agreement.

(c)	Expressions in this agreement appropriate to directors, officers, constitutional documents or organs of companies, when used in relation to any Person of a type other than a company, shall be construed as references to the most nearly corresponding persons, officers, documents or organs (as the case may be) appropriate to Persons of that type.

(d)	If this agreement is executed in the English and Indonesian languages and there is any discrepancy between the English and Indonesian versions, the English language version shall prevail.

(e)	No provision of this agreement shall be interpreted or construed against a party because that party or its legal representative drafted the provision.

2.	FSRU LEASE AND MOORING PROCUREMENT

2.1	Owner shall:

(a)	use reasonable endeavours to provide to Company prior to Acceptance within a reasonable time after written request from Company:

(i)	such information and documentation that may be required by Company for purpose of obtaining or maintaining any Consent in respect of the FSRU&M;

(ii)	preliminary drafts of operating procedures in reasonable detail including but not limited to those specified in section 1 of Schedule 8; and

(b)	within ***** days of the Contract Date provide a copy of the project schedule in respect of the construction and delivery of the FSRU&M for information only.

2.2	The FSRU Description

The floating, storage, regasification unit to be hired for services under this agreement shall be the 170,000 cubic metre class membrane LNG floating storage regasification unit currently under construction by the Builder for Höegh LNG Ltd. with hull number HN 2548 (the “FSRU”).

25

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

2.3	Documents and Model

Owner shall provide to Company:

(a)	the information in section 2 of Schedule 8 by the time specified therefor in that Schedule and any revision or replacement thereof as soon as reasonably practicable; and

(b)	one model (with a scale of no less than 1:200) of the FSRU, which shall be on board the FSRU on its arrival at the Mooring for the first time.

2.4	Project Progress Reports and Monitoring

(a)	From the date of this agreement, Owner shall provide Company with monthly reports and, during the ***** months before the date that Owner anticipates that the FSRU will arrive in the vicinity of the Site, bi-weekly reports keeping Company reasonably informed of:

(i)	the progress of the construction of the FSRU&M;

(ii)	Owner’s current estimate of the dates on which the FSRU will arrive at Tangguh to lift a Commissioning Cargo (if applicable) and at Lampung (which estimate may include, if necessary, a reasonable range of dates);

(iii)	Owner’s current estimate of the Delivery Date (which estimate may include, if necessary, a reasonable range of dates); and

(iv)	any other material developments relating to the FSRU&M,

and the first such report shall be provided by Owner ***** days after the Contract Date.

(b)	After reasonable notice from Company during the Pre-Delivery Testing Period, Owner shall meet with Company at the Shipyard and Mooring Contractor’s premises (to the extent Builder and Mooring Contractor agree, and at Company’s cost and, except as provided in Clause 23, risk or at a place mutually acceptable to the parties for the purpose of informing Company of the progress of the construction of the FSRU&M; (and the “Mooring Contractor” shall mean the persons that have agreed with Owner to build the Mooring). Owner shall use its reasonable endeavours to procure access to documentation relevant to such meetings and its best endeavours to permit a reasonable number of Company’s Personnel to be present for such purpose; provided that any such meetings shall occur during ordinary working hours and shall not unduly obstruct the progress of the construction of the FSRU&M. Owner shall comply with any Indonesian Law requiring that a representative of an Indonesian Governmental Authority attend such meetings.

26

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(c)	Before the ***** day before the FSRU leaves the Shipyard, Owner shall notify Company of its estimate of the earliest date that the FSRU would arrive at the Mooring.

(d)	Notwithstanding anything to the contrary in this agreement neither the exercise nor the non-exercise by Company of any right to monitor work or any right of inspection or attendance or otherwise (including the receipt and review of any plans, diagrams, drawings, specifications, manuals and other documentation) in relation thereto shall in any way affect or alter either party’s obligations or liabilities under this agreement.

2.5	Notice of Tests

Owner shall provide Company at least ***** days’ advance notice in writing:

(a)	of each of the Pre-Delivery Tests and shall use best endeavours to procure that the Builder permits a reasonable number of Company’s Personnel (at Company’s cost and, except as provided in Clause 23, risk) to attend that Pre-Delivery Test; and

(b)	of each of the Acceptance Tests and shall permit a reasonable number of Company’s Personnel to attend all such Acceptance Tests,

and Owner shall comply with any Indonesian Law requiring that a representative of an Indonesian Governmental Authority attend Pre-Delivery Tests or Acceptance Tests.

2.6	Tests and Procedures

(a)	Testing prior to the Delivery

Owner shall notify Company in writing of each of the following, as soon as practicable after its occurrence:

(i)	the Pre-Delivery Tests have been completed and the FSRU is in all respects ready to proceed to the Mooring for purposes of delivery under this agreement; and

(ii)	the Mooring Declaration has been issued,

and shall notify Company of Owner’s reasonable estimation of the date upon which the FSRU will be delivered to the Mooring and when Acceptance Tests can begin.

(b)	Restriction on Voyages

Other than the voyage from the Shipyard to the Mooring or as otherwise agreed by the parties, Owner shall not direct or permit the FSRU during the term of this agreement to perform any voyage.

27

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(c)	Acceptance Tests and Procedures

(i)	No later than ***** days before the Scheduled Delivery Date, the parties shall seek to agree:

(A)	the procedures to be used for the transfer of LNG from each LNG Carrier to the FSRU, including procedures for the cooling of the storage tanks of the FSRU (the “LNG Transfer Procedure”);

(B)	the procedures for the cooling and starting-up of the Regasification Equipment;

(C)	the specifications of LNG Carriers (including physical characteristics and requirements in relation to classification and insurance coverage) that are compatible with the FSRU, as determined by the compatibility study prepared or procured by Owner (the “LNGC Compatibility Requirements”); and

(D)	the Acceptance Tests and the procedures for performing them in accordance with the Delivery Protocol,

failing agreement of each of which the matter shall be referred to an Expert for resolution in accordance with Good Industry Practice.

(ii)	Owner shall use best endeavours to provide preliminary information regarding the tests, specifications and procedures referred to in Clause 2.6(c)(i) above as soon as practicable following signing of this agreement but shall in any event provide Company with first-drafts of such tests, specifications and procedures before the ***** day before the Scheduled Delivery Date.

2.7	FSRU Inspection

(a)	After Acceptance from time to time, after reasonable prior notice, Company and Company’s Personnel (and any Governmental Authority representative, if so required by Indonesian Law) may inspect those parts of the FSRU as are reasonably available for access and inspection (without interfering with or hindering the FSRU’s normal, safe and efficient operation and only to the extent permitted by the conditions for the ISPS Certificate (security certificate)), at a reasonable time and at such reasonable intervals as are mutually convenient to the parties. Such inspections may include, but need not be limited to, access to and examination of the FSRU’s hull, cargo and ballast tanks, the Regasification Equipment, compressor rooms, engine rooms, cargo control rooms, navigation bridge and deck areas and any places where spare parts are stored. Such inspections may also include access to and the right to inspect the FSRU’s deck and engine scrap/rough and fair copy/official log books, all such construction and other records and schedules, records of surveys by the Classification Society or

28

(b)	conducted pursuant to any Laws (including of the Registry), the FSRU’s operating procedures and any other documentation relevant to such inspection that may be onboard the FSRU.

(c)	Company shall procure that:

(i)	each inspection carried out by Company under Clause 2,7(a) shall be made without interference or hindrance to the FSRU’s or Mooring’s safe and efficient operation, and shall be limited to a maximum of two Company Personnel (not including any Governmental Authority representative) in each instance; and

(ii)	Company’s Representatives conducting inspections under Clause 2.7(a) or onboard the FSRU for any other reason shall comply with the lawful directions of the Master while onboard the FSRU or on the Mooring.

2.8	FSRU Classification

As an Acceptance Condition, the FSRU shall be classed by the Classification Society (“Class”).

2.9	FSRU Registry

(a)	Starting on the Delivery Date and subject to Clause 2.9(b), Owner shall cause the FSRU to be registered under the flag of Indonesia in the name of the Owner and hold a certificate of registry (Grosse Akte) issued by the Directorate General of Sea Transportation (Direktorat Jenderal Perhubungan Laut) (the “Registry”); and

(b)	Owner shall procure that such Registry is maintained after the Delivery Date throughout the Lease Period, except as may otherwise be agreed between Owner and Company in accordance with Clause 40.4; provided that if Indonesian Law permits that the FSRU be other than Indonesian-flagged, then to the extent that Company’s obligations and liabilities, including to pay Tax, the Tax Element or Specific Event Taxes, are not and will not be increased thereby, Owner may with Company’s consent register the FSRU with a country other than Indonesia (either before or after Acceptance), which consent shall not be unreasonably withheld or delayed.

2.10	Naming of FSRU

Owner shall procure that the FSRU is named in accordance with instructions received from Company not later than 1 July 2012, provided that Company shall have first confirmed its choice of name is available for the FSRU in the Registry and failing such instructions Owner may name the FSRU as it in its discretion determines. If Company proposes a name or requires a name change after 1 July 2012 and the name proposed is available in the Registry, Owner will at Company’s expense name or rename the FSRU in accordance with Company’s instructions.

29

2.11	Consents and Importation

(a)	Subject to Clause 25, each party shall procure each Consent opposite its name in Schedule 14 by the date that Consent is required to ensure:

(i)	the lawful entry of the FSRU and all Relevant Items into Indonesia; and

(ii)	the lawful installation of the Mooring and the operation of the FSRU in Indonesia,

and each party agrees that, if it requires after the Contract Date a Consent not shown opposite its name in Schedule 14 in order to perform its obligations under this agreement, it will obtain such Consent required to be in its name (and in Owner’s case, the Indonesian Owner’s name), provide to the other a copy of each Consent obtained within a reasonable time, and will use reasonable endeavours to assist each other in obtaining all Consents.

(b)	Subject to Clauses 2.11(a) and 25 and Schedule 6, Owner shall procure satisfaction of all requirements of the relevant Governmental Authorities in relation to the import of the FSRU and each Relevant Item into Indonesia, including in relation to any and all import licences, import declarations and export registrations relating to the FSRU and all Relevant Items.

2.12	Mooring

(a)	Owner shall procure the Mooring in accordance with the terms and conditions of this agreement.

(b)	Subject to Clause 2.12(c), Owner may invoice Company an amount equal to:

(i)	ninety per cent. (90%) of the Mooring Price on or after issue of the Mooring Declaration; and

(ii)	the remaining ten per cent. (10%) of the Mooring Price on or after Acceptance.

(c)	If, prior to issue of the Mooring Declaration, Acceptance has been deemed pursuant to Clauses 6.6(b), 6.9 or 26.3(e):

(i)	Subject to Clause 2.12(c)(ii), Owner may invoice Company the amount (the “Interim Mooring Payment”) equal to the aggregate amount of:

(A)	all amounts paid or payable under the Mooring Contract as at the date of such deemed Acceptance;

30

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(B)	all other reasonable costs Owner incurred or which are payable in connection with the Mooring as at the date of such deemed Acceptance (including any costs of maintenance, storage or transport, but excluding Financing Costs and amounts under Clause 2.12(c)(i)(A));

(C)	all reasonable costs (“Financing Costs”) Owner incurred or which are payable in connection with the financing of the Mooring (including all interest, costs, charges or fees, except to the extent arising from a breach by Owner under its financing agreements); and

(D)	the amount equal to the product of the Percentage Margin multiplied by the aggregate of the amounts referred to in Clause 2.12(c)(i)(A); and “Percentage Margin” means the profit margin (expressed as a percentage) Owner would have made on the Mooring had the Mooring Contract been fully performed and the full Mooring Price paid to it, and Owner shall have no obligation to disclose to Company anything under this Clause 2.12(c) except the aggregate amount of the Interim Mooring Payment;

(ii)	Company may before the ***** Banking Day after receiving Owner’s Invoice under Clause 2.12(c)(i) require that Owner, at Company’s sole cost, appoint an internationally recognised firm of accountants approved by Company (such approval not to be unreasonably withheld or delayed) to audit the Owner’s calculation of the Interim Mooring Payment, and determine the difference (if any) between the amount invoiced under Clause 2.12(c)(i) and the aggregate amount referred to in that Clause; and

(A)	if the amount so invoiced exceeds that aggregate amount, Owner shall pay that excess to Company; and

(B)	if the amount of that aggregate amount exceeds the amount so invoiced, Company shall pay that excess to Owner.

(iii)	Owner may invoice Company any balance of the Mooring Price that remains after payment of the Interim Mooring Payment and sums under Clause 2.12(c)(ii), on or after issue of the Mooring Declaration.

(d)	Company shall pay Owner the amount of each invoice received under Clause 2.12(b) or 2.12(c) (each such invoice, a “Mooring Invoice”) in accordance with Clause 13.

(e)	Owner shall assign all of its rights, title, and interest in and to the Mooring to Company with good title and free from any Encumbrances on:

(i)	receipt of all amounts in full under Clauses 2.12(b) or 2.12(c); and Owner shall exercise its rights under any warranties it may have under the Mooring Contract to cause the Mooring Contractor to rectify defects in the Mooring; or

(ii)	if this agreement is terminated before Acceptance, Owner’s receipt in full of any amounts payable to it under Clauses 26.3 and 26.4; and Owner shall promptly transfer to Company its rights under any warranties in respect of the Mooring it may have under the Mooring Contract, provided that Owner is entitled to transfer those rights (and such rights are capable of transfer) to Company.

31

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

3.	FSRU LEASE PERIOD

3.1	Initial Lease Period

The “Initial Lease Period” shall be the period starting on the Delivery Date and ending with the 20th anniversary of the Delivery Date.

3.2	First Extension Period

Company may give notice to the Owner (the “Extension Notice”) at any time on or before the date falling ***** days after the ***** anniversary of the Delivery Date requiring extension of the Lease Period until the date specified in the Extension Notice (which date shall be the twenty fifth or thirtieth anniversary of the delivery Date, as Company may select in that notice), and the Lease Period shall continue from the end of the Initial Lease Period until the anniversary so specified in the Extension Notice.

3.3	Second Extension Period

If Company has exercised its rights pursuant to Clause 3.2 to extend the Lease Period to the twenty fifth anniversary of the Delivery Date, Company may give notice to Owner at any time on or before the date falling ***** days after the ***** anniversary of the Delivery Date, and the Lease Period shall continue until the thirtieth anniversary of the Delivery Date.

3.4	O&M Option

If Company exercises the Purchase Option, it may in the Exercise Notice require that Owner continue to operate and maintain the FSRU in accordance with the O&M Terms for the period from the Completion Date (as defined in section 1.1 of Schedule 12) until the ***** anniversary of that date, which period may be extended until the ***** or ***** anniversary of that date by agreement between the parties; after which notice each party shall perform its obligations on terms substantially similar to the O&M Terms (including a *****% margin on Owner’s cost, including management fee) and subject to further discussion between the parties.

32

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

3.5	Extension Dry Drydocking

(a)	If the Lease Period is extended under Clause 3.2 or Clause 3.3, Owner may after the ***** anniversary of the Delivery Date ***** only drydock the FSRU:

(i)	in accordance with the requirements of Good Industry Practice, Class, the Registry, and Law; and

(ii)	such that the period from notice of cessation of service on the FSRU leaving the Mooring until notice of resumption of service under Clause 3.5(b) does not exceed a period to be agreed or, failing agreement, determined by an Expert as the period reasonably required to complete the drydocking, return to the Mooring and issue a notice of resumption of service in accordance with Good Industry Practice such that no further drydocking would be required during the Lease Period (the period so agreed or determined, the “Maximum Drydocking Period”).

(b)	Owner shall give Company a notice (“Drydocking Notice”) specifying:

(i)	the estimated period when the FSRU will not be in service for the purposes of scheduled drydocking (the “Drydocking Period”), which shall not start before the ***** day after Company receives the Drydocking Notice; and

(ii)	the shipyard where drydocking will occur.

(c)	Company shall ensure that the FSRU is placed at Owner’s disposal for drydocking under this Clause 3.5, free of cargo, before the Drydocking Period starts.

(d)	Company shall provide and pay for all LNG required in accordance with Good Industry Practice for gassing up and cooling of the FSRU at the Mooring following drydocking under this Clause 3.5.

(e)	Owner shall not be liable to Company for Warranty Compensation and the FSRU shall be On-Hire during the period from when the Owner notifies Company it is ceasing service to undertake drydocking under this Clause until the earlier of (i) the completion of the drydocking and (ii) the Maximum Drydocking Period.

(f)	Owner may invoice Company, and Company shall pay Owner in accordance with Clause 13 after receiving an invoice therefor, all costs that Owner reasonably incurs to undertake drydocking under this Clause 3.5.

33

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

4.	FSRU&M SPECIFICATIONS AND CHARACTERISTICS

4.1	Owner’s Warranties

It is agreed that: (i) Owner shall pay Warranty Compensation if required by Clause 21 and Schedule 2 for each period during which the FSRU fails to meet the Warranty Performance Requirement during the Warranty Liability Period; and (ii) the FSRU shall be Off-Hire if it satisfies the Off-Hire Condition during periods that are not within the Off-Hire Allowance, in each case because, other than as a result of any Company Risk Event or Force Majeure:

(a)	the FSRU&M does not comply with the Specifications, or the FSRU is not classed by the Classification Society; or

(b)	the FSRU’s hull did not at the Scheduled Delivery Date have a fatigue life at least until the ***** anniversary of the Scheduled Delivery Date; or

(c)	the FSRU is not tight, staunch, strong, in good order and condition and fit for service under this agreement including for conditions prevailing at and around the Mooring, with her machinery, boilers, hull, cargo storage system, and other equipment in a good and efficient state; or

(d)	the FSRU’s tanks, valves and pipelines are not free of debris or other foreign matter and liquid and gas tight,

the FSRU does not have on board all certificates, documents, approvals, permits, permissions and equipment required from time to time by the Classification Society or any Law as may from time to time be necessary to enable the FSRU to carry out all required operations (including loading LNG and discharging Regasified LNG) at the Mooring.

4.2	Prospective Notice of Failure to Meet Specifications

Subject to Clause 26.7, Owner undertakes to notify Company immediately after Owner believes that the FSRU will or might not achieve Acceptance by the Scheduled Delivery Date, and shall promptly thereafter notify Company of:

(a)	the expected extent of variation from the Specifications; and

(b)	what steps, if any, can be taken to rectify or minimise or correct such variation and the anticipated impact of taking such steps on the Delivery Time.

4.3	Measuring Devices and Sampling Systems

Owner enters into its obligations in the following provisions of this Clause 4.3 subject to Clause 26.7:

(a)	Owner shall equip the FSRU with tanks ullage tables, gas metering system, gauges and devices (both primary and secondary) for sampling temperature, level and pressure conforming to Good Industry Practice and requirements of Class. Such tables gauges and devices shall while the FSRU is On-Hire during the Lease Period be accurate and reliable in their practical application in accordance with Good Industry Practice and requirements of Class.

34

(b)	Owner shall procure:

(i)	testing the accuracy of the gauges and devices referred to in Clause 4.3(a); and

(ii)	the recalibration and recertification of tank gauge ullage tables, gauges and devices,

in accordance with Good Industry Practice and requirements of Class.

(c)	If any of the FSRU ullage tables, gas metering systems, gauges and devices are found to be incorrect, or if the accuracy of any part fails to meet applicable tolerances then Owner shall take all necessary actions required by Good Industry Practice to remedy the incorrectness or inaccuracy.

5.	ALTERATIONS TO THE FSRU&M

5.1	In this agreement, “Alteration” means:

(a)	each alteration:

(i)	to the FSRU; or

(ii)	before the Mooring Price has been paid under Clause 2.12, to the Mooring,

that Company may from time to time reasonably request except changes contrary to the requirements of Indonesian Law or the FSRU’s Registry or Classification Society, or that would prevent or hinder or increase the cost of performance of Owner’s obligations under this agreement;

(b)	any relocation of the FSRU required pursuant to Clause 28.4, including the return of the FSRU to services at the Mooring after such relocation in a condition meeting the requirements of Indonesian Law, the FSRU’s Registry, Class, IMO and the Specifications of this agreement, (whether or not requiring capital expenditure to be spent on FSRU) (a “Relocation Alteration”);

(c)	each alteration to the FSRU&M required by any change in Indonesian Law or the implementation thereof which occurs after the Contract Date (each such Alteration, a “Legally Required Alteration”); and

(d)	each alteration to the FSRU&M required by any change in the requirements of the Registry, the Classification Society or the IMO which occurs after the Contract Date.

35

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

5.2	Owner shall, subject to Clause 5.3, make or procure each Alteration to the FSRU and the Mooring pursuant to this Clause 5, and Owner shall bear:

(a)	the cost of each Alteration required:

(i)	by DNV to maintain Class; or

(ii)	by the IMO,

(each such Alteration, a “DNV/IMO Alteration”);

(b)	the first US$***** of LRA Cost it incurs before the ***** Contract Year (and “LRA Cost” means, in respect of any period, the aggregate of (i) all costs incurred in that period in performing Legally Required Alterations that are not also DNV/IMO Alterations, and (ii) the amount equal to the ***** and (iii) the amount of any *****); and

(c)	the first US$***** of LRA Cost it incurs in performing Legally Required Alterations after the ***** Contract Year that are not also DNV/IMO Alterations,

but shall not bear the cost of any Relocation Alterations or alterations under Clause 5.6, or any Alteration to the Mooring on or after the assignment of Owner’s right, title and interest in the Mooring to Company under Clause 2.12(e).

5.3	Except as required by Clause 5.2, Company shall bear the cost of all Alterations (and each Alteration for which Company is to pay under this Clause 5.3 shall be a “Company Alteration”).

5.4	Owner shall as soon as reasonably practicable submit to Company for Company’s approval (which approval shall not be unreasonably withheld or delayed) a proposal reasonably informing Company:

(a)	for each Alteration, the timetable for its performance; and

(b)	for each Company Alteration, also of the work to be performed to make the Alteration, where that work is to be performed, its cost, and the Estimated O&M Element Increase,

36

and shall consult with Company as to the best manner to make such Alterations having regard to their effect on Company and its affairs; provided that if Company withholds or delays such approval with respect to any Alteration and Owner reasonably believes that if that Alteration is not undertaken, the FSRU&M:

(c)	will or might not be in compliance with applicable Laws, including requirements of the Registry; or

(d)	will or might cease to be certified for Class,

then Owner may make that Alteration in accordance with Good Industry Practice and any dispute (i) as to whether that Alteration was required for such compliance or certification, or (ii) as to its cost, or timetable for its performance, may thereafter be referred by either party to an Expert for determination.

5.5	The FSRU shall be On-Hire and no Warranty Compensation shall be payable for each period when, but for this Clause 5.5, the Off-Hire Condition would be satisfied or Warranty Compensation would be payable as a result of:

(a)	undertaking Company Alterations in accordance with the timetable therefor approved, or determined by an Expert, under Clause 5.4; or

(b)	the Company’s unreasonably withholding or delaying approval of any Alteration; or

(c)	the time taken in respect of each Alteration for Expert determination under Clause 5.4, unless the Expert determines that:

(i)	the Alteration was not required for compliance with Laws or to maintain certification for Class, or

(ii)	that its cost should have been less or its timetable for performance shorter, than that proposed by Owner under Clause 5.4.

5.6	If there is any difference between the Design Basis and the Owner’s Site Survey (including geophysical and geotechnical data, metocean data and seismic data) which could adversely affect Owner’s risk of liability under or cost of performing this agreement, or for which Good Industry Practice would require that the FSRU or Mooring be altered so as to conform to the Specifications, it shall be a Company Risk Event and any alteration performed shall be a Company Alteration.

5.7	Except as otherwise expressly provided in this Clause 5 Owner shall not after Acceptance make or permit to be made any material alteration to the FSRU or Mooring without Company’s prior written consent (such consent not to be unreasonably delayed or withheld).

37

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

5.8	If any Alteration made or to be made under this Clause 5 prevents the FSRU or Mooring from meeting the Acceptance Minimum Requirements or Operational Minimum Requirements, the parties shall seek to agree:

(a)	amendments to the Acceptance Minimum Requirements or Operational Minimum Requirements to the extent required such that the FSRU&M after that Alteration is able to satisfy them; and

(b)	any amendment reasonably required to be made to the calculation of the Warranty Compensation as a consequence of that amendment such that Warranty Compensation would not be payable in circumstances in which it would not have been payable had that Alteration not been made, failing agreement of which within ***** days either party may refer the matter to an Expert for determination.

6.	DELIVERY, REDELIVERY AND CANCELLATION

6.1	FSRU Delivery Obligations

Owner shall deliver the FSRU safely afloat at the Mooring and may issue notice to the Company (the “Notice of Readiness”) on the satisfaction of all the NoR Conditions, and the “NoR Conditions” shall be that:

(a)	the Scheduled Arrival Date shall have occurred;

(b)	the FSRU is safely afloat at the Mooring and connected to the Mooring’s offloading platform through the FSRU’s NG flexible hose and, if the Commissioning LNG has been delivered to the FSRU, is in all respects ready to send out Regasified LNG;

(c)	the Downstream Pipeline is tied-in to the pipeline end manifold on the Mooring and is ready to receive Regasified LNG in accordance with Good Industry Practice; and

(d)	the Mooring Declaration shall have been issued.

6.2	Acceptance Conditions

The “Acceptance Conditions” shall be that:

(a)	the FSRU is at the Mooring and the Notice of Readiness shall have been issued in accordance with Clause 6.1;

(b)	the Acceptance Tests shall have been agreed by the parties or determined by an Expert, and, in either case, passed;

38

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(c)	the FSRU shall have been certified by the Classification Society as in Class;

(d)	Owner is in compliance with Clause 30.1 and has provided to Company the documentation and confirmation required to be provided to pursuant to Clause 30.1 on or before the Delivery Date; and

(e)	the Novation Agreement shall be unconditional in accordance with its terms,

and if there is any dispute as to whether any Acceptance Condition has been satisfied, either party may refer the dispute to an Expert.

6.3	Acceptance Tests and Delivery Tests

(a)	Owner shall as soon as reasonably practicable after Company gives notice to Owner of Company’s readiness therefor start the Acceptance Tests and shall promptly report the results of the Acceptance Tests to Company.

(b)	As soon as reasonably practicable, but not later than the ***** days after the Acceptance Conditions are satisfied, the parties shall each sign the Certificate of Acceptance in accordance with Clause 6.7.

(c)	If any Acceptance Test shows that the FSRU fails in any way to satisfy the Acceptance Minimum Requirements, then, subject to Clause 26.7:

(i)	Owner may undertake or procure such work as it may consider necessary to ensure that Acceptance Minimum Requirements are passed; and

(ii)	until the Cancellation Date, either Owner or Company may require that the Acceptance Test be repeated, subject to the terms of the Delivery Protocol.

6.4	Liquidated Damages

(a)	Subject to Clause 6.5, it is agreed that:

(i)	if the Arrival Time is not achieved in accordance with Clause 6.1 by the Scheduled Arrival Date, Owner shall be liable to pay liquidated damages (“Delivery Delay LDs”) to Company therefor at the rate of US$***** per day (and pro rata in respect of periods other than a day) for the period after the Scheduled Arrival Date until the earlier of the first time (if ever) that the Arrival Time occurs, Acceptance Delay LDs become payable, and the first time at which the aggregate of Delay Liquidated Damages payable under this agreement equals US$10.7 million; and/or

(ii)	if the Acceptance Conditions are not satisfied by the Scheduled Delivery Date, Owner shall be liable to pay liquidated damages (“Acceptance Delay LDs”) to Company therefor at the rate of US$***** per day (and pro rata in respect of periods other than a day) for the period after the

(iii)	Scheduled Delivery Date until the earlier of the first time at which Acceptance occurs and the aggregate of Delay Liquidated Damages payable under this agreement equals US$10.7 million,

39

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

and the aggregate amount of liquidated damages payable under this Clause 6.4 (such Delivery Delay LDs and Acceptance Delay LDs together, “Delay Liquidated Damages”) shall not exceed US$10.7 million.

(b)	Except as provided in Clauses 6.4(c) and 26.5, Owner’s obligation to pay Delay Liquidated Damages shall be its only liability and Company’s only remedy for Owner’s breach of this agreement before Acceptance, and the parties agree that the amount of Delay Liquidated Damages provided hereunder constitutes their genuine pre-estimate of the loss that would be suffered by Company as a result of such breach.

(c)	Subject to Clause 6.4(d), if the obligation of Owner to pay Delay Liquidated Damages under Clause 6.4(a) is held to be unenforceable, Owner shall pay Company damages not exceeding US$10.7 million in aggregate in respect of all Losses and Consequential Loss suffered by Company arising from the failure to issue the Notice of Readiness on or before the Scheduled Arrival Date and/or the failure of Acceptance to occur on or before the Scheduled Delivery Date (as applicable).

(d)	The amount of damages payable under Clause 6.4(c) shall not in aggregate exceed the amount of the Delay Liquidated Damages that would have been payable pursuant to Clause 6.4(a) had the relevant obligation to pay the Delay Liquidated Damages been enforceable, unless such obligation is held to be unenforceable as a result of any argument, claim, or proceeding raised or brought by Owner that such obligation is unenforceable, in which case the amount of such damages shall be unlimited by this Clause.

(e)	Each sum Owner is obliged to pay under this Clause 6.4 shall be paid within ***** Banking Days of Owner being invoiced therefor, and Company may at any time while any sum that is payable to it under this Clause 6.4 remains unpaid draw down an amount equivalent to that sum under the Owner LoC.

(f)	If Acceptance is achieved by the Scheduled Delivery Date, or Acceptance is deemed under Clause 6.9, Company shall, within ***** Banking Days thereafter, reimburse Owner the aggregate of all Delivery Delay LDs paid to Company under this Clause 6.4, the amounts drawn under the Owner LoC in respect of Delivery Delay LDs under Clause 6.4(e), and damages payable under Clause 6.4(c) in respect of the failure to achieve the Arrival Time in accordance with Clause 6.1 by the Scheduled Arrival Date.

40

6.5	Company Delay

(a)	If satisfaction of the NoR Conditions is delayed as a result of the occurrence before the Delivery Time of any of the following events (each such event, a “Company Delay Event”):

(i)	any Company Risk Event; or

(ii)	Force Majeure; or

(iii)	Second Scheduled Completion Date (on the date hereof, as defined in the EPCIC Agreement on the date hereof) is amended or extended under the EPCIC Agreement to fall after 1 July 2014,

the Scheduled Arrival Date shall be postponed by the aggregate of all Company Delay (and “Company Delay” means all delay (without double-counting) in satisfying the NoR Conditions or Acceptance resulting from any Company Delay Event); and, in any event, Company may at its discretion at any time by notice to Owner postpone the Scheduled Delivery Date.

(b)	The Scheduled Delivery Date and Cancellation Date shall each be postponed by the periods equal to the aggregate of all Company Delays occurring before it.

(c)	If there is Company Delay occurring after the Scheduled Arrival Date no Delay Liquidated Damages shall be payable for the time comprised in that Company Delay.

(d)	Company shall pay Owner the Hire Rate during all Company Delay resulting from:

(i)	a Company Risk Event except to the extent that Owner received insurance proceeds from Loss of Hire Insurance for that delay; or

(ii)	NVNIG FM which delays the issue of the Notice of Readiness.

(e)	Company shall indemnify Owner against all direct costs Owner reasonably incurs due to any Company Delay resulting from:

(i)	a Company Risk Event; or

(ii)	NVNIG FM which delays the issue of the Notice of Readiness,

in connection with performance of its obligations in respect of the Mooring before satisfaction of Acceptance Conditions.

6.6	Pre-Cancellation Acceptance Test Failure

If from time to time the FSRU or Mooring fails any Acceptance Test before the Cancellation Date, Company may by notice to Owner:

(a)	require further repetition of such Acceptance Test; and/or

(b)	accept the FSRU&M, in which case Acceptance shall be deemed to have occurred and the parties shall sign a Certificate of Acceptance in accordance with Clause 6.7.

41

6.7	Certificate of Acceptance

(a)	The parties shall as soon as practicable after satisfaction of the Acceptance Conditions or deeming of Acceptance under Clause 6.6 or Clause 6.9 record in a Certificate of Acceptance signed by or on behalf of Owner and countersigned by Company:

(i)	the Delivery Date;

(ii)	the Delivery Time;

(iii)	the place of Acceptance;

(iv)	the quantity and specification of marine diesel oil onboard on Acceptance (the “Delivery Bunkers”); and

(v)	the quantity (the “Testing Fuel Quantity”) of LNG consumed, regasified, as fuel for regasification by the FSRU during Acceptance Testing (excluding during Reliability Tests) that is not so consumed as a result of Company Risk Event or Force Majeure (excluding Vessel FM), provided that LNG used for gassing-up and cooling down of the FSRU’s tanks shall not comprise the Testing Fuel Quantity; and any dispute as to what LNG was consumed as a result of Company Risk Event or Force Majeure (excluding Vessel FM) may be referred by either party to an Expert.

(b)	Signature of the Certificate of Acceptance shall not affect any rights or obligations under this agreement, save that the Certificate of Acceptance shall be conclusive evidence that Acceptance has occurred and of the quantity and specification of Delivery Bunkers, and the Testing Fuel Quantity.

6.8	Redelivery

(a)	The FSRU shall, subject to Clauses 26.5 and 26.10, be redelivered by Company to Owner at the Mooring free of LNG with cargo tanks under inerts or air on expiry of the Lease Period or earlier termination of this agreement in accordance with its terms.

(b)	The Certificate of Redelivery shall on such redelivery be completed and signed by Owner and Company confirming the date and time of redelivery and the quantities of bunkers on board the FSRU at the time of redelivery.

42

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

6.9	Prolonged Company Risk Event

If Acceptance is delayed in aggregate by more than ***** days due to Company Risk Event or Force Majeure (excluding Vessel FM) occurring before the Cancellation Date, then with effect on and from the ***** day of that delay:

(a)	Acceptance shall be deemed to have occurred and the parties shall sign a Certificate of Acceptance in accordance with Clause 6.7.

(b)	“Operating Window” means the period starting on the date of deemed Acceptance pursuant to Clause 6.9(a) or 26.3(e) and ending on the later to occur of:

(i)	Nominations, and nominations to load LNG under the LNG Transfer Procedure, having been made and fully satisfied for at least 100 days after deemed Acceptance pursuant to this Clause 6.9 or Clause 26.3(e) (as the case may be); and

(ii)	the FSRU having regasified LNG at a rate of at least 45 MMscf per day for at least 4 hours continuously.

(c)	During the first ***** days referred to in Clause 6.9(b)(i), the FSRU shall be On-Hire and no Warranty Compensation pursuant to paragraphs 1(b) and 1(e) of Part C of Schedule 2 shall be payable.

(d)	During the last ***** days referred to in Clause 6.9(b)(i), the Off-Hire regime shall apply to FSRU, and no Warranty Compensation pursuant to paragraphs 1(b) and 1(e) of Part C of Schedule 2 shall be payable.

(e)	Owner shall have no liability under paragraphs 1(b) and 1(e) of Schedule 2 Part C until the Operating Window has expired.

(f)	After the Operating Window has expired, the Guaranteed Regasification Flow Rate shall be the Maximum Tested Regasification Flow Rate from time to time.

(g)	The “Maximum Tested Regasification Flow Rate” shall, subject to the other provisions of this Clause 6.9, be 98% of the highest Regasification Flow Rate at which the FSRU has operated for 4 continuous hours in accordance with this agreement.

(h)	After the Operating Window has expired, the “GC” as referred to in paragraph 1(e) of Schedule 2 Part C shall be calculated by reference to the Maximum Tested Regasification Flow Rate from time to time and the graph set out in paragraph 10 of Schedule 1 Part A.

43

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(i)	If Owner fails to comply with a Nomination (other than at as a result of Force Majeure or Company Risk Event) on more than ***** occasions, the parties shall meet to discuss the reasons for the FSRU’s underperformance. If they cannot agree, either party may appoint an Expert to determine why the FSRU has failed to regasify the LNG at the rate Nominated by Company in accordance with the Nomination Procedure.

(j)	If the Expert determines that there were no technical or operational reasons for the FSRU’s failure to deliver Regasified LNG at the rate Nominated by Company in accordance with Clause 6.9(g) for ***** continuous hours, it shall be deemed to have done so, and the Maximum Tested Regasification Flow Rate and “GC” referred to in paragraph 1(e) of Schedule 2 Part C shall be adjusted accordingly.

6.10	Commissioning LNG

(a)	Company shall provide LNG required for the Acceptance Tests (“Commissioning LNG”), and pay for such LNG (except the Testing Fuel Quantity), in accordance with the Delivery Protocol.

(b)	Owner shall use reasonable endeavours to assist Company in sourcing Commissioning LNG and delivering it to Lampung.

(c)	Owner shall pay for the Testing Fuel Quantity at the LNG Price, with payment of sums due under this Clause 6.10 to be made by deduction from sums due to Owner under Monthly Invoices.

7.	BUNKERS AT DELIVERY AND REDELIVERY

7.1	Delivery and Redelivery

(a)	Company shall accept and pay for the Delivery Bunkers at the Fuel Price and amounts owed under this Clause 7.1(a) shall be separately itemised in the first Monthly Invoice issued after Acceptance (if it occurs).

(b)	Owner shall on redelivery accept and pay at the Fuel Price for all bunkers certified in the Certificate of Redelivery as on board the FSRU at the time of redelivery.

(c)	The FSRU shall be delivered to Company provisioned with marine diesel oil at least sufficient for reasonable operations prior to the Scheduled Delivery Date.

7.2	Grade of bunkers

Company shall supply marine diesel oil whose properties comply with the standard for DMA.

44

8.	COMPANY TO PROVIDE

8.1	Company shall provide to Owner nominations of LNG for loading on to the FSRU in accordance with the LNG Transfer Procedure and Nominations in accordance with the Nomination Procedure.

8.2	Subject to Clause 18.1(c), after the Delivery Time, Company shall pay the cost of:

(a)	any make-up of bunker fuels provided by Owner and also during Reliability Tests;

(b)	Regasified LNG (including Boil-Off gas) for use as fuel for the performance by Owner of its obligations and duties under this agreement;

(c)	any port charges, pilotage, towage, mooring, Company’s agency fees, or customs or import duties arising in connection with each LNG Carrier and duties, levies and Taxes relating to the unloading of each LNG Carrier;

(d)	all costs and expenses relating to terminal security required in accordance with the ISPS Code (including CCTV system if required under the terminal security plan and if so required, Owner shall provide access to the FSRU to Company Personnel for the purposes of installation, maintenance and monitoring of such system); and

(e)	for the Mooring, periodic maintenance, repairs, insurance, inspections and surveys beyond daily inspections (including diving inspections) and capital spares.

9.	OWNER TO PROVIDE

9.1	Personnel

It is agreed that: (i) Owner shall pay Warranty Compensation if required by Clause 21 and Schedule 2 for each period during which the FSRU fails to meet the Warranty Performance Requirement during the Warranty Liability Period; and (ii) the FSRU shall be Off-Hire if it satisfies the Off-Hire Condition during periods that are not within the Off-Hire Allowance, in each case because, other than as a result of any Company Risk Event or Force Majeure, Owner failed to provide shipboard personnel in accordance with the following terms:

(a)	the FSRU shall have a full and efficient complement of Master, officers and crew for a FSRU of her tonnage, who shall in any event be not less than the number and nationality required by the Indonesian Law and who shall be trained to operate the FSRU&M competently and safely;

45

(b)	all shipboard personnel shall hold valid certificates of competence in accordance with Indonesian Law;

(c)	all shipboard personnel shall be trained and certified to a standard in accordance with Good Industry Practice and International Standards; and

(d)	there shall be on board sufficient personnel with a good working knowledge of written and spoken English to enable all operations at the Mooring to be carried out efficiently and safely and to enable communications between the FSRU and those loading the FSRU or accepting discharge therefrom to be carried out safely and efficiently.

9.2	Duties

It Is agreed that: (i) Owner shall pay Warranty Compensation if required by Clause 21 and Schedule 2 for each period during which the FSRU fails to meet the Warranty Performance Requirement during the Warranty Liability Period; and (ii) the FSRU shall be Off-Hire if it satisfies the Off-Hire Condition during periods that are not within the Off-Hire Allowance, in each case because, other than as a result of any Company Risk Event or Force Majeure:

(a)	it fails to load LNG in accordance with the LNG Transfer Procedure and discharge Regasified LNG in accordance with Nominations acting at all times as a reasonable and prudent operator;

(b)	it fails to operate all equipment comprised in the FSRU&M, including the Regasification Equipment, in a safe and proper manner and as required by Indonesian Law;

(c)	it fails to keep up to date records and logs in accordance with Good Industry Practice;

(d)	it fails to use reasonable endeavours to cooperate with Company to comply with and satisfy any requirements of any Governmental Authority;

(e)	it fails to stow LNG properly or to keep a strict account of all LNG loaded, Boil-Off when the FSRU is in Storage Condition, and Regasified LNG discharged; and

(f)	it fails to exercise due diligence and Good Industry Practice to minimise venting of Boil-Off.

9.3	Owner Obligations

It is agreed that: (i) Owner shall pay Warranty Compensation if required by Clause 21 and Schedule 2 for each period during which the FSRU fails to meet the Warranty

46

Performance Requirement during the Warranty Liability Period; and (ii) the FSRU shall be Off-Hire if it satisfies the Off-Hire Condition during periods that are not within the Off-Hire Allowance, in each case because, other than as a result of any Company Risk Event or Force Majeure, Owner shall have failed to provide and pay for the following during the Lease Period:

(a)	all provisions, wages (including but not limited to all overtime payments), and discharging fees and all other expenses related to the Master, officers and crew;

(b)	all insurance on the FSRU&M as determined in accordance with Schedule 5;

(c)	all deck, cabin and engine-room spare parts and other necessary stores, including water and lubricating oil;

(d)	all drydocking in emergency cases, maintenance and repairs to the FSRU&M (including port charges);

(e)	all fumigation and de-rat certificates;

(f)	all radio traffic and other communication equipment;

(g)	all deck and/or gangway or basket watchmen during night and day;

(h)	sufficient lighting;

(i)	nitrogen gas and inert gas for inerting cargo spaces;

(j)	certificates certifying testing, calibration, and maintenance of cranes, derricks, lifting beams, pulley blocks, lifting gear and slings;

(k)	tonnage certificates and Class certificates;

(l)	all customs or import duties arising in connection with any of the foregoing; and

(m)	subject to Clauses 2.11 and 25, all Consents required by Governmental Authorities to be in Owner’s name for the operation of the FSRU&M and performance of the other obligations of Owner under this agreement.

9.4	Provision for Company employees

At all times during the Lease Period, Owner, at its own cost, shall provide accommodation for at least two of Company’s employees responsible for coordinating terminal operations onshore and offshore in the FSRU’s available accommodation or such higher number as the parties may mutually agree, and Owner shall provide them

47

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

provisions and all requisites as are supplied to officers, except alcohol and Company shall reimburse Owner the cost of such provisions or requisites for each such Company employee while on board the FSRU as part of Hire. While onboard the FSRU&M, each such Company employee shall comply with the lawful instructions of the Master at all times.

10.	CONDUCT OF FSRU’S PERSONNEL

10.1	If Company has reasonable grounds to complain about the conduct of the Master, or any of the officers or crew, Owner shall as soon as reasonably practicable investigate the complaint, and if the complaint proves to be well-founded Owner shall as soon as reasonably practicable:

(a)	take such action as Good Industry Practice would require, including, if necessary, making any change in the FSRU’s complement of Master, officers and crew; and

(b)	shall communicate the results of its investigation to Company as soon as reasonably possible.

10.2	Owner warrants that it shall implement, comply with and maintain throughout the Lease Period a quality assurance and quality management system (the “QA/QM System”), to be in accordance with Good Industry Practice, International Standards, and the International Safety Management (ISM) Code. The QA/QM System shall cover all management activities in relation to the FSRU and its operation, and include an HSSE programme. Owner shall supply documentation ***** days after the end of each Contract Quarter during the Lease Period confirming such maintenance of the QA/QM System.

10.3	Owner further undertakes to ensure that throughout the Lease Period, the FSRU&M shall have and Owner shall fully comply with the following, all in accordance with Good Industry Practice:

(a)	a documented safe working procedures system (including procedures for the identification and mitigation of risks);

(b)	a documented environmental management system; and

(c)	a documented accident/incident reporting system compliant with the requirements of the Registry.

10.4	Owner shall deliver from the Delivery Date:

(a)	within ***** days after the end of every calendar month during the Lease Period, monthly written reports detailing all accidents and incidents; and

(b)	within ***** days after the end of every second Contract Quarter during the Lease Period, a written report detailing all environmental reporting requirements for the

(c)	preceding two Contract Quarters in accordance with reporting formats to be agreed by the parties.

10.5	Owner shall procure that HSSE records are maintained sufficient to demonstrate compliance with the requirements of the QA/QM System.

48

11.	FSRU TEMPERATURE AND LNG RETENTION

11.1	LNG Heel

(a)	For the purposes of this agreement, the FSRU shall satisfy the “Tank Temperature Condition” when the average temperature of the bottom of each cargo tank into which LNG is to be loaded from an LNG Carrier is no warmer than -161° Celsius, and each tank’s average vapour temperature is no warmer than -130° Celsius.

(b)	Company shall be responsible, in accordance with the Nomination Procedure and LNG Transfer Procedure, for managing the quantities of LNG retained in the FSRU’s cargo tanks after Acceptance in accordance with Good Industry Practice in order to ensure that the FSRU:

(i)	will at all times satisfy the Tank Temperature Condition; and

(ii)	is free of LNG on expiry of the Lease Period,

and failure so to manage such quantities after Acceptance shall be a Company Risk Event, provided however there shall be no such failure if at any time after Acceptance the FSRU fails to satisfy the Tank Temperature Condition despite the Company having maintained the minimum quantity of LNG heel in the FSRU’s cargo tanks through its Nominations.

(c)	Owner shall:

(i)	provide Company with up to date and accurate information regarding the quantities of LNG retained in the FSRU’s cargo tanks (and Owner and Company shall procure that Representatives of each meet after the date of this agreement and seek to agree how the Company might be provided with such information) on a real time basis in the manner described in Clause 22.1(b) in accordance with Good Industry Practice; and

(ii)	permit the Company’s employees on board the FSRU pursuant to Clause 9.4 to monitor such quantities of LNG.

11.2	Cool-Down

Subject to Clause 18.1(c), Company shall procure and pay for the supply of all LNG required for gassing up and cooling of the FSRU to satisfy the Tank Temperature Condition and to operate the FSRU in accordance with Good Industry Practice.

49

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

12.	HIRE

12.1	Subject to Schedule 6 and the other provisions of this agreement, Company shall pay the Hire Rate to Owner for all time comprised in the period starting at the earlier of the Arrival Time and Acceptance and ending at the end of the Lease Period, except for time when the FSRU is Off-Hire (and the FSRU shall be “On-Hire” for all times for which the Hire Rate is payable under this Clause 12.1).

12.2	Subject to Clause 6.5, the Company shall pay Owner for all time comprised in any Company Risk Event at the Hire Rate.

12.3	If this agreement is terminated under Clause 26.3(a) before Acceptance, all Hire paid shall be repaid to Company within ***** Banking Days, provided that Owner shall not be obliged to repay more than ***** days’ Hire under this Clause 12.3.

13.	PAYMENTS OF HIRE

13.1	Invoices

(a)	Owner may:

(i)	in respect of any period of a Company Risk Event that occurs in any calendar month, submit invoices to Company at any time after that calendar month; and

(ii)	in respect of any time after Arrival Time may submit invoices (each a “Monthly Invoice”) to Company no earlier than:

(A)	in respect of the Hire for period from the Arrival Time until the end of the calendar month in which the Arrival Time occurs (the “First Monthly Invoice”), the Arrival Time; and thereafter

(B)	in respect of each calendar month subsequent to the calendar month in which the Arrival Time occurs, the first Banking Day of that subsequent calendar month.

(b)	The First Monthly Invoice shall be accompanied by:

(i)	Indonesian Tax Invoice (Faktur Pajak);

(ii)	Indonesian Tax Identification Number (NPWP); and

(iii)	Indonesian Entrepreneur Tax Number (NPPKP).

50

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(c)	Each Monthly Invoice shall include the following Information:

(i)	the date and the number of days for which Hire is payable;

(ii)	the applicable Hire Rate, Capital Element, Operating and Maintenance Element and Tax Element, for each day of the period for which the invoice is submitted;

(iii)	the gross amount payable (expressed in figures and in words);

(iv)	subject to Clause 22.2, any deduction for the amount of Warranty Compensation (if any) due and payable under Clause 21, together with any supporting calculations, and any amounts payable to Company under section 5.12 of Schedule 6 (if any);

(v)	Any deduction for tax receipt or tax deduction already received by Owner to be repaid to Company under Schedule 6;

(vi)	any other amount owed to either party by the other under this agreement, including interest due under Clause 13.3;

(vii)	the date and place of issue and serial number of the Monthly Invoice;

(viii)	the serial number and date of execution of this agreement;

(ix)	the name and code number of the bank, its address and the account number to which payment should be made;

(x)	the name of a contact person and such person’s address and fax number, in order that Company may notify Owner that payment has been made; and

(xi)	shall be accompanied, if required, by the Indonesian Tax Invoice (Faktur Pajak) in respect of that Monthly Invoice.

13.2	Invoices

The amounts properly demanded in accordance with this agreement in:

(a)	each invoice that is not a Monthly Invoice, shall be paid within ***** Banking Days after receipt by the Company of such invoice in accordance with Clause 13.1(c);

(b)	the First Monthly Invoice shall be paid within ***** Banking Days after receipt by the Company of the First Monthly Invoice; and

(c)	each Monthly Invoice thereafter shall be paid before the ***** Banking Day after receipt by the Company of that invoice, and each date by which payments must be made under this Clause 13.2 is the “Monthly Invoice Due Date”.

51

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

13.3	Payments and Interest

(a)	Amounts due to Owner under this agreement shall be paid by electronic transfer in immediately available funds to such account with such bank as shall have been designated by the payee in the relevant invoice.

(b)	Any party that fails to pay any amount when due under this agreement shall pay interest thereon accruing from that date until the date it is paid at the rate per annum equal to the aggregate of LIBOR and *****%.

13.4	VAT

All amounts due to Owner hereunder are expressed exclusive of value added tax (“VAT”) thereon. In accordance with the tax regulations for VAT, VAT may be charged by Owner on those amounts where applicable and should be paid in accordance with the applicable Law. Owner shall also issue tax invoices (for example Faktur Pajak) in accordance with the tax regulations, for Hire and other amounts payable to Owner hereunder.

13.5	Fuel and LNG Prices

In this agreement:

(a)	the “Fuel Price” that a party is required by this Agreement to pay for marine diesel oil shall be *****; and

(b)	the “LNG Price” for LNG or natural gas vapours shall be the *****

13.6	Banking Days

Any payment which is due to be made under this agreement on a day that is not a Banking Day shall be made on the next Banking Day.

14.	FSRU DEPLOYMENT AND OPERATION

14.1	Safe Places

Company does not warrant the safety of any place (including the location of the Mooring).

52

14.2	Instructions and Logs

(a)	Company shall from time to time give the Master nominations of LNG for loading on to the FSRU in accordance with the LNG Transfer Procedure and Nominations in accordance with the Nomination Procedure, and the Master shall keep a full and correct log of the operations of the FSRU which Company or its agents may inspect as required.

(b)	Owner shall either procure that the Master shall when required furnish Company or its agents with a true copy of such log, with properly completed loading and discharging sheets and such other reports as Company may reasonably require; or Company may make copies at Owner’s expense of any such documents.

(c)	Company will appoint one Representative by notice to Owner (and may replace that Representative at any time by notice to Owner) to give all nominations for loading of LNG and LNG loading schedules, and Nominations for the delivery of Regasified LNG at the Delivery Point, and whose communications shall bind Company.

14.3	Interface with Company’s Terminal

(a)	The parties acknowledge and agree that the FSRU&M shall be part of a terminal operated by Company.

(b)	After Acceptance, the parties shall meet in order to discuss and endeavour to agree upon the integration of the operating procedures in respect of the FSRU&M and the operating procedures of the terminal.

(c)	The parties shall use their reasonable endeavours to comply with the operating procedures agreed under Clause 14.3(b) in accordance with Good Industry Practice and applicable Laws.

15.	ASSIGNMENT BY OWNER

15.1	Except as permitted or required under Clauses 15.2, 15.3, 15.4, 24.3 and Schedule 10, Owner may not assign, novate or transfer, declare a trust over, or deal in any way with, any of its rights or obligations under this agreement or rights, title, or interest in or to the FSRU. Owner may delegate obligations under this agreement to a manager if that would be in accordance with Good Industry Practice.

15.2	Provided that Owner remains obliged to perform this agreement, Owner may with the prior written consent of Company (such consent not to be unreasonably withheld or delayed) assign its rights under this agreement to:

(a)	Höegh LNG Ltd.; or

(b)	any Affiliate of Höegh LNG Ltd., but only if the assignee remains an Affiliate of Höegh LNG Ltd. throughout the term of this agreement,

53

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

and provided always that it shall in all circumstances be reasonable for Company to withhold consent to any such assignment if that assignment would or might result in Company suffering or incurring any Losses, Consequential Loss, or Taxes that it would not suffer or incur were there no such assignment.

15.3	Owner may novate all its rights and obligations under this agreement to any Affiliate wholly-owned and wholly Controlled directly by the Initial Owner, provided that:

(a)	Owner shall provide a guarantee and indemnity given by the Indonesian Owner Guarantor and in form and substance satisfactory to Company, acting reasonably, guaranteeing performance by that Affiliate of its obligations under this agreement;

(b)	that Affiliate is, and shall remain, wholly-owned and wholly Controlled by the Initial Owner; and

(c)	the novation will not cause Company to incur any additional cost, Tax or other liability.

15.4	Unless the parties otherwise agree in writing signed by both of them, Owner shall before Acceptance procure that title to the FSRU is assigned to the Indonesian Owner, and promptly after such assignment that the Indonesian Owner shall, execute and deliver to Company an agreement substantially in the form set out in Schedule 9 (the “Novation Agreement”).

15.5	Company shall execute and deliver the Novation Agreement to Owner as soon as reasonably practicable and in any event within ***** Banking Days after delivery of that agreement to it under Clause 15.4.

15.6	On execution of the Novation Agreement, the Indonesian Owner, shall become the “Owner” under this agreement.

16.	ASSIGNMENT BY COMPANY

16.1	Except as set forth in this Clause 16, Company may not assign, novate or transfer, declare a trust over, or deal in any way with, any of its rights or obligations under this agreement.

16.2	Provided that Company remains obliged to perform this agreement, Company may assign its rights under this agreement with the prior written consent of Owner, such consent not to be unreasonably withheld or delayed, to any Affiliate of Company, but only if the assignee remains such an Affiliate throughout the term of this agreement, and provided always that it shall in all circumstances be reasonable for Owner to withhold consent to any such assignment if that assignment would or might result in Owner suffering or incurring any Losses, Consequential Loss, or Taxes that it would not suffer or incur were there no such assignment.

54

16.3	Company may novate all its rights and obligations under this agreement to any Affiliate wholly-owned and wholly Controlled directly by the Initial Company if:

(a)	Company shall provide a guarantee and indemnity given by the Initial Company and in form and substance satisfactory to Owner, acting reasonably, guaranteeing performance by that Affiliate of its obligations under this agreement;

(b)	that Affiliate is, and shall remain, wholly-owned and wholly Controlled by the Initial Company; and

(c)	the novation will not cause the Owner to incur any additional cost, Tax or other liability.

17.	LOSS OF FSRU

17.1	During the Lease Period, should the FSRU be lost, this agreement shall terminate and Hire shall cease to be payable at the time of her loss, or if such time of loss is unknown, at the time when the FSRU was last heard from.

17.2	Should the FSRU be a constructive total loss, this agreement shall be deemed to terminate at noon on the date on which the FSRU’s underwriters agree that the FSRU is a constructive total loss (unless Company has previously terminated this agreement pursuant to Clauses 25.5) and Hire shall cease to be payable at noon on the day that this agreement terminates.

17.3	If this agreement terminates pursuant to this Clause 17, Company shall have no liability to Owner pursuant to Clause 26.4.

18.	OFF-HIRE

18.1	Off-Hire

(a)	Except when the FSRU is expressed to be On-Hire under Clauses 3.5(e), 5.5, 6.9(c), 18.1(b), 18.2(b), 25.2(a), 25.7, 26.3(c), 26.10(a)(iii), 28.1, 28.2, 29, for each minute after Acceptance during which the FSRU or Mooring fails to satisfy or is incapable of satisfying any of the Operational Minimum Requirements, the FSRU shall be “Off-Hire” for the purposes of this agreement and no Hire shall be payable by Company for time that the FSRU is Off-Hire.

(b)	The FSRU shall be On-Hire at any time that the FSRU or Mooring fails to satisfy or is incapable of satisfying any of the Operational Minimum Requirements as a result of any Company Risk Event or Force Majeure.

(c)	The cost of all fuels, LNG or vapour lost from or consumed by the FSRU while the FSRU is Off-Hire hereunder, as well as all charges and other expenses of Owner which are incurred by the FSRU during such period, including all costs

(d)	related to the operation and maintenance of the FSRU&M, shall be borne by Owner.

55

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

18.2	Off-Hire Allowance

(a)	For the purposes of this Clause 18, the “Off-Hire Condition” shall be satisfied at any time during which, but for this Clause 18.2, the FSRU&M would be Off-Hire.

(b)	Notwithstanding Clause 18.1, for the first ***** hours during each Contract Year of a year’s duration (and pro rata in respect of a Contract Year of a lesser duration) that the Off-Hire Condition is satisfied (the “Off-Hire Allowance”), the FSRU shall nevertheless be On-Hire and not Off-Hire and no Warranty Compensation shall be payable by Owner to Company, for the duration of such Off-Hire Allowance.

(c)	No Off-Hire Allowance for any Contract Year may be carried forward to be applied in respect of any other Contract Year.

18.3	Owner may not, under any circumstances, trade the FSRU&M for its own account during any period of Off-Hire.

19.	SHIP TO SHIP TRANSFERS

Any ship to ship operations shall meet or exceed the latest published edition of the International Chamber of Shipping (ICS)/OCIMF Ship to Ship Transfer Guide (Liquefied Gases), ISGOTT safety guide, and any other recommendation published by SIGTTO.

20.	MAINTENANCE

20.1	Subject to Clause 28, Owner shall maintain the FSRU&M during the Lease Period in accordance with Good Industry Practice, the requirements of DNV, and the Owner Planned Maintenance System. Owner shall provide the operator of the Downstream Pipeline reasonable access to the Mooring for the purposes of such operator providing maintenance on the Downstream Pipeline, and Company shall coordinate with Owner and ensure that any such maintenance of the Downstream Pipeline is performed without interference with or hindrance to the FSRU’s or Mooring’s safe and efficient operation and that its operator and all its Representatives comply with the lawful directions of the Master while on or accessing the Mooring.

20.2	To the extent consistent with Owner’s obligations under Clause 20.1, Owner and Company shall use reasonable endeavours to synchronise the periods when Owner undertakes maintenance under Clause 20.1 which would or might cause the FSRU&M to fail to meet the Operational Minimum Requirements or result in an obligation to pay Warranty Compensation with maintenance of Company’s facilities that reduces the capacity of Company to take Regasified LNG at the Delivery Point.

56

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

20.3	Within a reasonable time after Acceptance, and thereafter no later than ***** days prior to the commencement of each Contract Year, Owner shall provide Company with an annual report detailing the inventory of major spare parts on board the FSRU and the proposed maintenance that Owner intends to undertake during the following Contract Year which would or might cause the FSRU&M to fail to meet the Operational Minimum Requirements or result in an obligation to pay Warranty Compensation, and the schedule for such maintenance.

21.	WARRANTY COMPENSATION

21.1	Subject to Clause 21.2, Owner undertakes that it will pay Warranty Compensation in respect of the Warranty Liability Period if and to the extent required by Part C of Schedule 2, provided that no Warranty Compensation shall be payable in respect of each period for which this agreement expressly provides that no Warranty Compensation is payable by Owner under Clauses 3.5(e), 5.5, 6.9, 18.2(b), 25.2(a), 25.7, 26.3(c), 26.10(a)(iii), 28.1(b), 29 and section 2.3 of Schedule 13.

21.2	The aggregate amount of Warranty Compensation other than Fuel Consumption Warranty Compensation and Boil-Off Warranty Compensation payable by Owner to Company under this agreement in respect of any day shall not exceed the Warranty Compensation Cap for that day.

22.	FSRU&M PERFORMANCE REVIEW

22.1	FSRU&M Performance Data

(a)	Owner shall within ***** days after the end of each Performance Period notify Company of the amount of Warranty Compensation payable in respect of that Performance Period (if any) and provide or procure provision of all information to Company that may reasonably be required to determine the Warranty Compensation payable (if any) to Company under Clause 21; and such determination shall be made using information including:

(i)	statistical data supplied by the Master in the logs provided by Company;

(ii)	custody transfer documentation for each cargo of LNG; and

(iii)	readings of the Gas Metering Equipment, the FSRU’s daily logs and records documenting the volume of Regasified LNG discharged by the FSRU.

(b)	After Acceptance, Owner shall permit Company online access to certain FSRU operational and performance data generally described as:

(i)	pressure;

(ii)	temperature;

57

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(iii)	flow rate and shut down valve status;

(iv)	fire and gas general alarm;

(v)	LNG level in storage tanks; and

(vi)	any other data agreed by the parties,

provided that any additional cost Owner incurs to provide such online access shall be for Company’s account, and Company shall pay such additional cost in accordance with Clause 13.

22.2	Performance Claim Payments

Owner shall pay any Warranty Compensation due to Company under Clause 21, in respect of all but the last Performance Period, by deduction from amounts due pursuant to the next following Monthly Invoice, and with respect to the last Performance Period, within ***** Banking Days after being invoiced by Company therefor by payment to such account as Company shall designate.

22.3	Claim for Final Period

Company’s rights under clause 22.2 shall survive termination of this agreement.

23.	INDEMNIFICATION

23.1	Personnel Indemnification

(a)	Owner shall be solely responsible for, and shall protect, defend, indemnify and hold all members of Company’s Group harmless from and against any Losses (including legal expenses) arising during the term of this agreement before the end of the Lease Period out of any claims or causes of action for illness or injuries to or death of any employees of any member of Owner’s Group arising out of the operation of the FSRU or Mooring or in any manner occurring in connection with the FSRU or Mooring or this agreement and regardless of whether such illness, injury or death is caused in whole or in part by the active, passive, sole, joint or concurrent negligence of any member of Company’s Group, strict liability, unseaworthiness, unairworthiness and including pre-existing conditions or any other theory of liability.

(b)

Company shall be solely responsible for, and shall protect, defend, indemnify and hold all members of Owner’s Group harmless from and against any Losses (including legal expenses) arising during the term of this agreement before the end of the Lease Period out of any claims or causes of action for illness or injuries to or death of any employees of any member of Company’s Group arising out of the operation of the FSRU or Mooring or in any manner occurring in connection with the FSRU or Mooring or this agreement and regardless of whether such

58

illness, injury or death is caused in whole or in part by the active, passive, sole, joint, or concurrent negligence of any member of Owner’s Group, strict liability, unseaworthiness, unairworthiness and including pre-existing conditions or any other theory of liability.

23.2	Property of Owner and Company

(a)	Owner shall be solely responsible for, and shall protect, defend, indemnify and hold members of Company’s Group harmless from and against any Losses (including legal expenses) arising during the term of this agreement before the end of the Lease Period out of any claims or causes of action for or in connection with damage to or loss of the FSRU, the Mooring (prior to assignment of Owner’s rights, title and interest in the Mooring to Company under Clause 2.12), property, equipment and materials owned or leased by any member of Owner’s Group, irrespective of the cause thereof or reason therefor and regardless of whether such loss or damage is caused in whole or in part by the active, passive, sole, joint or concurrent negligence of any member of Company’s Group, strict liability, unseaworthiness, unairworthiness and including pre-existing conditions or any other theory of liability.

(b)	Company shall be solely responsible for, and shall protect, defend, indemnify and hold all members of Owner’s Group harmless from and against any Losses (including legal expenses) arising during the term of this agreement before the end of the Lease Period out of any claims, demands, suits or causes of action, for or in connection with damage to or loss, property, equipment and materials (except the Mooring prior to assignment of Owner’s rights, title and interest in the Mooring to Company under Clause 2.12, or the FSRU) owned or leased by any member of Company’s Group, or LNG stored (except Boil-Off), on the FSRU or Mooring, irrespective of the cause thereof or reason therefor and regardless of whether such loss or damage is caused in whole or in part by the active, passive, sole, joint or concurrent negligence of any member of Owner’s Group, strict liability, unseaworthiness, unairworthiness and including pre-existing conditions or any other theory of liability.

23.3	Pollution

(a)	Owner shall be solely responsible for, and shall protect, defend, indemnify and hold harmless all members of Company’s Group from and against any and all Losses (including legal expenses), arising during the term of this agreement before the end of the Lease Period as a result of any pollution or contamination created by or arising or emanating from the FSRU or Mooring or the operation of the FSRU or Mooring in respect of this agreement (“Vessel Pollution”) provided that Owner’s aggregate liability for each accident or occurrence under this Clause 23.3 shall not exceed the Applicable Amount.

(b)	Company shall be solely responsible for, and shall protect, defend, indemnify and hold harmless all members of Owner’s Group from any Losses (including legal

59

expenses) arising during the term of this agreement before the end of the Lease Period in respect of Vessel Pollution in excess of the Applicable Amount. If Owner has any basis to believe that any pollution or contamination accident or occurrence may result in claims in excess of the Applicable Amount, it shall promptly notify Company in writing and Company shall be entitled, but not required, to participate in the handling and defence of any claims, demands, suits or other proceedings.

(c)	Subject to Clause 23.3(b), as well as the provisions of Clauses 23.1 and 23.2, Company shall be responsible for and shall protect, defend, indemnify and hold harmless all members of Owner’s Group from and against any and all Losses (Including legal expenses), arising during the term of this agreement as a result of any pollution or contamination created by or arising or emanating from or directly related to the operation of the Downstream Pipeline, any LNG carrier, or any vessel operating under a Tug Charter.

23.4	Indonesian Taxes

In respect of the performance of Owner’s obligations under this agreement relating to the Mooring arising during the term of this agreement before the end of the Lease Period:

(a)	Company shall pay or bear all Indonesian Taxes invoiced by Owner, provided that Company shall not be liable to pay or bear any penalties, interest, surcharges or Taxes payable as a result of non-compliance with applicable Laws by any member of Owner’s Group; and

(b)	any liability for Taxes, other than Indonesian Taxes, shall be for the Owner’s account.

23.5	Survival

Obligations accrued during the term of this agreement before the end of the Lease Period under this Clause 23 shall survive the termination of this agreement.

24.	LIENS

24.1	Owner Liens

Save as provided in the next following sentence, Owner shall not have, or allow others (claiming through Owner) to have, a lien on any LNG or fuel carried on the FSRU except to the extent that such lien arises by operation of Law.

24.2	Company Liens

Company shall not have, or allow others (in their dealings with Company) to have, a lien against the FSRU, except to the extent such lien arises by operation of Law.

60

24.3	FSRU&M Mortgage

(a)	Owner undertakes that except as permitted under Clause 24.3(b) or pursuant to Clause 36:

(i)	it will not, following execution of this agreement and during the Lease Period, place, suffer to exist or permit any mortgage, maritime claim, lien or Encumbrance on the FSRU and/or (after title in the Mooring has been transferred to Company under Clause 2.12) on the Mooring, or FSRU’s earnings or insurance or any change in the terms of any previously permitted mortgage, maritime claim, lien or Encumbrance without the prior written consent of Company which consent shall not be unreasonably withheld or delayed, other than liens, maritime claims and Encumbrances arising by operation of Law (including those arising in favour of the crew or of routine suppliers to FSRU) or under Clause 24.2; and

(ii)	if such liens, maritime claims and Encumbrances so arise by operation of Law, Owner shall take such steps as are reasonably necessary to prevent any action being taken to enforce any such liens, maritime claims and Encumbrances which would adversely affect Company’s rights under this agreement.

(b)	Notwithstanding Clause 24.3(a), mortgages, maritime claims, liens and Encumbrances and changes in terms shall be permitted if for FSRU Financing, and Company shall consent to them if each of the Permitted Creditors enters into a Quiet Enjoyment Agreement.

(c)	Company undertakes to comply with the Financing Requirements.

24.4	Release of Lien

If any lien shall attach by operation of Law or in violation of this Clause 24, Owner or Company, as the case may be, shall take such steps as reasonably necessary to ensure that the lien does not interfere with the FSRU&M’s operations or with Company’s right to the FSRU&M and its cargo and to effect prompt release of such lien prior to the enforcement thereof.

25.	FORCE MAJEURE

25.1	Relief

Subject always to Clause 25.2, and unless expressly provided otherwise in this agreement, no party shall be liable for failure to perform an obligation hereunder to the extent such failure results from Force Majeure; and:

(a)	“Force Majeure” means in respect of a party, any event or circumstance beyond its reasonable control and which it could not by the exercise of reasonable diligence avoid or mitigate, including Governmental Force Majeure and Non-Governmental Force Majeure;

61

(b)	“Governmental Force Majeure” means occurrence of any of the following which, in respect of each party affected by it, is beyond the reasonable control of that party and which it could not by the exercise of reasonable diligence avoid or mitigate:

(i)	acts or omissions of princes or rulers or acts or omissions of any governmental Authority, including any change in Law, requisition of the FSRU&M by a Governmental Authority and any failure by any Governmental Authority to issue, amend, or renew, any Consent; or

(ii)	any of the events specified in paragraph (i) that prevent performance of:

(A)	the EPCIC Agreement, GSA, or any LNG SPA, Terminal Use Agreement, LNGC Charterparty, or Tug charter; or

(B)	the Building Contract or Mooring Contract;

(c)	“Non-Governmental Force Majeure” means occurrence of any of the following which, in respect of each party affected by it, is beyond the reasonable control of that party, which it could not by the exercise of reasonable diligence avoid or mitigate:

(i)	war (whether declared or undeclared), hostilities, civil commotions, revolutions, act of piracy, acts of terrorists, invasion, revolution, insurrection, acts of public enemies, riots, sabotage, blockades or embargoes; or

(ii)	fire, explosion, collision, shipwreck, navigational and maritime perils; or

(iii)	atmospheric disturbance, lightning, earthquake, tidal wave, tsunami, typhoon, tornado, hurricane or named storms, flood, landslide, soil erosion, subsidence, washout, perils of the sea or other acts of God except:

(A)	weather conditions which are normal occurrences for the time of the year and can reasonably be expected; or

(B)	conditions specified in the Specifications; or

(C)	plague or other epidemics or quarantines; or

(iv)	chemical or radioactive contamination or ionising radiation, or

(v)	any of the events specified in the preceding paragraphs (i) to (iv) (inclusive) that prevent performance of:

(A)	EPCIC Agreement, GSA, or any LNG SPA, Terminal Use Agreement LNGC Charterparty, or Tug Charter; or

(B)	the Building Contract or Mooring Contract;

62

(d)	“Vessel FM” means occurrence of Non-Governmental Force Majeure resulting in physical damage to the FSRU or Mooring in respect of which Insurance proceeds are payable under the Loss of Hire Insurance and Hull and Machinery Insurance obtained under Schedule 5;

(e)	“NVNIG FM” means occurrence of Force Majeure that is not Indonesian Governmental FM or Vessel FM; and

(f)	“Indonesian Governmental FM” means occurrence of Governmental Force Majeure relating to Indonesia or any Indonesian Government Authority.

25.2	Hire during Force Majeure

(a)	Except as provided in this Clause 25.2, Clause 25.1 shall not relieve either party of any obligation to make payment under this agreement. Without limiting the generality of the foregoing sentence, the FSRU shall be On-Hire and no Warranty Compensation shall be payable if it would but for Force Majeure have been On-Hire while:

(i)	a Company Risk Event or NVNIG FM delays Acceptance; or

(ii)	after Acceptance, the FSRU and/or Mooring fails to meet Operational Minimum Requirements as a result of Force Majeure; or

(iii)	Company is unable lawfully to take delivery of Regasified LNG at a rate of at least 45 MMscf per day at the Delivery Point.

(b)	Company shall pay the FM Rate for any time that as a result of Force Majeure the Regasification Flow Rate is less than that required to meet the quantity Nominated.

63

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

25.3	Notice, Resumption of Normal Performance

As soon as reasonably practicable after the occurrence of an event of Force Majeure that a party considers may prevent performance of an obligation, and in any event within ***** days from the date that Force Majeure results in failure to perform an obligation, the party affected shall give notice thereof to the other party reasonably informing it of the Force Majeure including describing in reasonable detail:

(a)	the event of Force Majeure asserted to have occurred or that may occur, including but not limited to the place and time such event occurred or may occur;

(b)	to the extent known or ascertainable, the obligations which may be or have been prevented and the estimated period during which such prevention of performance might continue, including the extent of the failure in performance; and

(c)	the particulars of a programme to be implemented to minimise the effects of the Force Majeure and resume full performance hereunder,

and such notices shall thereafter be supplemented and updated at weekly intervals during the period in which it is claimed that Force Majeure prevents performance specifying the actions being taken to remedy the circumstances causing such Force Majeure and the date on which the effects of such Force Majeure end.

25.4	Examination

(a)	The party affected by an event of Force Majeure shall, at the request of the other party, give or procure access if they are able so to do (at the expense and risk of the party seeking access) at all reasonable times for a reasonable number of representatives of such other party to examine the effect of the Force Majeure,

(b)	The party prevented from performance by Force Majeure shall resume performance of this agreement as soon as reasonably possible, including doing what Good Industry Practice would require to expedite the delivery of components or parts.

25.5	Termination for Force Majeure

(a)	If, due to Vessel FM, Owner is unable to comply with Nominations (“Vessel FM Incapacity”) for at least ***** days after it arises, then Company may terminate this agreement as follows:

(i)	after that Vessel FM Incapacity shall have continued for at least ***** days, Company may while that Vessel FM Incapacity continues (but not after it ceases) give notice to Owner that should that Vessel FM Incapacity continue for a further ***** days from the date of that notice, Company intends to terminate the agreement; and

(ii)	after that Vessel FM Incapacity shall have continued for at least a further ***** days after notice given in respect of it under Clause 25.5(a)(i), Company may while that Vessel FM Incapacity still continues (but not after it ceases) terminate this agreement immediately by further notice to Owner.

64

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)	If due to NVNIG FM, Owner is unable to comply with Nominations (“NVNIG FM Incapacity”) for at least ***** days, Company may terminate this agreement as follows:

(i)	after that NVNIG FM Incapacity shall have continued for at least ***** days, Company may while that NVNIG FM Incapacity continues (but not after it ceases) give notice to Owner that should that NVNIG FM Incapacity continue for a further ***** days from the date of that notice, Company intends to terminate the agreement; and

(ii)	after that NVNIG FM Incapacity shall have continued for at least a further ***** days after notice given in respect of it under Clause 25.5(b)(i), Company may while that NVNIG FM Incapacity still continues (but not after it ceases) terminate this agreement immediately by notice to Owner.

(c)	Company may terminate this agreement by giving notice to Owner if, due to NVNIG FM, there shall have been NVNIG FM Incapacity during periods equivalent to at least ***** days in aggregate in the period of ***** days immediately preceding that notice, and this agreement shall terminate with the ***** day after that notice unless that notice is by further notice withdrawn.

25.6	Termination for prolonged Indonesian Governmental FM

Company may terminate this agreement by giving notice to Owner if there shall have been Indonesian Governmental FM during periods equivalent to at least ***** days in aggregate in the period of ***** days immediately preceding that notice, and this agreement shall terminate with the ***** day after that notice unless that notice is by further notice withdrawn.

25.7	Outbreak of War

(a)	Subject to the other provisions of this Clause 25, in the event of an outbreak of war affecting or with a reasonable prospect of affecting Owner, FSRU or Mooring, the parties shall meet to seek to agree a means to provide for the safe lying of the FSRU and the continued safety of the Master and crew, subject to Owner complying at all times with the terms of the War Risks Insurance placed in accordance with Clause 30. If the FSRU’s War Risks insurers require Owner to move the FSRU to a safe place or berth in accordance with the terms of its War Risks policy, Owner shall be permitted to comply with such instructions, and to bring the FSRU back to the Mooring and resume operations under this agreement as soon as reasonably practicable, and the FSRU shall be On-Hire and no Warranty Compensation shall be payable during such time.

65

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)	If the Master determines that the FSRU or its crew or cargo is in such peril that the FSRU or its crew ought to be moved, Owner shall (without in any way limiting the Master’s discretion) consult with Company and Master may so move the FSRU or its crew away from the vicinity of the Mooring, and the FSRU shall remain On-Hire with no Warranty Compensation payable, until the time that Owner reasonably requires the crew or FSRU to return to the Mooring and put the FSRU back into service after that peril shall have passed.

26.	DEFAULT AND REMEDIES

26.1	Event of Owner’s Default

It shall be an “Event of Owner’s Default” if:

(a)	an Insolvency Event is continuing with respect to the Owner and has continued unremedied for the ***** days following notice from the Company; or

(b)	after the Indonesian Owner Guarantee is delivered:

(i)	an Insolvency Event is continuing with respect to the Indonesian Owner Guarantor and has continued unremedied for the ***** days following notice from the Company; and

(ii)	Company has not by the end of that day received a replacement Indonesian Owner Guarantee given by an Acceptable Guarantor; or

(c)	Owner makes an assignment, novation, transfer, or declaration of trust, in breach of its obligations under Clause 15.1 or breaches Clause 24.3; or

(d)	Owner continues in breach of any obligation to provide any Owner LoC under Clause 27 for more than ***** Banking Days following notice from the Company; or

(e)	Owner continues in breach of Clause 30.1 to procure and maintain insurance and fails to remedy that breach within ***** days following notice from the Company; or

(f)	Owner continues in breach of Clause 31.1 and fails to remedy that breach within ***** days following notice from the Company; or

(g)	without Company’s prior written consent:

(i)	the Owner makes or consents to a material change to the Specifications of the FSRU&M after Acceptance; or

66

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(ii)	the FSRU ceases to be registered under the laws of the Registry (or such other country where it had otherwise been registered by mutual agreement of the parties); or

(iii)	the FSRU ceases to hold a classification certificate with the Classification Society in accordance with Schedule 1,

and in each case, Owner fails to remedy that breach within ***** days following notice from Company; or

(h)	Acceptance shall not have occurred by the Cancellation Date other than as a result of Company Risk Event or such later date as Company may notify Owner; or

(i)	on any day during the Lease Period after Acceptance, the FSRU&M continues to be Off-Hire having been Off-Hire other than as a result of any Force Majeure, Event of Company’s Default, or Company Risk Event:

(i)	for the ***** consecutive days immediately preceding that day; or

(ii)	for ***** of the ***** days preceding that day; or

(j)	on any day during the Lease Period after Acceptance, Regasification Flow Rate Warranty Compensation continues to be payable, having been payable because the FSRU is unable to regasify at a rate of at least 120 MMscf per day other than as a result of any Force Majeure, Event of Company’s Default or Company Risk Event:

(i)	for the ***** consecutive days immediately preceding that day; or

(ii)	for ***** days of the ***** days preceding that day; or

(k)	Owner fails to pay amounts it owes under Clause 23 in excess of US*****, and such failure continues for ***** days following notice from Company; or

(l)	after the Indonesian Owner Guarantee is delivered under the Novation Agreement, it becomes and remains unenforceable and Owner fails to remedy that breach within ***** days following notice from Company.

26.2	Event of Company’s Default

It shall be an “Event of Company’s Default” if:

(a)	on any day, an Insolvency Event is continuing with respect to the Company and has continued unremedied for the ***** days following notice from the Owner; or

67

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)	Company continues in breach of any obligation to provide any Company LoC under Clause 27 for more than ***** Banking Days following notice from the Owner; or

(c)	Company continues in breach of Clause 31.1 and fails to remedy that breach within ***** days following notice from the Owner; or

(d)	Company makes an assignment, novation, transfer, or declaration of trust, in breach of any of its obligations under Clause 16.1 or breaches Clause 24.3(c); or

(e)	Company fails to pay amounts it owes under Clause 23 in excess of US$*****, and such failure continues for ***** days following notice from Owner; or

(f)	Company fails to pay any amount when due in accordance with Clause 13.2 and such failure continues for ***** days following notice from Owner.

26.3	Termination and Suspension Rights

(a)	After the occurrence of any Event of Owner’s Default, Company may while that Event of Owner’s Default continues terminate this agreement by issuing a termination notice giving reasonable particulars of that Event of Owner’s Default (“Company’s Termination Notice”) with immediate effect and, if requested to do so by Company by notice, as soon as reasonably practicable and in compliance with safety and other applicable regulations, Owner shall remove the FSRU from the Mooring unless the Exercise Notice or Termination Acquisition Notice shall have been issued.

(b)	After the occurrence of any Event of Company’s Default, Owner may while that Event of Company’s Default continues terminate this agreement by issuing a termination notice giving reasonable particulars of that Event of Company’s Default (“Owner’s Termination Notice”) with immediate effect.

(c)	If an Event of Company’s Default occurs under Clause 26.2(f), Owner may by notice to Company without liability suspend its performance of this agreement and remain On-Hire with no Warranty Compensation payable while that Event of Company’s Default continues.

(d)	Owner may notify Company of its intention to terminate this agreement under Clause 26.3(f) while the NoR Condition in Clause 6.1(c) remains unsatisfied at any time on or after the 26.3 Cancellation Date; and the “26.3 Cancellation Date” means the Cancellation Date on the date of this agreement as it may be postponed under Clause 6.5(b) for Company Delays resulting from Company Delay Events under Clause 6.5(a)(i) or (ii) only, and not as the Cancellation Date may be postponed pursuant to any Company Delay Event under Clause 6.5(a)(iii), at the Company’s discretion under the last paragraph of Clause 6.5(a), or otherwise.

68

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(e)	If Owner serves a notice pursuant to Clause 26.3(d), Company may within ***** days of that notice issue a notice stating that Acceptance shall be deemed to have occurred and, with effect from receipt of Company’s notice:

(i)	Acceptance shall be so deemed to have occurred and the parties shall sign a Certificate of Acceptance in accordance with Clause 6.7; and

(ii)	the provisions of Clauses 6.9(b) to 6.9(j) (inclusive) shall apply.

(f)	If Owner does not receive Company notice pursuant to Clause 26.3(e), this agreement shall terminate on the ***** day after Owner’s notice under Clause 26.3(d) and Company shall, within ***** days of that termination, pay Owner the Owner Breach Termination Amount.

(g)	The provisions of Clauses 26.3(d) to 26.3(f) (inclusive) survive termination of this agreement.

(h)	Neither party may terminate this agreement except in accordance with Clauses 17, 25.5, 25.6, 26.3 and 36.

26.4	Termination Payments and Negotiation of 50% Acquisition Terms

(a)	If this agreement is terminated under Clauses 25.5 or 25.6 for Force Majeure, then Company shall pay to Owner within ***** days after the termination of this agreement:

(i)	if termination is for Vessel FM, the Vessel FM Termination Amount; or

(ii)	if termination is for Indonesian Governmental FM or NVNIG FM, the Non-Vessel FM Termination Amount.

(b)	If this agreement is terminated by Owner for any Event of Company’s Default, then, Company shall within ***** days of that termination pay Owner the Company Breach Termination Amount. If the Company Breach Termination Amount is not paid as the Acquisition Price, it shall be paid as liquidated damages and as otherwise specified in Schedule 15. Subject to the next following sentence, if all or any of the obligations of Company to pay the Company Breach Termination Amount as liquidated damages under this Clause 26.4(b) are held to be unenforceable, Company shall pay Owner damages in respect of all Losses and Consequential Loss suffered by Owner arising from that Event of Company’s Default. The amount of damages payable under the immediately preceding sentence shall not in aggregate exceed the Company Breach Termination Amount, unless such obligation to pay liquidated damages is held to be unenforceable as a result of any argument, claim, or proceeding raised or brought by Company that such obligation is unenforceable, in which case the amount of such damages shall be unlimited by this Clause 26.4.

69

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(c)	If this agreement is terminated by Company under Clause 26.3(a) pursuant to any Event of Owner’s Default, then Company shall pay Owner the Owner Breach Termination Amount within ***** days of the date of Company’s Termination Notice.

(d)	If this agreement is terminated:

(i)	(x) by Owner for any Event of Company’s Default, Owner may in the Owner’s Termination Notice therefor require that the parties begin negotiation of 50% Acquisition Terms; or (y) by Company for Indonesian Governmental FM under Clause 25.6, Owner may, but is not obliged, by notice to Company require that the parties begin negotiation of 50% Acquisition Terms; or

(ii)	by Company for Force Majeure other than Indonesian Governmental FM, or for Event of Owner’s Default, Company may in the Company’s Termination Notice therefor require that the parties begin negotiation of 50% Acquisition Terms, and the terms of Schedule 15 shall apply.

(e)	This Clause 26.4 shall survive termination of this agreement however arising.

26.5	Termination for Owner Wilful Misconduct

If Company terminates this agreement in accordance with Clause 26.3(a) for Event of Owner’s Default that is Wilful Misconduct, Owner shall transfer to Company its title to the FSRU in consideration only of Owner’s release from all liability under or in connection with this agreement and “Wilful Misconduct” means the Owner intentionally or deliberately committing an Event of Owner’s Default under Clauses 26.1(c), 26.1(h), 26.1(i) or 26.1(j):

(a)	for the purpose of bringing about early termination of this agreement so that Owner may employ the FSRU for a third party; and

(b)	after a decision of the board of directors of Owner, or any other Person acting in accordance with express actual authority properly delegated to him by the board of directors of Owner, to commit that Event of Owner’s Default for that purpose.

26.6	Hire due on Termination

(a)	If this agreement is terminated prior to the expiration of the Lease Period in accordance with any provision of this agreement or by reason of Law, Company shall immediately pay Owner for any Hire earned but not yet paid.

(b)	This Clause 26.6 shall survive termination of this agreement however arising.

70

26.7	Limitation of liability

(a)	Except as comprised in any liquidated damages payable under Clause 6.4 or 26.4 and as provided under Clauses 6.4(c), 6.5(e), and 26.4(b), neither party shall be liable to the other, whether in contract, tort, unlawful action (perbuatan melawan hukum) (including negligence) or restitution, or for breach of statutory duty or misrepresentation, or otherwise:

(i)	for any Consequential Loss suffered by the other party that arises under or in connection with this agreement; or

(ii)	for any Losses (except those expressly to be paid or borne by a party under this agreement) or Consequential Loss suffered by the other party under or in connection with any agreement between that other party and any third party, including the EPCIC Agreement, GSA, each LNG SPA, Terminal Use Agreement, LNGC Charterparty, Tug Charter, Building Contract and Mooring Contract.

(b)	Except as provided in Clauses 23 and 26.5, Owner shall have no liability to Company in respect of any failure to comply with this agreement, whether in contract, tort, unlawful action (perbuatan melawan hukum) (including negligence) or restitution, or for breach of statutory duty or misrepresentation, or otherwise:

(i)	in or in respect of the period before Acceptance, except to pay damages under Clause 6.4; or

(ii)	in or in respect of the period on or after Acceptance, except as provided under Clauses 18.1 and 21.

(c)	Except as expressly set out in this agreement, all warranties, conditions and other terms implied by statute or law are hereby to the fullest extent permitted by law excluded from the agreement.

(d)	Nothing in this agreement shall limit or exclude a party’s liability for fraud or fraudulent misrepresentation.

(e)	This Clause shall survive termination of this agreement however arising.

26.8	Effect of termination of agreement

Termination of this agreement shall be without prejudice to any rights or obligations that accrued before termination. For the purpose of termination contemplated in this agreement, the parties hereby expressly waive Article 1266 of the Indonesian Civil Code to the extent that a court pronouncement is required for the termination of this agreement.

71

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

26.9	Mitigation of Loss

Each of Company and Owner shall take all reasonable steps to mitigate any Losses and Consequential Loss resulting from any breach of this agreement by the other party, and any Losses and Consequential Loss in respect of which it is indemnified hereunder.

26.10	LNG on termination

(a)	Except after issue of the Exercise Notice or as otherwise agreed in the 50% Acquisition Terms, on early termination of the agreement, Owner shall as soon as reasonably practicable notify Company of the amount of LNG remaining on the FSRU and, if practicable, the time it would require to regasify and discharge it as Regasified LNG; and Company may, subject to Clause 26.10(b), by notice require Owner:

(i)	if it is reasonably safe and practicable, to regasify that LNG and deliver it regasified to Company at the Delivery Point; or if that is impracticable;

(ii)	if it is reasonably safe and practicable, deliver it to an LNG Carrier which Company shall procure, or if that is impracticable;

(iii)	except on termination for an Event of Owner’s Default sail the FSRU to a compatible regasification terminal nominated by the Company and at that regasification terminal regasify the LNG and deliver it regasified to the Company, during which period the FSRU shall remain On-Hire and no Warranty Compensation shall be payable.

(b)	Except after issue of the Exercise Notice or as otherwise agreed in the 50% Acquisition Terms, Owner may as soon as reasonably practicable elect to purchase a quantity specified in that notice of LNG stored on the FSRU at the date of that notice, and Company shall assign or procure assignment of all right, title and interest in that LNG, and shall redeliver the FSRU with such LNG, on termination or expiry.

(c)	This Clause 26.10 shall survive termination of this agreement however arising.

27.	SECURITY

27.1	Owner shall procure that within ***** Banking Days after the Contract Date, an Approved Letter of Credit issued by an Approved Bank having a branch in Jakarta is given to Company substantially in the form of Part A of Schedule 4 in the aggregate principal amount of US$***** (and each Approved Letter of Credit given to Company under clauses 27.1 and 27.2 shall be an “Owner LoC”).

27.2	If, ***** Banking Days before expiry of any Owner LoC, the Owner LoC End Date shall not have occurred, Owner shall by the ***** Banking Day before such expiry deliver to Company another Owner LoC in substantially the same form (save as to its expiry date)

72

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

27.3	and outstanding principal amount remaining to be drawn as that which is so expiring such that Company holds an enforceable Owner LoC at all times until the Owner LoC End Date; and the “Owner LoC End Date” means the earlier of (1) the ***** day after Acceptance; (w) the ***** day after the Cancellation Date; and (3) the time at which US $***** shall in aggregate have been drawn by Company under Owner LoCs. If:

(a)	Owner does not deliver any Owner LoC in accordance with the preceding sentence; or

(b)	A Downgrade Event occurs with respect to the Person giving an Owner LoC,

then Company may draw the entire outstanding principal amount of any Owner LoC it holds, and may hold the proceeds of such drawing as cash collateral for Owner’s obligations under Clause 6.4 (the “Owner Cash Collateral”), such cash collateral (to the extent not drawn under Clause 27.3) to be repaid to Owner on the earlier of Owner’s subsequent delivery to Company of an Owner LoC in accordance (except as to time of delivery) with the preceding provisions of this Clause 27.2 and the Owner LoC End Date.

27.4	Except as provided under Clause 27.2, Company may, and may only, draw under the Owner LoC or Owner Cash Collateral amounts in aggregate not exceeding the aggregate of amounts due but unpaid to Company under Clause 6.4; and shall within ***** days after the Owner LoC End Date release the Person giving the Owner LoC from all obligations under it.

27.5	Company shall procure that within ***** Banking Days after the earlier of the Arrival Time and Acceptance, Owner is given an Approved Letter of Credit substantially in the form of Part B of Schedule 4 issued to Owner by an Approved Bank in the aggregate principal amount in US dollars equivalent to ***** (and each Approved Letter Of Credit given to Owner under Clauses 27.4 and 27.5 shall be a “Company LoC”).

27.6	If:

(a)	***** Banking Days before expiry of any Company LoC, the Company LoC End Date shall not have occurred, by the ***** Banking Day before such expiry; or

(b)	Owner makes any drawing under a Company LoC under Clause 27.6, within ***** days after that drawing,

Company shall deliver to Owner another Company LoC given by an Approved Bank in substantially the same form (save as to its expiry date) such that except as otherwise permitted under sub-Clause 27.5(b) Owner holds enforceable Company LoCs in an aggregate principal amount in US dollars equivalent to ***** at all times until the ***** day after expiry or termination of this agreement (such day, the “Company LoC End Date”). If:

(c)	Company does not deliver any Company LoC in accordance with the preceding sentence, or

(d)	a Downgrade Event occurs with respect to the Person giving a Company LoC,

73

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

then Owner may draw the entire outstanding principal amount of any Company LoC it holds, and may hold the proceeds of such drawing as cash collateral for Company’s obligation to pay Owner amounts due under this agreement (the “Company Cash Collateral”), such cash collateral (to the extent not drawn under Clause 27.6) to be repaid to Company on the earlier of Company’s subsequent delivery to Owner of a Company LoC in accordance (except as to time of delivery) with the preceding provisions of this Clause 27.5 and the Company LoC End Date.

27.7	Except as provided under Clause 27.5, Owner may, and may only, draw under the Company LoC or Company Cash Collateral amounts in aggregate not exceeding the aggregate of amounts due but unpaid to Owner under this agreement; and Owner shall within ***** days after the Company LoC End Date release the Person giving the Company LoC from all obligations under it.

28.	LAYING-UP AND RELOCATION

28.1	Company’s Option to Lay-Up

(a)	Subject to Clause 28.3, Company may:

(i)	from time to time (including before the Delivery Date) by notice to Owner require Owner to lay-up the FSRU at a safe place reasonably nominated by Owner, taking into account questions of maintenance, access and security; and

(ii)	during any period of lay-up, require Owner to put the FSRU back into service and, after receipt of any notice from Company to that effect, Owner is required to restore the FSRU to service as promptly as reasonably practicable in accordance with Clause 28.1(b),

(and each period between Owner notifying Company that the FSRU is ceasing service after each notice under Clause 28.1(a)(i) and the first time Owner notifies Company that the FSRU is resuming service at the Mooring thereafter under Clause 28.1(a)(ii) shall be a “Lay-Up Period”).

(b)

During any Lay-Up Period under this Clause 28, Owner’s obligations under Clause 20 shall be equivalent to the standard ordinarily applied by prudent owners of vessels of the same Class in lay-up, the FSRU shall be On-Hire, no Warranty Compensation shall be payable, and the provisions of Clauses 18.1, 21 and 22 shall not apply. Until such time as it is practicable for Owner to complete all work that is required with respect to fouling (as determined during any survey conducted pursuant to Clause 28.2) and the Regasification Equipment and in all

74

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

other respects to restore the FSRU to a condition it would have been in if it had not been laid-up (including any inspection and maintenance of the Regasification Equipment), the FSRU shall remain On-Hire and no Warranty Compensation shall be payable.

28.2	Surveys on Lay-Up

Owner shall permit (or procure, if requested by Company, at Company’s cost) that an in-water survey of the hull is performed:

(a)	each time the FSRU enters into lay-up; and

(b)	prior to the end of any Lay-Up Period,

and the FSRU&M shall remain On-Hire during such survey.

28.3	Hire Adjustment for Lay-Up

(a)	Before being required to lay-up the FSRU under this Clause 28, Owner shall as soon as reasonably practicable provide to Company:

(i)	an estimate (“Lay-Up Entry Estimate”) of the costs to be incurred from beginning preparation for lay-up until the FSRU berths at the lay-up location (including in respect of the voyage to the lay-up location and any survey to be performed under Clause 28.2); and only after Company’s acceptance of such Lay-up Entry Estimate shall Owner be obliged to lay-up the FSRU; and Company shall, in accordance with Clause 13 after receiving an invoice therefor, pay Owner the aggregate of:

(A)	the Lay-Up Entry Estimate; and

(B)	the amount (if any) required such that, after Company shall have paid any Indonesian Taxes payable in respect of all payments under this Clause 28.3(a), Owner would retain an amount equal to the Lay-Up Entry Estimate.

(ii)	an estimate of the net increase or decrease in costs to be incurred by Owner for that lay-up (“Lay-Up Estimate”) during the Year in which the Lay-Up Period starts and continues, excluding those amounts included in the Lay-Up Entry Estimate; and only after Company’s acceptance of the Lay-Up Estimate shall Owner be obliged to lay-up the FSRU; and the Hire Rate payable while the Lay-Up Period continues during the Year in which the Lay-Up Period starts shall be adjusted accordingly. No later than ***** days before the start of each Year while that Lay-Up Period continues, Owner shall provide to Company a revised Lay-Up Estimate for the Year and the Hire Rate payable during that Year while the Lay-Up Period continues shall be adjusted accordingly.

75

(b)	When assessing such net increase or decrease in costs when calculating the Lay-Up Estimate, the items to be taken into account shall include changes in amounts spent on administration, manning, stores, spare parts, lubricating oils, P&I Club and hull and machinery insurance (including the effect of any damage franchise), repairs and maintenance, surveys and drydocking (including hull cleaning or painting).

(c)	Before being required to put the FSRU back into service at the Mooring, Owner shall as soon as reasonably practicable provide to Company an estimate of the costs arising from doing so, including the cost of any survey under Clause 28.2 and the costs of completing any work that is required to restore the FSRU to a condition it would have been in if it had not been laid-up (“Lay-Up Exit Estimate”); and only after Company’s acceptance of such Lay-Up Exit Estimate shall Owner be obliged to put the FSRU back into service at the Mooring; and Company shall, in accordance with Clause 13 after receiving an invoice therefor, pay Owner the aggregate of:

(i)	the Lay-Up Exit Estimate; and

(ii)	the amount (if any) required such that, after company shall have paid any Indonesian Taxes payable in respect of all payments under this Clause 28.3(c), Owner would retain an amount equal to the Lay-Up Exit Estimate.

28.4	Right to Relocate the FSRU

(a)	Subject to Clause 28.4(c), Company may require that the FSRU be relocated after satisfaction of Acceptance Conditions to a safe place, taking into account questions of maintenance, access and security, in Indonesia with the consent of the Owner provided that the Owner may only withhold its consent:

(i)	on reasonable operational or technical grounds; or

(ii)	because the Owner or any of its Affiliates intends to bid in good faith for the opportunity to deploy an alternative vessel at the proposed new location.

(b)	Company may request that the FSRU be relocated to a safe place, taking into account questions of maintenance, access and security, outside Indonesia with the consent of the Owner (which Owner may withhold in its absolute discretion).

(c)	If Company wishes to use the FSRU as a trading LNG vessel, it shall obtain the Owner’s prior consent (which Owner may withhold in its absolute discretion).

(d)	If the FSRU is relocated under this Clause 28.4, Owner’s obligations under this agreement with respect to the Mooring cease with effect from the FSRU’s departure from the Mooring.

(e)	The parties shall, at Company’s request, meet to discuss in good faith appropriate amendments to this agreement if Company wishes to relocate the FSRU, deploy any alternative vessel, barge, platform, or anything else with the capacity to store or regasify LNG at the Site or use the FSRU as a trading LNG vessel, including any adjustment to the Hire Rate.

76

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

29.	CONDITIONS OF USE

Company shall procure that the master of each LNG Carrier executes the Conditions of Use on behalf of the LNG Carrier’s disponent owner, and Owner may decline to load any cargo of LNG from any LNG Carrier:

(a)	until the master of the LNG Carrier has so executed the Conditions of Use; and

(b)	unless that LNG Carrier is in compliance with LNGC Compatibility Requirements.

and (i) the FSRU shall be On-Hire during any period of delay resulting from Owner so declining to load if it would but for this provision have been On-Hire during that period; and (ii) Owner shall have no liability to pay Warranty Compensation in respect of any period of such delay.

30.	INSURANCE

30.1	Coverage, Costs and Liability Levels

Subject to Clause 30.3, Owner shall procure and maintain insurance in accordance with the terms of Schedule 5 throughout the Lease Period. On or before the Delivery Date, and thereafter on each renewal of the Compulsory Insurances, Owner shall provide Company with a true copy of the Insurance policy, the amount of premium for each insurance required to be procured and maintained in accordance with Schedule 5, insurance certificates, cover notes or certificates of entry, together with confirmation from the insurers that such insurance cover will be effective on and from the Delivery Date.

30.2	Lapse of Coverage(s)

Without prejudice to the rights of Company under Clause 26, if there is a failure or lapse of the insurance(s) required by Clause 30.1 for any reason (other than Company’s breach of Clause 30.3) at any time during the Lease Period and if such failure or lapse remains unremedied, Company shall have the option after ***** days’ notice to Owner while such failure or lapse continues, to procure replacement insurances with the same or different first class international insurers, with all documented costs thereof (save for any amount payable by Company under Clause 30.3) to be borne by Owner, which may, at Company’s option, be invoiced to Owner for payment or be deducted from Hire or other sums due to Owner under this agreement.

77

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

30.3	Loss of Hire Insurance

(a)	Company shall pay Owner each LoH Amount and War Risks Amount within ***** Banking Days after being invoiced therefor.

(b)	The “LoH Amount” is each amount equal to half of the premium payable by Owner for obtaining or renewing Loss of Hire Insurance in respect of Vessel FM.

(c)	The “War Risks Amount” is each amount equal to the premium payable by Owner for obtaining or renewing War Risks Insurance.

30.4	Additional Coverage

Company may request Owner, at Company’s cost to procure and maintain additional insurance relating to the FSRU, the Mooring and/or the LNG stored in the FSRU.

31.	BUSINESS PRINCIPLES

31.1	No Violation of Applicable Laws

Each party agrees that in connection with this agreement and the activities contemplated herein, neither it nor any of its Affiliates shall:

(a)	make, promise to make, or authorise the making of any payment, gift or transfer of anything of value, directly or indirectly, to any official or employee of any government or instrumentality of any government or to any political party or official thereof or any candidate of any political party for the purpose of influencing the action or inaction of such official, employee, political party or candidate, or

(b)	otherwise take any action, or omit to take any action that would cause the other party to be in violation of any Laws prohibiting corrupt business practices in Indonesia, including Indonesian anti-bribery Laws, or of the principles described in the Organisation for Economic Co-operation and Development (OECD) Convention on Combating Bribery of Foreign Public Officials in International Business Transactions signed on 17 December 1997 (such Laws, collectively, “Anti-Bribery Laws”).

32.	DRUGS AND ALCOHOL

Owner warrants that it has in force an active policy covering the FSRU&M which meets or exceeds the standards set out in the “Guidelines for the Control of Drugs and Alcohol On Board Ship” as published by OCIMF dated June 1995 (or any subsequent modification, version, or variation of these guidelines) and that this policy will remain in force throughout the Lease Period, and Owner will exercise due diligence to ensure the policy is complied with.

78

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

33.	POLLUTION AND EMERGENCY RESPONSE

Subject to Clauses 23.3 and 26.7:

(a)	Owner shall exercise all due diligence to ensure that no oil or harmful or hazardous substances of any description shall be discharged or escape accidentally or otherwise from the FSRU&M; and that Owner, FSRU&M, its officers and crew shall comply with all international, national and state oil and air pollution and environmental laws, conventions or regulations (“Pollution Regulations”) applying in the territorial waters of Indonesia;

(b)	if available and requested by Company, Owner shall become a member of the International Tanker Owner’s Pollution Federation, or any successor body of the same, and Owner will retain such membership during the Lease Period;

(c)	the parties shall advise each other of their organisational details and names of personnel together with their relevant telephone/facsimile/telex numbers, who may be contacted on a 24 hour basis in the event of oil spills or emergencies. the parties shall update such information and provide each other with such revised details on a regular basis so as to ensure that each party has up to date and correct information;

(d)	in the event of any spillage, discharge or release of LNG or other substance from the FSRU&M, Owner shall procure that, immediately and at its cost and expense (subject to Clause 23.3), all necessary measures are taken to minimise such spillage, discharge or release. Notwithstanding the foregoing, Company may, at its option, and upon notice to Owner and the Master undertake measures to prevent or minimise damage in case of an accidental escape of LNG or other substance from the FSRU&M; and

(e)	Owner shall procure that Company is promptly notified, and in any event not later than ***** hours after such occurrence, in the event whether occurring at Mooring, at sea or in port, of any fire, explosion, accident, collision, grounding, cargo release or spill or any other reason that could result in a significant delay or serious damage to the FSRU, the FSRU’s crew or cargo.

34.	CONFIDENTIALITY

34.1	Confidentiality

The parties agree to keep Confidential Information strictly confidential and not to disclose any Confidential Information, except in the following cases when the party receiving Confidential Information shall be permitted to disclose such information:

(a)	if it was already controlled/possessed by the party before execution of this agreement; or

79

(b)	it is already known to the public at the time it is disclosed under this agreement or becomes available to the public other than through the breach of an undertaking of confidentiality or an act or omission of the receiving party; or

(c)	it is required to be disclosed under Law, the rules and regulations of any recognized stock exchange on which its shares or the shares of any of its Affiliates are listed, or any Governmental Authority (provided that the receiving party shall give notice of such required disclosure to the disclosing party prior to the disclosure); or

(d)	in filings with a court or arbitral body in proceedings in which the Confidential Information is relevant and in discovery arising out of such proceedings (provided that the receiving party shall give notice of such required disclosure to the disclosing party prior to the disclosure); or

(e)	to any of the following Persons to the extent necessary for the proper performance of their duties or functions in connection with the subject matter of this agreement:

(i)	an actual or potential seller of LNG to be delivered to or of gas discharged by the FSRU only to the extent that such information disclosed is necessary for the operational purposes of the FSRU under this agreement and does not contain any information relating to pricing or other similarly commercially sensitive information;

(ii)	an Affiliate of the receiving party;

(iii)	employees, officers, directors and agents of the receiving party;

(iv)	professional consultants retained by the receiving party; and

(v)	financial institutions advising on or providing, or bona fide potential financial institutions considering the provision of financing to the receiving party or any Affiliate thereof,

provided that the receiving party shall exercise due diligence to ensure that no such Person shall disclose Confidential Information to any unauthorized party or Persons.

34.2	Compliance with Indonesian Law

While performing its obligations under the agreement and/or carrying out any activity connected thereto, Owner shall fully comply with Indonesian Law and regulations currently in force regulating the protection of people and other entities in respect of treatment of personal data to the extent that they, as then interpreted and construed by Indonesian courts and competent authorities, are applicable to it.

80

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

34.3	Survival

The provisions of this Clause 34 shall survive for a period of ***** years after the termination or expiry of this agreement.

34.4	Intellectual Property

It is expressly agreed that, except as provided under the Purchase Terms, no Intellectual Property Rights relating to the FSRU or the Regasification Equipment shall be or become the property of or shall be or become licensed to Company by operation of this agreement.

35.	NOTICES

Any notice or other communication given, or required to be given under this agreement, by either party to the other party shall be in writing in the English language and except as otherwise permitted under the Nomination Procedure or LNG Transfer Procedure shall be sent by facsimile, registered mail, registered airmail, or courier to the following:

Owner

Attention: Hans Kristiansen, Project Manager

Address: Höegh LNG Ltd, 72 Anson Road, #07-03 Anson House, Singapore 079911

Fax: +65 6438 6493

Company

47 Attention: Vice President, Project 1

Copy to: Project Coordinator

Address: PT Perusahaan Gas Negara (Persero) Tbk, Jl. K.H. Zainul Arifin No. 20, Jakarta 1140, Indonesia

Fax: +6221 63 85 46 01

or to such other addressees, facsimile numbers and addresses as the parties may respectively from time to time designate by notice in writing. Any failure to transmit a copy of the notice to a party listed as entitled to receive a copy shall not in any way affect the validity of any notice otherwise properly given as provided in this Clause 35.

81

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

35.1	Any such notice or other communication shall be deemed to have been duly given or made as follows:

(a)	in the case of a letter, whether delivered in course of the post or by hand or by courier, at the date and time of its actual delivery if within normal business hours on a working day at the place of receipt, otherwise at the start of normal business on the next such working day; and

(b)	if sent by facsimile, when received or confirmed by sender confirmation if received in a legible form during the recipient’s normal business hours on a working day at the place of receipt, otherwise at the start of normal business on the next such working day.

36.	PURCHASE OPTION

36.1	Company has the right (the “Purchase Option”) by notice given to Owner on an Exercise Date (such notice a “Exercise Notice”) to require that Owner transfer the FSRU Assets to Company at a price and otherwise on the terms set out in the Purchase Terms; and if an Exercise Notice is given, this agreement shall terminate at the end of the day on which Completion occurs under and in accordance with the Purchase Terms, but without prejudice to rights and obligations before such termination.

36.2	Company may not give the Exercise Notice during the period after Company’s right to serve notice pursuant to Clause 3.2 or 3.3 has expired unless Company has exercised such right.

36.3	This Clause 36 shall survive termination of this agreement however arising.

37.	EXPERT DETERMINATION

37.1	If a matter is expressly to be referred to an Expert under this agreement, or the parties otherwise agree that a point of difference between them shall be resolved by an Expert, then the matter in issue shall be referred to an expert appointed in accordance with this Clause 37 (the “Expert”) and this Clause 37 shall apply.

37.2	The procedure for the appointment of an Expert shall be as follows:

(a)	the party wishing the appointment to be made shall give notice in writing to that effect, together with reasonable details of the dispute or difference to be resolved by the Expert, and the parties shall meet in an endeavour to agree upon a single Expert;

(b)	if the parties do not agree upon the appointment of an Expert within ***** days after the notice under Clause 37.2(a), either party may apply to the President of the London Maritime Arbitrators Association (providing a copy of this agreement and any other information concerning the Expert’s functions) for it to appoint an Expert as soon as reasonably practicable and the Expert will be the Person selected by the President of the London Maritime Arbitrators Association.

82

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(c)	if the Expert dies or becomes unwilling or incapable of acting, or does not deliver the decision within the time required by this Clause then:

(i)	either party may apply to the President of the London Maritime Arbitrators Association to discharge the Expert and to appoint a replacement Expert with the required expertise; and

(ii)	this Clause 37 applies in relation to the new Expert as if he were the first Expert appointed.

37.3	A Person shall not be appointed as an Expert:

(a)	unless he is qualified by education, experience and training to determine the matter in dispute; or

(b)	if he has an interest or duty that would materially conflict with his role (including being a present or former director, officer, employee, agent or consultant to a party).

37.4	The following procedures shall apply when a matter is submitted to an Expert for determination:

(a)	Within ***** days of the Expert’s appointment, the party that submitted the matter to Expert determination shall submit to both the Expert and the other party:

(i)	a written description of such matter and a statement of that party’s position; and

(ii)	any relevant evidence supporting its position.

(b)	Within ***** days after a party has submitted the materials described in Clause 37.4(a), the other party shall submit to both the Expert and the first party:

(i)	written materials setting forth its response to the first party’s submissions, as well as a statement of its own position as appropriate; and

(ii)	any relevant evidence supporting its position.

(c)	The Expert shall consider the materials submitted by the parties in accordance with Clauses 37.4(a) and 37.4(b) and, in the Expert’s discretion, may consider any additional information submitted by either party at a later date.

(d)	The Expert shall deliver his decision, with full written reasons, as soon as practicable after receiving the data and submissions supplied and made to him by the parties but in any event not later than ***** days after the date of the expert’s appointment.

83

(e)	The parties shall not be entitled to apply for discovery of documents.

(f)	The parties will provide (or procure that others provide) the Expert with such assistance and documents as the Expert reasonably requires for the purpose of reaching a decision.

37.5	The terms of appointment of the Expert shall:

(a)	entitle the Expert to obtain such independent professional and/or technical advice as he may reasonably require;

(b)	provide that the Expert shall have the power to award interest and that interest on late payments shall run for the entire period of any late payment of any amount determined to be due and owing; and

(c)	permit the Expert, to the extent not provided for by this Clause, to determine in his reasonable discretion such other procedures to assist with the conduct of the determination as he considers just or appropriate.

37.6	If the parties fail to cause an Expert to be appointed or the Expert fails to render a decision in accordance with this Clause, then either party may refer the matter to arbitration in accordance with this agreement.

37.7	The Expert shall act as an expert and not an arbitrator, the process shall not be regarded as an arbitration and the Laws relating to commercial arbitration shall not apply. An Expert’s decision rendered in accordance with this Clause shall be final and binding on the parties except in the case of manifest error or fraud.

37.8	The reasonable costs of the Expert (including the costs of assistance under Clause 37.5(a)) shall be borne equally by the parties and each party shall bear its own costs in preparing materials for, and making presentations to, the Expert.

37.9	All matters under this Clause shall be conducted, and the Expert’s decision shall be written, in the English language. English language translations of documents shall be provided by the party seeking to rely on that document, at that party’s cost.

38.	LAW AND ARBITRATION

38.1	Governing law

This agreement is governed by and is to be construed in accordance with the laws and regulations of Indonesia.

38.2	Arbitration

(a)

Any dispute arising out of or in connection with this agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration

84

Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this Clause.

(b)	The tribunal shall consist of 3 arbitrators.

(c)	The language of the arbitration shall be English.

(d)	An arbitral tribunal constituted under this Clause 38.2 may, unless consolidation would prejudice the rights of any party, consolidate arbitration hereunder with arbitration under the Indonesian Owner Guarantee and/or Umbrella Agreement, if the arbitration proceedings raise common questions of Law or fact. If two or more arbitral tribunals under those instruments issues consolidation orders, the order issued first shall prevail.

(e)	Each party agrees that it will not institute any court proceedings arising out of or in connection with this agreement (and, in the event of consolidation, the Indonesian Owner Guarantee, or Umbrella Agreement) except only to enforce in any court having jurisdiction any award rendered by the arbitral tribunal.

(f)	Decisions of the arbitral tribunal shall be binding in final instance upon the parties hereto. The parties hereto expressly agree in accordance with Law No. 30 of 1999 on Arbitration and Alternative Dispute Resolution (the “Arbitration Law”) that in deciding the disagreement or dispute, the arbitrators shall be bound by strict rules of law, and may not purport to decide the same ex aequo et bono. The parties further agree to waive any Indonesian laws and regulations, decrees or policies having the force of law that would otherwise give a right to appeal any arbitration decision or award, and to the extent applicable, as such that in conformity with Article 60 or Arbitration Law, there shall be no appeal and/or cessation to any court of law from the decision of the arbitrators and the parties shall not challenge or resist the enforcement action taken by the party in whose favour the decision of the arbitrators was given.

(g)	The parties hereto expressly agree to waive the applicability of Article 48.1 of the Arbitration Law as such that the mandate of the arbitrators duly constituted in accordance with the terms of this Lease shall remain in effect until a final arbitral award has been issued by the arbitrators.

39.	GOVERNING LANGUAGE

39.1	This agreement is executed in the English language. In compliance with Law No. 24 of 2009 regarding National Flag, Language, Emblem and Song (“Law 24/2009”), the parties agree to translate this agreement into the Indonesian language within 90 days as of the date of this agreement or any other date as agreed between the parties. The Indonesian language agreement shall have the date of this agreement as its effective date. Such Indonesian language version shall form an integral and inseparable part of the English version. In the event of inconsistencies or differences in interpretation between the English and Indonesian texts, the English version shall prevail and the relevant Indonesian version shall be deemed to be automatically amended to conform with and to make the relevant Indonesian text consistent with the relevant English text.

85

39.2	Furthermore, each party agrees it will not cite or invoke Law 24/2009 or any regulation issued thereunder, or claim that the fact this agreement was executed in the English language only, to:

(a)	defend its non-performance or breach of its obligations under this agreement; or

(b)	allege that this agreement is against public policy or otherwise does not constitute its legal, valid and binding obligations, enforceable against it in accordance with its terms.

40.	MISCELLANEOUS

40.1	Rights of Third Parties

No Person not a party to this agreement shall have any right to enforce any of its terms except as provided in Clause 23 of this agreement and In respect of the Master as provided for in this agreement. No consent of any third party is required to amend, vary, waive, or terminate all or any part of this agreement.

40.2	Partial Invalidity

If, at any time, any provision of this agreement is or becomes illegal, invalid or unenforceable in any respect under any Law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the Law of any other jurisdiction will in any way be affected or impaired. In the event of any such illegality, invalidity or unenforceability, the parties agree to revise or reform this agreement to give effect to the original intent of the parties to the extent possible.

40.3	Remedies and Waivers

No failure or delay by either party in exercising any right or remedy under this agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this agreement are cumulative and not exclusive of any rights or remedies provided by Law.

40.4	Amendments

This agreement may only be amended by written instrument signed by both parties.

40.5	Counterparts

This agreement may be executed in counterpart, and this has the same effect as if the signatures on each counterpart were on a single copy hereof.

86

40.6	Waiver of immunity

Each party (to the fullest extent permitted by Law) irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought against it by the other party in relation to this agreement, and to ensure that no such claim is made on its behalf;

(b)	waives all rights of immunity in respect of it or its assets; and

(c)	consents generally in respect of such proceedings to the giving of relief or the issue of any process in connection with such proceedings.

40.7	No Set-off

Except as otherwise expressly provided under this agreement, all amounts due under this agreement from either party to the other shall be paid in full without any deduction or withholding and neither party shall be entitled to claim set-off or to counterclaim against the other in relation to the payment of the whole or part of any such amount.

40.8	Entire Agreement

(a)	This agreement and the Umbrella Agreement, constitutes the whole agreement between the parties and supersedes all previous agreements between the parties relating to its subject matter, and the HOA, and all obligations pursuant to the ITB, are hereby terminated and cease to have effect.

(b)	Each party acknowledges that, in entering into this agreement, it has not relied on, and shall have no right or remedy in respect of, any statement, representation, assurance or warranty (whether made negligently or innocently) other than as expressly set out in this agreement.

(c)	Nothing in this agreement shall limit or exclude any liability for fraud.

40.9	Further Acts

The parties shall at all times do all such further acts and execute and deliver such further deeds and documents as shall be reasonably required in order to perform and carry out the provisions of this agreement.

IN WITNESS WHEREOF, each party has executed this agreement on the date first above written.

EACH OF THE UNDERSIGNED HEREBY UNDERTAKES THAT IT HAS READ THIS AGREEMENT AND UNDERSTANDS ITS ENGLISH CONTENTS, AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO FREELY AND WITHOUT DURESS AND THAT INDEPENDENT LEGAL ADVICE HAS BEEN GIVEN.

87

88

SETIAP PENANDATANGAN DENGAN INI MENYATAKAN BAHWA IA TELAH MEMBACA PERJANJIAN INI DAN MEMAHAMI ISINYA YANG DIBUAT DALAM BAHASA INGGRIS, DAN BAHWA PERJANJIAN INI TELAH DITANDATANGANI SECARA SUKARELA TANPA ADANYA PAKSAAN DAN BAHWA KEPADANYA TELAH DIBERIKAN NASIHAT OLEH PENASIHAT HUKUM INDEPENDEN.

Signed for and on behalf of Höegh LNG Ltd.	Signed for and on behalf of PT Perusahaan Gas Negara (Persero) Tbk

/s/ RAGNAR WISLØFF	/s/ DJOKO SAPUTRO
Signature	Signature

Ragnar Wisløff	Djoko Saputro
Name	Name

Capacity	Capacity

Date	Date

89

EXECUTION VERSION

AMENDED & RESTATED

LEASE, OPERATION &

MAINTENANCE AGREEMENT

SCHEDULES

i

SCHEDULE 1 SPECIFICATIONS OF FSRU

PART A

PARTICULARS OF VESSEL

Owner shall verify and update the information marked “TBN” during the detailed engineering and building phase of the FSRU.

1.	General Information

Ship’s name	PGN FSRU Lampung
Owner	[TBN]
Port of Registry and Flag	[TBN]
IMO Number	[TBN]
Builder	Hyundai Heavy Industries
Hull No.	2548
Delivered	30 April 2014
Classification Society	Det Norske Veritas (DNV)
Class notation	+1A1, Tanker for Liquefied Gas, Ship type 2G (-163°C, 500 kg/m3, 70 kPa), NAUTICUS (Newbuilding), REGAS-2, E0, NAUT-OC, CLEAN, BIS, CSA-FLS2, PLUS, COAT-PSPC(B), Recyclable, GAS FUELLED, TMON
Protection & Indemnity Club	[TBN]

2.	Principal Particulars

Metres
LOA	294
LBP	282
Breadth, moulded	46
Depth, moulded	26
Depth to Trunk deck, moulded	33
Draught (design), moulded	11.6
Draught (scantling), moulded	12.6
Height Overall — keel to highest fixed point	[TBN]
Gross Tonnage (International)	[TBN]
Net Tonnage (International)	[TBN]

Deadweight
Deadweight in seawater (s.g. of 1.025)	81,900 tonnes
Deadweight at design draught, moulded	81,800 tonnes
Deadweight at scantling draught, moulded	93,100 tonnes

Communication & Navigation equipment
International call sign [TBN]	[TBN]
Radio station	[TBN]
Satcom B	[TBN]
Satcom C Telex	[TBN]
VSAT	[TBN]
Navigational Equipment	Two (2) Inmarsat Standard-C satellite communication system to be provided as a part of the requirement GMDSS equipment. One (1) Inmarsat Standard-Fleet Broadband satellite communication system to be provided but not to be a part of the required GMDSS equipment.
Internal Communications	Automatic telephone system, Public address system, Common battery telephone system, UHF communication system, UHF portable transceiver (Buyer’s supply),
Optical Ship/Shore Communication System	Two (1 optical, 1 electrical) ship/shore telephone systems
External Communication	Based on GMDSS

3.	Details of Principal Certification

International Convention of Load Lines 1966, with amendments
International Convention of the Safety of Life at Sea, SOLAS 1974 with amendments, including the IMO Gas Code (IGC Code)
International Code for the Construction and Equipment of Ships Carrying Liquefied Gases in Bulk (IGC Code) 1993 Edition
International Convention for the Prevention of Pollution from ships 1973, MARPOL 73/78 with amendments

Certification will be held indicating compliance with the following

ISPS Code (as applicable)
ISM Document of Compliance
ISM Safety Management Certificate

4.	Machinery

Main Engine
Type	3 x Wartsila-Hyundai 6L50DF Dual Fuel Diesel Generator
Max Cont.	5,850 kW
Fuel	Boil-off gas with pilot fuel M.D.O with pilot fuel Pilot fuel: M.G.O.

Other machinery
Propeller	1 Fixed Pitch,
Power generation	5000 kW x 75 rpm

Fuel consumption as FSRU during regasified LNG discharge
Regas rate	(MMscf/day)	45 - 240
Fuel consumption, NG	(tonnes/day)	Ref chart*

*	Step in curve represent start of second high pressure buster pump

Marine Diesel Oil/Gas Oil capacity
Marine Diesel Oil	4,000 m3	Marine Gas Oil	300 m3

5.	Cargo Tanks

The cargo tank system is Gaz Transport & Technigaz (GTT) Mark III membrane system

Cargo tank capacity (20°C, atm. Pressure)
Tank	100%
No. 1 cargo tank	abt. 26,510 m3
No. 2 cargo tank	abt. 47,830 m3
No. 3 cargo tank	abt. 47,830 m3
No. 4 cargo tank	abt. 47,830 m3

Total	170,000 m3

Design specific gravity LNG: 470 kg/m3 Maximum specific gravity LNG: 500 kg/m3

Guaranteed boil-off rates
Boil Off Rate (BOR)	0,15% of cargo volume (100%)

Main Design Conditions
Maximum allowable relief valve setting of cargo tank (MARVS)	70 kPa g
Normal operating vapour pressure	50 kPa g
Cargo tank design pressure	-1 kPa g / +70 kPa g
Insulation space relief valve setting pressure for primary/secondary	+3 kPa g / + 3.5 kPa g
Minimum temperature acceptable in tanks	-163°C

LNG filling limit
Moored operation condition at 70 kPa g	98%

No partial filling restrictions for FSRU operation

Loading capacity for LNG as FSRU	5000 m3/hr

6.	Cargo Machinery

Cargo pumps	No. of sets: 4 1 per cargo tank Capacity: Rated at 550 m3/hour x 160mlc
Regas feed pump	No. of sets: 4 1 per cargo tank Retractable Capacity: Rated at 550 m3/hour x 160mlc
Spray pump	No. of sets: 4 1 per cargo tank Capacity: Rated at 50 m3/hour x 145mlc

High duty cargo compressor	30,000 m3/hour x 2 units
Low duty cargo compressor	2,500 m3/hour x 3 units
Nitrogen generator	125 Nm3/hour x 2 units
Inert gas generator	16,000 Nm3/hour x 1 unit

Quality of gas O2 max	[TBN]
Quality of gas CO2 approximate	[TBN]
Quality of gas CO max	[TBN]
Dew point	[TBN]
GCU	1 x 100% of the natural boil off gas quantity

Heaters
High duty heater	37,200 kg/hour from -55°C to +80°C
LNG vaporizer	Inert gas purge mode: 13,500 kg/h from -163 C to +20 C Emergency Natural Gas Supply Mode: 22,000 kg/hour from -163°C to -130°C
After heater / coller	To meet low duty compressor requirements

7.	Custody Transfer System

	Type and location	Number
Primary level gauge system	Tank radar (volume, temperature, pressure)	1 per Tank
Secondary level gauge system	Float type (local readout of liquid level + transmitter to CCR)	1 per Tank

8.	Cargo Manifolds

Is vessel fitted with midship manifolds	Yes, 1 starboard
L.P cargo manifold on starboard side (L-V-L)
Liquid connection	2 x 16” ANSI 150 RF type
Vapor connection	1 x 16” ANSI 150 RF type
H.P manifold (natural gas) on port side (V)
H.P. natural gas connection	1 x 16” ANSI 900 RF type

9.	Dimensions for incoming LNG Carrier [TBN, based on comp study]

(a)	Maximum Capacity	[TBN]
(b)	Maximum and minimum length	[TBN]
(c)	Minimum manifold height centreline	[TBN]

10.	LNG Regasification System

Capacity:
LNG-flow per trains	120 MMscf/dny
No. of trains	3
Maximum gas send-out (open loop)	240 MMscf/day
Flow variation	45 — 240 MMscf/day
LNG inlet temperature	-160°C
NG outlet temperature	18.3°C
Min seawater temperature	25°C
NG outlet pressure (design) at Delivery Point	78.6barg

Each regasification train contains following:
LNG booster pump	1
LNG/Propane heat exchanger	1 PCHE (Printed circuit Heat Exchanger)
NG/Propane heat exchanger	1 PCHE
Propane/Seawater heat exchangers	2 (evaporators)
Propane/Seawater heat exchangers	1 (propane liquid heater)
Propane tank	1
Propane reservoir tank	1

Suction Drum
Volume	Approx. 20m3
Design pressure	10barg
Suction drum capacities	100-750m3/hour

Seawater
Seawater lift pumps	3 Centrifugal pump 3,500m3/h x 60MTH
Seawater filters / strainers	[TBN]

Recondenser
Recondenser capacity at 240 mmscfd	8 tonne/hr

11.	Gas Metering System [TBN]

Ultrasonic Gas Metering System	[TBN - as per the Shipbuilding Spec]
Gas Analyzer System	[TBN - as per the Shipbuilding Spec]
Metering Control System	[TBN - as per the Shipbuilding Spec]
Measurement Accuracy [TBN]	Standard references AGA9 and AGA10

12.	Odorization System [TBN]

13.	Ballast System

Pumps - Regasification with STS transfer
Number	3
Type	Vertical, single stage, centrifugal
Prime mover	Single speed electric motor
Capacity	1,500 m3/hour

Total head	30 metres at S.G. 1,025

Pumps - Regasification with STS transfer
Number	2
Type	Vertical, single stage, centrifugal
Prime mover	Single speed electric motor
Capacity	400 m3/hour

Total head	30 metres at S.G. 1,025

14.	Lifting Devices

Crane	Type/number	Capacity	Location
Manifold/Regas Unit Service Crane	1 x Electro-hydraulically operated, knuckle-boom type, offshore crane (NS-EN13852-1) Personnel basket	10 tonnes S.W.L 15 metres outboard outreach	Midship
Provision Handling Crane	2 x Electro-hydraulically operated, lifting jib type	5 tonnes S.W.L. (port) 2 tonnes S.W.L. (stbd) 4 metres outboard outreach	Aft
Compressor room crane	1 x Electro-hydraulically operated, single, luffing jib type crane	5 tonnes S.W.L. 4 metres outboard outreach	Midship
Emergency cargo pump handling davit	1 x air motor driven davit	3 tonnes S.W.L.	No. 1 cargo tank
Bosun store davit	1 x air motor driven davit	1.5 tonnes S.W.L	Bosun store
Steering thruster room davit	1 x air motor driven davit	1 tonne S.W.L	Steering gear room
Remedy handling davit	2 x air motor driven	0.2 tonne S.W.L

15.	Fender System (for Side by Side Operations) [TBN]

Type	[TBN]
Number of	[TBN]
Location	[TBN]
Capacity	[TBN]

16.	Fresh Water System

Equipment name:	Capacity / Type:	Supplier:
Fresh water generators	Plate-type Model EX30RE: Capacity: 30 t/day Plate-type Model EX3ORE with Steam Injector: Capacity: 30 t/day	Sasakura (Japan)
Fresh Water tank	Total capacity 445,6 m3 contained in 2 tanks: - Port side: 222, 8 m3 - Starboard side: 222, 8 m3. Fresh water is for Accommodation and Spare boiler	NA

17.	Fire Safety System

Equipment name:	Capacity	Location:
Fire water system:	Pumps: 240 m3/h MTH 30 160 m3/h MTH 115 160 m3/h MTH115	Engine room
Emergency fire pump	Pump: 72 m3/hr. Total head: 100m	FWD pump room.
Fire hoses	Engine room: Approx 10 @ 15 m lengths. Trunk deck: Approx 22 @ 25 m lengths. Accommodation: Approx 15 @ 20 m lengths. (Sea water)	Engine room. Trunk deck. Accommodation.
Fresh water first aid hose	Approx 7 @ 20 m lengths.	Accommodation.
Water sprinkle. (From fire pipe system)		Paint store. Chemical store.
Water spray system: (Sea water)	Pump: 1000 m3/hr at 90 mTH.	Exposed cargo tank domes. Cargo Manifold. FWD area of accommodation. Cargo compressor house facing cargo areas. Re-gasification plant.
Fixed fire-fighting system:	Dry chemical powder	Cargo tank deck
	High pressure CO2.	Engine room. Cargo compressor room. Cargo motor room.
	Local Water Mist Fire Extinguishing System.	Main diesel generator engines top. Purifier room. Boiler burner firing area. GCU burner area. Incinerator burner area.
Portable fire extinguishers.	Engine room: About 50 Accommodation: About 100 Cargo compr/motor room: About 4	Engine room Accommodation. Deck hoses. Boson storage. Steering gear room. Cargo compressor room. Cargo motor room.

18.	Life Saving Appliances

Equipment name:	Capacity / Number of:	Location:	Supplier:
Life Jacket	50 of Adult size. 4 of Children size.	4 at Bridge 4 children size, Bridge. 2 in Engine control room. 6 FWD. 38 at Muster station on deck.
Immersion suit	45 of	38 in cabins. 2 in Engine control room. 3 on Bridge. 2 FWD.
Life buoy	14 of	2 on Navigation deck 4 on Stern rail and boat deck. 6 at Vessel’s side. (Port & Starboard) 2 in Pilot boarding area.
Liferaft	5 of	Upper deck port & starboard. Upper deck FWD.
Lifeboat.	1 boat for 40 persons	Aft
Rescue boat.	1 boat
Hospital.	Fully equipped ship hospital.	In accommodation.

PART B - DESIGN BASIS

1.	LNG Composition

The following LNG composition is used for the design basis of the FSRU.

Composition	Light LNG	Heavy LNG
	% mol	% mol
CH4	98.10	84.00
C2H6	0	8.395
C3H8	0	4.00
i-C4H10	0	1.250
n- C4H10	0	1.250
i-C5H12	0	0.005
n- C5H12	0	0.005
CO2	0.005	0.005
N2	11.895	1.00

Total	100	100

2.	Design basis for Mooring.

The Design Basis for the Mooring is described below.

The Mooring will be located at the coordinates set out in Schedule 1 Part C as at the date hereof (the “Site”). It is assumed that there are no explosives, wrecks or other elements within the area available that are preventing or delaying installation of the Mooring.

The water depth for the Site is approximately 24m LAT (Lowest Astronomical Tide).

The Mooring selected by Company to keep the FSRU permanently moored at the Site is of a Tower Yoke Mooring System type designed to withstand the extreme met-ocean values as recommended by the Classification Society.

For the Design Basis of the Tower Yoke Mooring System reference is made to Schedule 17.

The Mooring System is not designed against tsunami conditions as per the Design Basis.

PART C - MOORING SPECIFICATIONS

Owner shall verify and update the information marked “TBN” during the detailed engineering and building phase of the Mooring System.

MOORING SYSTEM	TYMS - Tower Yoke Mooring System
Location for Mooring FSRU	UTM: 604319.47 E, 9398432.90N; = LATITUDE 5 deg 26 min 30 sec S, LONGITUDE: 105 deg 56 min 30 sec E (Offshore Location @ —24m water depth)
TYMS Load Bearing Range	Design Load Bearing Capacity ~ [Höegh To provide]
Design Limitations	FSRU is designed to be moored to the mooring facility for a 100 year survival condition. FSRU + LNGC is designed to be moored together for Side By Side operations for metocean condition up to 10 years return period.
Weather Monitoring and Position Indication System	Standard Offshore type provided, [TBN]
Navigation Warning Lights on Mooring fixed Structures	Solar type provided with back up battery pack.
Life Saving Equipment	Standard life buoys and Firemen’s outfit in GRP boxes.
Access to TYMS	Primary access from FSRU during operations. Alternative access by boats, boat landing platforms provided.
Navigational Exclusion Zone	To be established by Company
TYMS / FSRU Battery Limits	Mooring Support Structure (MSS) connection points to the deck of the FSRU and the last flange of the piping of the MSS.
Delivery Point	Refer Schedule 2 - FSRU&M Performance Criteria and Warranty Compensation - Item 1 (a)

The Mooring will be capable of permitting the FSRU to be permanently moored at the Mooring during the Lease Period.

The Mooring will have a fatigue life for operations at the Site for a minimum of 50 years for civil/structural and marine elements; and 50 years for other mooring elements with periodic inspection and sparing.

The Mooring is designed to allow a LNG Carrier of at least 170,000 cubic meter storage capacity moored in a side by side configuration with the FSRU in up to 10-year return period environmental conditions. The Company shall undertake the necessary arrangements with the relevant Indonesia Governmental Authorities for establishment, and marking on nautical charts, of an Exclusion Zone around the FSRU.

The TYMS shall be constructed and delivered according to recognized international standards with certificate from a Classification Society or a third party Certifying Body and the Mooring Declaration.

Owner shall provide, with the final Mooring Invoice, a package including the below listed documentation:

•	As built drawings and documentation

•	Testing and Commissioning records

•	Operation and Maintenance manuals including operating instructions

•	Third Party verification and certification (in original)

SCHEDULE 2 FSRU&M PERFORMANCE CRITERIA AND WARRANTY COMPENSATION

1.	Interpretation

(a)	In this Schedule:

“100% Cargo Capacity”	means 170,000 cubic metres at 100% filling rate.
“Delivery Point”	means the last manifold on the Gas Metering Equipment on the deck of the FSRU.
“Cargo Capacity”	means 166,600 cubic metres at 98% filling rate.
“FCL Period”	means, for each Performance Period, the time during that Performance Period that falls in the Warranty Liability Period when the FSRU is not in Storage Condition and in respect of which no Recondenser Capacity Warranty Compensation is payable.
“Guaranteed Flow Rate Modulation”	means variation of the Regasification Flow Rate from a minimum rate equivalent to 45 MMscf per day to a maximum rate equivalent to 240 MMscf per day (± 2%) in no more than 2 hours followed by 1 hour to stabilise the new flow rate in each case.
“Guaranteed Regasification Flow Rate”	means 240 MMscf per day (± 2%), at a minimum temperature of 65 degrees Fahrenheit and operational pressure of 1140 psi(g) measured at the Delivery Point or, in the circumstances envisaged in Clause 6.9, the Maximum Tested Regasification Flow Rate.
“Loading Reference Conditions”	means:
(i) LNG is loaded at a pressure of not less than 4.4 bar(g) at the FSRU’s flexible hose’s flange connection;

(ii) the LNG Carrier is discharging LNG at a homogeneous temperature corresponding to a saturation pressure of not more than 110 millibar(g);

(iii) the LNG Carrier is, in accordance with Good Industry Practice, compatible with the FSRU and capable of connecting at least six hoses (if 8 inch diameter hoses) or five hoses (if 10 inch diameter hoses); and

(iv) the cargo tanks are fully cooled down and ready to receive LNG.

“Maximum Fuel Consumption Rate”	means the rate of fuel gas consumption for regasification of LNG derived from by the graph set out in section 4 of Part A of Schedule 1.
“MMscf”	means million standard cubic feet.

“Nomination Period”	means each calendar day.
“Performance Period”	means each Contract Quarter.
“Performance Period Actual Fuel Consumption”	means, for each Performance Period, the fuel gas consumed by the FSRU for regasification of LNG during the FCL Period falling in that Performance Period while regasification send-out is taking place.
“Performance Period Guaranteed Fuel Consumption”	means, for each Performance Period, the amount of fuel gas (expressed in MMBtu), which would over the FCL Period falling in that Performance Period have been used for regasification of LNG had fuel gas consumption for regasification of LNG been exactly at the Maximum Fuel Consumption Rate.
“Regasification Flow Rate”	means the rate at which the FSRU delivers Regasified LNG into the Downstream Pipeline.
“Storage Condition”	means any period during which there is no regasification send-out, no LNG transfer or cargo tank cool down ongoing, and no LNG pump running in any cargo tank.

PART A

ACCEPTANCE MINIMUM REQUIREMENTS

1.	Acceptance Minimum Requirements

The	“Acceptance Minimum Requirements” shall mean:

(a)	the FSRU and Mooring and their performance in operation at Acceptance:

(i)	are in accordance with the Specifications;

(ii)	are in accordance with Indonesian Law and (if the requirements of the Registry are different) the requirements of the Registry; and

(iii)	meet requirements of the Classification Society for Class, Classification Certificates and the Mooring Declaration;

(b)	the FSRU is capable of receiving (and shall when required in accordance with the Agreement receive) LNG at the rate of 5,000 m3 of LNG per hour at the Loading Reference Conditions (excluding ramping up periods at the start of loading, and ramping down periods during topping up of cargo tanks);

(c)	the FSRU is able to regasify LNG and discharge Regasified LNG (and shall when required in accordance with the Agreement so regasify and discharge) at the Guaranteed Regasification Flow Rate if the Downstream Pipeline is capable of receiving Regasified LNG at that rate;

(d)	the FSRU is capable of regasifying LNG and discharging Regasified LNG at a rate of 45 MMscfd at a minimum temperature of 65 degrees Fahrenheit and operational pressure of 1140 psi(g) at the Delivery Point if the Downstream Pipeline is capable of receiving Regasified LNG at that rate;

(e)	the FSRU is able to vary (and shall when required in accordance with the Agreement to so vary) the Regasification Flow Rate in accordance with the Guaranteed Flow Rate Modulation;

(f)	the FSRU’s maximum fuel consumption when at the Mooring and regasifying LNG does not exceed the Maximum Fuel Consumption Rate;

(g)	the maximum boil-off for the FSRU in Storage Condition shall be 0.15% of the 100% Cargo Capacity per day;

(h)	the FSRU’s boil-off recondenser system has a capacity ranging from 0 tonnes per hour at a gas send out rate of 45 MMscfd to 8 tonnes per hour at a gas send-out rate of 240 MMscfd;

(i)	the FSRU’s number of tanks and cargo capacity shall be as specified in Schedule 1; and

(j)	the temperature difference between seawater inlet and seawater discharge points is eight degrees Celsius or less for all modes of the FSRU’s regasification plant operation in order to prevent the temperature difference being more than five degrees Celsius at 500 meter radius from the FSRU.

PART B

MINIMUM REQUIREMENTS

1.	Operational Minimum Requirements

The “Operational Minimum Requirements” shall mean:

(a)	the FSRU is capable lawfully of regasifying LNG and discharging regasified LNG at a rate of at least 45 MMscf per day at a minimum temperature of 65 degrees Fahrenheit and operational pressure of 1140 psi(g) at the Delivery Point if the Downstream Pipeline is capable of receiving Regasified LNG at that rate;

(b)	the FSRU is capable lawfully of loading LNG sufficient to satisfy the requirement set out in section 1(a) above; and

(c)	the FSRU is capable lawfully of storing LNG sufficient to satisfy the requirements set out in section 1(a) above.

2.	Partial FM Minimum Requirements

The “Partial FM Minimum Requirements” shall mean:

(a)	the FSRU is capable lawfully of regasifying LNG and discharging Regasified LNG at a rate of at least 120 MMscf per day at a minimum temperature of 65 degrees Fahrenheit and operational pressure of 1140 psi(g) at the Delivery Point if the Downstream Pipeline is capable of receiving per day Regasified LNG at that rate;

(b)	the FSRU is capable lawfully of loading LNG sufficient to satisfy the requirement set out in section 2(a) above; and

(c)	the FSRU is capable lawfully of storing LNG sufficient to satisfy the requirements set out in section 2(a) above.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

PART C

WARRANTY COMPENSATION

1.	Warranty Compensation

Subject to section 2 of this Part C and as otherwise provided in the agreement to which this Schedule is appended:

(a)	Loading Rate Warranty Compensation: If during the Warranty Liability Period while the Loading Reference Conditions are satisfied, the FSRU fails for reasons other than a Company Risk Event or Force Majeure, when required by the Company in accordance with the LNG Transfer Procedure, to receive LNG in accordance with a nominated loading rate not exceeding 5000 m3/hour, Owner shall pay to Company US$***** per hour (prorated for periods other than an hour) for each period of time that the FSRU takes to load any LNG in excess of the time that would have been taken to load that LNG had the FSRU been loaded in accordance with the nominated loading rate not exceeding 5000 m3/hour pursuant to the LNG Transfer Procedure.

(b)	Regasification Flow Rate Warranty Compensation: if during any Nomination Period falling in the Warranty Liability Period (each a “FRD Nomination Period”), when required by the Company in accordance with the Nomination Procedure to deliver Regasified LNG at a rate not exceeding the Guaranteed Regasification Flow Rate, the FSRU fails for reasons other than a Company Risk Event or Force Majeure to deliver Regasified LNG (when discharged at a temperature of at least 65 degrees Fahrenheit at the Delivery Point) at an average rate at least equivalent to 98% of that rate over the FRD Nomination Period when the pressure at the Delivery Point is no more than 1140 psi(g) and the Downstream Pipeline is otherwise capable of receiving that Regasified LNG, Owner shall pay to Company for that FRD Nomination Period an amount equivalent to:

*****

where:

***** is that amount payable in respect of that FRD Nomination Period; and

***** is the aggregate of the Capital Element and Operating and Maintenance Element for that FRD Nomination Period; and

***** is the percentage reduction in ***** calculated as follows:

*****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

***** is the volume (expressed In MMscf) of Regasified LNG delivered into the Downstream Pipeline from the FSRU in that period, discharged at a temperature of at least 65 degrees Fahrenheit at the Delivery Point (or Regasified LNG discharged at such lesser temperature that the relevant downstream offtaker accepts); and

***** is the volume (expressed in MMscf) of Regasifled LNG that would have been delivered into the Downstream Pipeline in that period had Regasified LNG been delivered at rate equivalent to 98 per cent. of the average rate required to meet the lesser of (i) Company’s Nomination in accordance with the Nomination Procedure and (ii) the quantity of LNG had Company’s Nomination not exceeded the Maximum Tested Regasification Flow Rate, in each case when the pressure at the Delivery Point is no more than 1140 psi(g) and the Downstream Pipeline is otherwise capable of receiving that Regasified LNG.

(c)	Fuel Consumption Warranty Compensation: If, in any Performance Period, for reasons other than a Company Risk Event or Force Majeure the Performance Period Actual Fuel Consumption exceeds the Performance Period Guaranteed Fuel Consumption, Owner shall pay to Company the amount equal to the aggregate amount of that excess (in MMBtu) multiplied by the average LNG Price for the relevant period (and sums payable under this paragraph shall be referred to as “Fuel Consumption Warranty Compensation”).

(d)	Boil-Off Warranty Compensation: Owner shall pay Company, in respect of each Performance Period when the FSRU is in Storage Condition and for reasons other than any Company Risk Event or Force Majeure the amount of boil-off exceeds 0.15% of the 100% Cargo Capacity per day during any part of that Performance Period falling in the Warranty Liability Period, the amount equal to the amount of that excess (expressed in MMscf) multiplied by the average LNG Price for the relevant period (and sums payable under this paragraph shall be referred to as “Boil-Off Warranty Compensation”).

(e)	Recondenser Capacity Warranty Compensation: Owner shall pay Company, in respect of each period during the Warranty Liability Period when the boil-off recondenser is unable to recondense boil-off gas for reasons other than any Company Risk Event or Force Majeure for the days within that period when the FSRU is sending out Regasified LNG (the “Recondenser Outage Period”), the amount equal to the LNG Price multiplied by the aggregate volume of boil-off gas that otherwise should have been recondensed by the recondenser (expressed in MMBtu) in the Recondenser Outage Period (the “Recondenser Volume”). The Recondenser Volume (expressed in MMscf) during the Recondenser Outage Period is the volume equal to the greater of zero and the amount determined by the following equation:

***** or

*****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Where:

***** = the actual volume of boil-off (expressed in MMscf) that the recondenser was capable of recondensing during the Recondenser Outage Period as derived from the measuring the performance of the compressors of the recondenser.

***** = the volume of boil-off (expressed in MMscf) for each relevant regasification flow rate of Regasified LNG sent-out during the Recondenser Outage Period determined applying the rate specified in section 1(h) of Part A of Schedule 2.

***** = the required volume of boil-off (expressed in MMscf) that the recondenser has to recondense during the Recondenser Outage Period in order to reach the condition of zero gas dumping.

***** = the volume (expressed in MMscf) equal to:

(i)	the duration (in days, or part thereof) of the Recondenser Outage Period while ship-to-ship transfer of LNG is taking place, multiplied by 0.25% of the 100% Cargo Capacity per day; if Ship To Ship Transfer take place; or

(ii)	zero; if otherwise.

(f)	Cargo Capacity Warranty Compensation: Owner shall pay Company, in respect of each period of time (“CCW Period”) during the Warranty Liability Period that the Adjusted Cargo Capacity for reasons other than any Company Risk Event or Force Majeure exceeds the aggregate volume of LNG that can be stored in the cargo tanks of the FSRU, an amount equivalent to:

*****

where:

***** is that amount payable in respect of that CCW Period;

***** is the Capital Element payable for that CCW Period; and

***** is the percentage reduction in H calculated as follows:

*****

where:

***** is the aggregate volume (expressed in cubic metres) of LNG that can be stored in the cargo tanks of the FSRU;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

***** is the Adjusted Cargo Capacity; and

the “Adjusted Cargo Capacity” means at each time for which the Adjusted Cargo Capacity is calculated: (i) unless at that time there is a Class Cargo Tank Inspection being undertaken, the Cargo Capacity, or (ii) if there is such a Class Cargo Tank Inspection being undertaken at that time, the Cargo Capacity less 98 per cent. of the values for 100% cargo tank capacity specified in the table set out in section 5 of Schedule 1 Part A, for the tank the subject of that Class Cargo Tank Inspection.

2.	Limitation on Warranty Compensation

The aggregate of sums payable by Owner under sections 1(a), (b), (e), and (f) in respect of any day shall not in aggregate exceed the Warranty Compensation Cap.

SCHEDULE 3 CERTIFICATE OF ACCEPTANCE AND CERTIFICATE OF REDELIVERY

PART A

CERTIFICATE OF ACCEPTANCE FOR

[insert FSRU Name] IMO number [insert IMO number] (the “FSRU”)

The [insert FSRU Name] (IMO number [insert IMO number]) (“FSRU”) was accepted by PT Perusahaan Gas Negara (Persero) Tbk (“PGN”) on [insert Delivery Date] in accordance with the agreement dated [insert date of Agreement] made between PGN and [insert name of Initial Owner], as novated to [insert name of Indonesian Owner] on [insert date of Novation Agreement].

Place of Acceptance: [—]

Delivery Date: [—]

Delivery Time: [—] (local time, Jakarta, Indonesian)

Testing Fuel Quantity: [—]

Quantity of marine diesel oil on board the FSRU at the Delivery Time: [—]

Specification of marine diesel oil on board the FSRU at the Delivery Time: [—]

The quantity and specification of marine diesel oil on board FSRU upon the Delivery Date shall be the “Delivery Bunkers”, as defined in that agreement,

FOR PGN:	FOR [insert name of Indonesian Owner]:

By:	By:

Title:	Title:

Date Signed:	Date Signed:

Witnessed by:	Witnessed by:

Title:	Title:

Date Signed:	Date Signed:

PART B

CERTIFICATE OF REDELIVERY FOR

[insert FSRU Name] IMO number [insert IMO number] (the “FSRU”)

The [insert FSRU Name] (IMO number [insert IMO number]) (“FSRU”) was redelivered by PT Perusahaan Gas Negara (Persero) Tbk (“PGN”) to [insert name of Indonesian Owner] on [insert date of Redelivery] in accordance with the agreement dated [insert date of Agreement] made between PGN and [insert name of Initial Owner], as novated to [insert name of Indonesian Owner] on [insert date of Novation Agreement].

Place of redelivery: [—]

Date of redelivery: [—]

Time of redelivery: [—] (local time, Jakarta, Indonesian)

Quantity of marine diesel oil on board the FSRU at the time of redelivery: [—]

FOR PGN:	FOR [insert name of Indonesian Owner]:

By:	By:

Title:	Title:

Date Signed:	Date Signed:

Witnessed by:	Witnessed by:

Title:	Title:

Date Signed:	Date Signed:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

SCHEDULE 4 SECURITY

PART A

OWNER LETTER OF CREDIT

PT Perusahaan Gas Negara (Persero) Tbk,

Jl. K.H. Zainul Arifin No. 20,

Jakarta 1140, Indonesia

[Date]

REF: IRREVOCABLE STANDBY LETTER OF CREDIT NO. (REF. NO. [Insert reference number])

Dear Sirs,

1.	By order and for the account of [—] (the “Owner”), we hereby establish in your favour an irrevocable and unconditional standby letter of credit (this “Letter of Credit”) in support of Owner’s obligations under the Amended and Restated Lease, Operation and Maintenance Agreement dated [—] and authorise you to draw on [Name and address of bank], up to an aggregate amount of US$*****, (the “Maximum Amount”).

2.	Funds under this Letter of Credit will be paid to you in accordance with the terms of this Letter of Credit against your presentation to us at our offices located in Jakarta of a drawing certificate substantially in the form of Annex A hereto (each a “Draft”) not later than the close of business in Jakarta on the Expiry Date.

3.	If a Draft is presented by you in accordance with the terms of this Letter of Credit, payment shall be made to you, without proof or condition, of the amount specified therein in immediately available funds without right of set-off or counterclaim on the ***** succeeding Business Day after such presentation (where “Business Day” shall mean any day other than a Saturday or Sunday on which banks are open for business in Singapore) free and clear of, and without deduction for or on account of, any present or future taxes, duties, charges, fees, deductions or withholdings of any nature and by whomsoever imposed.

4.	This Letter of Credit is effective from [the date hereof] and will remain valid and in full effect until the earlier of:

(i)	[insert longstop expiry date]

(ii)	the time the Letter of Credit is returned to us for cancellation; and

(iii)	the time that the amounts paid to you under paragraph 3 of this Letter of Credit in aggregate are equivalent to the Maximum Amount,

(the “Expiry Date”). No Draft may be presented later than the close of our business in [Jakarta] on the Expiry Date.

5.	Except as otherwise expressly stated herein, this Letter of Credit is subject to the International Standby Practices (“ISP98”), International Chamber of Commerce Publication No. 590, and as to matters not governed by ISP98, shall be governed by and construed in accordance with the laws of England.

6.	Any dispute arising out of or in connection with this Letter of Credit, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration (LCIA) Rules, which Rules are deemed to be incorporated by reference into this Letter of Credit. The number of arbitrators shall be three. The seat, or legal place, of arbitration shall be Hong Kong. The language to be used in the arbitral proceedings shall be English.

Yours faithfully,

(Name and Location of Bank & Authorised Signature(s))

ANNEX A to IRREVOCABLE STANDBY LETTER OF CREDIT NO. [Insert reference number]

DRAWING CERTIFICATE

[Date]

[Name of Issuing Bank]

[Address]

Re: Irrevocable Standby Letter of Credit No. [Insert reference number] (the “Letter of Credit”)

1.	We hereby certify that an event has occurred as a result of which, under the agreement pursuant to which the Letter of Credit was provided, we are entitled to make this demand, and we hereby demand payment in the amount of [insert amount] under the Letter of Credit.

2.	Payment of the amount demanded hereby shall be made by [wire transfer to the following account: ] [issuance of a cheque to the order of ].

Signed by

on behalf of PT Perusahaan Gas Negara (Persero) Tbk]

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

PART B

COMPANY LETTER OF CREDIT

[Insert name of Owner],

[Insert address of Owner]

[Date]

[REF: IRREVOCABLE STANDBY LETTER OF CREDIT NO. (REF. NO. [Insert reference number])

Dear Sirs,

1.	By order and for the account of PT Perusahaan Gas Negara (Persero) Tbk (the “Company”), we hereby establish in your favour an irrevocable and unconditional standby letter of credit (this “Letter of Credit”) in support of Company’s obligations under the Amended and Restated Lease, Operation and Maintenance Agreement dated [—] and authorise you to draw on [Name and address of bank], up to an aggregate amount of US$[insert], (the “Maximum Amount”).

2.	Funds under this Letter of Credit will be paid to you in accordance with the terms of this Letter of Credit against your presentation to us at our offices located in [Jakarta] of a drawing certificate substantially in the form of Annex A hereto (each a “Draft”) not later than the close of business in [Jakarta] on the Expiry Date.

3.	If a Draft is presented by you in accordance with the terms of this Letter of Credit, payment shall be made to you, without proof or condition, of the amount specified therein in immediately available funds without right of set-off or counterclaim on the ***** succeeding Business Day after such presentation (where “Business Day” shall mean any day other than a Saturday or Sunday on which banks are open for business in [Jakarta]) free and clear of, and without deduction for or on account of, any present or future taxes, duties, charges, fees, deductions or withholdings of any nature and by whomsoever imposed.

4.	This Letter of Credit is effective from [the date hereof] and will remain valid and in full effect until the earlier of:

(i)	[insert longstop expiry date]

(ii)	the time the Letter of Credit is returned to us for cancellation; and

(iii)	the time that the amounts paid to you under paragraph 3 of this Letter of Credit in aggregate are equivalent to the Maximum Amount,

(the “Expiry Date”). No Draft may be presented later than the close of our business in [Jakarta] on the Expiry Date.

5.	Except as otherwise expressly stated herein, this Letter of Credit is subject to the International Standby Practices (“ISP98”), International Chamber of Commerce Publication No. 590, and as to matters not governed by ISP98, shall be governed by and construed in accordance with [the laws of [[Indonesia/England]].

6.	[FOR BANKS OUTSIDE INDONESIA][Any dispute arising out of or in connection with this Letter of Credit, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration (LCIA) Rules, which Rules are deemed to be incorporated by reference into this Letter of Credit. The number of arbitrators shall be three. The seat, or legal place, of arbitration shall be [Hong Kong]. The language to be used in the arbitral proceedings shall be English.]

Yours faithfully,

(Name and Location of Bank & Authorised Signature(s))

ANNEX A to IRREVOCABLE STANDBY LETTER OF CREDIT NO. [Insert reference number]

DRAWING CERTIFICATE

[Date]

[Name of Issuing Bank]

[Address]

Re: Irrevocable Standby Letter of Credit No. [Insert reference number] (the “Letter of Credit”)

1.	We hereby certify that an event has occurred as a result of which, under the agreement pursuant to which the Letter of Credit was provided, we are entitled to make this demand, and we hereby demand payment In the amount of [insert amount] under the Letter of Credit.

2.	Payment of the amount demanded hereby shall be made by [wire transfer to the following account: ] [issuance of a cheque to the order of ].

Signed by

on behalf of [insert name of Owner]

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

SCHEDULE 5 INSURANCE

Owner shall, except as otherwise provided in the other provisions of this agreement of which this schedule forms part, at all times during the Lease Period procure, maintain and pay for insurance on the FSRU in accordance with the following provisions and Good Industry Practice; and which otherwise conforms with the terms of the Agreement, taking into due consideration any security interests of Permitted Creditors (such interests, the “Approved Security Interest”).

For the purposes of this Schedule, Hull & Machinery Insurance as described in Part A paragraph 1(a) and Hull Interest / Freight Interest as described in Part A paragraph 5(b) of this Schedule means an amount, notified by Owner to Company before the Delivery Time, of not less than US$***** million on the Delivery Date and shall be referred to as “Accepted Insured Value”.

PART A - Types of Insurance Coverage

1.	Hull & Machinery Insurance

(a)	Owner shall take out and maintain Hull & Machinery Insurance with first class marine underwriters for such amount as Owner may require but not less than the market value of the FSRU or the amount required by Owner’s financiers. Unless otherwise agreed, the minimum insured value of the FSRU shall be the Accepted Insured Value; provided that at no time during the Lease Period shall the minimum insured value be less than the amount, if any, established under applicable limitation or liability conventions with respect to the FSRU. Coverage, if any, obtained pursuant to paragraph 5(b) hereof shall be included within insured value and shall result in a corresponding reduction in the level of Hull & Machinery Insurance coverage.

(b)	The Hull & Machinery insurance shall be placed on terms equivalent to the Norwegian Marine Insurance Plan of 1996 Version 2010 or later amended versions (“NMIP”), or the standard London Institute Hull Clauses in common usage at the date of original issue and the date of each renewal, respectively, or their European, Japanese or American equivalents.

(c)	Unless placed on Norwegian conditions as per NMIP, the Hull & Machinery insurance shall include specifically: Additional Perils clause (LNG vessel), or the (London) Institute Additional Perils clause Hulls (Clause 294 if 1.10.83 clauses are used - or equivalent if subsequent clauses are used) or the American Hull Syndicate Liner Negligence clause or its equivalents. The Hull & Machinery Insurance may include four-fourths Running Down clause (“RDC”) and liability for Fixed and Floating Objects (“FFO”) cover unless Owner at his sole discretion opts to take out RDC and FFO liability cover by means of Protection & Indemnity insurance placed with one of the leading P&I associations which are members of the International Group of P&I Clubs (the “Approved Clubs”).

(d)

Owner shall arrange for a deductible on Hull & Machinery Insurance which results in the most economical premiums recognising conditions or restrictions within the Approved Security Interest and the standards which prudent

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

shipowners operating first class LNG or floating storage and regasification vessels should observe in insuring vessels of similar type, size, age and trade as the FSRU and which otherwise conform with the terms of the Agreement and is acceptable to reasonable insurers.

2.	Loss of Hire Insurance

(a)	Loss of Hire Insurance shall be placed on Norwegian Conditions NMIP 1996 Version 2010 or later amended versions or at any similar terms and conditions.

(b)	Loss of Hire Insurance to cover loss of earnings due to vessel being put off hire resulting from recoverable damage to vessel and at an agreed daily amount.

(c)	Owner will arrange for commercially available terms, conditions and deductibles of ***** days consistent with Good Industry Practice, and to consider total recoverable days in the area of ***** days.

3.	Protection & Indemnity Insurance

(a)	Protection & Indemnity insurance (“P&I Insurance’’) shall be placed as a Mutual or Mobile Offshore Unit (“MOU”) entry at the sole discretion of the Owner, with and subject to and on the basis of the rules of one of the Approved Clubs.

(b)	The terms of the P&I Insurance shall be consistent with the standard rules of one of the Approved Clubs. The deductibles for the P&I Insurance should result in the most economical premiums, recognising the conditions or restrictions within the Approved Security Interest and standards which prudent shipowners operating first class LNG or floating storage and regasification vessels should observe in insuring LNG vessels of similar type, size, age and trade as the FSRU and which otherwise conform with the terms of the Agreement.

(c)	In the event that four-fourths Running Down Clause (“RDC”) and liability for Fixed and Floating Objects (“FFO”) cover is taken out by means of Hull & Machinery Insurance, P&I insurance coverage shall be reduced, but only to the extent of avoiding overlap.

(d)	P&I Insurance shall include Pollution coverage with policy limits not less than US$***** (the “Applicable Amount”) and coverage for removal of wreck at or in the vicinity of any loading terminal or discharge terminal, including between the designated arrival point and such loading terminal or discharge terminal. Should the relevant P&I Club reduce the level of coverage with respect to liabilities for pollution or the threat of pollution to an extent that prudent owners or operators (other than major oil companies) of similar floating, storage and regasification vessels are obtaining additional coverage for such liabilities, then the amount of pollution coverage to be obtained hereunder shall mean the amount then being carried by prudent owners or operators (other than major oil companies) of vessel similar to the FSRU which are procuring insurance that is generally available in the commercial market.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(e)	If requested by Company, Owner shall cooperate in obtaining a time charterer’s entry with the Approved Clubs in the name of Company.

(f)	To the extent that cover is not provided by P&I entry pursuant to this paragraph 3, comprehensive general liability insurance coverage shall be placed with policy limits of at least US$***** million, providing coverage for personal, injury, death or property damage (including damage to property under the care, custody and control of the Owner) resulting from each occurrence or related series of occurrences giving rise to such injury, death or damage.

4.	War Risks Insurance

Owner shall have the same right and obligations in respect of insurance of war risk as provided for all the risks referred to in paragraphs 1, 2 and 3 hereof and, where applicable, up to the same amounts of cover.

5.	Compulsory Insurances

(a)	The insurances required under paragraphs 1, 2, 3 and 4 above are sometimes together referred to as the “Compulsory Insurances”.

(b)	Owner may consider obtaining Increased Value Insurance (Hull Interest and Freight Interest Insurance (HI and FI) for an amount recommended by underwriters for a portion of the insured value on Hull & Machinery on terms (so far as applicable) similar to those for the Hull & Machinery insurance and with same insurers or others of similar standing. The decision whether to use such insurance and the percentage of the insured value to be covered by such insurance shall be made by Owner, taking into consideration the adequacy of the insurance coverage.

(c)	When the FSRU is idle or laid up, Owner may (or subject to availability, at the request of Company, Owner shall), in lieu of the insurance required hereunder, arrange port risk insurance under such forms as Company may approve in writing, such approval not to be unreasonably withheld, insuring the FSRU against the usual risks covered by such forms and for the amounts set out in paragraph 1. Owner shall obtain Hull & Machinery Insurance underwriters’ prior consent to such port risk insurance at the time of each renewal.

PART B - Premium and Claims

6.	Payment of Premiums

Subject to Clause 30, Owner shall be responsible for the prompt payment of any and all premiums and calls of whatsoever nature lawfully demanded by insurers for Compulsory Insurances.

7.	Reimbursement by Owner

If any costs incurred by Company are costs which can be recovered under the Compulsory Insurances, Owner shall make a claim under the Compulsory Insurances on behalf of Company, and the amounts recovered shall be paid by Owner to Company immediately following such recovery (less any reasonable legal costs incurred in making such recovery).

8.	Claims

Owner shall diligently pursue all claims which can be made under the Compulsory Insurances. Owner shall notify Company of the amount and the nature of any expected or actual claims and recoveries.

PART C - Placing of Insurances: Miscellaneous

9.	Waiver of Subrogation

Unless Company otherwise agrees, Owner undertakes that all insurance policies, and to the extent possible within standard Protective Co-insurance provisions P&I club entries, relating to the FSRU and its operation and falling within the Compulsory Insurances shall (a) provide that Company is an additional named assured, and (b) waive insurers’ rights of subrogation against Company, save that where the Company is an assured party in respect of any Compulsory Insurances, the Company shall consent to any assignment of such Compulsory Insurances in favour of Permitted Creditors, and Company hereby waives any right to interfere with the Permitted Creditor’s rights under any such assignment.

10.	Other Insurances

Nothing herein provided shall prevent Owner from arranging, for its sole benefit, additional insurance cover of the types included in the Compulsory Insurances and/or insurance of other types on such terms as Owner thinks fit. If any other insurance is required by Indonesian Law, Company shall pay Owner the amounts of the costs incurred in obtaining and maintaining that insurance.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

SCHEDULE 6 HIRE RATE AND ADJUSTMENTS

1.	Hire Rate

In this section:

1.1	“FM Rate”:

1.1.1	for Vessel FM, means the Vessel FM Rate;

1.1.2	for NVNIG FM, means the NVNIG FM Rate; and

1.1.3	for Indonesian Governmental FM, means the Full Hire Rate;

1.2	“Full Hire Rate” means from time to time, the aggregate of the Capital Element, Operating and Maintenance Element and the Tax Element at that time;

1.3	“Hire Rate” means:

1.3.1	for time when the FM Rate is payable under Clause 25.2(b) of the agreement to which this document is appended and of which it forms part, the FM Rate; and

1.3.2	for all other times, the Full Hire Rate;

1.4	“Pro-Rata FM Rate” in respect of Vessel FM or NVNIG FM means:

1.4.1	for each Nomination Period during which the Regasification Flow Rate is at least 98% of that Nominated: the Full Hire Rate;

1.4.2	for each Nomination Period during which as a result of that Force Majeure, the Regasification Flow Rate is greater than 90% but less than 98% of that Nominated: the product of the Nomination Fraction multiplied by the Full Hire Rate for that time (and the “Nomination Fraction” means in respect of any period for which there is a Nomination, that Regasification Flow Rate divided by 98% of that Nominated for that time); and

1.4.3	for each Nomination Period during which as a result of that Force Majeure, the Regasification Flow Rate is 90% or less of that Nominated: 90% of the Full Hire Rate;

1.5	“NVNIG FM Rate” means, for each occurrence of NVNIG FM:

1.5.1	for each of the first ***** days that such NVNIG FM continues: the Pro-Rata FM Rate; and

1.5.2	for each day in excess of ***** days that such NVNIG FM continues: the Full Hire Rate,

(and pro-rata in respect of periods other than a day);

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

1.6	Vessel FM Rate” means, for each occurrence of Vessel FM:

1.6.1	for each of the first ***** days that such Vessel FM continues: the Pro-Rata FM Rate;

1.6.2	for each of the next ***** days that such Vessel FM continues: nil if Company complies with its obligations under Clause 30.3 of this agreement or, otherwise, shall be the Full Hire Rate; and

1.6.3	for all time that such Vessel FM continues in excess of ***** days: the Full Hire Rate,

(and pro-rata in respect of periods other than a day).

2.	Capital Element

2.1	Subject to section 2.2 and 2.3 below, the “Capital Element” shall be: US***** per day (and pro rata for time periods other than a day).

2.2	Subject to section 5, for each Company Alteration, if the Company Alteration results in an increase in Owner’s costs of performing this agreement (except Operating Cost in the Hire Contract Years), Owner may invoice the amount of any increased cost before or after beginning that Company Alteration, the Company shall pay that amount within ***** Banking Days after being invoiced therefor, and Owner need not start such Company Alteration until such payment is made.

2.3	Subject to section 2.2 above, after the Initial Lease Period, the Capital Element shall be an amount per day in US dollars (and pro rata for the time periods other than a day) equal to *****% of the Capital Element that applied immediately before the Initial Lease Period ended.

3.	Operating and Maintenance Element

3.1	In this section:

3.1.1	“Alteration OME Adjustment” means in respect of each Company Alteration for each day:

(a)	until it is confirmed under section 5 or determined under section 7 of this Schedule, the Estimated O&M Element Increase therefor; and

(b)	thereafter, the amount (if any) by which the Average Daily Operating Cost is changed as a result of that Company Alteration for the period before the end of the Lease Period after that Company Alteration is begun.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

3.1.2	“Annual Increase” means:

(a)	in respect of each Hire Contract Year falling in the first Review Period: *****%; and

(b)	in respect of each Hire Contract Year falling after the first Review Period, the amount determined by the following equation:

*****

where

*****	is the Annual Increase for any Hire Contract Year (“Year N”) falling after the first Review Period;

*****	is the Average Daily Operating Cost for the Hire Contract Year i;

*****	is: (a) the Average Daily Operating Cost for the Hire Contract Year immediately preceding Hire Contract Year i; or (b) if Hire Contract Year i is the first Hire Contract Year under this agreement, US$*****;

n	is, in respect of each Year N, the number of Hire Contract Years falling in the Review Period immediately preceding Year N;

i	is the number in the sequence of Hire Contract Years (in ascending order in which they fell from 1 to n) falling in the Review Period immediately preceding Year N.

3.1.3	“Average Daily Operating Cost” means in respect of any period, the aggregate of all Operating Costs incurred for that period divided by the time (expressed in days to two decimal places) in that period.

3.1.4	“Estimated O&M Element Increase” has the meaning given thereto in section 3.7 below.

3.1.5	“Estimated Rebased O&M Element” means in respect of each day in each Review Year, until the final calculation of the Rebased O&M Element for that Review Year referred to in section 3.5 of this Schedule, the estimate thereof notified under that section, and thereafter the amount determined in that final calculation.

3.1.6	“Extension Year” means the period starting immediately after the Initial Lease Period expires and ending with the Hire Contract Year in which it so expires, and each Hire Contract Year thereafter.

3.1.7	“Hire Contract Year” means the period starting with the date of the earlier of Arrival Time, Acceptance, and the first day upon which the Hire Rate becomes payable under this agreement until the end of the Year in which that date falls, each complete Year thereafter until the last Contract Year, and the last Contract Year.

3.1.8	“Operating and Maintenance Element” means, in respect of each day in each Hire Contract Year, the amount per day (and pro rata for fractions of a day) falling in that Hire Contract Year determined in accordance with sections 3.2 to 3.7 (inclusive) and section 3.10 of this Schedule.

3.1.9	“Operating Cost” in respect of any period means the aggregate of all of the following incurred by the Owner in performing this agreement in that period:

(a)	“Manning Costs”, which include gross salary, overtime, consular charges on crew and cadets, currency compensation, payroll burden (including contributions required by Governmental Authorities, syndicates or unions such as medical and welfare contributions, life insurance, accident and disability and pension funds), fringe benefits, leave pay, crew agency, joining and repatriation costs, and training;

(b)	“Maintenance and Repair Costs”, which include the cost of replacement parts and maintenance and repairs undertaken under this agreement by Persons not included in the FSRU’s complement of shipboard personnel (including services and spares, where services shall cover all reasonable amounts, prudently incurred, paid for assistance to the FSRU by such Persons such as voyage repairmen and specialists), equipment rentals, service contracts, fees paid to the classification society, regulatory authorities and consultants and other similar expenses, and spares shall cover all reasonable amounts, prudently incurred for spare parts (including transportation and insurance), normal replacement of machinery and equipment which has become warn out, lost, damaged or obsolete, repair and reconditioning of machinery and equipment and other similar expenses, and all other costs incurred for maintaining and repairing the FSRU&M;

(c)	“Consumables and Stores Costs”, which include the costs of food for the FSRU’s personnel, spare parts, and all consumables and expendable items such as paint, wire, rope, textiles, cleaning material, lubricating oil, additives and electrical and workshop material reasonably required for the use of the FSRU and Mooring in accordance with the agreement, and all other consumables and stores consumed or kept in connection with the operation and maintenance of the FSRU&M;

(d)	“Insurance Costs”, which include all costs of procuring and maintaining insurances required under Schedule 5;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(e)	“Management and Operational Costs”, which include all reasonable amounts prudently incurred in fees paid to consultants, managerial travel expenses, accounting, information technology services, communication, administration and overhead and other miscellaneous expenditure items required to operate the FSRU and Mooring; and

(f)	“Miscellaneous Costs”, which include all other costs of operating and maintaining the FSRU in accordance with this agreement, including costs relating to the Classification Society, regulatory authorities, expenses for training, flag and other costs incurred for operation of the FSRU and Mooring.

3.1.10	“Rebased O&M Element” for each day in each Review Year means:

(a)	until it is confirmed under section 5 or determined under section 7 of this Schedule, the Estimated Rebased O&M Element;

(b)	thereafter, the amount equal to the product of the Annual Increase for the Review Year multiplied by the Average Daily Operating Cost for its Review Period.

3.1.11	“Review Period” means:

(a)	in respect of the first Review Year, all the Hire Contract Years starting before that Review Year, and

(b)	in respect of each Review Year thereafter, the five Hire Contract Years immediately preceding that Review Year.

3.1.12	“Review Year” means the period starting with 1 June 2019 and ending with the Hire Contract Year In which it falls, and each Hire Contract Year thereafter during which the ***** anniversary of the start of the last Review Year to have preceded it falls.

3.2	Subject to section 3.5, the Operating and Maintenance Element for each day:

3.2.1	before June 2015 shall be the aggregate of US$***** per day and the aggregate of Alteration OME Adjustments therefor (if any); and

3.2.2	after May 2015 until the agreement referred to in section 3.10 of this Schedule is effective, shall be determined in accordance with sections 3.3 and 3.4 of this Schedule; and

3.2.3	after the agreement referred to in section 3.10 of this Schedule is effective, shall be the amount determined by that agreement.

3.3	Except as provided in section 3.4, the Operating and Maintenance Element for each day after May ***** falling in any Hire Contract Year (the “relevant Hire Contract Year”)

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

shall be an amount equal to the product of the Annual Increase for the relevant Hire Contract Year multiplied by the Operating and Maintenance Element for the day immediately preceding the relevant Hire Contract Year, as it may be increased or decreased under section 3.6 and/or section 8.

3.4	The Operating and Maintenance Element to be paid by Company for each day falling in a Review Year shall be the Rebased O&M Element for that day, as it may be increased or decreased under section 3.6 and/or section 8.

3.5	Owner shall notify Company:

3.5.1	of its reasonable estimate of the Rebased O&M Element for each Review Year by the ***** day before that Review Year; and

3.5.2	of its final calculation of that Rebased O&M Element by the end of the first Quarter of that Review Year,

and if for any day in respect of which a Monthly Invoice shall have been issued there is any difference between the estimate notified under section 3.5.1 and the Rebased O&M Element notified under section 3.5.2, an amount equivalent to that difference shall be deducted or added (as appropriate) to the amounts to be invoiced in the first Monthly Invoice to be issued after that notice under section 3.5.2, or, if there iIs to be no such future Monthly Invoice, may be separately invoiced by the party to whom it is owed, such that after payment of that invoice Company shall be in compliance with section 3.4 of this Schedule.

3.6	The Operating and Maintenance Element:

3.6.1	in respect of each Company Alteration starting before the first Hire Contract Year, for each day of each Hire Contract Year; and

3.6.2	in respect each other Company Alteration, for each day on and after the Company Alteration is begun,

shall be increased or decreased by the amount equal to the increase or decrease in the Average Daily Operating Costs that results from that Company Alteration (if any).

3.7	Owner shall in respect of each Company Alteration notify Company:

3.7.1	of its reasonable estimate of the Alteration OME Adjustment for that Company Alteration (in respect of each such change, the “Estimated O&M Element Increase”); and

3.7.2

of its final calculation of that Company Alteration OME Adjustment by the end of the first Quarter after the earlier of start of the Review Year next following completion of that Company Alteration, expiry of the Lease Period, and earlier termination of this agreement,

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

and if for any day in respect of which a Monthly Invoice shall have been issued there is any difference between the amount notified under section 3.7.2 and the Estimated O&M Element Increase notified under section 3.7.1, an amount equivalent to that difference shall be deducted or added (as appropriate) to the amounts to be invoiced in the first Monthly Invoice to be issued after that notice under section 3.7.2, or, if there is to be no such future Monthly Invoice, may be separately invoiced by the party to whom it is owed, such that after payment of that invoice Company shall be in compliance with section 3.6 of this Schedule.

3.8	If the actual costs that Owner incurred arising from the FSRU entering into lay-up under Clause 28 (the “Lay-Up Entry Costs”) are more or less than the Lay-Up Entry Estimate, then:

3.8.1	if the Lay-Up Entry Estimate exceeds the Lay-Up Entry Costs, Owner shall notify Company of that excess within ***** days after all Lay-Up Entry Costs are incurred and pay Company such excess within ***** Banking Days after receiving an invoice therefor; or

3.8.2	if the Lay-Up Entry Costs exceed the Lay-Up Entry Estimate, Company shall pay Owner such excess within ***** Banking Days after receiving an invoice therefor.

3.9	If the actual costs that Owner incurred arising from the FSRU returning to service after lay-up under Clause 28 (the “Lay-Up Exit Costs”) are more or less than the Lay-Up Exit Estimate, then:

3.9.1	if the Lay-Up Exit Estimate exceeds the Lay-Up Exit Costs, Owner shall notify Company of that excess within ***** days after all Lay-Up Exit Costs are incurred and pay Company such excess within ***** Banking Days after receiving an invoice therefor; or

3.9.2	if the Lay-Up Exit Costs exceed the Lay-Up Exit Estimate, Company shall pay Owner such excess within ***** Banking Days after receiving an invoice therefor.

3.10	The parties shall discuss in good faith in order to mutually agree a mechanism consistent with Good Industry Practice by which the Operating and Maintenance Element shall be paid by Company on a cost pass-through for each day of an Extension Year.

4.	Tax Element

Tax Liability

4.1	Company shall pay to Owner in accordance with the terms of this Schedule and only arising under Indonesian tax regulations, amounts equivalent to the aggregate of

4.1.1	all Specific Event Taxes;

4.1.2	all Tax Element Tax;

4.1.3	such additional amounts as will result in the receipt by Owner of an amount after payment of Specific Event Taxes and Tax Element Tax equal to the full amount which would have been received by Owner hereunder had no such Specific Event Taxes and Tax Element Tax been imposed,

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(and the aggregate of all sums payable under this section shall be the “Tax Liability”).

4.2	The “Tax Element” shall be, in respect of

4.2.1	the first Hire Contract Year, Owner’s reasonable estimate and detailed calculation of the Tax Liability (excluding Specific Event Taxes) for the period starting with the Contract Date and ending at the end of the first Hire Contract Year divided by the number of days in that period, which estimate Owner shall notify to Company by the ***** day before the Scheduled Delivery Date; and

4.2.2	in respect of the second and each subsequent Hire Contract Year, Owner’s reasonable estimate and detailed calculation of the Tax Liability (excluding Specific Event Taxes) for that Hire Contract Year divided by the number of days in that Hire Contract Year, which estimate Owner shall notify to Company before the ***** day before that Hire Contract Year starts, and each estimate of the Tax Liability under this section 4.2 shall be the “Estimated Tax Liability”.

4.3	Owner may invoice Company, and Company shall pay Owner within ***** Banking Days after receiving an invoice therefor, the amount of any Specific Event Taxes for which Owner becomes liable to pay, and shall seek to agree that Company pays that Specific Event Tax directly to the appropriate Indonesian Governmental Authority.

Refunds and Credits

4.4	If Owner recovers any Specific Event Taxes, Tax Element Tax, and Withholding Taxes (as a refund or credit) in respect of which Company has paid the Tax Liability, Owner shall promptly notify Company thereof and refund or credit to Company the sum so recovered.

Tax Structuring

4.5	Owner shall, use reasonable endeavours to do what a Person in its position would reasonably be expected to do to reduce its liability to pay Indonesian Taxes to a minimum were Company not obliged to pay Owner the Tax Liability, including using reasonable endeavours:

4.5.1	to collect the “Form DGT” and/or Certificate of Domicile from the recipient of any DWT or IWT, to enable the application of tax treaty tariffs on DWT and IWT (if any);

4.5.2	to apply for all available tax facilities to minimise Specific Event Taxes such as:

(i)	declaration of a free trade area for the purpose of minimising VAT on import under section 4.7.1;

(ii)	temporary import for the purpose of minimising PPh 22 under section 4.7.2;

(iii)	facilities under Regulation Minister of Finance No. 213/PMK,OII/2011 to minimise customs duties under section 4.7.3,

provided that Company provides Owner with all assistance reasonably requested in order to reduce Owner’s liability for Indonesian Taxes.

4.5.3	If Owner wishes to change the Person to whom it pays dividends after Acceptance, it shall seek to agree with Company if it may do so, and if no such agreement is reached, either party may refer the matter to an Expert to determine whether doing so will increase the Tax Liability. If the parties agree or the Expert determines that doing so will not increase Tax Liability, Owner may pay dividends to a Person different from that to which it is to pay dividends on Acceptance.

4.5.4	Owner will provide to an independent auditor appointed jointly by the parties at Company’s cost all information relating to corporate and tax structure reasonably required to permit verification of Company’s compliance with section 4.5 provided that, in relation to the activities of Owner’s and its Affiliates’ activities outside Indonesia, only the independent auditor’s report shall be disclosed to Company. Owner will provide all information relating to corporate and tax structure reasonably required to permit Company to verify that Owner and its Affiliates have done or intend to do in Indonesia what is reasonably required to comply with section 4.5, including maintaining close consultation with Company on appropriate tax structuring in Indonesia to reduce Owner’s liability to Indonesian Tax. For the avoidance of doubt, nothing in this section 4.5.4 of Schedule 6 shall oblige Owner to disclose its accounts to Company.

4.6	Company is permitted to comply with all Indonesian tax regulations including withholding under Article 23 of the Indonesian Tax Code from the aggregate of the Capital Element and the Operating and Maintenance Element.

Definitions

4.7	“Specific Event Tax” comprises the Tax Stabilisation Amount and each of the following Indonesian Taxes:

4.7.1	Indonesian value added tax (Pajak Pertambahan Nilai) (“VAT”), currently 10% on CIF value of the import plus any import duty on the FSRU, Mooring, and Relevant Items, unless specific exemption is obtained by the Owner;

4.7.2	Prepaid Income Tax (PPh 22) on the CIF value of the import plus any import duty on the FSRU, Mooring, and Relevant Items (unless exempted, currently 2.5% on the CIF plus any import duty value if the Owner has the import licence or 7.5% on the CIF plus import duty value if the Owner does not have import licence under Indonesian Law);

4.7.3	Indonesian customs duties which are not recoverable by Owner under the Indonesian Tax Laws for the FSRU, Mooring, and Relevant Items;

4.7.4	All Indonesian Taxes payable by Owner on:

(i)	the Purchase Price received under the Purchase Terms, and

(ii)	any of the Owner Breach Termination Amount, Vessel FM Termination Amount, Company Breach Termination Amount, or Non-Vessel FM Termination Amount as the case may be (each the “Termination Amount”) that Owner might receive under Clause 26.4 if 50% Acquisition Terms are agreed;

4.7.5	Half of the Corporate Tax (PPh Badan) paid by Owner on the Termination Amount if no 50% Acquisition Terms are agreed;

4.7.6	Withholding Taxes on Owner’s liquidation, and Tax Element Taxes incurred on Owner’s liquidation in accordance with Clause 4.8.3(a),

except to the extent that such Indonesian Taxes are payable as a result of an Unrelated Activity.

4.8	“Tax Element Tax” means each of:

4.8.1	Indonesian corporate tax (PPh Badan) (“Corporate Tax”) incurred by Owner;

4.8.2	Indonesian withholding tax (Article 23) on the amount equal to the multiple of the Full Hire Rate and each day in the relevant period; and

4.8.3	Withholding Taxes required to be withheld or deducted by:

(a)	Owner from dividends or interest to be paid by it or its liquidators; or

(b)	Owner’s Indonesian shareholders from dividends, or interest to be paid by such shareholders to owner’s Singaporean shareholders,

except to the extent that such Taxes are payable as a result of an Unrelated Activity.

4.9	“Tax Stabilisation Amount” shall be the aggregate of:

4.9.1	all increases in the aggregate liability of Owner or Owner’s Indonesian Shareholders to Indonesian Tax (including any withholding of Indonesian Tax from dividends or interest payable by Owner) that results from any change in Indonesian Law or Tax that the parties agree, or failing agreement, an Expert determines have occurred after the date of this agreement; and

4.9.2	if the parties agree, or failing agreement, an Expert determines on request by either party that it becomes a requirement for lawful performance of this agreement that any Affiliate of Owner be domiciled in Indonesia in addition to Owner, the aggregate of all Indonesian Taxes (Including any withholding of Indonesian Tax from dividends or interest payable by such Affiliates) incurred by all such Affiliates, except to the extent that such Indonesian Taxes are payable as a result of an Unrelated Activity.

4.10	“Withholding Taxes” means all:

4.10.1	Indonesian withholding tax incurred on dividends (PPh Dividen) (“DWT”) paid by Owner or its liquidators to its shareholders; and

4.10.2	Indonesian withholding tax incurred on interest (PPh Bunga) (“IWT”) paid by Owner or its liquidators to its shareholders or Permitted Creditors, or paid by Owner’s Indonesian shareholders on amounts paid to Owner’s Singaporean shareholders, except to the extent that such Indonesian Taxes are payable as a result of an Unrelated Activity.

4.11	“Unrelated Activity” means a business activity conducted by the Owner in Indonesia that: (A) results in Indonesian Taxes being payable by that Person; and (B) is conducted for a purpose that bears no connection with:

4.11.1	the entry into this agreement, its performance, and the expiry or termination of this agreement; or

4.11.2	the FSRU or the Mooring; or

4.11.3	the FSRU Financing or other provision of capital to the Owner directly or indirectly; or

4.11.4	the provision of goods or services to Owner or Company in connection with the FSRU or Mooring; or

4.11.5	the payment of dividends or interest by Owner in connection with the FSRU or Mooring; or

4.11.6	the Owner ceasing to conduct activities in Indonesia on or after the termination or expiry of this agreement.

4.12	VAT

All amounts due to Owner hereunder are expressed exclusive of value added tax (“VAT”) thereon. In accordance with the tax regulations for VAT, VAT may be charged by Owner on those amounts where applicable and should be paid in accordance with the applicable Law. Owner shall also issue tax invoices (for example Faktur Pajak) in accordance with the tax regulations, for Hire and other amounts payable to Owner hereunder.

5.	Audits

5.1	An audit (“Audit”) shall be conducted:

5.1.1	following the end of each Hire Contract Year and subject to section 5.4 of this Schedule of such of Owner’s books and accounts and other records as are reasonably required:

(a)	to determine the cost of any Company Alteration incurred by the Owner during the Hire Contract Year;

(b)	for the calculation of the amount of any Warranty Compensation paid during that Hire Contract Year;

(c)	to determine the amount of the Tax Liability for that Hire Contract Year and to verify the amounts of all tax credits in respect of Tax Liability for that Hire Contract Year that have been reimbursed to Company; and

(d)	to calculate the Actual O&M Increase (if any) for each Company Alteration;

5.1.2	during each Review Year and subject to section 5.4 of this Schedule, of such of Owner’s accounts as are reasonably required to calculate the amount of the Rebased O&M Element for that Review Year, by an internationally recognised firm of accountants appointed by both Company and Owner and subject to customary obligations to Owner to maintain in strict confidence the information disclosed to them for that audit (the “Auditors”) in accordance with International Financial Reporting Standards and Pernyataan Standar Akutansi Keuangan (PSAK) and Good Industry Practice, at Company’s sole expense. Company may request additional information relating to the Tax audit and Owner will not unreasonably withhold such additional information.

5.2	The Audit conducted in respect of each Hire Contract Year shall be for the purposes of:

5.2.1	determining the sum payable in respect of any Company Alteration under section 2.2 of this Schedule 6 in respect of that Hire Contract Year and the Actual O&M Increase (if any) for each Company Alteration;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

5.2.2	confirming the calculation of Warranty Compensation paid during that Hire Contract Year, save in respect of amounts which, at the time of audit, are subject of (or have been resolved by) Expert determination under Clause 37 of this agreement or arbitration under Clause 38 of this agreement;

5.2.3	confirming the amount of the Tax Liability in respect of that Hire Contract Year (and, in respect of the first Hire Contract Year, the period starting with the Contract Year); and

5.2.4	in respect of any Audit of a Hire Contract Year that is a Review Year, confirming the calculation of the Rebased O&M Element in respect of that Review Year.

5.3	Such Audits shall be in accordance with International Standards on Auditing of the International Auditing and Assurance Standards Boards, and the following terms shall apply:

5.3.1	Owner shall give or shall cause to be given to the Auditors access to its offices during normal business hours to review such books, accounts, and records as relate to FSRU&M and their operation and maintenance;

5.3.2	Owner shall assist and cooperate with Auditors in reviewing such books, accounts, and records and shall provide the Auditors with copies and explanations as requested;

5.3.3	in the case of an Audit for the purposes set out in section 5.2.1 only, Audit shall include reviews of the controls and procedures applicable to those costs subject to audit and confirmation, by way or direct communication, of such costs incurred to vendors/suppliers.

5.4	The parties shall cooperate to ensure that each Audit is conducted diligently and expeditiously with the objective that such Audit shall be completed by 30 April of the Year in which it is to be undertaken; and Owner shall instruct the Auditor to provide to Company the calculation it has performed to determine the actual Tax Liability.

5.5	If an Audit under section 5.1.1(a) of this Schedule 6 shows, in respect of any Company Alteration, that Company has paid to Owner more or less than is required by this agreement therefor, then:

5.5.1	if the amount so paid exceeds what is so required, Owner shall repay that excess to the Company within ***** days of such Audit; or

5.5.2	if the amount so required exceeds what has been so paid, Company shall pay to Owner such excess within ***** days of such Audit.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

5.6	If an Audit under section 5.1.1(b) of this Schedule 6 shows, in respect of amounts paid as Warranty Compensation under this agreement, that Owner has paid to Company more or less than is required by the agreement therefor, then:

5.6.1	if the amount so paid exceeds what is so required, Company shall repay that excess to the Owner within ***** days of such Audit; or

5.6.2	if the amount so required exceeds what has been so paid, Owner shall pay to Company such excess within ***** days of such Audit.

5.7	If an Audit under section 5.1.1(c) of this Schedule 6 shows that the amount paid by Company in respect of Tax Liability is more or less than the actual Tax Liability, then:

5.7.1	if the amount so paid exceeds the actual Tax Liability, Owner shall pay to Company such excess; or

5.7.2	if the actual Tax Liability exceeds the amount so paid, Company shall pay to Owner such excess (the “Tax Reconciliation Amount”),

in each case within ***** days of such Audit and taking into account tax credits received.

5.8	If an Audit under section 5.1.1(d) of this Schedule 6 shows that the Alteration OME Adjustment paid in respect of any day for any Alteration is more or less than the actual change in the Average Daily Operating Cost resulting from that Alteration (the “Actual O&M Increase”), then;

5.8.1	if the Alteration OME Adjustment exceeds the Actual O&M Increase, Owner shall pay to Company; or

5.8.2	if the Actual O&M Increase exceeds the Alteration OME Adjustment, Company shall pay to Owner,

an amount such that after that payment Owner shall have received in aggregate what it would have received had the Actual O&M Increase been paid for that day within ***** days of being invoiced therefor.

5.9	If an Audit under section 5.1.2 of this Schedule 6 shows that the Rebased O&M Element is more or less than the Estimated Rebased O&M Element for a Review Year, then for each day for which the Estimated Rebased O&M Element shall have been paid:

5.9.1	if the Rebased O&M Element exceeds the Estimated Rebased O&M Element, then Company shall pay Owner within ***** days of such Audit, the product of such excess multiplied by the number of such days falling in the Review Year for which the Estimated Rebased O&M Element was paid; and

5.9.2	if the Estimated Rebased O&M Element exceeds the Rebased O&M Element, then Owner shall pay Company within ***** days of such Audit, the product of such excess multiplied by the number of such days falling in the Review Year for which the Estimated Rebased O&M Element was paid.

5.10	Company and Owner shall meet within ***** days after the Audit to discuss the process and outcome of the Audit (the “Annual Audit Meeting”).

5.11	If the Directorate General of Tax (or any successor body) audits Owner (“DGT Audit”) in respect of a period (“DGT Audit Period”) in respect of which Tax Liability is payable, and that DGT Audit determines that Owner is liable for failing to pay Specific Event Taxes or Tax Element Tax in respect of that DGT Audit Period then:

5.11.1	to the extent that liability arose after of failure of the Company to make payment in accordance with this agreement, the Company hereby indemnifies Owner against that liability, including against all penalties, interest and surcharges that will be imposed on the Tax Liability;

5.11.2	to the extent that liability arose as a result of failure of the Owner to pay, within the time that Indonesian Law requires, Specific Event Taxes or Tax Element Tax for reasons other than Company’s failure to pay sums due under this agreement or failure of the Auditors to calculate correctly the amounts of such Indonesian Taxes due, Owner shall bear that liability; and

5.11.3	to the extent that liability arose as a result of failure of the Auditors to calculate correctly the amounts of such Indonesian Taxes due, the parties shall each bear half of that liability,

and Company shall be provided a copy of each calculation of that liability by the Auditors.

5.12	If a DGT Audit results in a refund of Tax Liability to Owner previously paid by Company, Owner shall pay, including by deduction from Monthly Invoice, the amount of that refund to Company.

6.	Final Settlement

Subject to section 7 of this Schedule 6:

6.1	Any payments made pursuant to section 5.5 of this Schedule 6 shall be in final settlement for the relevant Hire Contract Year as to the cost of the Company Alteration.

6.2	Any payment made pursuant to section 5.6 of this Schedule 6 shall be in final settlement of Warranty Compensation paid under Clause 21 in the relevant Contract Year, save in respect of amounts which, at the time of the Audit, are the subject of (or have been resolved by) Expert determination under Clause 37 or arbitration under Clause 38 of this agreement.

6.3	Except as provided in section 5.11, any payment made pursuant to section 5.7 of this Schedule 6 shall be in final settlement for the relevant Year as to the amount of the Tax Liability for that Year.

6.4	Any payment made pursuant to section 5.8 of this Schedule 6 shall be in final settlement for the amount payable for the increase in Operating and Maintenance Element as a result of Company Alterations under section 3.7.

6.5	Any payment made pursuant to section 5.9 of this Schedule 6 shall be in final settlement for the relevant Review Year as to the amount of the Operating and Maintenance Element for that Review Year.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

7.	Disputes

In the event Company and Owner are unable to resolve their differences within ***** days after notice thereof with regard to:

7.1	the Audit findings; or

7.2	the applicable or content of International Financial Reporting Standards Pernyataan Standar Akuntansi Keuangan (PSAK), International Standard on Auditing or applicable Indonesia auditing standards; or

7.3	Tax Liability; or

7.4	any other issue relating to the computation or adjustment of the Hire Rate,

the dispute shall be referred to an Expert for determination, such Expert to be instructed to make a final determination of the issue.

8.	Stabilisation

8.1	If any change in Indonesian Law or Tax occurs after the date of this agreement that results in:

8.1.1	any increase in the cost of the Mooring or Owner’s performance of this agreement:

(a)	in respect of the Mooring before Acceptance, the Mooring Price shall be increased by the amount of that increase; and/or

(b)	save as provided in section 8.1.1(a) above, the Hire Rate shall be increased by the amount of that increase, or;

8.1.2	any decrease in the cost of the Mooring or Owner’s performance of this agreement:

(a)	in respect of the Mooring before Acceptance, the Mooring Price shall be decreased by the amount of that decrease; and/or

(b)	save as provided in section 8.1.2(a), the Hire Rate shall be decreased by the amount of that decrease,

such that after such increase or decrease (as the case may be) the Owner is in the same net economic position after Tax that it would have been in had no such change in Indonesian Law occurred.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

8.2	If either party believes the Hire Rate or Mooring Price should in connection with any change in Indonesian Law be increased or decreased pursuant to section 8.1 of this Schedule, it shall:

8.2.1	as soon as reasonably practicable reasonably notify the other of:

(a)	the change in Indonesian Law;

(b)	its calculation of amount of that change together with all information in its possession which the other reasonably requests to determine the amount of that increase or decrease; and

8.2.2	each party shall use reasonable endeavours to mitigate the adverse effects of that change in Indonesian Law.

8.3	As soon as reasonably practicable after either party has given notice under section 8.2 of this Schedule in respect of any change in Indonesian Law, Company and Owner shall meet and seek to agree:

8.3.1	the fact and effect of the change in Indonesian Law; and

8.3.2	the amount of the increase or decrease (if any) in Hire Rate or Mooring Price (as the case may be) required by section 8.1 of this Schedule,

failing which agreement within ***** Banking Days after that notice, either party may refer such matter for determination by an Expert, and the Hire Rate or Mooring Price (as the case may be) shall be increased or decreased as so agreed or determined.

9.	This Schedule 6 survives termination or expiry of this agreement and, for the avoidance of doubt, Owner shall have no rights under this Schedule 6 in respect of any liability for Taxes that are payable (i) as a result of an Unrelated Activity or (ii) on sale of the FSRU to a third party, including to any Affiliate of Owner, after termination or expiry of this agreement. The rights of the Initial Owner under this Schedule 6 shall survive novation of this agreement to Indonesian Owner under Clause 15, and that novation shall not affect the rights of the Initial Owner under this Schedule 6.

SCHEDULE 7 OWNER PLANNED MAINTENANCE SYSTEM

General

Hoegh LNG Fleet Management (HLFM) has implemented a maintenance system based on a centralised maintenance philosophy. Our maintenance system, AMOS Business Suite, has been developed to support our centralised philosophy. The main features are:

•	Inventory list, components and spare parts

•	Preventive maintenance program for all components.

•	Historical records for periodic and unplanned maintenance

•	Stock control

•	Integrated purchasing system

AMOS is the main software tool for all maintenance related actions onboard our vessels. Company may inspect maintenance records and output reports for performance under and in accordance with Clause 2.7 of the agreement.

Organisation

AMOS is installed onboard and at the office. The system is updated daily by scheduled data transfer (replication).

All superintendents are “online” with a copy of the vessel database at the office. This makes it possible for the superintendents to have a close follow up of each vessel with respect to maintenance done onboard. Benchmarking of vessel performance is also simplified through AMOS and the new centralised philosophy.

We have a database containing high quality data that is available at all levels and departments.

Centralised PMS

For similar equipment/spare parts used on different vessels, AMOS gives the opportunity to create a unique common reference. This will be of great advantage in evaluation of equipment performance, as we will get history input from different vessel for the same type of equipment.

Spare part control is also simplified through the common spare part reference. In general, it is very easy to extract data from the system to meet vessel, management and class requirements for maintenance and spare part information.

Dedicated Maintenance Superintendents support all vessels with their maintenance planning, and ensure quality and consistency according to the centralised philosophy.

Preventive Maintenance

Preventive maintenance are scheduled for all types of jobs for all equipment onboard, like:

•	Overhauls

•	Inspections

•	Condition monitoring

•	Tests

•	Surveys

•	Services

•	Dry dock jobs

The jobs fall due on different triggers:

•	Calendar frequency (days, weeks or months)

•	Running hours

•	Mass flow (e.g. flow meter readings)

•	Condition of equipment (based on e.g. vibration monitoring or inspections)

Preventive maintenance plan are based on maker’s recommendation and operational experience.

Monitoring of Maintenance

Senior officers, Superintendents and office staff monitors the maintenance closely by regular reporting and daily follow up jobs done. The main parameters are:

•	Unplanned maintenance

•	Overdue jobs

•	One-time work orders

•	Critical systems

Continuous Improvement

HLFM has implemented a continuous improvement procedure to optimise the preventive maintenance plan based on operational experience.

Vessel, superintendent and AMOS support group take part in the process to evaluate and implement preventive maintenance strategies.

SCHEDULE 8 INFORMATION TO BE PROVIDED

SECTION 1: DRAWINGS AND DOCUMENTATION PRIOR TO ACCEPTANCE

(a)	In accordance with Clause 2.11 of the agreement, Owner will use reasonable endeavours prior to Acceptance to assist the Company in obtaining Consents by providing information and documentation when this is available.

(b)	Owner will also provide Company with preliminary compatibility requirements as referred to in Clause 2.6(c)(ii).

SECTION 2: DRAWINGS AND DOCUMENTATION AFTER ACCEPTANCE

(a)	As Built drawings in respect of the Mooring.

(b)	The following represents an indicative list of the As Built drawings and documentation provided by the Builder under the Building Contract. Owner will provide Company with a copy of these drawings and documentation as soon as reasonably practicable after Acceptance.

(c)	Documentation from the testing done during the gas trial at the Shipyard.

In addition, a copy of the Machinery Operating Manual and Cargo Operating Manual, will be provided.

C220	BASIC DESIGN DEP’T No.2
No.	DWG No.	DRAWING NAME
1	1G7000201	GENERAL ARRANGEMENT
2	2E7641102	ELECTRIC KEY DISTRIBUTION PLAN
3	2E7641105	SYSTEM FAULT CALCULATION
4	2E7830101	ELEC. LOAD ANALYSIS
5	2T7400003	HULL PIPING DIAGRAM (EXCEPT LIVING QUARTER)
6	2T7412004	CARGO PIPING DIAGRAM
7	3K2000001	MACHINERY ARRG’T IN ENGINE ROOM
8	3U2400103	PIPING SYSTEM DIAGRAM IN E/R
9	8G7000117	PRE. T/S AND LONG. STRENGTH CAL

C230	BASIC HULL DESIGN DEP’T
No.	DWG No.	DRAWING NAME
1	1H7000201	MIDSHIP SECTION
2	1H7000202	CONSTRUCTION PROFILE & DECK PLAN
3	1H7000203	SHELL EXPANSION

C280	INITIAL DESIGN DEP’T
No.	DWG No.	DRAWING NAME
1	1G7000106	MODEL TEST REPORT

C3B7	SHAFT AND RUDDER DESIGN SECTION
No.	DWG No.	DRAWING NAME
1	381011102	STERN FRAME
2	3R1112103	RUDDER
3	3R1112105	RUDDER STOCK
4	3R2820201	SHAFTING PLAN
5	3R2823206	LUB OIL PIPING IN STERN TUBE FOR AFTER SEAL
6	3R5111109	HYDRAULIC OIL STORAGE TANK FOR STEERING GEAR
7	3R5111110	STEERING GEAR SEAT
8	3R5111111	ARRANGEMENT OF STEERING SYSTEM
9	3R5113106	RUDDER CARRIER
10	3R5114108	GREASING SYSTEM FOR RUDDER CARRIER
11	6R2820216	CALCULATION OF TORSIONAL VIBRATION
12	6R2821211	PROPELLER
13	6R2822214	PROPELLER SHAFT NUT
14	6R2822218	HYDRAULIC COUPLING BOLT
15	6R2823212	STERN TUBE SEAL
16	6R2825213	INTERMEDIATE SHAFT BEARING
17	6R5111121	STEERING GEAR
18	8R2820208	CALCULATION OF SHAFT ALIGNMENT

C3B8	CARGO CONTAINMENT SYSTEM DESIGN SECTION
No.	DWG No.	DRAWING NAME
1	6W4000001	TANK GEOMETRY (DIMENSION & ANGLES)
2	6W4000002	BUILDING PRINCIPLE FOR CARGO CONTAINMENT SYSTEM
3	6W4000003	BOIL-OFF RATE CALCULATION & MEASUREMENT
4	6W4000004	INSULATION HEAT CAPACITY ANALYSIS FOR CARGO CONTAINMENT SYSTEM
5	6W4000006	TEMPERATURE CHARTS
6	6W4000009	COMPONENT CODING SYSTEM PRINCIPLE
7	6W4000010	SPECIFICATIONS OF CARGO CONTAINMENT SYSTEM (1/2)~(2/2)
8	6W4000011	ERECTION PROCEDURE OF CARGO CONTAINMENT SYSTEM
9	6W4000012	G/A & RETAINING BAR LOCATION FOR CARGO TANKS
10	6W4000013	ARR’T OF STUD BOLT FOR CARGO TANKS
11	6W4000014	ARR’T OF INSULATION PANEL FOR CARGO TANKS
12	6W4000015	ARR’T OF SECONDARY BARRIER FOR CARGO TANKS
13	6W4000016	ARR’T OF TOP BRIDGE PAD AND ERECTION ON BOARD FOR CARGO TANKS
14	6W4000017	ARR’T OF MEMBRANE SHEET FOR CARGO TANKS
15	6W4000018	ARR’T OF MEMBRANE ACCESSORIES FOR CARGO TANKS
16	6W4000019	LIQUID DOME SURROUNDING AREA FOR CARGO TANKS
17	6W4000020	GAS DOME SURROUNDING AREA FOR CARGO TANKS
18	6W4000021	PUMP TOWER BASE SURROUNDING AREA FOR CARGO TANKS
19	6W4000022	SIDE SHELL OPENING FOR CARGO TANKS
20	6W4000025	LEAKAGE TEST PROCEDURE FOR CARGO CONTAINMENT SYSTEM
21	6W4000026	INSULATION AROUND DRAINING AREA FOR CARGO TANKS

C3C2	HULL DESIGN SECTION
No.	DWG No.	DRAWING NAME
1	3H1000001	AFT END CONSTRUCTION
2	3H2100001	DOUBLE BOTTOM IN ENGINE ROOM INCL. 4TH DECK
3	3H2200001	ENGINE ROOM CONSTRUCTION
4	3H3100001	DOUBLE BOTTOM IN HOLD (incl. HOPPER TANK)
5	3H4000001	TRANSVERSE BULKHEAD
6	3H4400002	FRAMING IN HOLD
7	3H4400003	TRUNK DECK CONSTRUCTION
8	3H5200001	CARGO GEAR LOCKER
9	3H5300002	MOTOR/COMPRESSOR ROOM CONSTRUCTION
10	3H6000001	FORE END CONSTRUCTION
11	3H6500001	BOW BULWARK CONSTRUCTION
12	3H7000001	STANDARD OF HULL STRUCTURAL DETAIL
13	3H7000004	TANK TESTING PLAN
14	3H7000007	LIQUID DOME SEAT
15	3H7000008	VAPOR DOME SEAT
16	3H7500001	ARRANGEMENT OF MANHOLE
17	3H7600001	ARRANGEMENT OF BOTTOM PLUG & BULKHEAD MARK
18	3J5401001	ARRANGEMENT OF PLATFORM UNDER CARGO MANIFOLD CONSTRUCTION
19	3K2840371	MAIN TURBINE SEAT

C3C6	ACCOMMODATION STRUCTURAL DESIGN SECTION
No.	DWG No.	DRAWING NAME
1	3H8000001	DECK HOUSE CONSTRUCTION
2	3H8000003	STANDARD PRACTICE IN ACCOMM. (6/6) [HULL STRUCTURE]
3	3H8400001	ENGINE CASING CONST. (INCL. FUNNEL CONST.)
4	3H8500002	FUNNEL MARK

C3F1	HULL OUTFITTING DESIGN SECTION
No.	DWG No.	DRAWING NAME
1	2J7361001	SHIP’S NAME & REGISTER PORT NAME
2	2J7361002	SHIP SIDE LETTER
3	2J7361003	MISCELLANEOUS MARK
4	2J7400004	LAYOUT OF HULL OUTFITTINGS
5	2J8221004	ARR’T OF LIFE BOAT HANDLING (FREE FALL)
6	2J8221005	ARR’T OF RESCUE BOAT HANDLING
7	2J8361003	BOW MARK
8	2T5412010	CARGO PIPING GUIDANCE
9	2T7400002	STANDARD OF HULL PIPING
10	2T7400022	INSTALLATION GUIDANCE FOR G.R.P PIPE
11	3B1000110	ARR’T OF OUTFITTINGS FOR STERN
12	3B3000110	ARR’T OF OUTFITTINGS FOR D/B
13	3B4000130	ARR’T OF OUTFITTING IN HOLD SPACE/COFFERDAM
14	3B4000150	ARRANGEMENT OF UNDER DECK PASSAGEWAY
15	3B4000160	ARRG’T OF OUTFITTINGS IN W.B. TANK
16	3B4403530	ARR’T OF HEATING COIL IN COFFERDOM
17	3B4411011	ARRG’T OF OUTFITTINGS FOR PUMP TOWER
18	3B4411012	PUMP TOWER TUBULAR STRUCTURE
19	3B4411013	PUMP TOWER LOWER SECTION
20	3B4411014	PUMP TOWER DETAILS OF PLATFORMS & LADDERS
21	3B4411015	PUMP TOWER DETAILS OF CABLE WAY
22	3B4411016	PUMP TOWER DETAILS OF OTHER DEVICES
23	3B4411017	PUMP TOWER GUIDING SYSTEM
24	3B4411018	PUMP TOWER DETAILS OF CARGO PUMPS SUPPORT
25	3B34411019	LIQUID DOME COVER
26	3B4411021	LIQUID DOME PENETRATION
27	3B4411022	GAS DOME PENETRATION
28	3B4411023	ARR’T OF AMMONIA INJECTION LINE & REFERENCE LEAK

C3F1	HULL OUTFITTING DESIGN SECTION
No.	DWG No.	DRAWING NAME
29	3B4411024	SPRAYING SYSTEM PRINCIPLE
30	3B4411026	PUMP TOWER BASE SUPPORT
31	3B4411027	PUMP TOWER STRESS ANALYSIS
32	3B4411028	CARGO TANK VOLUME & STRESS ANALYSIS
33	3B5000150	ARR’T OF OUTFITTINGS ON UPPER DECK & TRUNK DECK
34	3B5000160	ARR’T OF OUTFITTINGS ON CARGO DOME COVER
35	3B5000180	ARRG’T OF OUTFITTING FOR CARGO MACH/MOTOR ROOM
36	3B5000190	ARRG’T OF OUTFITTING IN REGAS UNIT SPACE
37	3B5840126	ARRG’T OF OX/AC BOTTLE & PIPING
38	3B6000110	ARR’T OF OUTFITTINGS FOR FORE SHIP
39	3B6000510	ARRG’T OF OUTFITTINGS FOR FWD PUMP ROOM
40	3B6403520	ARR’T OF HEATING COIL IN FWD F.O.TANK
41	3B7000100	SAFETY PLAN
42	3B8000110	ARR’T OF OUTFITTINGS FOR AFT DECK
43	3B8000120	ARRG’T OF OUTFITTINGS FOR EM’CY DIG ROOM
44	3J4411015	VENT MAST WITH COWL FOR VENT STACK
45	3J6121001	ARR’T OF ANCHOR HANDLING
46	3J6141002	FORE MAST
47	3J7000021	STANDARD OF HULL OUTFITTINGS(1/3)
48	3J7000022	STANDARD OF HULL OUTFITTINGS(2/3)
49	3J7000023	STANDARD OF HULL OUTFITTINGS(3/3)
50	3J8142001	RADAR MAST
51	3T403003	LIFTING LUG FOR CARGO EQUIPMENT
52	6J5132002	HOSE HANDLING CRANE
53	6J5138001	PROVISION CRANE
54	6J5138008	BOSUN STORE DAVIT
55	6J5138011	CARGO MACHINERY ROOM SERVICE CRANE
56	6J5138012	CARGO PUMP HANDLING DAVIT
57	6J5165001	ACCOMMODATION LADDER

C3F1	HULL OUTFITTING DESIGN SECTION
No.	DWG No.	DRAWING NAME
58	6J5165008	PILOT SLANT LADDER & ROPE LADDER REEL
59	6J5221007	LIFE SAVING EQUIPMENT
60	6J7116002	EMERGENCY TOWING SYSTEM
61	6J7122001	DECK MACHINERY
62	6J7122006	QUICK RELEASE HOOK UNIT
63	6J8221004	LIFE BOAT (FREE FALL)
64	6J8221005	LIFE BOAT DAVIT
65	6J8223002	RESCUE BOAT DAVIT
66	6J8223005	RESCUE BOAT
67	6T4232016	CARGO VALVE REMOTE CONTROL AND E.S.D SYSTEM
68	6T4411001	CARGO PUMP
69	6T4411002	CARGO SPRAY PUMP
70	6T4412022	RELIEF VALVE FOR CARGO TANK AND INSULATION SPACE
71	6T4412023	RELIEF VALVE FOR CARGO PIPING
72	6T5411003	HIGH AND LOW DUTY CARGO COMPRESSOR
73	6T5411006	HEAT EXCHANGERS FOR CARGO SYSTEM
74	675411007	AUXILIARY COOLING FRESH WATER PUMP
75	6T5411008	DRAIN COOLER FOR GAS HEATER
76	6T5411009	FRESH WATER COOLER FOR CARGO SYSTEM
77	6T5411021	REGASIFICATION SYSTEM
78	6T5411022	SHIP TO SHIP TRANSFER SYSTEM
79	6T5411023	ODORIZATION SYSTEM
80	6T5411024	HIGH INTEGRITY PRESSURE PORTECTION SYSTEM (HIPPS) SYSTEM
81	6T5411025	GAS METERING SYSTEM
82	6T5415007	PRESSURE CONTROL VALVE FOR N2 BLEED LINE
83	6T7140123	INERT GAS GENERATOR (N2 GAS GENERATOR)
84	617140155	WATER SPRAY SYSTEM
85	6T7401011	BELLOWS TYPE EXPANSION COUPLING

C3F1	HULL OUTFITTING DESIGN SECTION
No.	DWG No.	DRAWING NAME
86	6T7401021	FUEL OIL TRANSFER PUMP
87	6T7412025	CRYOGENIC BUTTERFLY VALVES
88	6T7412026	CRYOGENIC N.R. VALVES
89	6T7412027	CRYOGENIC BALL VALVE
90	6T7412028	CRYOGENIC GLOVE VALVE
91	6T7412029	CRYOGENIC GATE VALVE
92	6T7412031	CARGO PIPE INSULATION
93	6T7418001	TRIM AND LIST INDICATOR
94	6T7415002	INERT GAS SYSTEM
95	6T7431003	GAS DETECTION SYSTEM
96	6T7432001	CO2 FIRE EXTINGUISHING SYSTEM(FIXED)
97	6T7432003	DRY CHEMICAL POWDER FIRE EXTINGUISHING SYSTEM
98	6T7432004	HIGH EXPANSION FOAM FIRE EXTINGUISHING SYSTEM
99	6T7511009	HYDRAULIC VALVE CONTROL SYSTEM
100	6T7512001	TANK LEVEL/DRAFT GAUGE
101	6T8000001	CUSTODY TRANSFER SYSTEM
102	6T8000004	FLOAT TYPE LEVEL GAUGES FOR CARGO TANK
103	6T8000006	GAS FLOW METER
104	6T8000007	LOCAL N2 FLOW METER
105	7B7000002	ON BOARD TEST PROCEDURE FOR HULL OUTFITTING PART
106	7B7711001	INVENTORY LIST(HULL PART)
107	7T7000002	PRESSURE TESTING PROCEDURE FOR CARGO PIPING SYSTEM
108	7T7140400	LN2 TRIAL PROECURE
109	7T7410100	ON-BOARD TEST PROCEDURE FOR CARGO HANDLING SYSTEM
110	7T7410200	GAS TRIAL PROCEDURE
111	7T7410300	CARGO OPERATION MANUAL
112	7T7412013	CALCULATION TABLES FOR CARGO HANDLING SYSTEM

C3F1	HULL OUTFITTING DESIGN SECTION
No.	DWG No.	DRAWING NAME
113	7T7412017	PIPING STRESS ANALYSIS - VAPOR 7 GAS MAIN - TANK NO.1,2,3,4
114	7T7412019	PIPING STRESS ANALYSIS - LIQUID MAIN - TANK NO. 1,2,3,4
115	7T7412021	PIPING STRESS ANALYSIS - STRIPPING & SPRAYING MAIN - TANK NO. 1,2,3,4
116	7T7412023	PIPING STRESS ANALYSIS - SAFETY VAVLES EXHAUSTS - TANK NO, 1,2,3,4 & HP NG
117	7T7412025	PIPING STRESS ANALYSIS - CARGO COMPRESSOR ROOM
118	7T7412027	PIPING STRESS ANALYSIS-DUAL FUEL ENGINE LINE,GAS COMBUSTION UNIT LINE&HEAVIER COMPONENTS RETURN LINE
119	7T7412029	PIPING STRESS ANALYSIS - SPRAYING RAMPS IN TANKS - TANK NO. 1,2,3,4
120	7T7412031	PIPING STRESS ANALYSIS - HIGH PRESSURE LINE TO MANIFOLD & REGASIFICATION SYSTEM LINE

C3F4	ACCOMMODATION DESIGN SECTION
No.	DWG No.	DRAWING NAME
1	258230001	DIAGRAM & ARR’T OF VENTILATION IN ACCOM
2	258400001	DIAGRAM & ARR’T OF PIPING IN ACCOM
3	2W8000002	ACCOMMODATION PLAN ON UPPER DECK
4	2W8000003	ACCOMMODATION PLAN ON A-DECK
5	2W8000004	ACCOMMODATION PLAN ON B-DECK
6	2W8000005	ACCOMMODATION PLAN ON C-DECK
7	2W8000006	ACCOMMODATION PLAN ON D-DECK
8	2W8000007	ACCOMMODATION PLAN ON E-DECK
9	2W8000010	ACCOMMODATION PLAN ON NAV. BRI. DECK
10	2W8001001	STRUCTURAL FIRE PROT. PLAN
11	2W8001002	COLOR SCHEME BOOK

C3F4	ACCOMMODATION DESIGN SECTION
No.	DWG No.	DRAWING NAME
12	3S8230002	STANDARD PRACTICE IN ACCOMMODATION(1/6) (AIR CON. AND VENT SYSTEM)
13	3S8400002	STANDARD PRACTICE IN ACCOMMODATION(2/6) (PIPING SYSTEM)
14	3W8162001	MAIN STAIRWAY IN ACCOM.
15	3W8165001	LADDER & RAIL ON D/H
16	3W8168001	STANDARD PRACTICE IN ACCOMMODATION(4/6) (DECK HOUSE OUTFITTING)
17	3W8261001	STANDARD PRACTICE IN ACCOMMODATION(3/6) (JOINERY WORK)
18	3W8271001	STANDARD PRACTICE IN ACCOMMODATION(5/6) (FURNITURE)
19	3W8400510	ARR’T OF FIRE CONTROL ROOM
20	3W8711001	INVENTORY LIST IN ACCOM.
21	658233001	AIR CONDITIONING PLANT
22	6S8321001	VACUUM TOILET
23	658331001	PROVISION REFRIGERATING PLANT
24	6S8400003	LOCAL FIRE FIGHTING SYS. FOR ACCOM.
25	6W8160001	DOOR
26	6W8166001	ELEVATOR
27	6W8184001	WINDOW WIPER & C.V.S
28	6W8240001	WINDOW
29	6W8310001	GALLEY
30	6W8310003	MISCELLANEOUS EQ’T IN ACCOM.
31	6W8320001	LAUNDRY
32	6W8321002	UNIT TOILET & SANITARY WARE
33	6W8330001	COLD PROVISION CHAMBER
34	758000004	ONBOARD TEST PROCEDURE FOR ACCOMMODATION
35	7S8000007	REFRIGERANT LEAK DETECTOR SYSTEM

C3F5	MACHINERY OUTFITTING DESIGN SECTION
No.	DWG No.	DRAWING NAME
1	3K2000002	“KEY PLAN OF VENT/D, LADDER & GRATING IN E/R”
2	3K2000003	GENERAL ARR’T OF SPARE PART & TOOLS
3	3K2000005	ARRG’T OF DOOR & INSULATION IN E/R
4	3K2520004	ARRG’T& DET. FOR VENTILATION DAMPER REMOTE CONTROL SYSTEM
5	3K2810007	ARR’T & DETAIL OF REDUCTION GEAR & PROPULSION MOTOR SEATING
6	3K2830009	DETAIL OF D/G ENGINE SEATING
7	3K2840012	ARRG’T & DETAIL OF SHAFT WITHDRAWAL
8	3K2840013	ARRG’T OF LIFTING BEAM IN E/R
9	3K2840015	ARRANGEMENT OF WORK SHOP & STORE
10	3K2870201	INDEPENDENT TANK IN E/R
11	3U2000101	STANDARD PRACTICE IN E/R
12	3U2000115	ARRANGEMENT OF SEA CHEST IN ENGINE ROOM
13	3U2000117	ARRG’T OF LIFTING LUG IN E/R
14	3U2000122	ARRG’T OF TK TOP HOLES & D/B TANKS IN E/R
15	3U2000123	ARRANGEMENT OF SHIP SIDE VALVE & DETAIL OF PIPE IN ENGINE ROOM
16	3U240010C	ARRG’T OF VENT HOOD SPACE IN E/R
17	3U240010D	ARRG’T OF G.C.U IN E/R
18	3U2860118	ARRG’T & DET. OF MAIN ENGINE EXH.GAS PIPE
19	3U2860119	ARRANGEMENT OF MAIN FUNNEL
20	3U2870121	ARRANGEMENT OF HULL TANK IN E/R
21	6U2232351	E/R VENT FANS
22	6U2402023	FLOWMETER
23	6U2811003	GAS COMBUSION UNIT
24	6U2831101	MAIN D/G ENGINE
25	6U2833121	REDUCTION GEAR
26	6U2843165	PURIFIERS
27	6U2843171	OILY BILGE SEPARATOR

C3F5	MACHINERY OUTFITTING DESIGN SECTION
No.	DWG No.	DRAWING NAME
28	6U2843173	WATER MIST FIRE FIGHTING SYSTEM
29	6U2844172	PISTON TYPE COMPRESSORS
30	6U2844173	SCREW TYPE COMPRESSORS
31	6U2846185	FRESH WATER GENERATOR(DISTILLING PLANT)
32	6U2846193	MARINE GROWTH PREVENTING SYSTEM
33	6U2846197	SEWAGE TREATMENT PLANT
34	6U2847219	E/R CRANE
35	6U2852301	AUXILIARY BOILER
36	6U2852302	INCINERATOR
37	6U2853303	EXHAUST GAS ECONOMIZER
38	7U2000501	LUB OIL CHART
39	7U2000502	ON BOARD TEST PROCEDURE

C3F9	ELECTRIC OUTFITTING DESIGN SECTION
No.	DWG No.	DRAWING NAME
1	2E2000301	G/A OF ELEC. EQUIP. IN E/R AND S/G ROOM
2	2E2520309	ARRANGEMENT OF NO1. AND NO2. MAIN SWITCH BOARD ROOM
3	2E2610201	W/D OF LIGHTING SYSTEM IN E/R
4	2E6000017	GENERAL ARRANGEMENT OF ELECTRIC EQUIPMENT IN CARGO MACHINERY
5	2E6000018	ARRANGEMENT OF NO.1 AND 2 CARGO SWITCH BOARD ROOM
6	2E7000304	G/A OF ELECTRIC EQUIPMENT ON DECK
7	2E7000401	ON BOARD TEST PROCEDURE OF ELEC. EQUIP.
8	2E7610202	WIRING DIAGRAM OF LIGHTING SYSTEM EXCEPT E/R
9	2E7611203	ARRANGEMENT OF NAVIGATION LIGHT
10	2E7641103	WIRING DIAGRAM OF POWER SYSTEM

C3F9	ELECTRIC OUTFITTING DESIGN SECTION
No.	DWG No.	DRAWING NAME
11	2E8000303	GENERAL ARRANGEMENT OF ELECTRIC EQUIPMENT IN ACCOMMODATION
12	2N2520306	ARRANGEMENT OF CARGO CONTROL ROOM
13	2N2520307	ARR’T OF ENGINE CONTROL ROOM
14	2N6000004	INSTRUMENT LIST FOR CARGO PART
15	2N6000013	WIRING DIAGRAM OF CONTROL AND INSTRUMENTATION FOR CARGO SYSTEM
16	2N6000029	ONBOARD TEST PROCEDURE OF CARGO CONTROL AND INSTRUMENTATION SYSTEM
17	2N7000201	WIRING DIAGRAM FOR COMMUNICATION & NAVIGATION EQUIPMENT
18	2N7000203	TEST PROCEDURE FOR NAUTICAL EQUIPMENT
19	2N7183304	ARR’GT OF ECHO SOUNDER & LOG
20	2N7430403	WIRING DIAGRAM & ARRANGEMENT OF FIRE & GENERAL ALARM SYSTEM
21	2N7520102	WIRING DIAGRAM FOR CONTROL AND INSTRUMENTATION FOR MACHINERY
22	2N7520105	ON BOARD TEST PROCEDURE FOR E/R MACHINERY CONTROL SYSTEM
23	2N8000204	ARRANGEMENT OF ANTENNA EXTENSION
24	2N8000206	ARRANGEMENT OF ELECTRIC EQUIPMENT ROOM
25	2N8000301	ARRANGEMENT OF WHEEL HOUSE AND CHART SPACE
26	2N8838401	ARRANGEMENT OF BATTERY ROOM
27	3C7620001	STANDARD OF CABLE INSTALLATION
28	6E2638106	LV TRANSFORMER
29	6E2641108	LV MAIN & CARGO SWITCH BOARD
30	6E2641109	LV SWITCH BOARD
31	6E2642112	TEST PANEL
32	6E2831101	MAIN GENERATOR
33	6E2838105	HV TRANSFORMER
34	6E2848107	ELECTRIC WELDER

C3F9	ELECTRIC OUTFITTING DESIGN SECTION
No.	DWG No.	DRAWING NAME
35	6E7612217	LIGHTING FIXTURE
36	6E7621301	ELECTRIC CABLE
37	6E7641107	PROPULSION CONVERTER
38	6E7641110	DISTRIBUTION BOARD
39	6E7643111	GROUP STARTER PANEL
40	6E7643112	LOCAL GROUP STARTER PANEL AND INDIVIDUAL STARTER
41	6E7710401	SPARE PARTS LIST
42	6E7841105	ELECTRIC PROPULSION MOTOR
43	6E7841106	ELECTRIC MOTOR
44	6E7841107	PORTABLE VIBRATION MEASUREMENT FOR SPM
45	6E8611201	GROUP CONTROL PANEL
46	6E8641109	EMERGENCY SWITCH BOARD
47	6E8643114	EMERGENCY STOP SWITCH BOX
48	6E8831103	EMERGENCY GENERATOR
49	6N2521101	ENGINE ROOM CONTROL CONSOLE
50	6N2521102	INTEGRATED AUTOMATION SYSTEM (IAS)
51	6N2521105	LIGHT SIGNAL COLUMN
52	6N2522110	ATMOSPHERIC OIL MIST DETECTOR IN E/R
53	6N2522112	PRESSURE GAUGE BOARD
54	6N2522113	PRESSURE INDICATING SYSTEM
55	6N2522116	TEMP. IND SYSTEM
56	6N2522117	LEVEL SWITCH
57	6N2522118	LEVEL INDICATING SYSTEM
58	6N2522129	PERFORMANCE MONITORING SYSTEM
59	6N2522130	AIR LOCK ALARM SYSTEM (CARGO MOTOR ROOM)
60	6N2522131	WATER DTECTOR IN INSULATION SPACE
61	6N7181303	AUTO PILOT AND GYRO COMPASS
62	6N7182313	WHISTLE
63	6N7182314	AUTO FOG BELL & GONG SYSTEM

C3F9	ELECTRIC OUTFITTING DESIGN SECTION
No.	DWG No.	DRAWING NAME
64	6N7183107	RUDDER ANGLE INDICATOR SYSTEM
65	6N7183307	SPEED LOG
66	6N7183308	ECHO SOUNDER
67	6N7212203	AUTOMATIC TELEPHONE
68	6N7212205	COMMON BATTERY TELEPHONE
69	6N7212207	BRIDGE WATCH MONITORING SYSTEM
70	6N7212209	PUBLIC ADDRESS AND TALK BACK SYSTEM
71	6N7212210	MISCELLANEOUS COMMUNICATION SYSTEM
72	6N7212212	SHIP/SHORE COMMUNICATION SYSTEM
73	6N7212213	EMERGENCY SHUTDOWN SYSTEM
74	6N7281212	COMMUNAL AERIAL SYSTEM
75	6N7431401	FIRE DETECTION SYSTEM
76	6N7838402	STORAGE BATTERY
77	6N8181304	MAGNETIC COMPASS
78	6N8181313	D.G.P.S
79	6N8181315	INTEGRATED NAVIGATION SYSTEM
80	6N8181317	NAVTEX EQUIPMENT
81	6N8182305	RADAR EQUIPMENT
82	6N8182310	WEATHER FACSIMILE RECEIVER
83	6N8182311	ANEMOMETER AND ANEMOSCOPE
84	6N8182316	CCTV SYSTEM
85	6N8184404	CLOCK
86	6N8521102	BRIDGE CONTROL CONSOLE
87	6N8521104	BRIDGE WING CONTROL CONSOLE
88	6N8521105	ENGINE CONTROL ROOM CONSOLE
89	6N8631201	MF/HF RADIO EQUIPMENT
90	6N8631211	VHF RADIO TELEPHONE
91	6N8631213	VHF PORTABLE TRANSCEIVER
92	6N8631215	SATELLITE COMMUNICATION EQUIP’T(F-TYPE)

C3F9	ELECTRIC OUTFITTING DESIGN SECTION
No.	DWG No.	DRAWING NAME
93	6N8631217	SATELLITE COMUNICATION EQUIP’T (C-TYPE)
94	6N8631218	UHF ONBOARD COMMUNICATION EQUIPMENT
95	6N8631220	AUTOMATIC IDENTIFICATION SYSTEM
96	6N8631221	VOYAGE DATA RECORDER
97	6N8631222	SHIP SECURITY ALERT SYSTEM
98	6N8641403	BATTERY CHARGER AND DISTRIBUTION BOARD
99	6N8641404	U.P.S
100	6N8641406	SIGNAL SOUND RECEPTION SYSTEM

C3J1	DESIGN COORDINATION SECTION 1
No.	DWG No.	DRAWING NAME
1	2G7000004	CAPACITY PLAN & DEADWEIGHT SCALE
2	2G7000012	DOCKING PLAN
3	2G7000013	LINES OF BILGE KEEL
4	4G7000002	DRAFT MARK
5	6G7000001	LOADING COMPUTER(ON-LINE)
6	7G7000007	PROCEDURE OF CARGO TANK CALIBRATION
7	7G7000008	PROCEDURE OF INCLINING EXPERIMENT & LIGHTWEIGHT MEASUREMENT
8	7G7000009	PROCEDURE OF SEA TRIAL
9	7G7000018	LIST OF DRAWING FOR APPROVAL(OWNER)
10	8G7000004	RESULT OF INCLINING EXPERIMENT & LIGHTWEIGHT MESURMENT
11	8G7000006	RESULT OF SEA TRIAL

C3J5	ANTI-CORROSION DESIGN SECTION
No.	DWG No.	DRAWING NAME
1	1P7030002	PAINTING SPECIFICATION
2	1P7030003	COATING TECHNICAL FILE
3	2P7033007	ARR’GT OF I.C.C.P
4	4P7033016	ARRG’T OF ANODES

C410	PROJECT & PRODUCTION PLANNING DEPT
No.	DWG No.	DRAWING NAME
1	7H7030060	DETAILS OF WELD JOINTS FOR HULL & OUTFITTINGS

SCHEDULE 9 NOVATION AGREEMENT

This agreement is made on [—]

Between

(1)	PT Perusahaan Gas Negara (Persero) Tbk, a state-owned limited liability company established under Indonesian Government Regulations and having its principal office at JI. K.H. Zainul Arifin No. 20, Jakarta 1140, Indonesia (the “Continuing Party”);

(2)	Höegh LNG Limited a company incorporated under the laws of Bermuda and with its registered office at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda (the “Transferor”); and

(3)	[insert name of Indonesian Owner], a company duly incorporated in Indonesia and with its registered office at [Insert] (the “Transferee”).

Recitals

A.	The Continuing Party and the Transferor are parties to agreements, copies of which are set out in the first schedule hereto (the “Subject Agreements”).

B.	Under the Subject Agreements, Transferor agrees to lease to the Continuing Party, and operate and maintain, a floating storage and regasification unit and procure a mooring system (“FSRU&M”) in connection with the Lampung LNG Floating Storage and Regasification Facilities Project and to assume joint and several liabilities for certain obligations.

C.	The Transferor will or will procure transfer of ownership of the FSRU&M to the Transferee on or about the date of this agreement.

D.	The Transferor wishes to be released from all its obligations and liabilities and transfer all its rights under the Subject Agreements to the Transferee, and the Continuing Party agrees to such release. The Transferee wishes to assume such obligations and liabilities.

Operative provisions

Novation

1.	In consideration of the other parties’ entering into their respective obligations under this agreement, [with effect from the date of this agreement]:

1.1	the Continuing Party hereby releases and discharges the Transferor (including without limitation in respect of any breach of the Subject Agreements by the Transferor antecedent to the Effective Date) from all of the Transferor’s obligations and liabilities under or in connection with the Subject Agreements, and from all claims and demands whatsoever arising under the Subject Agreements on or after the date of this agreement (the “Effective Date”) and the Transferor hereby ceases to be a party to the Subject Agreements;

1.2	save as provided in section 9 of Schedule 6 of the Subject Agreement entitled the Amended and Restated Lease Operation and Maintenance Agreement, the Transferor hereby assigns all of its rights under the Subject Agreements to the Transferee (including, without limitation, in respect of any breach by the Continuing Party of the Subject Agreements antecedent to the Effective Date), and all obligations and liabilities of the Continuing Party to the Transferor under the Subject Agreements hereby cease;

1.3	the Transferee hereby agrees to assume and perform the obligations and liabilities from which the Transferor is released and discharged pursuant to clause 1.1 of this agreement (including, without limitation, in respect of any breach of the Subject Agreements by the Transferor antecedent to the Effective Date) and to be bound by its terms in all respects as if the Transferee had been named as a party thereto in place of the Transferor; and

1.4	the Continuing Party hereby agrees to perform the Continuing Party’s obligations and liabilities under or in connection with the Subject Agreements and to be bound by its terms in all respects as if the Transferee had been named as a party thereto, in place of the Transferor.

2.	The terms of this agreement are conditional upon the Transferee having procured on or before execution of this agreement the delivery to the Continuing Party of a guarantee substantially in the form set out in the second schedule to this agreement (the “Indonesian Owner Guarantee”).

3.	Promptly following execution of this agreement the Transferee shall provide to the Continuing Party customary legal opinions in form and substance reasonably satisfactory to the Continuing Party from a reputable counsel relating to the enforceability of the Indonesian Owner Guarantee, the power and authority of the Guarantor to enter into and perform the Indonesian Owner Guarantee and due execution by the Guarantor of Indonesian Owner Guarantee and words defined in the Subject Agreements shall have the same meaning in this clause.

Notices

4.	For the purposes of the Subject Agreements, the Transferee’s address for notices shall be as follows:

Address: [—]

Fax No: [—]

Addressed for the personal attention of: [—]

Counterparts

5.	This agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same Instrument.

Governing law and arbitration

6.	This agreement shall be governed by and construed in accordance with the laws of Republic of Indonesia.

7.	Any dispute arising out of or in connection with the agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this Clause. The Tribunal shall consist of 3 arbitrators. The language of the arbitration shall be English.

8.	It is hereby agreed that an arbitral tribunal constituted under one or both of the Subject Agreements may consolidate an arbitration hereunder.

9.	Each party agrees that it will not institute any court proceedings arising out of or in connection with this agreement (and, in the event of consolidation, the Indonesian Owner Guarantee, or Umbrella Agreement) except only to enforce in any court having jurisdiction any award rendered by the arbitral tribunal.

10.	Decisions of the arbitral tribunal shall be binding in final instance upon the parties hereto. The parties hereto expressly agree in accordance with Law No. 30 of 1999 on Arbitration and Alternative Dispute Resolution (the “Arbitration Law”) that in deciding the disagreement or dispute, the arbitrators shall be bound by strict rules of law, and may not purport to decide the same ex aequo et bono. The parties further agree to waive any Indonesian laws and regulations, decrees or policies having the force of law that would otherwise give a right to appeal any arbitration decision or award, and to the extent applicable, as such that in conformity with Article 60 or Arbitration Law, there shall be no appeal and/or cessation to any court of law from the decision of the arbitrators and the parties shall not challenge or resist the enforcement action taken by the party in whose favour the decision of the arbitrators was given.

11.	The parties hereto expressly agree to waive the applicability of Article 48.1 of the Arbitration Law as such that the mandate of the arbitrators duly constituted in accordance with the terms of this Lease shall remain in effect until a final arbitral award has been issued by the arbitrators.

Governing Language

12.

This agreement is executed in the English language. In compliance with Law No. 24 of 2009 regarding National Flag, Language, Emblem and Song, the parties agree to translate this agreement into the Indonesian language within 90 days as of the date of this agreement or any other date as agreed between the parties. The Indonesian language agreement shall have the date of this agreement as its effective date. Such Indonesian language version shall form an integral and inseparable part of the English version. In the event of inconsistencies or differences in interpretation between the English and Indonesian texts, the English version shall prevail and the relevant Indonesian version shall be deemed to be automatically amended to conform with and to make the relevant Indonesian text consistent with the relevant English text.

13.	Furthermore, each party agrees it will not cite or invoke Law 24/2009 or any regulation issued thereunder, or claim that the fact this agreement was executed in the English language only, to:

13.1	defend its non-performance or breach of its obligations under this agreement; or

13.2	allege that this agreement is against public policy or otherwise does not constitute its legal, valid and binding obligations, enforceable against it in accordance with its

IN WITNESS this agreement has been duly executed on the date set out above.

Signed for and on behalf of Höegh LNG Ltd.	Signed for and on behalf of PT Perusahaan Gas Negara (Persero) Tbk

Signature	Signature

Name	Name

Capacity	Capacity

Date	Date

Signed for and on behalf of [insert details of Transferee]

Signature

Name

Capacity

Date

Schedule 1 to Novation Agreement

[Insert copy of the Subject Agreements]

Schedule 2 to Novation Agreement

INDONESIAN OWNER GUARANTEE

This deed is made on [—]

Between

[—] (the “Guarantor”); and

PT Perusahaan Gas Negara (Persero) Tbk, a state-owned limited liability company established under Indonesian Government Regulations and having its principal office at JI. K.H. Zainul Arifin No. 20, Jakarta 1140, Indonesia (the “Company”)

Recitals

A.	The Company has entered into an amended and restated lease, operation and maintenance agreement dated [—] (the “LOM”) with [insert name of Owner] (“Transferor”) and an umbrella agreement dated [—] with the Transferor and PT Rekayasa Industri (the “Umbrella Agreement”) and together with the LOM, the “Original Agreements”).

B.	Under the LOM, the Transferor agrees to lease to Company, and operate and maintain, a floating storage and regasification unit and procure a mooring system in connection with the Lampung LNG Floating Storage and Regasification Facilities Project.

C.	Under the Umbrella Agreement, the Transferor agreed to assume joint and several liability for certain obligations.

D.	By a novation agreement dated [—] (the “Novation Agreement”), the Transferor is released from all its obligations and liabilities and transfers all of its rights under the Original Agreements to [insert name of Indonesian Owner] (the “Owner”), and the Owner assumes the Transferor’s obligations, liabilities and rights under the Original Agreements. The Original Agreements as novated in accordance with the Novation Agreement shall be referred to as the “Agreements”.

E.	The Guarantor has agreed to guarantee to the Company the due and proper performance by the Owner of all the Owner’s obligations and liabilities under the Agreements (the “Guaranteed Obligations”) on the terms of this deed.

Operative provisions

1.	Guarantee

The Guarantor hereby:

(a)	agrees and guarantees to the Company, as an independent and primary obligor and not only as surety, that if the Owner breaches any of the Guaranteed Obligations, then the Guarantor shall on the Company’s demand perform that Guaranteed Obligation in place of the Owner;

(b)	acknowledges and agrees that no variation of or alteration to the terms of the Guaranteed Obligations or to their extent, nature or method of performance, and no allowance of time, waiver, forbearance, forgiveness, indulgence, compromise or other dealing under or in connection with the Agreements or any right or remedy arising thereunder, and no invalidity, illegality, unenforceability or irregularity of the Agreements or of any provision thereof, and no other act, omission or default which (but for this provision) might have operated to release, exonerate or discharge the Guarantor or otherwise reduce, extinguish or adversely affect any liability of the Guarantor under the terms of this deed shall in any way release, exonerate or discharge the Guarantor from any liability under the terms of this deed or otherwise reduce, extinguish or adversely affect any such liability, and the Guarantor hereby waives any requirement for notice to it of any such event;

(c)	confirms that it has full power and capacity to enter into this deed and agrees that this deed shall not be revocable by the Guarantor, shall be a continuing guarantee, shall be additional to and not in substitution for any rights or remedies that the Company may have against the Owner under the Agreements or at law, shall be additional to any other guarantee or security from time to time held by the Company, shall not be affected by any release or waiver of any such guarantee or security and shall remain in full force and effect notwithstanding the winding-up, liquidation, receivership, administration, voluntary arrangement or other composition with creditors (or any event equivalent or analogous to any of the foregoing under the law of any jurisdiction) of the Owner or if the Owner is unable to pay its debts (as defined by sections 123(1) and 268(1) of the Insolvency Act 1986, as amended);

(d)	agrees that all sums payable by the Guarantor under this deed shall be paid to the Company in full, free of all present or future taxes, levies, duties, charges, fees, withholdings or deductions (together referred to as “Deductions”) and, if the Guarantor is compelled by law to make any Deduction, the Guarantor will gross-up the payment so that the net sum received by the Company is equal to the full amount which the Company would have received had no such Deduction been made;

(e)	agrees that, as long as the Owner remains under any actual or contingent liability under the terms of the Agreements, it shall not take any security from the Owner in connection with this deed (and, if taken, any such security shall be held by the Guarantor as security for its liability to the Company under this deed) or take any step to enforce any right or claim against the Owner in respect of any payment made under or liability arising from or in connection with this deed or exercise any rights as Guarantor in competition with the Company;

(f)	agrees that the obligations of the Guarantor under this deed and the Owner under the Agreement are independent and several obligations, and accordingly that the Company shall not be obliged, before enforcing any of its rights or remedies under this deed, to commence proceedings or take any other action against the Owner or enforce any other guarantee or security from time to time held by the Company in respect of the Guaranteed Obligations; and

(g)	agrees that the Company shall be entitled to assign any or all of its rights or benefits under this deed (whether or not accrued) at any time to any person who takes an assignment of any of the rights under the Agreements or the benefit thereof, subject mutatis mutandis to the same terms.

2.	Claims procedure

(a)	Any demand under this deed shall be in writing and shall be served personally or by first class pre-paid post or by fax. The address, fax number and attention for service of any demand upon the Guarantor shall be the address, fax number and attention stated in clause 2(c) below or such other address, fax number or attention as may from time to time be notified in writing by the Guarantor to the Company.

(b)	A demand shall be deemed to be received in the case of:

(i)	pre-paid post, on the day it is received;

(ii)	delivery by hand, when so delivered; and

(iii)	fax, upon the receipt by the sender of a transmission report from the dispatching fax which confirms that all of the pages comprised in the demand have been successfully sent to the Guarantor’s fax number, provided that, in the case of service in accordance with clauses 2(b)(ii) and 2(b)(iii), if the date of receipt of the demand is not a business day in the country of the recipient, or if the demand is received outside the hours of 9.00 a.m. to 5.00 p.m., it shall be deemed to have been received at 9.00 a.m. on the next business day.

(c)	The address, fax number and attention for service of demands upon the Guarantor are:

Address: [insert details]

Fax No.: [insert details]

Attention: [insert details]

3.	No waiver and provisions severable

(a)	No failure or delay by the Company in exercising any right or remedy shall operate as a waiver, nor shall any single or partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy.

(b)	Each of the provisions of this deed is severable from the others, and if for any reason any such provision is or becomes ineffective, inoperable, invalid or unenforceable it shall be severed and deemed deleted from this deed, and in such event the remaining provisions of this deed shall continue to have full force and effect.

4.	Governing law and forum

(a)	This deed shall be governed by the laws of the England.

(b)	Any dispute arising out of or in connection with this deed, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause.

(c)	The Tribunal shall consist of three arbitrators.

(d)	The language of the arbitration shall be English.

(e)	[An arbitral tribunal constituted under this clause 4 may, unless consolidation would prejudice the rights of any party, consolidate arbitration hereunder with arbitration under the LOM and/or the Umbrella Agreement if the arbitral proceedings raise common questions of law or fact. If two or more arbitral tribunals under this deed or the LOM and/or the Umbrella Agreement issues consolidation orders, the order issued first shall prevail.]

(f)	The decision of the arbitration is final and binding on the parties. No party may bring an appeal to any court or other authority in relation to the decision of the arbitration. Except to enforce the decision of the arbitration, no party may bring any action in any court in Indonesia or elsewhere in relation to the Dispute.

5.	Counterparts

This deed may be executed in any number of counterparts, each of which when executed shall be an original, and all the counterparts together shall constitute one and the same instrument.

6.	Confidentiality

Each party hereby undertakes to maintain the confidentiality of this deed and may only disclose (except with the written consent of the other party, such consent not to be unreasonably withheld or delayed) this deed to:

(a)	its Affiliates (as defined in the LOM), its and its Affiliates’ officers, management personnel, and financial (including auditing and taxation), insurance, and legal advisors to the extent reasonable necessary for the purposes of the Agreement and this deed;

(b)	Permitted Creditors (as defined in the LOM); and

(c)	a competent court, or for the purposes of any arbitration, or expert or other dispute resolution proceeding under this deed or the Agreements, or as may be required by law or any competent legal or regulatory authority having jurisdiction over that party.

7.	Governing Language

(a)	This deed is executed in the English language. In compliance with Law No. 24 of 2009 regarding National Flag, Language, Emblem and Song, the parties agree to translate this agreement into the Indonesian language within 90 days as of the date of this deed or any other date as agreed between the parties. The Indonesian language agreement shall have the date of this deed as its effective date. Such Indonesian language version shall form an integral and inseparable part of the English version. In the event of inconsistencies or differences in interpretation between the English and Indonesian texts, the English version shall prevail and the relevant Indonesian version shall be deemed to be automatically amended to conform with and to make the relevant Indonesian text consistent with the relevant English text.

(b)	Furthermore, each party agrees it will not cite or invoke Law 24/2009 or any regulation issued thereunder, or claim that the fact this deed was executed in the English language only, to:

(i)	defend its non-performance or breach of its obligations under this agreement; or

(ii)	allege that this deed is against public policy or otherwise does not constitute its legal, valid and binding obligations, enforceable against it in accordance with its terms.

IN WITNESS WHEREOF, this instrument has been executed and delivered as a deed.

SCHEDULE 10 FINANCING REQUIREMENTS

1.	In this Schedule:

“Permitted Creditors” means Persons (including financial institutions, multilateral agencies and export credit agencies) who at the relevant time have provided or are committed to provide debt financing and/or hedging arrangements pursuant to the Financing Agreements or any agent or trustee for such persons;

“Financing Agreements” means at the relevant time:

(a)	all bonds, notes or other debt instruments or securities; loans, guarantees, letters of credit or other credit facilities; finance or capital leases; interest, currency or commodity swaps, caps, collars, floors or other hedging agreements (including, without limitation, options relating to any of the foregoing); and all other agreements or instruments creating or evidencing indebtedness for borrowed money, entered or to be entered into between Owner and/or the Indonesian Owner and/or any Affiliate thereof and the Permitted Creditors in connection with the financing or refinancing of the FSRU (all such financing and refinancing, the “FSRU Financing”); and

(b)	the security documents, intercreditor agreements, co-ordination agreements, and other ancillary agreements required pursuant to any of the agreements or instruments referred to in paragraph (a) above.

2.	It is understood and agreed that the Initial Owner and/or the Indonesian Owner and/or any Affiliate thereof may obtain FSRU Financing from Permitted Creditors which includes, without limitation, commercial banks and export credit agencies and through the issuance of debt securities in the capital markets. In connection with any FSRU Financing, Company shall, if so requested by Owner:

(a)	deliver to the relevant Permitted Creditors or the agent or trustee acting on behalf of the relevant Permitted Creditors (the “Lenders’ Agent”) certified copies of its constitutional documents, incumbency certificates relating to the Company, financial statements, and such other items as such Permitted Creditors or the Lenders’ Agent may reasonably request and agreed to be provided by Company taking into account confidentiality and regulatory restrictions but acting reasonably; and

(b)	provide all publicly available information in the Company’s possession reasonably requested by the relevant Permitted Creditors or the Lenders’ Agent to facilitate such FSRU Financing.

3.	Company acknowledges and agrees that Owner may collaterally assign any of its rights under the agreement of which this schedule forms part (the “Agreement”) to the Lenders’ Agent as security for its obligations to the relevant Permitted Creditors. Company agrees that upon notice of such collateral assignment it shall enter into a direct agreement with the Lenders’ Agent (the “Quiet Enjoyment Agreement”) pursuant to which Company shall agree:

(a)	that the Lenders’ Agent shall be entitled to exercise all rights and to cure any defaults of Owner under the Contract and the Agreement and Company shall accept such exercise or cure as though it had been done by the Owner;

(b)	that Company shall not, without the prior written consent of the Lenders’ Agent (such consent not to be unreasonably withheld or delayed):

(i)	consent to or accept any cancellation or termination of the Agreement by Owner, or

(ii)	amend the Agreement in any material respect;

(c)	that Company shall not make any demands under the Agreement on account of any default by Owner without giving prior written notice to the Lenders’ Agent and providing to the Lenders’ Agent an opportunity to cure such default; and

(d)	that Company shall execute such further agreements and documents reasonably requested by the Owner (on behalf of the Lenders’ Agent) providing assurances and other protections to the relevant Permitted Creditors in furtherance of the provisions set out in this paragraph 3.

4.	Company further agrees (and will agree with the Permitted Creditors in the Quiet Enjoyment Agreement) that if the relevant Permitted Creditors succeed to the interests of Owner by exercise of security, foreclosure or otherwise, Company shall continue to perform all of its obligations under the Agreement and shall recognise the relevant Permitted Creditors or any substitute entity nominated by the Permitted Creditors in the place of Owner.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

SCHEDULE 11 DELIVERY PROTOCOL

1.	Owner shall notify Company on FSRU’s arrival in Lampung in accordance with the terms of this agreement.

2.	Company shall be ready to procure delivery of, and shall deliver LNG to the Vessel, and Owner shall take that LNG, within a reasonable period after issue of the Notice of Readiness.

3.	Owner shall:

3.1	give Company reasonable notice of when it is ready to discharge Regasified LNG at the Delivery Point for performance of the Acceptance Tests, and Company shall as soon as reasonably practicable and in any event no later than ***** hours thereafter notify Owner of its readiness to take Regasified LNG and shall procure that one or more Downstream Offtakers then take, that Regasified LNG; and either party may refer a dispute as to what is reasonable for the purposes of this paragraph to an Expert for determination; and

3.2	perform commissioning of FSRU&M and Pipeline System, as the first part of the Acceptance Test, in order to deliver Regasified LNG to Downstream Offtakers.

3.3	The Performance Test and Reliability Test (and any repetition thereof) will be conducted upon the completion of the commissioning in accordance with section 3.2 of this Schedule 11, and will be undertaken to determine if the FSRU&M meets the Acceptance Minimum Requirements for the purposes of this agreement.

4.	The Performance Test will be in accordance with the following principles:

4.1	Regasification

The Performance Test shall verify the following:

4.1.1	Send-out rate of 240 MMscfd at the Delivery Point for four hours.

4.1.2	Send-out from each LNG regasification train operating alone of 45 MMscfd for four hours.

4.1.3	Send-out from each LNG regasification trains operating alone of 120 MMscfd for four hours.

4.1.4	Actual time required for ramp-up of the regasification send-out rate from 0 MMscfd to 240 MMscfd to be observed and recorded.

4.1.5	Actual time required for ramp-up and ramp-down of the regasification send-out rate between minimum and maximum send-out rate to be observed and recorded.

4.1.6	A lapse time of no more than two hour ramping up from minimum send-out rate (45 MMscfd) to maximum send-out rate (240 MMscfd).

4.1.7	A lapse time of no more than two hours ramping down from maximum send-out rate to minimum send out rate.

4.1.8	That the new send out rate has stabilized within two hours of reaching the ramped up or ramped down send out rate.

4.2	Delivery Point

The Performance Tests shall test for an operating send out pressure of 1140 psi(g) or such pressure as is mutually agreed and a temperature of 65°F at all regasification flow rates at the Delivery Point.

4.3	LNG Loading Rate

The Performance Test shall test for a loading rate of 5,000 m3/h through Flexible Hoses with min 4.4 bar(g) LNG delivery pressure at the hose connection for 6 hours.

4.4	Boil-off Recondenser System

The Performance Tests shall test for a guaranteed boil off recondenser system capacity of 8 t/hr at gas send-out rate of 240 MMscfd. The test is only possible to complete if there is sufficient boil off available requiring utilization of the full capacity of the re-condenser. If this is not the case, the test shall be deemed completed as long as the re-condenser is capable of re-condensing the volume required under the given boil off gas balance, up to maximum 8 t/hr at a gas send-out of 240 MMscfd.

4.5	Fuel Consumption

The Performance Tests shall verify fuel consumption, when at the Mooring and regasifying LNG at a rate of 240 MMscfd shall not to exceed the Maximum Fuel Consumption Rate for a send-out rate of 240 MMscfd.

4.6	Sea Water Test

For the duration of the Performance Test the Owner shall measure the average temperature difference between seawater inlet and seawater discharge points over the duration of the testing, is eight degrees Celsius or less for all modes of the FSRU’s regasification plant operation in order to prevent the temperature difference being more than five degrees Celsius at 500 meter radius from FSRU. Owner will have the opportunity to in lieu of measuring the average temperature difference between seawater inlet and outlet to measure the temperature difference at a 500 meter radius from the FSRU.

4.7	Testing Guidelines:

4.7.1	LNG Quality: Process LNG quality will be in the range as specified in Schedule 1 Part B.

4.7.2	Instrumentation: Performance Test runs shall be conducted with calibrated and validated instruments.

4.7.3	Duration: The time duration of each Performance Test shall be that specified above to reach stable conditions with no upsets or trips.

4.7.4	Participants: The test runs shall be carried out by the Owner, witnessed by representatives of the Company and, if required by the Law, any Government Authority representative.

5.	Test Variables:

The Performance Tests will describe:

•	a clear set of test and reference conditions; a clear set of the acceptance criteria and provision for “punch list” items to be resolved following Acceptance;

•	a clear protocol on which instruments will be used for measurement;

•	a summary of instruments that are being used for the Performance Tests;

•	the test duration;

•	how rate increases will take place with hold points;

•	measurement criteria to confirm that the system process is stabilized prior to a rate change/increase;

•	criteria to compare the actual test run results to the design figures;

•	the process and utility variables to be measured/ recorded in order to ensure that the system is operating within the environmental permit conditions;

•	the operating envelope of the FSRU, such as heel and material balances, pump curves, and vaporizer performance curves; and

•	that the alarm status of process and equipment is recorded during the test run period to verify that the performance is achieved under normal operating conditions.

6.	The Reliability Test will be in accordance with the following principles:

The “Reliability Test” shall be a continuous period of operation of the FSRU&M to demonstrate the sustained send out capacity of the FSRU&M in accordance with Acceptance Minimum Requirements. The Reliability Test shall be a period of 24 hours and the acceptance criteria shall include the following:

•	there shall be no unplanned shutdowns;

•	Nominations shall be in accordance with the Nomination Procedure;

•	Owner shall use reasonable endeavours to deliver the Regasified LNG in accordance with the Nominations and no Warranty Compensation shall be payable by Owner; and

•	the cost of all fuels and bunkers, consumed by the FSRU while the FSRU is undergoing the Reliability Test, shall be borne by Company.

SCHEDULE 12 PURCHASE TERMS

1.	Definitions and Interpretation

1.1	In this Schedule (the “Purchase Terms”) except where the context otherwise requires:

“Buyer” means Company.

“Completion” means the completion of the sale and purchase of the FSRU in accordance with the Purchase Terms.

“Completion Date” means the date on which Completion occurs.

“Deposit” has the meaning given to that expression in Clause 3 of these Purchase Terms.

“FSRU Assets” means:

(a)	the FSRU;

(b)	the property described in Clause 8 of these Purchase Terms; and

(c)	a non-exclusive, non-transferable, royalty free, perpetual, irrevocable licence to use the Intellectual Property Rights relating to the FSRU for the purpose of operating and maintaining the FSRU, to the extent required, and which Owner is entitled so to licence without infringing any Law or obligation owed to a third party.

“Permitted Encumbrances” means workmen and vendor liens arising in the ordinary course of business, in each case with respect to obligations or claims which are either not delinquent or are being contested in good faith.

“Purchase Price” means the amount determined under Appendix I of these Purchase Terms (less any amount already paid in or payable respect of the Owner Breach Termination Amount, the Vessel FM Termination Amount; the Non-Vessel FM Termination Amount or the Company Breach Termination Amount, as applicable).

“Related Parties” means, in respect of a Person,

(a)	Affiliates of such Person; and

(b)	the respective directors, trustees, officers, employees, advisors and other agents and representatives of such Person or any Affiliate of such Person.

“Party” means Owner or Buyer, as the case may be (and “Parties” shall be construed accordingly).

1.2	Expressions defined or referred to in the agreement to which this Schedule is appended (the “Agreement”) have the same meaning when used in the Purchase Terms, except where the context otherwise requires.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

1.3	Unless the context otherwise requires, clause 1.2 of the Agreement shall apply as if set out in the body of these Purchase Terms, save that references to “Clauses” in these Purchase Terms are to the relevant clause of these Purchase Terms and references to an “Appendix” is to the relevant appendix of the Purchase Terms.

2.	Purchase Price

Company will on Completion pay to Owner in immediately available funds, free of bank charges without set-off or deduction the aggregate of the Purchase Price less the Deposit to the extent paid under Clause 3 to an account in the name of Owner or its nominee (to be notified to Buyer by Owner within a reasonable period before Completion).

3.	Deposit

As security for the correct fulfilment of this Agreement the Buyer shall pay a non-refundable deposit of *****% of the Purchase Price (the “Deposit”) within ***** Banking Days from the date when the Exercise Notice is received by Owner. The Deposit shall be placed with a bank nominated by Owner and held in a joint account for the Owner and the Buyer. Interest, if any, shall be credited to the Buyer. Any fee charged for holding the said Deposit shall be borne equally by the Owner and the Buyer.

4.	Sale and Purchase

4.1	On Completion:

(a)	the Purchase Price (less the Deposit to the extent paid under Clause 3) shall be paid in full free of bank charges to Owner’s nominated account on delivery of the FSRU;

(b)	in consideration of receipt of the Purchase Price, Owner shall transfer the FSRU Assets to Buyer and Buyer shall purchase, assume and take title to the FSRU Assets; and

(c)	Buyer and Owner shall complete the sale of all FSRU Assets (including entering into all necessary documents and formulation required under Indonesian law), in accordance with these Purchase Terms.

5.	Completion

5.1	Completion will take place on the date specified in the Exercise Notice, which date shall be no later than the end of the Lease Period and no earlier than the ***** day after the date that Owner received the Exercise Notice (“Intended Completion Date”).

6.	Title and Risk

6.1	Title, rights and interest in the FSRU Assets shall pass to Company on Completion.

6.2	Without limiting Clause 6.1, should the FSRU become an actual, constructive or compromised total loss before Completion, the Exercise Notice and the Purchase Terms shall cease to have effect.

7.	Delivery of FSRU

7.1	Subject to Buyer complying with Clauses 2 and 3, Owner shall deliver to Buyer, and Buyer shall accept delivery of and take over, the FSRU [at the Mooring][1] or such other place as the parties agree on Completion.

8.	Spares and Miscellaneous

8.1	Owner shall deliver free of charge to Buyer, and Buyer shall accept delivery of and take over, on Completion:

(a)	all lubricating oil, water and un-broached provisions, paints, oils, ropes and other consumable stores on the FSRU;

(b)	all relevant FSRU spare parts on-board the FSRU, but spares on order are to be excluded. The Owner is not required to replace spare parts which are taken out of spares and used as replacement prior to delivery, [at the Mooring] or such other place as the parties agree.

8.2	Owner has the right to take ashore crockery, plates, cutlery, linen and other property bearing Owner’s flag or name.

8.3	Notwithstanding anything in these Purchase Terms to the contrary, the sale of the FSRU Assets shall not include any hired, leased or other third-party equipment (including without limitation the personal belongings of the Captain, the Officers and the Crew, including without limitation the slop chest).

8.4	The following shall not be FSRU Assets:

(a)	artwork, decorations, ornaments and other items of sentimental value to the Owners; and

(b)	other similar items to be agreed between Owner and Buyer.

9.	Documentation

9.1	In exchange for payment of the Purchase Price, Owner shall furnish Buyer with the following documents on Completion:

(a)	Legal Bill of Sale of the Vessel in favour of Buyer duly notarially attested (both as to signature and authorisation) and legalised in the FSRU’s country of registration.

[1]	Completion will not occur at the Mooring if it is not built or the FSRU has been relocated, and the Purchase Terms will be amended accordingly.

(b)	Current certificates of ownership (Grosse Akte) issued by the Registry.

(c)	Classification certificate(s), as well as all plans and related documentation that are on board the FSRU.

(d)	Other certificates and other technical documentation that are on board the FSRU such as Certificate of Tonnage and Measurement (Surat Ukur), Indonesian Vessel Nationality Certificate (Surat Laut), Safety Certificate (Sertifikat Keselamatan) , unless Owner is required to retain the same, in which case Buyer has the right to take copies.

(e)	Equipment lists for the FSRU and other FSRU Assets.

(f)	Copies of the FSRU’s log books.

(g)	Any additional documents as may reasonably be required by Buyer or the Relevant Authorities for the purpose of registering the FSRU, provided that company or buyer notifies Owner of any such documents as soon as possible after the date of these Purchase Terms.

9.2	Completion will take place at Owner’s offices in Jakarta, or such other place that the parties reasonably agree.

9.3	If Company requires that Owner continue to operate and maintain the FSRU under Clause 3.4 of the agreement, each party shall on Completion deliver to the other a counterpart of the O&M Terms duly executed by it.

10.	Encumbrances

The FSRU Assets shall be delivered by Owner to Buyer free of all Encumbrances, third party charter and any other debts other than Permitted Encumbrances.

11.	Condition on Completion

The FSRU Assets shall be delivered and taken over as they are at the time of Completion. To the maximum permitted by law, all implied warranties are excluded.

12.	Name and Markings

Buyer shall, upon delivery, change the name and remove all markings from the FSRU referring to Owner or its Affiliates, including Owner’s and its Affiliates’ logos and trademarks.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Appendix I - Purchase Price

The Purchase Price shall be the amount in the table below that corresponds to the anniversary of the Delivery Date that immediately precedes the Intended Completion Date under the Purchase Terms.

Anniversary of the Delivery Date	Purchase Price (in US dollars)
Third	*****
Fourth	*****
Fifth	*****
Sixth	*****
Seventh	*****
Eighth	*****
Ninth	*****
Tenth	*****
Eleventh	*****
Twelfth	*****
Thirteenth	*****
Fourteenth	*****
Fifteenth	*****
Sixteenth	*****
Seventeenth	*****
Eighteenth	*****
Nineteenth	*****
Twentieth	*****
Twenty First	*****
Twenty Second	*****
Twenty Third	*****
Twenty Fourth	*****
Twenty Fifth	*****
Twenty Sixth	*****
Twenty Seventh	*****
Twenty Eighth	*****
Twenty Ninth	*****
Thirtieth	*****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

SCHEDULE 13 NOMINATION PROCEDURE

1.	Nominations

1.1	All notices for, and variations to, a Nominated Quantity shall be served by Company on the Owner in compliance with the requirements set out in this schedule.

1.2	All notice to be served on the Owner in accordance with the provisions of this Schedule shall be made on Owner’s internet based nominations system (in the form prescribed thereby from time to time) or, if such system is not then working or is otherwise unavailable, by electronic mail (in such form as Owner may require and provided that Company receives confirmation from Owner that the electronic mail is received) or by such other method as the Parties may agree in writing.

2.	Daily Nomination Notice and Variation to Nominated Quantity

2.1	Subject to section 2.5 below, the Company shall on each day, by 17.00 hours, notify the Owner of:

(a)	the quantity of Regasified LNG to be delivered from FRSU under the agreement (the “Nominated Quantity”) required to apply from 00:00 hours until 23:59:59 hours of the Day after that day;

(b)	Nominated Quantity for each of next succeeding ***** Days; and

(c)	Company’s best estimate of the rate of flow of gas, in the form of a 24-hour flow profile, at which Company’s offtaker(s) expect to take gas during each hour during the Day in respect of the Nominated Quantity specified in section 2.1.(a) and (b) (the “Daily Estimates”), and Owner shall only be obliged to use reasonable endeavours to satisfy Daily Estimates as a reasonable and prudent operator.

(the “Daily Nomination Notice”).

2.2	If a Daily Nomination Notice is not served by the Company in accordance with section 2.1 of this schedule, then the Company shall be deemed to have served a Daily Nomination Notice in accordance with section 2.1 of this schedule in which the Nominated Quantities and Daily Estimates for the following Day and the next succeeding ***** Days shall be equal to such quantities and flow rates of Gas specified in respect of each of those Days in the last Daily Nomination Notice served by Company under section 2.1 of this schedule. The Nominated Quantity and Daily Estimate for each Day thereafter shall be equal to such quantities and flow rates of Regasified LNG specified for the last Day of the most recent Daily Nomination Notice until such time as the Company serves notice in accordance with section 2.1 of this schedule.

2.3

Subject to section 2.5 below, for the purpose of varying a Nominated Quantity and/or its Daily Estimates notified or deemed to have been notified in respect of a Day, the Company shall notify the Owner of such change not later than ***** hours before the

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

hour to which the variation applies; provided that Owner shall only be obliged to use reasonable endeavours to satisfy such change as a reasonable and prudent operator, and no Regasification Flow Rate Warranty Compensation shall apply in respect of that Day.

2.4	Each variation made to the Nominated Quantity for a Day shall, if notified in accordance with section 2.3, supersede the Nominated Quantity for such Day previously notified or deemed to have been notified.

2.5	In no circumstance shall anything oblige Owner to cause, and no notice may be given hereunder to the effect, that the Regasification Flow Rate be less than 45 MMscf per day or exceed the Guaranteed Regasification Flow Rate, nor that the Regasification Flow Rate be varied more rapidly than the Guaranteed Flow Rate Modulation.

3.	Annual Nomination and Rolling Monthly Nominations

3.1	Subject to section 3.3, not later than ***** days before the start of the Delivery Date, Company shall notify Owner of the Nominated Quantity it reasonably expects to nominate under section 2.1 of this Schedule for each Day in that Contract Year.

3.2	Subject to section 3.3, not later than ***** days before the start of each calendar month during the Lease Period, Company shall notify Owner of:

(a)	its update of the estimated Nominated Quantity it reasonably expects to nominate under section 2.1 of this Schedule for each Day in the succeeding 12 calendar months; and

(b)	the estimated Daily Estimate it reasonably expects to nominate under section 2.1 of this Schedule for each Day in the succeeding one calendar month.

3.3	Notifications given under this section 3 are intended to assist the parties in planning their respective operations only, and do not constitute a binding nomination given under section 2 of this Schedule; and Owner shall not be required to deliver Regasified LNG in response to a notification given under this section 3.

4.	This Schedule 13 may be supplemented by an operating procedure or otherwise modified from time to time by agreement in writing of the parties.

SCHEDULE 14 CONSENTS

Table A: Permits and consents obtained by Company for the implementation and operation of the Project.

No.	Permit	Issued by	Responsibility
1	Temporary Commercial Business License of Natural Gas which has no Distribution Network Facilities from Directorate General Oil and Gas	MIGAS	COMPANY
2	Decision Permit of FSRU Location Point from Seacomm	Seacomm	COMPANY
3	Location Permit from Bupati Lampung Timur	Bupati Lampung Timur	COMPANY
4	Recommendation of Land Licensing Status of LNG Floating Terminal from Dinas Kehutanan, Pemerintah Provinsi Lampung	Dinas Kehutanan PemprovLampung	COMPANY
5	Recommendation of Governor of Lampung	Governor of Lampung	COMPANY
6	Recommendation of Spatial Plan from Badan Perencanaan Pembangunan Daerah (Bappeda) Kabupaten Lampung Timur	Bappeda Kabupaten Lampung Timur	COMPANY
7	Principles Recommendation for the Development of LNG FSRU from Governor of Lampung	Governor of Lampung	COMPANY
8	Recommendation forSubsea Pipe-laying, Mooring and FSRU Installation	Labuhan Maringgai Port Authority	COMPANY
9	Environmental Feasibility Permit of the Ministry of Environment	Ministry of Environment	COMPANY
10	Location Permit for Special Terminal (Terminal Khusus/Telsus) Ijin Penetapan Lokasi Terminal Khusus	Seacomm	COMPANY
11	Construction Permit for Special Terminal (Terminai Khusus/Telsus) Ijin Pembangunan Terminal Khusus	Seacomm	COMPANY
12	Operation Permit for Special Terminal (Terminal Khusus/Telsus) Ijin Pengoperasian Terminal Khusus	Seacomm	COMPANY
13	Environmental Impact Assessment Permit	Ministry of Environment	COMPANY

Table B: Permits and consents to be obtained by Owner for the implementation and operation of the Project.

No.	Permit	Issued by	Responsibility
1	Shipping Business License (SIUPAL)	SEACOMM	OWNER
2	Registration Statement (Surat Keterangan Terdaftar), to the extent required by applicable regulations	MIGAS	OWNER
3	Measuring Tank use Permit (Izin Penggunaan Tangki Ukur)	MIGAS	OWNER
4

SKPP/SKPI

Sertifikat Kelayakan Penggunaan Peralatan/Sertifikat Kelayakan Penggunaan Instalasi

(Certificate of Equipment Fitness For Use / Certificate of Installation Fitness For Use)

Safety Inspection of Installation and equipment and technologies used in oil and gas mining and geothermal resource exploitation

		MIGAS	OWNER
5	Application to Import Goods (Vessel) from Directorate General of Customs and Excise	CUSTOM & EXCISE	OWNER
6	PPH Tax Free Certificate (Surat Keterangan Bebas Pajak PPN) from Tax Office	CUSTOM & EXCISE	OWNER
7	Use of Indonesian Flag (Penggunaan Bendera Kapal)	SEACOMM	OWNER
8	Ship’s Registration (Pendaftaran Grosse Akta Kapal)	SEACOMM	OWNER
9	Offshore Submarine Mooring Working Permit to be obtained by the Mooring installation contractor	SEACOMM	OWNER
10	Dispensation for foreign shipboard personnel	- SEACOMM - IMMIGRATION - MANPOWER	OWNER

SCHEDULE 15 TERMINATION AMOUNT AND ACQUISITION AMOUNT

PART A

Termination Payment Amounts

1.	Owner Breach Termination Amount

The “Owner Breach Termination Amount” shall be:

(a)	if the Termination Acquisition Notice is issued and 50% Acquisition Terms agreed within the 50% Acquisition Period, the Acquisition Price; or

(b)	if the Company’s Termination Notice or Owner’s notice under Clause 26.3 is issued before the Mooring Price has been paid under Clause 2.12, the aggregate of all amounts paid or payable under the Mooring Contract and other reasonable and reasonably documented costs incurred or to be incurred by Owner in connection with performance of its obligations in respect of the Mooring under this agreement as at the date of such notice, minus the amount of any payment already made by the Company pursuant to Clause 2.12; or

(c)	in all other circumstances, nil.

2.	Vessel FM Termination Amount

The “Vessel FM Termination Amount” shall be:

(a)	if the Termination Acquisition Notice is issued and 50% Acquisition Terms agreed within the 50% Acquisition Period, the Acquisition Price; or

(b)	if the Company’s Termination Notice is issued before the Mooring Price has been paid under Clause 2.12, the aggregate of all amounts paid or payable under the Mooring Contract and other reasonable and reasonably documented costs incurred or to be incurred by Owner in connection with performance of its obligations in respect of the Mooring under this agreement as at the date of such notice, minus the amount of any payment already made by the Company pursuant to Clause 2.12; or

(c)	in all other circumstances, nil.

3.	Non-Vessel FM Termination Amount

3.1	The “Non-Vessel FM Termination Amount” shall be:

(a)	if the Termination Acquisition Notice is issued and 50% Acquisition Terms agreed within the 50% Acquisition Period, the Acquisition Price; or

(b)	in all other circumstances, the amount calculated in accordance with the following table, subject to paragraph 3.2 below.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Timing of termination (end of year)	Non-Vessel FM Termination Amount (in US dollars)
First Contract Year	*****
Second Contract Year	*****
Third Contract Year	*****
Fourth Contract Year	*****
Fifth Contract Year	*****
Sixth Contract Year	*****
Seventh Contract Year	*****
Eighth Contract Year	*****
Ninth Contract Year	*****
Tenth Contract Year	*****
Eleventh Contract Year	*****
Twelfth Contract Year	*****
Thirteenth Contract Year	*****
Fourteenth Contract Year	*****
Fifteenth Contract Year	*****
Sixteenth Contract Year	*****
Seventeenth Contract Year	*****
Eighteenth Contract Year	*****
Nineteenth Contract Year	*****
Twentieth Contract Year	*****
Twenty First Contract Year	*****
Twenty Second Contract Year	*****
Twenty Third Contract Year	*****
Twenty Fourth Contract Year	*****
Twenty Fifth Contract Year 7	*****
Twenty Sixth Contract Year	*****
Twenty Seventh Contract Year	*****
Twenty Eighth Contract Year	*****
Twenty Ninth Contract Year	*****
Thirtieth Contract Year	*****

3.2 In calculating the Non-Vessel FM Termination Amount payable by Company to Owner in accordance with the table above, if the date on which termination is effective does not coincide with the last day of the Contract Year in which it occurs, then:

(a)	the Non-Vessel FM Termination Amount shall be the amount in the table for the first Contract Year in respect of termination occurring at any time in the period starting with the Contract Date and ending with the end of the first Contract Year;

(b)	the Non-Vessel FM Termination Amount shall be the amount in the table for the twenty-first Contract Year in respect of termination occurring at any time in that Contract Year; and

(c)	save as provided for in paragraphs 3.2(a) and 3.2(b), the Non-Vessel FM Termination Amount shall be a linear proration between the amount in the table for that year and the year before.

4.	Company Breach Termination Amount

The “Company Breach Termination Amount” shall be:

(a)	if the Termination Acquisition Notice is issued and 50% Acquisition Terms agreed within the 50% Acquisition Period, the Acquisition Price; or

(b)	in all other circumstances, the same amount as determined for the Non-Vessel FM Termination Amount in paragraph 3.1(b) above.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

PART B

50% Termination Acquisition Terms

1.	If in accordance with Clause 26.4(d) either party by notice to the other (“Termination Acquisition Notice”) requires that negotiation of 50% Acquisition Terms is to begin, the Owner shall within ***** Banking Days make an offer setting out the key terms on which it would be willing to sell to the Company a 50% ownership interest in the FSRU free of Encumbrances (such terms, the “50% Acquisition Terms”) in accordance with the following:

(a)	the price for that acquisition would be the Acquisition Price (less any amount already paid in respect of the Owner Breach Termination Amount, the Vessel FM Termination Amount; the Non-Vessel FM Termination Amount or the Company Breach Termination Amount, as applicable); and

(b)	the Company after the acquisition would have economic obligations consistent with ownership of 50% of the FSRU free of Encumbrances but only the rights of a financial investor (to be agreed) including some rights to protection (to be agreed) with respect to management of the FSRU, but otherwise with no rights to operational or management control.

2.	Thereafter the parties shall negotiate in good faith for ***** Banking Days with a view to concluding a sale by the Owner to the Company of a 50% ownership interest in the FRSU free of Encumbrances.

3.	Acquisition Amount

3.1	The “Acquisition Price” shall be calculated in accordance with the following table, subject to paragraph 3.2 below:

Timing of termination (end of year)	Acquisition Price (in US dollars)
First Contract Year	*****
Second Contract Year	*****
Third Contract Year	*****
Fourth Contract Year	*****
Fifth Contract Year	*****
Sixth Contract Year	*****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Seventh Contract Year	*****
Eighth Contract Year	*****
Ninth Contract Year	*****
Tenth Contract Year	*****
Eleventh Contract Year	*****
Twelfth Contract Year	*****
Thirteenth Contract Year	*****
Fourteenth Contract Year	*****
Fifteenth Contract Year	*****
Sixteenth Contract Year	*****
Seventeenth Contract Year	*****
Eighteenth Contract Year	*****
Nineteenth Contract Year	*****
Twentieth Contract Year	*****
Twenty First Contract Year	*****
Twenty Second Contract Year	*****
Twenty Third Contract Year	*****
Twenty Fourth Contract Year	*****
Twenty Fifth Contract Year	*****
Twenty Sixth Contract Year	*****
Twenty Seventh Contract Year	*****
Twenty Eighth Contract Year	*****
Twenty Ninth Contract Year	*****
Thirtieth Contract Year	*****

3.2	In calculating the Acquisition Price payable by Company to Owner, if the date on which termination is effective does not coincide with the last day of the Contract Year in which it occurs, then:

(a)	the Acquisition Price shall be the amount in the table for the first Contract Year in respect of termination occurring at any time in the period starting with the Contract Date and ending with the end of the first Contract Year; or

(b)	save as provided for in paragraph 3.2(a), the Acquisition Price shall be a linear proration between the amount in the table for that year and the year before.

SCHEDULE 16 CONDITIONS OF USE

[CONDITIONS OF USE FOR              TERMINAL

I,                                          the Master

of LNG                                                              ,

owned by                                                           ,

whose address is at                                           ,

Hereby acknowledge receipt of these Conditions of Use of                      Port implementing the instructions and recommendations of                      [Port Information and Regulations Manual] and agree to be bound by their terms.

1.	In these Conditions of Use, the following expressions shall have the meaning assigned to each of them:

“Company” means [insert name of Owner and Company under this agreement].

“Port Facilities” mean all facilities, assets, equipment and installations of whatever nature existing at the Port as of the date hereof, whether the same are fixed or movable, including, without limitation, the floating storage and Regasification unit and mooring system, the channel including buoys, berths, loading facilities, and any such or like facility, asset, equipment or installation.

“Port Management” means……..

“Port Services” mean any service, advice, instruction or assistance tendered or provided by the Port Management to Ship, including, without limitation, by way of pilotage, towage, tug assistance, mooring or other navigational services, whether the same are provided for a consideration or free of charge.

Other terms used in these Conditions of Use but defined in the Port Regulations shall have the same meaning assigned to them in the Port Regulations unless the context otherwise dictates.

2.	These Conditions of Use shall apply in addition to the Port Regulations and any other laws, rules, conventions, regulations or procedures enacted, promulgated, declared, signed or issued by the (state?) or by the Port Management.

3.	The Master shall at all times and under all circumstances be responsible for the safe and proper operation and navigation of the Ship. Whilst the Company shall exercise every reasonable care, skill and diligence to ensure the proper exercise and operation of the Port Services and the Port Facilities, the Company, nonetheless, makes no representation, guarantee or warranty as to the adequacy, suitability, fitness for purpose or safe conduct thereof.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

4.	The Master and the Owner shall be responsible for, indemnify and hold harmless the Company from and against all claims, losses, damages, delays, costs (including legal costs), expenses and liabilities of every kind and nature resulting from any personal injury including fatal injury, illness or disease, however excluding any damages caused solely by Company’s negligence.

5.	The Master and the Owner shall be responsible for, indemnify and hold harmless the Company from and against all claims, losses, damages, delays, costs (including legal costs), expenses and liabilities of every kind and nature resulting from any loss and/or damage to any property including, without limitation, the Port Facilities, however excluding any damages caused solely by Company’s negligence.

6.	The Master and the Owner shall be responsible for, indemnify and hold harmless the Company from and against all claims, losses, damages, delays, costs (including legal costs), expenses and liabilities of every kind and nature resulting from any loss and/or damage to any third party, however excluding damages caused solely by Company’s negligence.

7.	If the Ship or any person on board or any object, thing, article, substance, equipment or installation of the Ship or on its board sinks, grounds or otherwise becomes or is likely to become, in the sole opinion of any Port authorities, an obstruction, threat, hazard or danger to navigation, operations, safety, health, security or environment in or adjacent to the Port, then the Master and/or the Owner shall upon receiving the Port authorities’ request, proceed immediately and without delay to clear, remove or deal with the obstruction, threat, hazard or danger within the period specified in the written notice served by the Port authority.

8.	Failing such immediate action by the Master and/or Owner, or if the said obstruction, threat, hazard or danger, in the sole opinion of the Port authority, is delaying, hindering, interfering with or in any way affecting the navigation, operation, safety, health, security or the environment in or adjacent to the Port, then the Port Management (authority) shall be entitled to take all measures as the Port authority (Management) deems appropriate to clear, remove or deal with the said obstruction, threat, hazard or danger, and the Master and Owner shall be responsible for, indemnify and hold harmless the Port Management from and against any claim, loss, damage, delay, cost, expense or liability associated therewith.

9.	These Conditions of Use shall be construed, interpreted and applied in accordance with the State laws of Indonesia, and the parties named herein submit exclusively to the jurisdiction of the courts of Indonesia.

10.	For the avoidance of doubt, any liability incurred by the Master and/or Owner by operation of these Conditions of Use shall be joint and several.

11.	Notwithstanding anything in these Conditions of Use to the contrary, the liability of the Owner and/or the Master shall not exceed USD ***** (United States Dollars *****) in the aggregate any one event.

12.	The limit of liability set out in condition 11 shall not limit, restrict or prejudice any claim or right that the Company has or may have against the Master and/or Owner under general principles of law or equity. For the avoidance of doubt, said limit of liability shall only apply with respect to, and to the extent of, claim by the Company against the Master and/or Owner under these Conditions of Use.

Signed and acknowledged:

By:

Date:

Time:	]

SCHEDULE 17 COMPANY SITE DATA

The Site conditions, including but not limited to soil data, are based on the following reports issued by the Company as the Design Basis of the Mooring and other relevant parts of the Project:

DOCUMENT ID	DOCUMENT REFERENCE
LNGC-CAL-1800-GT-RO-001	Geotechnical Survey Final Report
LNGC-CAL-1800-GP-RO-001	Geophysical Survey Final Report
LNGC-PGN-1800-SY-SI-001	Metocean Report
LNGC-PGN-1800-SY-SI-002	Seismic Report
LNGC-PGN-1800-SY-SI-004	Seismic Report Executive Summary
LNGC-PGN-1800-SY-SI-005	Metocean Report Executive Summary

SCHEDULE 18 O&M TERMS

The O&M Terms shall be the provisions of the BIMCO SHIPMAN 2009 contract annexed to this Schedule (the “SHIPMAN Terms”), amended as follows:

1.	[Clause 12 of Part II of the SHIPMAN Terms shall be deleted and replaced with the following provisions:

12.	Operating Expenses

(a)	The Owner shall pay the Managers the aggregate of the Operating Expenses, the Margin and Tax Amount for each Contract Year for their services as Managers under this Agreement, in accordance with clause 12(b) and clause 13(c).

(b)	The Owner shall pay the Managers the Annual Budgeted Amount in equal monthly instalments (a “Monthly Instalment”) in advance, the first Monthly Instalment (pro rata) if appropriate being payable on commencement of this Agreement and subsequent Monthly Instalments being payable at the beginning of every calendar month for the duration of the Agreement. All amounts payable to the Managers under this Agreement shall be paid to its nominated account stated in Box 15.

(c)	The actual Operating Expenses shall be subject to an annual audit under clause 13(c) and the proposed Annual Budgeted Amount for each Contract Year shall be presented in accordance with clause 13(a).

(d)	If the Owners decide to layup the Vessel and such layup lasts for more than 6 months, an appropriate reduction of the Operating Expenses for the period exceeding such period until one month before the Vessel is again put into service shall be mutually agreed between the parties. If the Managers are providing crew management services in accordance with clause 5(a), consequential costs of reduction and reinstatement of the Crew shall be for the Owners’ account.

(e)	The Operating Expenses shall be determined without regard for any discounts, rebates, commissions or similar credits obtained directly or indirectly by the Managers or any of their Affiliates in the course of the performance of the Management Services.

2.	Clause 13 of Part II of the SHIPMAN Terms shall be deleted and replaced with the following provisions:

13.	Budgets and Management of Funds

(a)	The Managers shall provide the Owner with its estimate of the aggregate of the Operating Expenses, Margin and Tax Amount (the “Annual Budgeted Amount’) in respect of the first Contract Year upon signing of this Agreement, and subsequent budgets for each Contract Year thereafter shall be prepared by the Managers and presented to the Owners not less than three months before the end of the preceding Contract Year.

(b)	If, during a Contract Year, the Managers expect the operating costs of the Vessel to exceed a Monthly Instalment then paid to the Managers by more than 8%, the Managers shall request the Owners in writing to pay the funds required to run the Vessel for the ensuing month, including the payment of any occasional or extraordinary item of expenditure, such as emergency repair costs, additional insurance premiums, bunkers or provisions. Such funds shall be received by the Managers within ten days after the receipt by the owners of the Managers’ written request.

(c)	The Managers shall at all times maintain and keep true and correct accounts in respect of the Management Services in accordance with the relevant International Financial Reporting Standards or such other standard as the parties may agree, including records of all costs and expenditure incurred, and produce a comparison between budgeted and actual income and expenditure of the Vessel in such form and at such intervals as shall be mutually agreed.

(d)	The Managers shall make such accounts available for inspection by its representatives and auditing under clause 13(e) in the Managers’ offices, or by electronic means, provided reasonable notice is given by the Owners.

(e)	An audit (“Audit”) shall be performed (at the Owner’s sole cost) by an independent and internationally recognised firm of accountants appointed jointly by the Owner and Managers within [insert] days after the end of each tax year during which amounts were payable under this Agreement, to determine whether amounts paid under this Agreement during the preceding Contract Year (the “Amounts Paid”) differ from the aggregate of the actual Operating Expenses, the Margin and Tax Amount for that Contract Year.

(f)	If the Audit determines that:

(i)	the Amounts Paid exceed the Management Fee, the Managers shall reimburse such excess to the Owner’s nominated account within 30 days after the Audit; or

(ii)	the Management Fee exceeds the Amounts Paid, the Owners shall pay such excess to the Managers within 30 days of the Audit. This clause survives termination or expiry of this Agreement.

(g)	The Owner shall, upon signing of this Agreement, procure that a standby letter of credit (“SBLC”) be delivered in favour of the Managers by the same financial institution and on the same terms, mutatis mutandis, as those required under clause 27.4 of the LOM Agreement, save that the aggregate principal amount of the SBLC shall be an amount not less than double the amount of Monthly Instalments.

(h)	The Owner shall ensure that the Managers have available to them for drawing under Clause 13(i) an enforceable SBLC for an amount of not less than double the amount of Monthly Instalments from the start of this agreement until the 30th day after this agreement terminates or expires (“SBLC End Date”); and clause 27.5 of the LOM Agreement shall apply, mutatis mutandis, in respect of the SBLC.

(i)	The Managers may draw under the SBLC, or any cash collateral held by the Managers pursuant to Clause 13(h), amounts in aggregate not exceeding the aggregate of amounts due but unpaid to Owner under this Agreement. The Managers shall, within seven days after the SBLC End Date, release the issuer of the SBLC from all obligations under it.

3.	The following defined expressions shall form part of the SHIPMAN Terms:

The “Operating Expenses” shall, in respect of a Contract Year, comprise all costs of the Managers arising out of, or in connection with, its performance of this agreement during that Contract Year, including (without limitation):

(a)	all costs incurred in relation to: manning and crewing; maintenance and repairs; consumables, services, new installations and stores; insurances; scheduled and unscheduled dry-docking, all class, flag-state and regulatory authority requirements, security, inspections and approvals; and all other costs of operating, maintaining and managing the FSRU; and

(b)	a fee in respect of the Managers’ administration, including (but not limited to): salaries of office staff; general back office and support functions; the LNG fleet manager; information technology services; maintenance and purchase systems; quality assurance; accounting; the maritime personnel department; security; office rental; travelling expenses; communication cost; other direct expenses with respect to the management and operation of the FSRU; and other similar expenses.

The “Margin”, in respect of a Contract Year, shall be equal to 7% of the Operating Expenses for that Year.

The “Tax Amount”, in respect of a Contract Year, shall be the aggregate of: (i) the Tax Liability payable in respect of sums it payable under this agreement; and (ii) an amount such that after payment of Tax Liability on the sums it receives under the agreement, it shall retain net of Indonesian Taxes an amount equal to the aggregate of the Operating Expenses and Margin.

The “Tax Liability”, in respect of a Contract Year, shall be an amount equal to the aggregate of all liability to Indonesian Taxes that the Managers incur in respect of that Contract Year, in connection with performing this agreement and/or dividends and loan interest they pay.

“Indonesian Taxes” means all Tax imposed by any Indonesian Governmental Authority.

“Tax” means all forms of taxation and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies, in each case, in the nature of taxation including (without limitation), corporation tax, supplementary charge, petroleum revenue tax, income taxes, prepaid income taxes, sale taxes, use taxes, stamp duty, transfer taxes, gross income taxes, value added taxes, social contribution taxes, employment taxes, government royalties, customs duties, export or import duties, excise duties, land and building taxes, environmental taxes, and levies and withholding taxes together with all penalties and interest relating thereto and any penalties and surcharges in respect of the associated reporting requirements relating to the movement of goods and provision of services, wherever or whenever imposed.

“Affiliate” means, in relation to any Person (the “first-mentioned Person”), any other Person that directly or indirectly, via any number of intermediaries, is Controlled by, under common Control with, or Controls the first-mentioned Person.

“Control” means in respect of any Person, the ability (directly or indirectly) to direct that Person’s affairs and/or control the composition of its board of directors or equivalent body, including by means of (a) the ownership or control (directly or indirectly) of more than 50% of the voting share capital of that Person; or (b) the ability to direct the casting of more than 50% of the votes exercisable at general meetings of that Person on all, or substantially all, matters; or (c) the right to appoint or remove directors of the relevant Person holding a majority of the voting rights at meetings of the board (or equivalent body) of that Person on all, or substantially all, matters; and “Controls” and “Controlled” shall be construed accordingly.

“Person” means any individual, firm, corporation, stock company, limited liability company, trust, government or governmental authority.

“Contract Year” means the period starting with the start of this agreement and ending with the end of the Managers’ tax year, and each complete successive tax year thereafter falling fully in the period before this agreement ends, and the period (if any) between the penultimate Contract Year and the end of this agreement.

“LOM Agreement” means the agreement between PT Perusahaan Gas Negara (Persero) Tbk and Höegh LNG Limited for the lease, operation and maintenance of the Vessel, to which this document is annexed and forms part as Schedule 18.

4.	In line 132 of clause 6 of Part II of the SHIPMAN Terms, the words “Management Fee” shall be deleted and replaced with: “Operating Expenses”.

5.	In lines 333 and 334 of clause 10 of the Part II of the SHIPMAN Terms, the words “a total of 10 times the management fee payable hereunder” shall be deleted and replaced with the following:

“the Margin payable in respect of the Contract Year in which the incident or incidents first arose”.

6.	In line 449 of clause 22(g) of the Part II of the SHIPMAN Terms, the words “management fee” shall be deleted and replaced with: “Monthly Instalment”.]

Annexure to Schedule 18

BIMCO Shipman Terms

Printed by BIMCO’s idea

BIMCO	SHIPMAN 2009 STANDARD SHIP MANAGEMENT AGREEMENT PART I

1. Place and date of Agreement	2. Date of commencement of Agreement (Cls. 2, 12, 21 and 25)

2. Owners (name, place of registered office and law of registry) Cl. 1) (i) Name: (ii) Place of registered office: (iii) Law of registry:	4. Managers (name, place of registered office and law of registry) (Cl. 1) (i) Name: (ii) Place of registered office: (iii) Law of registry:

5. The Company (with reference to the ISM/SPS Codes) (state name and IMO Unique Company Identification number. If the Company is a third party then also state registered office and principal place of business) (Cls. 1 and 9(c)(i))

(i) Name:

(ii) IMO Unique Company Identification number:

(iii) Place of registered office:

(iv) Principal place of business:

6. Technical Management (state “yes” or “no” as agreed) (Cl. 4) YES
7. Crew Management (state “yes” or “no” as agreed) (Cl. 5(a)) YES
8. Commercial Management (state “yes” or “no” as agreed) (Cl. 6) NO

9. Chartering Services period (only to be filled in if “yes” stated in Box (i) (Cl. 6(a))

10. Crew Insruance arrangements (state “yes” or “no” as agreed)

(i) Crew Insurance (Cl. 5(b)): To be agreed

(ii) insurance for persons proceeding to sea onboard (Cl. 5(b)(i): To be agreed

*  only to apply if Crew Management (Cl. 5(a)) agreed (see Box 7)

11. Insurance arrangements (state “yes” or “no” as agreed) (Cl. 7) To be agreed	12. Optional insurances (state optional insurance(s) as agreed, such as piracy, kidnap and ransom, loss of hire and FD & D) (Cl. 10(a)(vi)) To be agreed

13. Interest (state rate of interest to apply after due date to outstanding sums) (Cl. 9(a)) LIBOR + 1%.	14. Annual management fee (state annual amount) (Cl. 12(a)) Clauses 12 and 13 of Part II of this form are amended in accordance with Schedule 18 of the LOM Agreement

15. Managers nominated account (Cl. 12(a)) TBN	16. Daily rate (state rate for days in excess of those agreed in budget) (Cl. 12(c)) Clauses 12 and 13 of Part II of this form are amended in accordance with Schedule 18 of the LOM Agreement
17. Lay-up period / number of months (Cl. 12(d)) Clauses 12 and 13 of Part II of this form are amended in accordance with Schedule 18 of the LOM Agreement

18. Minimum contract period (state number of months) Cl. 22(b)(i)) Twelve (12) months	19. Management fee on termination (state number of months to apply) (Cl. 22(g)) 3 (three)

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility of any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea

20. Severence Costs (state maximum amount) (Cl. 22(h)(i)) USD one (1) million	21. Dispute Resolution (state alternative Cl. 23(a), 23(b) or 23(c); if Cl. 23(c) place of arbitration must be stated) (Cl. 23) Clause 23(a)

22. Notices (state full style contact details for serving notice and communication to the Owners) (Cl. 24) TBN	23. Notices (state full style contact details for serving notice and communication to the Managers) (Cl. 24) TBN

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility of any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea	SHIPMAN 2009
	Standard ship management agreement	PART 1

(Continued)

It is mutually agreed between the party stated in Box 3 and the party stated in Box 4 that this Agreement consisting of PART I and PART II as well as Annexes “A” (Details of Vessel or Vessels). “B” (Details of Crew), “C” (Budget), “D” (Associated Vessels) and “E” (Fee Schedule) attached hereto shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I and Annexes “A”, “B”, “C”, “D” and “E” shall prevail over those of PART II to the extent of such conflict but no further.

Signature(s) (Owners)	Signature(s) (Managers)

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility of any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea

ANNEX “A” (DETAILS OF VESSEL OR VESSELS)

TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT

CODE NAME: SHIPMAN 2009

Date of Agreement:

Name of Vessel(s):

Participants of Vessel(s):

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility of any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea

ANNEX “B” (DETAILS OF CREW)

TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT

CODE NAME: SHIPMAN 2009

Date of Agreement:

Details of Crew:

Numbers                                          Rank                      Nationality

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility of any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea

ANNEX “C” (BUDGET)

TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT

CODE NAME: SHIPMAN 2009

Date of Agreement:

Manager’s initial budget with effect from the commencement date of this Agreement (see Box 2): To be presented at the time of final agreement

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility of any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea

ANNEX “D” (ASSOCIATED VESSELS)

TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT

CODE NAME: SHIPMAN 2009

NOTE: PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX “D” THEY WILL BE SUBJECT TO THE PROVISIONS OF SUB-CLAUSE 22(b)(i) OF THIS AGREEMENT.

Date of Agreement:

Details of Associated Vessels:

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility of any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Printed by BIMCO’s idea

ANNEX “E” (FEE SCHEDULE)

TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT

CODE NAME: SHIPMAN 2009

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility of any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

SHIPMAN 2009

Standard ship management agreement

SECTION 1 – Basis of the Agreement

1.	Definitions

In this Agreement save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them:

“Company” (with reference to the ISM Code and the ISPS Code) means the organization identified in Box 5 or any replacement organization appointed by the Owners from time to lime (see Sub-clauses 9(b)(i) or 9(c)(ii), whichever is applicable).

“Crew” means the personnel of the numbers, rank and nationality specified in Annex “B” hereto.

“Crew Insurances” means insurance of liabilities in respect of crew risks which shall include but not be limited to death, permanent disability, sickness, injury, repatriation, shipwreck unemployment indemnity and loss of personal effects (see Sub-clause 5(b) (Crew Insurances) and Clause 7 (Insurance Arrangements) and Clause 10 (Insurance Policies) and Boxes 10 and 11).

“Crew Support Costs” means all expenses of a general nature which are not particularly referable to any individual vessel for the time being managed by the Managers and which are incurred by the Managers for the purpose of providing an efficient and economic management service and, without prejudice to the generality of the foregoing, shall include the cost of crew standby pay, training schemes for officers and ratings, cadet training schemes, sick pay, study pay, recruitment and interviews.

“Flag State” means the State whose flag the Vessel is flying.

“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention and any amendment thereto or substitution therefor.

“ISPS Code” means the International Code for the Security of Ships and Port Facilities and the relevant amendments to Chapter XI of SOLAS and any amendment thereto or substitution therefor.

“Managers” means the party identified in Box 4.

“Management Services” means the services specified in SECTION 2 - Services (Clauses 4 through 7) as indicated affirmatively in Boxes 6 through 8, 10 and 11, and all other functions performed by the Managers under the terms of this Agreement.

“Owners” means the party identified in Box 3.

1

PART II

SHIPMAN 2009

Standard ship management agreement

“Severance Costs” means the costs which are legally required to be paid to the Crew as a result of the early termination of any contracts for service on the Vessel.

“SMS” means the Safety Management System (as defined by the ISM Code).

“STCW 95” means the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1978, as amended in 1995 and any amendment thereto or substitution therefor.

“Vessel” means the vessel or vessels details of which are set out in Annex “A” attached hereto.

2.	Commencement and Appointment

With effect from the date stated in Box 2 for the commencement of the Management Services and continuing unless and until terminated as provided herein, the Owners hereby agree to act as the Managers of the Vessel in respect of the Management Services.

3.	Authority of the Managers

Subject to the terms and conditions herein provided, during the period of this Agreement the Managers shall carry out the Management Services in respect of the Vessel as agents for and on behalf of the Owners. The Managers shall have authority to take such actions as they may from time to time in their absolute discretion consider to be necessary to enable them to perform the Management Services in accordance with sound ship management practice, including but not limited to compliance with all relevant rules and regulations.

4.	Technical Management

(only applicable if agreed according to Box 6).

The Managers shall provide technical management which includes, but is not limited to, the following services:

(a) ensuring that the Vessel complies with the requirements of the law of the Flag State;

(b) ensuring compliance with the ISM Code;

(c) ensuring compliance with the ISPS Code;

(d) providing competent personnel to supervise the maintenance and general efficiency of the Vessel;

(e) arranging and supervising dry dockings, repairs, alterations and the maintenance of the Vessel to the standards agreed with the Owners provided that the Managers shall

2

PART II

SHIPMAN 2009

Standard ship management agreement

be entitled to incur the necessary expenditure to ensure that the Vessel will comply with all requirements and recommendations of the classification society, and with the law of the Flag State and of the places where the Vessel is required to trade;

(f) arranging the supply of necessary stores, spares and lubricating oil;

(g) appointing surveyors and technical consultants as the Managers may consider from time to time to be necessary;

(h) in accordance with the Owners’ instructions, supervising the sale and physical delivery of the Vessel under the sale agreement. However services under this Sub-clause 4(h) shall not include negotiation of the sale agreement or transfer of ownership of the Vessel;

(i) arranging for the supply of provisions unless provided by the Owners; and

(j) arranging for the sampling and testing of bunkers.

5.	Crew Management and Crew Insurances

(a) Crew Management

(only applicable if agreed according to Box 7)

The Managers shall provide suitably qualified Crew who shall comply with the requirements of STCW 95 and the Managers standards and training matrixes.

The provision of such crew management services includes, but is not limited to, the following services:

(i) selecting, engaging and providing for the administration of the Crew, including, as applicable, payroll arrangements, pension arrangements, tax, social security contributions and other mandatory dues related to their employment payable in each Crew member’s country of domicile;

(ii) ensuring that the applicable requirements of the law of the Flag State in respect of rank, qualification certification of the Crew and employment regulations, such as Crew’s tax and social insurance, are satisfied;

(iii) ensuring that all Crew have passed a medical examination with a qualified doctor certifying that they are fit for the duties for which they are engaged and are in possession of valid medical certificates issued in accordance with appropriate Flag State requirements or such higher standard of medical examination as may be agreed with the Owners. In the absence of applicable Flag State requirements the medical certificate shall be valid at the time when the respective Crew member arrives on board the Vessel and shall be maintained for the duration of the service on board the Vessel;

3

PART II

SHIPMAN 2009

Standard ship management agreement

(iv) ensuring that the Crew shall have a common working language and a command of the English language of a sufficient standard to enable them to perform their duties safely;

(v) arranging transportation of the Crew, including repatriation;

(vi) training of the Crew;

(vii) conducting union negotiations; and

(viii) if the Managers are the Company, ensuring that the Crew, on joining the Vessel, are given proper familiarisation with their duties in relation to the Vessel’s SMS and that instructions which are essential to the SMS are identified, documented and given to the Crew prior to sailing.

(ix) if the Managers are not the Company:

(1) ensuring that the Crew, before joining the Vessel, are given proper familiarisation with their duties in relation to the ISM Code; and

(2) instructing the Crew to obey all reasonable orders of the Company in connection with the operation of the SMS.

(x) Where Managers are not providing technical management services in accordance with Clause 4 (Technical Management):

(1) ensuring that no person connected to the provision and the performance of the crew management services shall proceed to sea on board the Vessel without the prior consent of the Owners (such consent not to be unreasonably withheld); and

(2) ensuring that in the event that the Owners’ drug and alcohol policy requires measures to be taken prior to the Crew joining the Vessel, implementing such measures;

(b) Crew Insurances

(only applicable if Sub-clause 5(a) applies and if agreed according to Box 10)

4

PART II

SHIPMAN 2009

Standard ship management agreement

The Managers shall throughout the period of this Agreement provide the following services:

(i) arranging Crew Insurances in accordance with the best practice of prudent managers of vessels of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations. Insurances for any other persons proceeding to sea onboard the Vessel may be separately agreed by the Owners and the Managers (see Box 10);

(ii) ensuring that the Owners are aware of the terms, conditions, exceptions and limits of liability of the insurances in Sub-clause 5(b)(i);

(iii) ensuring that all premiums or calls in respect of the insurances in Sub-clause 5(b)(i) are paid by their due date;

(iv) if obtainable at no additional cost, ensuring that insurances in Sub-clause 5(b)(i) name the Owners as a joint assured with full cover and, unless otherwise agreed, on terms such that Owners shall be under no liability in respect of premiums or calls arising in connection with such insurances.

(v) providing written evidence, to the reasonable satisfaction of the Owners, of the Managers’ compliance with their obligations under Sub-clauses 5(b)(ii), and 5(b)(iii) within a reasonable time of the commencement of this Agreement, and of each renewal date and, if specifically requested, of each payment date of the insurances in Sub-clause 5(b)(i).

6.	Commercial Management

(only applicable if agreed according to Box 8).

The Managers shall provide the following services for the Vessel in accordance with the Owners’ instructions, which shall include but not be limited to:

(a) seeking and negotiating employment for the Vessel and the conclusion (including the execution thereof) of charter parties or other contracts relating to the employment of the Vessel. If such a contract exceeds the period stated in Box 9, consent thereto in writing shall first be obtained from the Owners;

(b) arranging for the provision of bunker fuels of the quality specified by the Owners as required for the Vessel’s trade;

(c) voyage estimating and accounting and calculation of hire, freights, demurrage and/or despatch monies due from or due to the charterers of the Vessel; assisting in the collection of any sums due to the Owners related to the commercial operation of the Vessel in accordance with Clause 11 (Income Collected and Expenses Paid on Behalf of Owners);

If any of the services under Sub-clauses 6(a), 6(b) and 6(c) are to be excluded from the Management Fee, remuneration for these services must be stated in Annex E (Fee Schedule). See Sub-clause 12(e).

5

PART II

SHIPMAN 2009

Standard ship management agreement

(d) issuing voyage instructions;

(e) appointing agents;

(f) appointing stevedores; and

(g) arranging surveys associated with the commercial operation of the Vessel.

7.	Insurance Arrangements

(only applicable if agreed according to Box 11).

The Managers shall arrange insurances in accordance with Clause 10 (Insurance Policies), on such terms as the Owners shall have instructed or agreed, in particular regarding conditions, insured values, deductibles, franchises and limits of liability.

8.	Managers’ Obligations

(a) The Managers undertake to use their best endeavours to provide the Management Services as agents for and on behalf of the Owners in accordance with sound ship management practice and to protect and promote the interests of the Owners in all matters relating to the provision of services hereunder.

Provided however, that in the performance of their management responsibilities under this Agreement, the Managers shall be entitled to have regard to their overall responsibility in relation to all vessels as may from time to time be entrusted to their management and in particular, but without prejudice to the generality of the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such manner as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and reasonable.

(b) Where the Managers are providing technical management services in accordance with Clause 4 (Technical Management), they shall procure that the requirements of the Flag State are satisfied and they shall agree to be appointed as the Company, assuming the responsibility for the operation of the Vessel and taking over the duties and responsibilities imposed by the ISM Code and the ISPS Code, if applicable.

9.	Owners’ Obligations

(a) The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this Agreement. In the event of payment after the due date of any outstanding sums the Manager shall be entitled to charge interest at the rate stated in Box 13.

(b) Where the Managers are providing technical management services in accordance with Clause 4 (Technical Management), the Owners shall:

(i) report (or where the Owners are not the registered owners of the Vessel procure that the registered owners report) to the Flag State administration the details of the Managers as the Company as required to comply with the ISM and ISPS Codes;

6

PART II

SHIPMAN 2009

Standard ship management agreement

(ii) procure that any officers and ratings supplied by them or on their behalf comply with the requirements of STCW 95; and

(iii) instruct such officers and ratings to obey all reasonable orders of the Managers (in their capacity as the Company) in connection with the operation of the Managers’ safety management system.

(c) Where the Managers are not providing technical management services in accordance with Clause 4 (Technical Management), the Owners shall:

(i) procure that the requirements of the Flag State are satisfied and notify the Managers upon execution of this Agreement of the name and contact details of the organization that will be the Company by completing Box 5;

(ii) if the Company changes at any time during this Agreement, notify the Managers in a timely manner of the name and contact details of the new organization;

(iii) procure that the details of the Company, including any change thereof, are reported to the Flag State administration as required to comply with the ISM and ISPS Codes. The Owners shall advise the Managers in a timely manner when the Flag State administration has approved the Company; and

(iv) unless otherwise agreed, arrange for the supply of provisions at their own expense.

(d) Where the Managers are providing crew management services in accordance with Sub-clause 5(a) the Owners shall:

(i) inform the Managers prior to ordering the Vessel to any excluded or additional premium area under any of the Owners’ Insurances by reason of war risks and/or piracy or like perils and pay whatever additional costs may properly be incurred by the Managers as a consequence of such orders including, if necessary, the costs of replacing any member of the Crew. Any delays resulting from negotiation with or replacement of any member of the Crew as a result of the Vessel being ordered to such an area shall be for the Owners’ account. Should the Vessel be within an area which becomes an excluded or additional premium area the above provisions relating to cost and delay shall apply;

(ii) agree with the Managers prior to any change of flag of the Vessel and pay whatever additional costs may properly be incurred by the Managers as a consequence of such change. If agreement cannot be reached then either party may terminate this Agreement in accordance with Sub-clause 22(e); and

(iii) provide, at no cost to the Managers, in accordance with the requirements of the law of the Flag State, or higher standard, as mutually agreed, adequate Crew accommodation and living standards.

7

PART II

SHIPMAN 2009

Standard ship management agreement

(e) Where the Managers are not the Company, the Owners shall ensure that Crew are properly familiarized with their duties in accordance with the Vessel’s SMS and that instructions which are essential to the SMS are identified, documented and given to the Crew prior to sailing.

8

PART II

SHIPMAN 2009

Standard ship management agreement

SECTION 4 – Insurance, Budgets, Income, Expenses and Fees

10.	Insurance Policies

The Owners shall procure, whether by instructing the Managers under Clause 7 (Insurance Arrangements) or otherwise, that throughout the period of this Agreement:

(a) at the Owners’ expense, the Vessel is insured for not less than its sound market value or entered for its full gross tonnage, as the case may be for:

(i) hull and machinery marine risks (including but not limited to crew negligence) and excess liabilities;

(ii) protection and indemnity risks (including but not limited to pollution risks, diversion expenses and, except to the extent insured separately by the Managers in accordance with Sub-clause 5(b)(i), Crew Insurances;

NOTE: if the Managers are not providing crew management services under Sub-clause 5(a) (Crew Management) or have agreed not to provide Crew Insurances separately in accordance with Sub-clause 5(b)(i), then such insurances must be included in the protection and indemnity risks cover for the Vessel (see Sub-clause 10(a)(ii) above).

(iii) war risks (including but not limited to blocking and trapping, protection and indemnity, terrorism and crew risks); and

(iv) such optional insurances as may be agreed (such as piracy, kidnap and ransom, loss of hire and FD &D) (see Box 12)

Sub-clauses 10(a)(i) through 10(a)(iv) all in accordance with the best practice of prudent owners of vessels of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations (“the Owners’ Insurances”);

(b) all premiums and calls on the Owners’ Insurances are paid by their due date;

(c) the Owners’ Insurances name the Managers and, subject to underwriters’ agreement, any third party designated by the Managers as a joint assured, with full cover. It is understood that in some cases, such as protection and indemnity, the normal terms for such cover may impose on the Managers and any such third party a liability in respect of premiums or calls arising in connection with the Owners’ Insurances.

If obtainable at no additional cost, however, the Owners shall procure such insurances on terms such that neither the Managers nor any such third party shall be under any liability in respect of premiums or calls arising in connection with the Owners’ Insurances. In any event, on termination of this Agreement in accordance with Clause 21 (Duration of the Agreement) and Clause 22 (Termination), the Owners shall procure that the Managers and any third party designated by the Managers as joint assured shall cease to be joint assured and, if reasonably achievable, that they shall be released from any and all liability for premiums and calls that may arise in relation to the period of this Agreement; and

(d) written evidence is provided, to the reasonable satisfaction of the Managers, of the Owners’ compliance with their obligations under this Clause 10 within a reasonable time of the commencement of the Agreement, and of each renewal date and, if specifically requested, of each payment date of the Owners’ Insurances.

9

PART II

SHIPMAN 2009

Standard ship management agreement

11.	Income Collected and Expenses Paid on Behalf of Owners

(a) Except as provided in Sub-clause 11(c) all monies collected by the Managers under the terms of this Agreement (other than monies payable by the Owners to the Managers) and any interest thereon shall be held to the credit of the Owners in a separate bank account.

(b) All expenses incurred by the Managers under the terms of this Agreement on behalf of the Owners (including expenses as provided in Clause 12(c) may be debited against the Owners in the account referred to under Sub-clause 11(a) but shall in any event remain payable by the Owners to the Managers on demand.

(c) All monies collected by the Managers under Clause 6 (Commercial Management) shall be paid into a bank account in the name of the Owners or as may be otherwise advised by the Owners in writing.

12.	Management Fee and Expenses

(a) The Owners shall pay to the Managers an annual management fee as stated in Box 14 for their services as Managers under this Agreement, which shall be payable in equal monthly instalments in advance, the first instalment (pro rata if appropriate) being payable on the commencement of this Agreement (see Clause 2 (Commencement and Appointment) and Box 2) and subsequent instalments being payable at the beginning of every calendar month. The management fee shall be payable to the Managers’ nominated account stated in Box 15.

(b) The management fee shall be subject to an annual review and the proposed fee shall be presented in the annual budget in accordance with Sub-clause 13(a).

(c) The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff, facilities and stationery. Without limiting the generality of this Clause 12 (Management Fee and Expenses) the Owners shall reimburse the Managers for postage and communication expenses, travelling expenses, and other out of pocket expenses properly incurred by the Managers in pursuance of the Management Services. Any days used by the Managers’ personnel travelling to or from or attending on the Vessel or otherwise used in connection with the Management Services in excess of 30 days ~~those agreed in the budget~~ shall be charged at the daily rate stated in Box 16.

10

PART II

SHIPMAN 2009

Standard ship management agreement

(d) If the Owners decide to layup the Vessel and such layup lasts for more than the number of months stated in Box 17, an appropriate reduction of the Management Fee for the period exceeding such period until one month before the Vessel is again put into service shall be mutually agreed between the parties. If the Managers are providing crew management services in accordance with Sub-clause 5(a), consequential costs of reduction and reinstatement of the Crew shall be for the Owners’ account. If agreement cannot be reached then either party may terminate this Agreement in accordance with Sub-clause 22(e).

(e) Save as otherwise provided in this Agreement, all discounts and commissions obtained by the Managers in the course of the performance of the Management Services shall be credited to the Owners.

13.	Budgets and Management of Funds

(a) The Managers’ initial budget is set out in Annex “C” hereto. Subsequent budgets shall be for twelve month periods and shall be prepared by the Managers and presented to the Owners not less than three months before the end of the budget year.

(b) The Owners shall state to the Managers in a timely manner, but in any event within one month of presentation, whether or not they agree to each proposed annual budget. The parties shall negotiate in good faith and if they fail to agree on the annual budget, including the management fee, either party may terminate this Agreement in accordance with Sub-clause 22(e).

(c) Following the agreement of the budget, the Managers shall prepare and present to the Owners their estimate of the working capital requirement for the Vessel and shall each month request the Owners in writing to pay the funds required to run the Vessel for the ensuing month, including the payment of any occasional or extraordinary item of expenditure, such as emergency repair costs, additional insurance premiums, bunkers or provisions. Such funds shall be received by the Owners of the Managers’ written request and shall be held to the credit of the Owners in a separate bank account.

(d) The Managers shall at all times maintain and keep true and correct accounts in respect of the Management Services in accordance with the relevant International Financial Reporting Standards or such other standard as the parties may agree, including records of all costs and expenditure incurred, and produce a comparison between budgeted and actual income and expenditure of the Vessel in such form and at such intervals as shall be mutually agreed.

The Managers shall make such accounts available for inspection and auditing by the Owners and/or their representatives in the Managers’ offices or by electronic means, provided reasonable notice is given by the Owners.

11

PART II

SHIPMAN 2009

Standard ship management agreement

(e) Notwithstanding anything contained herein, the Managers shall in no circumstances be required to use or commit their own funds to finance the provision of the Management Services.

12

PART II

SHIPMAN 2009

Standard ship management agreement

SECTION 5 - Legal, General and Duration of Agreement

14.	Trading Restrictions

If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew Management), the Owners and the Managers will, prior to the commencement of this Agreement, agree on any trading restrictions to the Vessel that may result from the terms and conditions of the Crew’s employment.

15.	Replacement

If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew Management), the Owners may require the replacement, at their own expense, at the next reasonable opportunity, of any member of the Crew found on reasonable grounds to be unsuitable for service. If the Managers have failed to fulfil their obligations in providing suitable qualified Crew within the meaning of Sub-clause 5(a) (Crew Management), then such replacement shall be at the Managers’ expense.

16.	Managers’ Right to Sub-Contract

The Managers shall not subcontract any of their obligations hereunder without the prior written consent of the Owners which shall not be unreasonably withheld. In the event of such a sub-contract the Managers shall remain fully liable for the due performance of their obligations under this Agreement. Services executed by the Manager’s parent, daughter or affiliated companies shall not be regarded as Sub-Contracting in relation to this clause.

17.	Responsibilities

(a) Force Majeure

Neither party shall be liable for any loss, damage or delay due to any of the following force majeure events and/or conditions to the extent that the party invoking force majeure is prevented or hindered from performing any or all of their obligations under this Agreement, provided they have made all reasonable efforts to avoid, minimize or prevent the effect of such events and/or conditions:

(i) acts of God;

(ii) any Government requisition, control, intervention, requirement or interference;

(iii) any circumstances arising out of war, threatened act of war or warlike operations, acts of terrorism, sabotage or piracy, or the consequences thereof;

(iv) riots, civil commotion, blockades or embargoes;

13

PART II

SHIPMAN 2009

Standard ship management agreement

(v) epidemics;

(vi) earthquakes, landslides, floods or other extraordinary weather conditions;

(vii) strikes, lockouts or other industrial action, unless limited to the employees (which shall not include the Crew) of the party seeking to invoke force majeure;

(viii) fire, accident, explosion except where caused by negligence of the party seeking to invoke force majeure; and

(ix) any other similar cause beyond the reasonable control of either party.

(b) Liability to Owners

(i) Without prejudice to Sub-clause 17(a) the Managers shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and howsoever arising in the course of performance of the Management Services UNLESS same is proved to have resulted solely from the negligence, gross negligence or wilful default of the Managers or their employees or agents, or sub-contractors employed by them in connection with the Vessel, in which case (save where loss, damage, delay or expense has resulted from the Managers’ personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result) the Managers’ liability for each incident or series of incidents giving rise to a claim or claims shall never exceed a total of ten (10) times the annual management payable hereunder.

(ii) Acts or omissions of the Crew - Notwithstanding anything that may appear to the contrary in this Agreement, the Managers shall not be liable for any acts or omissions of the Crew, even if such acts or omissions are negligent, grossly negligent or wilful, except only to the extent that they are shown to have resulted from a failure by the Managers to discharge their obligations under Clause 5(a) (Crew Management), in which case their liability shall be limited in accordance with the terms of this Clause 17 (Responsibilities).

(c) Indemnity

Except to the extent and solely for the amount therein set out that the Managers would be liable under Sub-clause 17(b) the Owners hereby undertake to keep the Managers and their employees, agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of this Agreement, and against and in respect of all

14

PART II

SHIPMAN 2009

Standard ship management agreement

costs, loss, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance of this Agreement.

(d) “Himalaya”

It is hereby expressly agreed that no employee or agent of the Managers (including every sub-contractor from time to time employed by the Managers) shall in any circumstances whatsoever be under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause 17 (Responsibilities), every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defence and immunity of whatsoever nature applicable to the Managers or to which the Managers are entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions of this Clause 17 (Responsibilities) the Managers are or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be parties to this Agreement.

18.	General Administration

(a) The Managers shall keep the Owners and, if appropriate, the Company informed in a timely manner of any incident of which the Managers become aware which gives or may give rise to delay to the Vessel or claims or disputes involving third parties.

(b) The Managers shall handle and settle all claims and disputes arising out of the Management Services hereunder, unless the Owners instruct the Managers otherwise. The Managers shall keep the Owners appropriately informed in a timely manner throughout the handling of such claims and disputes.

(c) The Owners may request the Managers to bring or defend other actions, suits or proceedings related to the Management Services, on terms to be agreed.

(d) The Managers shall have power to obtain appropriate legal or technical or other outside expert advice in relation to the handling and settlement of claims in relation to Sub-clauses 18(a) and 18(b) and disputes and any other matters affecting the interests of the Owners in respect of the Vessel, unless the Owners instruct the Manager otherwise.

(e) On giving reasonable notice, the Owners may request, and the Managers shall in a timely manner make available, all documentation, information and records in respect of the matters covered by this Agreement either related to mandatory rules or regulations or other obligations applying to the Owners in respect of the Vessel (including but not limited to STCW 95, the ISM Code and ISPS Code) to the extent permitted by relevant legislation.

15

PART II

SHIPMAN 2009

Standard ship management agreement

On giving reasonable notice, the Managers may request, and the Owners shall in a timely manner make available, all documentation, information and records reasonably required by the Managers to enable to perform the Management Services.

(f) The Owners shall arrange for the provision of any necessary guarantee bond or other security.

(g) Any costs incurred by the Managers in carrying out their obligations according to this Clause 18 (General Administration) shall be reimbursed by the Owners.

19.	Inspection of Vessel

The Owners may at any time after giving reasonable notice to the Managers inspect the Vessel for any reason they consider necessary.

20.	Compliance with Laws and Regulations

The parties will not do or permit to be done anything which might cause any breach or infringement of the laws and regulations of the Flag State, or of the places where the Vessel trades.

21.	Duration of the Agreement

(a) This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated by either party by giving notice to the other; in which event this Agreement shall terminate upon the expiration of the later of the number of months stated in Box 18 or a period of three (3) ~~two (2)~~ months from the date on which such notice is received, unless terminated earlier in accordance with Clause 22 (Termination).

(b) Where the Vessel is not at a mutually convenient port or place on the expiry of such period, this Agreement shall terminate on the subsequent arrival of the Vessel at the next mutually convenient port or place.

22.	Termination

(a) Owners’ or Managers’ default

If either party fails to meet their obligations under this Agreement, the other party may give notice to the party in default requiring them to remedy it. In the event that the party in default fails to remedy it within a reasonable time to the reasonable satisfaction of the other party, that party shall be entitled to terminate this Agreement with immediate effect by giving notice to the party in default.

16

PART II

SHIPMAN 2009

Standard ship management agreement

(b) Notwithstanding Sub-clause 22(a):

(i) The Managers shall be entitled to terminate the Agreement with immediate effect by giving notice to the Owners if any monies payable by the Owners and/or the owners of any associated vessel, details of which are listed in Annex “D”, shall not have been received in the Managers’ nominated account within ten days (10) of receipt by the Owners of the Managers’ written request, or if the Vessel is repossessed by the Mortgagee(s).

(ii) If the Owners proceed with the employment of or continue to employ the Vessel in the carriage of contraband, blockade running, or in an unlawful trade, or on a voyage which in the reasonable opinion of the Managers is unduly hazardous or improper, the Managers may give notice of the default to the Owners, requiring them to remedy it as soon as practically possible. In the event that the Owners fail to remedy it within a reasonable time to the satisfaction of the Managers, the Managers shall be entitled to terminate the Agreement with immediate effect by notice.

(iii) If either party fails to meet their respective obligations under Sub-clause 5(b) (Crew Insurances) and Clause 10 (Insurance Policies), the other party may give notice to the party in default requiring them to remedy it within twenty (20) ~~ten (10)~~ days, failing which the other party may terminate this Agreement with immediate effect by giving notice to the party in default.

(c) Extraordinary Termination

This Agreement shall be deemed to be terminated in the case of the sale of the Vessel or, if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned or has been declared missing or, if bareboat chartered, unless otherwise agreed, when the bareboat charter comes to an end.

(d) For the purpose of Sub-clause 22(c) hereof:

(i) the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be the date on which the Vessel’s owners cease to be the registered owners of the Vessel;

(ii) the Vessel shall be deemed to be lost either when it has become an actual total loss or agreement has been reached with the Vessel’s underwriters in respect of its constructive total loss or if such agreement with the Vessel’s underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred; and

(iii) the date upon which the Vessel is to be treated as declared missing shall be ten (10) days after the Vessel was last reported or when the Vessel is recorded as missing by the Vessel’s underwriters, whichever occurs first. A missing vessel shall be deemed lost in accordance with the provisions of Sub-clause 22(d)(ii).

17

PART II

SHIPMAN 2009

Standard ship management agreement

(e) In the event the parties fail to agree the annual budget in accordance with Sub-clause 13(b), or to agree a change of flag in accordance with Sub-clause 9(d)(ii), or to agree to a reduction in the Mangement Fee in accordance with Sub-clause 12(d), either party may terminate this Agreement by giving the other party not less than one month’s notice, the result of which will be the expiry of the Agreement at the end of the current budget period or on expiry of the notice period, whichever is the later.

(f) This Agreement shall terminate forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver or administrator is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.

(g) In the event of the termination of this Agreement for any reason other than default by the Managers the management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and Expenses), shall continue to be payable for a further period of the number of months stated in Box 19 as from the effective date of termination. If Box 19 is left blank then ninety (90) days shall apply.

(h) In addition, where the Managers provide Crew for the Vessel in accordance with Clause 5(a) (Crew Management):

(i) the Owners shall continue to pay Crew Support Costs during the said further period of the number of months stated in Box 19; and

(ii) the Owners shall pay an equitable proportion of any Severance Costs which may be incurred, not exceeding the amount stated in Box 20. The Managers shall use their reasonable endeavours to minimize such Severance Costs.

(i) On the termination, for whatever reason, of this Agreement, the Managers shall release to the Owners, if so requested, the originals where possible, or otherwise certified copies, of all accounts and all documents specifically relating to the Vessel and its operation.

(j) The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination.

23.	BIMCO Dispute Resolution Clause

(a) This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

18

PART II

SHIPMAN 2009

Standard ship management agreement

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

(b) This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Agreement shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgment may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.

In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.

(c) This Agreement shall be governed by and construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Agreement shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there.

19

PART II

SHIPMAN 2009

Standard ship management agreement

(d) Notwithstanding Sub-clauses 23(a), 23(b) or 23(c) above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Agreement.

(i) In the case of a dispute in respect of which arbitration has been commenced under Sub-clauses 23(a), 23(b) or 23(c) above, the following shall apply:

(ii) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the “Mediation Notice”) calling on the other party to agree to mediation.

(iii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal (“the Tribunal”) or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.

(iv) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.

(v) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.

(vi) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.

(vii) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator’s costs and expenses.

(viii) The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.

(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)

20

PART II

SHIPMAN 2009

Standard ship management agreement

(e) If Box 21 in Part I is not appropriately filled in, Sub-clause 23(a) of this Clause shall apply.

Note: Sub-clauses 23(a), 23(b) and 23(c) are alternatives; indicate alternative agreed in Box 21. Sub-clause 23(d) shall apply in all cases.

24.	Notices

(a) All notices given by either party or their agents to the other party or their agents in accordance with the provisions of this Agreement shall be in writing and shall, unless specifically provided in this Agreement to the contrary, be sent to the address for that other party as set out in Boxes 22 and 23 or as appropriate or to such other address as the other party may designate in writing.

A notice may be sent by registered or recorded mail, facsimile, electronically or delivered by hand in accordance with this Sub-clause 24(a).

(b) Any notice given under this Agreement shall take effect on receipt by the other party and shall be deemed to have been received:

(i)	if posted, on the seventh (7th) day after posting;

(ii)	if sent by facsimile or electronically, on the day of transmission; and

(iii)	if delivered by hand, on the day of delivery.

And in each case proof of posting, handing in or transmission shall be proof that notice has been given, unless proven to the contrary.

25.	Entire Agreement

This Agreement constitutes the entire agreement between the parties and no promise, undertaking, representation, warranty or statement by either party prior to the date stated in Box 2 shall affect this Agreement. Any modification of this Agreement shall not be of any effect unless in writing signed by or on behalf of the parties.

26.	Third Party Rights

Except to the extent provided in Sub-clauses 17(c) (Indemnity) and 17(d) (Himalaya), no third parties may enforce any term of this Agreement.

27.	Partial Validity

If any provision of this Agreement is or becomes or is held by any arbitrator or other competent body to be illegal, invalid or unenforceable in any respect under any law or jurisdiction, the provision shall be deemed to be amended to the extent necessary to avoid

21

PART II

SHIPMAN 2009

Standard ship management agreement

such illegality, invalidity or unenforceability, or, if such amendment is not possible, the provision shall be deemed to be deleted from this Agreement to the extent of such illegality, invalidity or unenforceability, and the remaining provisions shall continue in full force and effect and shall not in any way be affected or impaired thereby.

28.	Interpretation

In this Agreement:

(a) Singular/Plural

The singular includes the plural and vice versa as the context admits or requires.

(b) Readings

The index and headings to the clauses and appendices to this Agreement are for convenience only and shall not affect its construction or interpretation.

(c) Day

“Day” means a calendar day unless expressly stated to the contrary.

22

NOVATION AGREEMENT FOR AMENDED & RESTATED LEASE, OPERATION &

MAINTENANCE AGREEMENT

This agreement is made on 18 September 2013

Between

(1)	PT Perusahaan Gas Negara (Persero) Tbk, a state-owned limited liability company established under Indonesian Government Regulations and having its principal office at Jl. K.H. Zainul Arifin No. 20, Jakarta 1140, Indonesia (the “Continuing Party”);

(2)	Höegh LNG Ltd., a company incorporated under the laws of Bermuda and having its registered office at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda (the “Transferor”); and

(3)	PT Hoegh LNG Lampung, a limited liability company duly established and existing under the laws of the Republic of Indonesia and having its registered office at Wisma 46, 29th Floor, J1 Jenderal Sudirman Kav 1, Jakarta 10220, Indonesia (the “Transferee”).

Recitals

A.	The Continuing Party and the Transferor are parties to the amended and restated lease, operation and maintenance agreement dated 17 October 2012, a copy of which is set out in the first schedule hereto (the “Subject Agreement”).

B.	Under the Subject Agreement, Transferor agrees to lease to the Continuing Party, and operate and maintain, a floating storage and regasification unit and procure a mooring system in connection with the Lampung LNG Floating Storage and Regasification Facilities Project.

C.	The Transferor wishes to be released from all its obligations and liabilities and transfer all its rights under the Subject Agreement to the Transferee, and the Continuing Party agrees to such release. The Transferee wishes to assume such obligations and liabilities.

Operative provisions

Novation

1.	In consideration of the other parties’ entering into their respective obligations under this agreement, with effect from the date of this agreement:

1.1	the Continuing Party hereby releases and discharges the Transferor (including without limitation in respect of any breach of the Subject Agreement by the Transferor antecedent to the Effective Date) from all of the Transferor’s obligations and liabilities under or in connection with the Subject Agreement, and from all claims and demands whatsoever arising under the Subject Agreement on or after the date of this agreement (the “Effective Date”) and the Transferor hereby ceases to be a party to the Subject Agreement;

1.2	save as provided in section 9 of Schedule 6 of the Subject Agreement, the Transferor hereby assigns all of its rights under the Subject Agreement to the Transferee (including, without limitation, in respect of any breach by the Continuing Party of the Subject Agreement antecedent to the Effective Date), and all obligations and liabilities of the Continuing Party to the Transferor under the Subject Agreement hereby cease;

1

1.3	the Transferee hereby agrees to assume and perform the obligations and liabilities from which the Transferor is released and discharged pursuant to clause 1.1 of this agreement (including, without limitation, in respect of any breach of the Subject Agreement by the Transferor antecedent to the Effective Date) and to be bound by its terms in all respects as if the Transferee had been named as a party thereto in place of the Transferor; and

1.4	the Continuing Party hereby agrees to perform the Continuing Party’s obligations and liabilities under or in connection with the Subject Agreements and to be bound by its terms in all respects as if the Transferee had been named as a party thereto, in place of the Transferor.

2.	The terms of this agreement are conditional upon the Transferee having procured on or before execution of this agreement the delivery to the Continuing Party of a guarantee substantially in the form set out in the second schedule to this agreement (the “Indonesian Owner Guarantee”).

3.	Promptly following execution of this agreement the Transferee shall provide to the Continuing Party customary legal opinions in form and substance reasonably satisfactory to the Continuing Party from a reputable counsel relating to the enforceability of the Indonesian Owner Guarantee, the power and authority of the Guarantor to enter into and perform the Indonesian Owner Guarantee and due execution by the Guarantor of the Indonesian Owner Guarantee and words defined in the Subject Agreement shall have the same meaning in this clause.

Notices

4.	For the purposes of the Subject Agreement, the Transferee’s address for notices shall be as follows:

Address:	Wisma 46, 29th floor, Jl Jenderal Sudirman Kav 1, Jakarta 10220, Indonesia

Fax No:	+62 21 574 2181

Addressed for the personal attention of: President Director

Copied to Hoegh LNG Asia Pte Ltd

Address:	72 Anson Road, #07-03 Anson House, Singapore 079911

Fax No:	+65 64 38 64 93

Addressed for the personal attention of: Project Manager

Counterparts

5.	This agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

2

Governing law and arbitration

6.	This agreement shall be governed by and construed in accordance with the laws of Republic of Indonesia.

7.	Any dispute arising out of or in connection with the agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this Clause. The tribunal shall consist of three arbitrators. The language of the arbitration shall be English.

8.	It is hereby agreed that an arbitral tribunal constituted under the Subject Agreement may consolidate an arbitration hereunder.

9.	Each party agrees that it will not institute any court proceedings arising out of or in connection with this agreement (and, in the event of consolidation, the Subject Agreement) except only to enforce in any court having jurisdiction any award rendered by the arbitral tribunal.

10.	Decisions of the arbitral tribunal shall be binding in final instance upon the parties hereto. The parties hereto expressly agree in accordance with Law No. 30 of 1999 on Arbitration and Alternative Dispute Resolution (the “Arbitration Law”) that in deciding the disagreement or dispute, the arbitrators shall be bound by strict rules of law, and may not purport to decide the same ex aequo et bono. The parties further agree to waive any Indonesian laws and regulations, decrees or policies having the force of law that would otherwise give a right to appeal any arbitration decision or award, and to the extent applicable, as such that in conformity with Article 60 or Arbitration Law, there shall be no appeal and/or cessation to any court of law from the decision of the arbitrators and the parties shall not challenge or resist the enforcement action taken by the party in whose favour the decision of the arbitrators was given.

11.	The parties hereto expressly agree to waive the applicability of Article 48.1 of the Arbitration Law as such that the mandate of the arbitrators duly constituted in accordance with the terms of this Lease shall remain in effect until a final arbitral award has been issued by the arbitrators.

Governing Language

12.	This agreement is executed in the English language. In compliance with Law No. 24 of 2009 regarding National Flag, Language, Emblem and Song, the parties agree to translate this agreement into the Indonesian language within 90 days as of the date of this agreement or any other date as agreed between the parties. The Indonesian language agreement shall have the date of this agreement as its effective date. Such Indonesian language version shall form an integral and inseparable part of the English version. In the event of inconsistencies or differences in interpretation between the English and Indonesian texts, the English version shall prevail and the relevant Indonesian version shall be deemed to be automatically amended to conform with and to make the relevant Indonesian text consistent with the relevant English text.

3

13.	Furthermore, each party agrees it will not cite or invoke Law 24/2009 or any regulation issued thereunder, or claim that the fact this agreement was executed in the English language only, to:

13.1	defend its non-performance or breach of its obligations under this agreement; or

13.2	allege that this agreement is against public policy or otherwise does not constitute its legal, valid and binding obligations, enforceable against it in accordance with its terms.

IN WITNESS this agreement has been duly executed on the date set out above.

4

Signed for and on behalf of Höegh LNG Ltd.	Signed for and on behalf of PT Perushaan Gas Negara (Persero) Tbk

/s/ RUNE KARLSEN	/s/ DJOKO SAPUTRO
Signature	Signature

Rune Karlsen	Djoko Saputro
Name	Name

Senior Technical Manager	Dir of Tech & Development.
Capacity	Capacity

11/9-13	18 Sept. 2013.
Date	Date

Signed for and on behalf of PT Hoegh LNG Lampung

/s/ HANS KRISTIANSEN
Signature

Hans Kristiansen
Name

Senior Project Manager
Capacity

11/9- 2013
Date

5

Schedule 1	Amended and Restated Lease, Operation and Maintenance Agreement

[Insert copy of the Amended and Restated LOM]

6

Schedule 2	Indonesian Owner Guarantee

This deed is made on 18 September 2013

Between

(1)	Höegh LNG Holdings Ltd., a company incorporated under the laws of Bermuda and with its registered office at Canon’s Court, 22 Victoria Street, Hamilton IIM12, Bermuda (the “Guarantor”); and

(2)	PT Perusahaan Gas Negara (Persero) Tbk, a state-owned limited liability company established under Indonesian Government Regulations and having its principal office at J1. K.H. Zainul Arifin No. 20, Jakarta 1140, Indonesia (the “Company”)

Recitals

A.	The Company has entered into an amended and restated lease, operation and maintenance agreement dated 17 October 2012 (the “LOM”) with Höegh LNG Ltd. (the “Transferor”) and an amended and restated umbrella agreement dated 17 October 2012 with the Transferor and PT Rekayasa Industri (the “Umbrella Agreement” and together with the LOM, the “Original Agreements”).

B.	Under the LOM, the Transferor agrees to lease to Company, and operate and maintain, a floating storage and regasification unit and procure a mooring system in connection with the Lampung LNG Floating Storage and Regasification Facilities Project.

C.	Under the Umbrella Agreement, the Transferor agreed to assume joint and several liability for certain obligations.

D.	By a novation agreement in respect of the LOM (“LOM Novation Agreement”), and a novation agreement in respect of the Umbrella Agreement (“Umbrella Novation Agreement”), the Transferor is released from all its obligations and liabilities and transfers all of its rights under the LOM to PT Hoegh LNG Lampung (the “Owner”), and the Owner assumes the Transferor’s obligations, liabilities and rights under the Original Agreements. The Original Agreements, as novated in accordance with the LOM Novation Agreement and Umbrella Novation Agreement, shall be referred to as the “Agreements”.

E.	The Guarantor has agreed to guarantee to the Company the due and proper performance by the Owner of all the Owner’s obligations and liabilities under the Agreements (the “Guaranteed Obligations”) on the terms of this deed.

Operative provisions

1.	Guarantee

Guarantor hereby:

(a)	agrees and guarantees to the Company, as an independent and primary obligor and not only as surety, that if the Owner breaches any of the Guaranteed Obligations, then the Guarantor shall on the Company’s demand perform that Guaranteed Obligation in place of the Owner;

7

(b)	acknowledges and agrees that no variation of or alteration to the terms of the Guaranteed Obligations or to their extent, nature or method of performance, and no allowance of time, waiver, forbearance, forgiveness, indulgence, compromise or other dealing under or in connection with the Agreements or any right or remedy arising thereunder, and no invalidity, illegality, unenforecability or irregularity of the Agreements or of any provision thereof, and no other act, omission or default which (but for this provision) might have operated to release, exonerate or discharge the Guarantor or otherwise reduce, extinguish or adversely affect any liability of the Guarantor under the terms of this deed shall in any way release, exonerate or discharge the Guarantor from any liability under the terms of this deed or otherwise reduce, extinguish or adversely affect any such liability, and the Guarantor hereby waives any requirement for notice to it of any such event;

(c)	confirms that it has full power and capacity to enter into this deed and agrees that this deed shall not he revocable by the Guarantor, shall be a continuing guarantee, shall be additional to and not in substitution for any rights or remedies that the Company may have against the Owner under the Agreements or at law, shall be additional to any other guarantee or security from time to time held by the Company, shall not be affected by any release or waiver of any such guarantee or security and shall remain in full force and effect notwithstanding the winding-up, liquidation, receivership, administration, voluntary arrangement or other composition with creditors (or any event equivalent or analogous to any of the foregoing under the law of any jurisdiction) of the Owner or if the Owner is unable to pay its debts (as defined by sections 123(1) and 268(1) of the Insolvency Act 1986, as amended);

(d)	agrees that all sums payable by the Guarantor under this deed shall be paid to the Company in full, free of all present or future taxes, levies, duties, charges, fees, withholdings or deductions (together referred to as “Deductions”) and, if the Guarantor is compelled by law to make any Deduction, the Guarantor will gross-up the payment so that the net sum received by the Company is equal to the full amount which the Company would have received had no such Deduction been made;

(e)	agrees that, as long as the Owner remains under any actual or contingent liability under the terms of the Agreements, it shall not take any security from the Owner in connection with this deed (and, if taken, any such security shall be held by the Guarantor as security for its liability to the Company under this deed) or take any step to enforce any right or claim against the Owner in respect of any payment made under or liability arising from or in connection with this deed or exercise any rights as Guarantor in competition with the Company;

(f)	agrees that the obligations of the Guarantor under this deed and the Owner under the Agreement are independent and several obligations, and accordingly that the Company shall not be obliged, before enforcing any of its rights or remedies under this deed, to commence proceedings or take any other action against the Owner or enforce any other guarantee or security from time to time held by the Company in respect of the Guaranteed Obligations; and

(g)	agrees that the Company shall be entitled to assign any or all of its rights or benefits under this deed (whether or not accrued) at any time to any person who takes an assignment of any of the rights under the Agreements or the benefit thereof, subject mutatis mutandis to the same terms.

8

2.	Claims procedure

(a)	Any demand under this deed shall be in writing and shall be served personally or by first class pre-paid post or by fax. The address, fax number and attention for service of any demand upon the Guarantor shall be the address, fax number and attention stated in clause 2(c) below or such other address, fax number or attention as may from time to time be notified in writing by the Guarantor to the Company.

(b)	A demand shall be deemed to be received in the case of:

(i)	pre-paid post, on the day it is received;

(ii)	delivery by hand, when so delivered; and

(iii)	fax, upon the receipt by the sender of a transmission report from the dispatching fax which confirms that all of the pages comprised in the demand have been successfully sent to the Guarantor’s fax number, provided that, in the case of service in accordance with clauses 2(b)(ii) and 2(b)(iii), if the date of receipt of the demand is not a business day in the country of the recipient, or if the demand is received outside the hours of 9.00 a.m. to 5.00 p.m., it shall be deemed to have been received at 9.00 a.m, on the next business day.

(c)	The address, fax number and attention for service of demands upon the Guarantor are:

Address:	Höegh LNG AS, Drammensveien 134, P.O. Box 4 Skoyen, NO-0212 Oslo, Norway

Fax No.:	+47 97 55 74 00

Attention:	President & CEO

3.	No waiver and provisions severable

(a)	No failure or delay by the Company in exercising any right or remedy shall operate as a waiver, nor shall any single or partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy.

(b)	Each of the provisions of this deed is severable from the others, and if for any reason any such provision is or becomes ineffective, inoperable, invalid or unenforceable it shall be severed and deemed deleted from this deed, and in such event the remaining provisions of this deed shall continue to have full force and effect.

4.	Governing law and forum

(a)	This deed shall be governed by the laws of the England.

(b)	Any dispute arising out of or in connection with this deed, including any question regarding its existence, validity or termination, shall he referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause.

9

(c)	The Tribunal shall consist of three arbitrators.

(d)	The language of the arbitration shall be English.

(e)	An arbitral tribunal constituted under this clause 4 may, unless consolidation would prejudice the rights of any party, consolidate arbitration hereunder with arbitration under the LOM and/or the Umbrella Agreement if the arbitral proceedings raise common questions of law or fact. If two or more arbitral tribunals under this deed or the LOM and/or the Umbrella Agreement issues consolidation orders, the order issued first shall prevail.

(f)	The decision of the arbitration is final and binding on the parties. No party may bring an appeal to any court or other authority in relation to the decision of the arbitration. Except to enforce the decision of the arbitration, no party may bring any action in any court in Indonesia or elsewhere in relation to the dispute.

5.	Counterparts

This deed may be executed in any number of counterparts, each of which when executed shall be an original, and all the counterparts together shall constitute one and the same instrument.

6.	Confidentiality

Each party hereby undertakes to maintain the confidentiality of this deed and may only disclose (except with the written consent of the other party, such consent not to be unreasonably withheld or delayed) this deed to:

(a)	its Affiliates (as defined in the LOM), its and its Affiliates’ officers, management personnel, and financial (including auditing and taxation), insurance, and legal advisors to the extent reasonable necessary for the purposes of the Agreement and this deed;

(b)	Permitted Creditors (as defined in the LOM); and

(c)	a competent court, or for the purposes of any arbitration, or expert or other dispute resolution proceeding under this deed or the Agreements, or as may be required by law or any competent legal or regulatory authority having jurisdiction over that party.

7.	Governing Language

(a)

This deed is executed in the English language. In compliance with Law No. 24 of 2009 regarding National Flag, Language, Emblem and Song, the parties agree to translate this deed into the Indonesian language within 90 days as of the date of this deed or any other date as agreed between the parties. The Indonesian language agreement shall have the date of this deed as its effective date. Such Indonesian language version shall form an integral and inseparable part of the English version. In the event of inconsistencies or differences in interpretation between the English

10

and Indonesian texts, the English version shall prevail and the relevant Indonesian version shall be deemed to be automatically amended to conform with and to make the relevant Indonesian text consistent with the relevant English text.

(b)	Furthermore, each party agrees it will not cite or invoke Law 24/2009 or any regulation issued thereunder, or claim that the fact this deed was executed in the English language only, to:

(i)	defend its non-performance or breach of its obligations under this deed; or

(ii)	allege that this deed is against public policy or otherwise does not constitute its legal, valid and binding obligations, enforceable against it in accordance with its terms.

IN WITNESS WHEREOF, this instrument has been executed and delivered as a deed.

11

Signed for and on behalf of Höegh LNG Holdings Ltd.	Signed for and on behalf of PT Perushaan Gas Negara (Persero) Tbk

/s/ RUNE KARLSEN	/s/ DJOKO SAPUTRO
Signature	Signature

Rune Karlsen	Djoko Saputro
Name	Name

Senior Technical Manager	Dir of Tech & Development.
Capacity	Capacity

11/9-13	18 Sept. 2013.
Date	Date

12

NOVATION AGREEMENT FOR AMENDED & RESTATED LEASE, OPERATION &

MAINTENANCE AGREEMENT

This agreement is made on 21 February 2014

Among

(1)	PT Perusahaan Gas Negara (Persero) Tbk, a state-owned limited liability company established under Indonesian Government Regulations and having its principal office at Jl. K.H. Zainul Arifin No. 20, Jakarta 11140, Indonesia (the “Transferor”);

(2)	PT PGN LNG Indonesia, a limited liability company duly established and existing under the laws of the Republic of Indonesia and having its registered office at Jl. K.H. Zainul Arifin No. 20, Jakarta 11140, Indonesia (the “Transferee”); and

(3)	PT Hoegh LNG Lampung, a limited liability company duly established and existing under the laws of the Republic of Indonesia and having its registered office at Jl. Jenderal Sudirman Kay 1, Jakarta 10220, Indonesia (the “Continuing Party”).

For the purpose of this deed, the Transferor, the Transferee and the Continuing Party may sometimes individually be referred to as a “Party” and collectively referred to as the “Parties”.

Recitals

A.	The Continuing Party and the Transferor are Parties to an agreement made between them pursuant to the novation agreement dated 18 September 2013 for the novation of the amended and restated lease, operation and maintenance agreement dated 17 October 2012, a copy of which is set out in the first schedule hereto (the “Subject Agreement”).

B.	Under the Subject Agreement, the Continuing Party agrees to lease to the Transferor, and operate and maintain, a floating storage and regasification unit and procure a mooring system in connection with the Lampung LNG Floating Storage and Regasification Facilities Project.

C.	In accordance with its decree regarding Novation of Contracts and Permits relating to the Lampung LNG Project (the “Decree”), the Transferor’s Board of Directors has determined that the Transferor’s rights and obligations under the Subject Agreement shall be carried out by the Transferee and therefore, the Transferor wishes that its rights and obligations under the Subject Agreement be novated to the Transferee.

D.	By this agreement Transferor wishes to be released from all its obligations and liabilities arid transfers all of its rights, obligations and liabilities under the Subject Agreement to the Transferee, and the Transferee assumes Transferor’s obligations, liabilities and rights under the Subject Agreement. The Continuing Party agrees to such release and assumption.

1

Operative provisions

Interpretation

1.	Expressions defined in the Subject Agreement have the same meaning in this agreement unless the context requires otherwise, and:

“Restricted Person” means a Person that is: (i) listed on, or owned or controlled by a Person listed on, or acting on behalf of a Person listed on, any Sanctions List; (ii) not a natural person and is located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a Person located in or organized under the Laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or (iii) otherwise a target of Sanctions (“target of Sanctions” signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by Sanctions from engaging in trade, business or other activities);

“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by: (i) the United States government; (ii) the United Nations; (iii) the European Union; (iv) the United Kingdom; or (v) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury (OFAC), the United States Department of State and Her Majesty’s Treasury (HMT) (together, the “Sanctions Authorities”); and

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

Novation

2.	In consideration of the other Parties’ entering into their respective obligations under this agreement, with effect on and from the Effective Date:

2.1.	the Continuing Party hereby releases and discharges the Transferor (including without limitation in respect of any breach of the Subject Agreement by the Transferor antecedent to the Effective Date) from all of the Transferor’s obligations and liabilities under or in connection with the Subject Agreement, and from all claims and demands whatsoever arising under the Subject Agreement on or after the Effective Date and the Transferor hereby ceases to be a party to the Subject Agreement;

2.2.	the Transferor hereby novates all of its rights and obligations under the Subject Agreement to the Transferee (including, without limitation, in respect of any breach by the Continuing Party of the Subject Agreement antecedent to the Effective Date), and all obligations and liabilities of the Continuing Party to the Transferor under the Subject Agreement hereby cease;

2

2.3.	the Transferee hereby assumes the liabilities and shall perform the obligations from which the Transferor is released and discharged pursuant to clause 2.1 of this agreement (including, without limitation, in respect of any breach of the Subject Agreement by the Transferor antecedent to the Effective Date) and to be bound by its terms in all respects as if the Transferee had been named as a party thereto in place of the Transferor; and

2.4.	the Continuing Party hereby agrees to perform the Continuing Party’s obligations and liabilities under or in connection with the Subject Agreements and to be bound by its terms in all respects as if the Transferee had been named as a party thereto, in place of the Transferor.

3.	The “Effective Date” shall be the date upon which each of the following conditions have been satisfied:

3.1.	a guarantee and indemnity in the form set out in the second schedule to this agreement (the “Transferor Guarantee”) has been duly executed and delivered to the Continuing Party, in full force and effect; and

3.2.	customary legal opinions have been issued in form and substance reasonably satisfactory to the Continuing Party and the agent acting on behalf of Permitted Creditors (“Lenders’ Agent”) from a reputable Indonesian counsel relating to the validity and enforceability of the Transferor Guarantee and the power and authority of the Transferor to enter into and perform the Transferor Guarantee.

4.	The Transferor hereby represents and warrants to the Continuing Party on the date of this agreement and on the Effective Date that (i) it is a corporation duly incorporated and validly existing and in good standing under the laws of the country of its incorporation and has the corporate power and authority to enter into and perform its obligations under this agreement and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same; and (ii) that this agreement constitutes legal, valid and binding obligations applicable to it and the obligations are in full force and effect in accordance with their terms, and the delivery and performance by Transferor of this agreement will not contravene any law of any governmental authority having jurisdiction over Transferor.

Share Transfer

5.	With effect on and from the Effective Date, the Parties agree that:

5.1.	Before Acceptance, the Transferee shall not cease to be wholly owned and wholly Controlled by the Transferor.

3

5.2.	After Acceptance, the Transferor shall not cease to Control the Transferee nor cease to own 51 per cent. of the Transferee’s issued share capital, and the Transferor shall:

(i)	not assign, transfer, dispose of any share, or interest in any share, in the Transferee (a “Share Transfer”):

A.	before the 30th day after the Continuing Party has received notice of the Share Transfer and the information required under Clause 5.3 (the “Objection Date”); or

B.	if, before the Objection Date, the Continuing Party notifies the Transferor that it objects to the Share Transfer in accordance with this Clause 5, specifying the reason for that objection and providing reasonable supporting evidence, where applicable (such notice, an “Objection Notice”); and

(ii)	ensure that no shares, or interest in any share, in the Transferee is traded on a securities exchange that is located in or organised under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions (a “Restricted Exchange”);

(iii)	ensure that no other shareholder of the Transferee, from time to time, enters into a Share Transfer with a Restricted Person, except in respect of shares that are listed (and, following a Share Transfer, would remain listed) on a recognised securities exchange that is not a Restricted Exchange.

5.3.	The Transferee shall:

(i)	notify the Continuing Party of:

A.	any proposed initial public offering of its shares, including details of the securities exchange; and

B.	the identity of any Person proposing to acquire rights in or over any share, or interest in any share, in the Transferee (such Person, the “Acquirer”) otherwise than by an initial public offering; and

(ii)	provide to the Continuing Party such information as Permitted Creditors require to complete their “know your customer” approvals of the Acquirer, if the Continuing Party is entitled to give an Objection Notice for the matter described in Clause 5.5(vi).

5.4.	The Continuing Party may only give the Transferor an Objection Notice in respect of an initial public offering of the Transferee’s shares for the matters described in Clauses 5.5(i), 5.5(ii), 5.5(iii), 5.5(iv) or 5.5(vii) or if the relevant securities exchange is a Restricted Exchange.

5.5.	Subject to Clause 5.4, the Continuing Party may only give the Transferor an Objection Notice if:

(i)	any Person other than the Transferor would Control the Transferee, or if the Transferor would own less than 51 per cent. of the Transferee’s issued share capital;

4

(ii)	the applicable laws of any member country of the Organisation for Economic Co-operation and Development, the European Union or the Association of Southeast Asian Nations (or any successor of such organisations) prevent (a) the Continuing Party from being party to or performing the Subject Agreement or (b) Höegh LNG Holdings Ltd from providing or performing the guarantee of the Continuing Party’s obligations under the Subject Agreement; provided that, together with the Objection Notice, the Continuing Party provides the Transferor with a copy of a legal opinion from a reputable counsel, and reasonable background information, in respect of such applicable laws and their effect;

(iii)	a breach or repudiation of the Subject Agreement, this agreement or the Transferor Guarantee by the Transferor or the Transferee (as the case may be) is continuing unremedied and/or unwaived;

(iv)	the Continuing Party has not received a legal opinion, in form and substance reasonably satisfactory to the Continuing Party and the Lenders’ Agent from a reputable Indonesian counsel, confirming the validity and enforceability of the Transferor Guarantee after the Share Transfer, and the power and authority of the Transferor to enter into and perform those agreements (and all other instruments to give effect to the same);

(v)	the Acquirer has not satisfied the Continuing Party’s internal corporate governance requirements relating to anti-bribery, money laundering or terrorism;

(vi)	the Lenders’ Agent has not confirmed by written notice to the Continuing Party that Permitted Creditors have obtained all internal “know your customer” approvals required for the Acquirer; or

(vii)	the Continuing Party would incur any additional direct cost, Tax or other liability, as a result of such Share Transfer for which they have not been compensated in full.

6.	The Subject Agreement is hereby amended with effect on and from the Effective Date as follows:

6.1.	the aggregate principal amount in US dollars of the Company LoC shall be equivalent to the product of 90 multiplied by the Full Hire Rate;

5

6.2.	it shall be an Event of Company’s Default if:

(i)	the Transferor ceases to Control the Transferee or ceases to own 51 per cent of the Transferee’s issued share capital; or

(ii)	a Share Transfer occurs other than in accordance with Clause 5, and such breach (not arising from a matter described in Clause 6.2(i)) is not remedied within 30 days after the Transferor becoming aware of such breach;

6.3.	it shall be an Event of Company’s Default if any of the following occurs:

(i)	the Transferor Guarantee becomes and remains unenforceable or ceases to be valid and binding in accordance with its terms or the Transferor terminated the Transferor Guarantee because Indonesian law or a direction by a Governmental Authority so required, and the Transferee fails to procure a valid, binding and enforceable guarantee and indemnity from Transferor in form and substance satisfactory to the Continuing Party and Lenders’ Agent (each acting reasonably) guaranteeing the Transferee’s performance of the Subject Agreement, before the 20th day after the Transferor has received notice from the Continuing Party (which replacement guarantee shall thereafter become the Transferor Guarantee for the purposes of this agreement and the Subject Agreement);

(ii)	the Transferor Guarantee is for any reason terminated (other than if the Transferor terminated because Indonesian law or a direction by a Governmental Authority so required, or if termination was with the Continuing Party’s written agreement), repudiated, or rescinded; or

(iii)	an Insolvency Event is continuing with respect to Transferor and has continued un-remedied for 21 days after the Transferor has received notice from the Continuing Party.

7.	The Transferor shall be jointly and severally liable with the Transferee for the Transferee’s payment obligations under the Subject Agreement if any of the events described in Clause 6.3 occur, with effect on and from the date that any such event occurs.

Notices

8.	For the purposes of the Subject Agreement, the Transferee’s address for notices shall be as follows:

Address:	PT PGN LNG Indonesia, Equity Tower, 16th Floor SCBD Lot 9, Jl. Jenderal Sudirman Kav. 52-53, Jakarta 12190 Indonesia

Fax No:	62 21 2903 7444

Addressed for the personal attention of: President Director

6

Counterparts

9.	This agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

Governing law and arbitration

10.	This agreement shall be governed by and construed in accordance with the laws of Republic of Indonesia.

11.	Any dispute arising out of or in connection with the agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this Clause. The tribunal shall consist of three arbitrators. The language of the arbitration shall be English.

12.	It is hereby agreed that an arbitral tribunal constituted under the Subject Agreement may consolidate an arbitration hereunder.

13.	Each Party agrees that it will not institute any court proceedings arising out of or in connection with this agreement (and, in the event of consolidation, the Subject Agreement) except only to enforce in any court having jurisdiction any award rendered by the arbitral tribunal.

14.	Decisions of the arbitral tribunal shall be binding in final instance upon the Parties. The Parties expressly agree in accordance with Law No. 30 of 1999 on Arbitration and Alternative Dispute Resolution (the “Arbitration Law”) that in deciding the disagreement or dispute, the arbitrators shall be bound by strict rules of law, and may not purport to decide the same ex aequo et bono. The Parties further agree to waive any Indonesian laws and regulations, decrees or policies having the force of law that would otherwise give a right to appeal any arbitration decision or award, and to the extent applicable, as such that in conformity with Article 60 of Arbitration Law, there shall be no appeal and/or cessation to any court of law from the decision of the arbitrators and the Parties shall not challenge or resist the enforcement action taken by the Party in whose favour the decision of the arbitrators was given.

15.	The Parties expressly agree to waive the applicability of Article 48.1 of the Arbitration Law as such that the mandate of the arbitrators duly constituted in accordance with the terms of this Lease shall remain in effect until a final arbitral award has been issued by the arbitrators.

Governing Language

16.

This agreement is executed in the English language. In compliance with Law No. 24 of 2009 regarding National Flag, Language, Emblem and Song, the Parties agree to translate this agreement into the Indonesian language and execute the Indonesian language version

7

of this agreement within 90 days as of the date of this agreement or any other date as agreed among the Parties. The Indonesian language agreement shall have the date of this agreement as its effective date. Such Indonesian language version shall form an integral and inseparable part of the English version. In the event of inconsistencies or differences in interpretation between the English and Indonesian texts, the relevant Indonesian version shall be deemed to be automatically amended to conform with and to make the relevant Indonesian text consistent with the relevant English text.

17.	Furthermore, each Party agrees it will not cite or invoke Law 24/2009 or any regulation issued thereunder, or claim that the fact this agreement was executed in the English language only, to:

17.1.	defend its non-performance or breach of its obligations under this agreement; or

17.2.	allege that this agreement is against public policy or otherwise does not constitute its legal, valid and binding obligations, enforceable against it in accordance with its terms.

IN WITNESS this agreement has been duly executed on the date set out above.

Each of the undersigned hereby undertakes that it has read this agreement and understands its English contents, and that this agreement has been entered into freely and without duress and that independent legal advice has been given.

Setiap penandatangan dengan ini menyatakan bahwa ia telah membaca perjanjian ini dan memahami isinya yang dibuat dalam bahasa Inggris, dan bahwa perjanjian ini telah ditandatangani secara sukarela tanpa adanya paksaan dan bahwa kepadanya telah diberikan nasihat oleh penasihat hukum independen.

Signed for and on behalf of PT Perusahaan Gas Negara (Persero) Tbk	Signed for and on behalf of PT Hoegh LNG Lampung

/s/ DJOKO SAPUTRO	/s/ JAKOB STAMPE
Signature	Signature

Djoko Saputro	Jakob Stampe
Name	Name

Dir. Of Tech. & Dev.	President Director
Capacity	Capacity

20 Feb. 2014
Date	Date

8

Signed for and on behalf of PT PGN LNG Indonesia

/s/ NISI SETYOBUDI
Signature

Nisi Setyobudi
Name

President Director
Capacity

February 2014
Date

9

Schedule 1	Amended and Restated Lease, Operation and Maintenance Agreement

10

Schedule 2	Transferor Guarantee

This deed is made on [—]

By and between:

(1)	PT Perusahaan Gas Negara (Persero) Tbk, a state-owned publicly limited liability company duly established and existing under the laws of the Republic of Indonesia and having its registered office at Jalan K.H. Zainul Arifin No. 20, Jakarta 11140, Indonesia (the “Guarantor”); and

(2)	PT Hoegh LNG Lampung, a limited liability company duly established and existing under the laws of the Republic of Indonesia and having its registered office at 51 Jenderal Sudirman Kay 1, Jakarta 10220, Indonesia (“Owner”).

For the purpose of this deed, the Guarantor and the Owner may sometimes individually be referred to as a “Party” and collectively referred to as the “Parties”.

Recitals:

A.	The Guarantor and the Owner are Parties to an agreement made between them pursuant to a novation agreement dated 18 September 2013 for the novation of the amended and restated agreement of the original lease, operation and maintenance agreement dated 17 October 2012 (the “LOM”) between the Guarantor and Höegh LNG Ltd.

B.	Under the LOM, the Owner agrees to lease to the Guarantor, and operate and maintain, a floating storage arid regasification unit and procure a mooring system in connection with the Lampung LNG Floating Storage and Regasification Facilities Project.

C.	By a novation agreement dated [—] (the “Novation Agreement”) the Guarantor is released from all its obligations and liabilities and transfers all of its rights under the LOM to PT PGN LNG Indonesia (the “Transferee”), and the Transferee assumes the Guarantor’s obligations, liabilities and rights under the LOM.

D.	By a novation agreement entered into by the Parties (“Umbrella Novation Agreement”) the Transferee became party to, and assumed certain obligations, liabilities and rights of the Guarantor, and the Owner became party to and assumed obligations, liabilities and rights of Höegh LNG Ltd, under the amended and restated umbrella agreement dated 17 October 2012 between the Guarantor, PT Rekayasa Industri and Höegh LNG Ltd (“Umbrella Agreement”).

E.	The LOM (as novated and amended in accordance with the Novation Agreement), the Novation Agreement, the Umbrella Novation Agreement and the Umbrella Agreement, shall be referred to as the “Agreements”.

F.	The Guarantor has agreed to guarantee to the Owner the due and proper performance by Transferee of all the Transferee’s obligations and liabilities under the Agreements (the “Guaranteed Obligations”) on the terms of this deed.

11

Operative provisions

1.	Guarantee

1.1	With effect on and from the Effective Date (as defined under the Novation Agreement), the Guarantor hereby:

(a)	agrees and guarantees to the Owner, as an independent and primary obligor and not only as surety, that if the Transferee breaches any of the Guaranteed Obligations, then the Guarantor shall on the Owner’s demand perform that Guaranteed Obligation in place of the Transferee and shall indemnify and save harmless the Owner from and against any and all losses, damages, expenses, liabilities, claims, costs or proceedings which the Owner may suffer or incur by reason of that breach or any of the Guaranteed Obligations being or becoming totally or partially unenforceable by reason of illegality, incapacity, lack or exceeding of powers, ineffectiveness of execution or any other matter; provided that the Guarantor’s liability under this deed shall be no greater than the Transferee’s liability under the Agreements (or what its liability would have been had the relevant obligations been fully enforceable);

(b)	acknowledges and agrees that no variation of or alteration to the terms of the Guaranteed Obligations or to their extent, nature or method of performance, and no allowance of time, waiver, forbearance, forgiveness, indulgence, compromise or other dealing under or in connection with the Agreements or any right or remedy arising thereunder, and no invalidity, illegality, unenforceability or irregularity of the Agreements or of any provision thereof, and no other act, omission or default which (but for this provision) might have operated to release, exonerate or discharge the Guarantor or otherwise reduce, extinguish or adversely affect any liability of the Guarantor under the terms of this deed shall in any way release, exonerate or discharge the Guarantor from any liability under the terms of this deed or otherwise reduce, extinguish or adversely affect any such liability, and the Guarantor hereby waives any requirement for notice to it of any such event;

(c)	agrees that this deed shall not be revocable by the Guarantor, shall be a continuing guarantee, shall be additional to and not in substitution for any rights or remedies that the Owner may have against the Transferee under the Agreements or at law, shall be additional to any other guarantee or security from time to time held by the Owner, shall not be affected by any release or waiver of any such guarantee or security and shall remain in full force and effect notwithstanding the winding-up, liquidation, receivership, administration, voluntary arrangement or other composition with creditors (or any event equivalent or analogous to any of the foregoing under the law of any jurisdiction) of the Transferee or if the Transferee is unable to pay its debts (as defined in Indonesian Bankruptcy and Suspension of Debt Payment Obligation Law 37 of 2004, as amended);

12

(d)	acknowledges and agrees that its liabilities and obligations under this deed shall not be limited to its proportion of shareholding in the Transferee;

(e)	agrees that all sums payable by the Guarantor under this deed shall be paid to the Owner in full, free of all present or future taxes, levies, duties, charges, fees, withholdings or deductions (together referred to as “Deductions”) and, if the Guarantor is compelled by law to make any Deduction, the Guarantor will gross-up the payment so that the net sum received by the Owner is equal to the full amount which the Owner would have received had no such Deduction been made;

(f)	agrees that, as long as the Transferee remains under any actual or contingent liability under the terms of the Agreements, it shall not take any security from the Transferee in connection with this deed (and, if taken, any such security shall be held by the Guarantor as security for its liability to the Owner under this deed) or take any step to enforce any right or claim against the Transferee in respect of any payment made under or liability arising from or in connection with this deed or exercise any rights as Guarantor in competition with the Owner;

(g)	agrees that the obligations of the Guarantor under this deed and the Transferee under the Agreements are independent and several obligations, and accordingly that the Owner shall not be obliged, before enforcing any of its rights or remedies under this deed, to commence proceedings or take any other action against the Transferee or enforce any other guarantee or security from time to time held by the Owner in respect of the Guaranteed Obligations;

(h)	agrees that the Owner shall be entitled to assign any or all of its rights or benefits under this deed (whether or not accrued) at any time to any person who takes an assignment of any of the rights under the Agreements or the benefit thereof, subject mutatis mutandis to the same terms.

(i)	waives in favour of the Owner any and all of its rights, protection, privileges and defences provided by law to a guarantor and in particular the provisions in Article 1430, 1831 (but only to the extent it requires the Owner to exhaust their remedies against the Guarantor), 1837, 1843, 1347 through 1850 of the Indonesian Civil Code (Kitab Undang-Undang Hukum Perdata); and

(j)	waives any right to and agrees not to make any claim or set off or “Kompensasi” as provided in Articles 1425 through 1435 of the Indonesian Civil Code and agrees not to make any counter claim in any action brought by the Owner to enforce its rights hereunder.

1.2

The Guarantor confirms that, on the date hereof and on the Effective Date: (i) it is a corporation duly incorporated and validly existing and in good standing under the laws of the country of its incorporation and has the corporate power and authority to enter into and perform its obligations under this deed and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same; and (ii) that this deed constitutes legal, valid and binding obligations applicable to

13

it and the obligations are in full force and effect in accordance with their terms, and the delivery and performance by Guarantor of this deed will not contravene any law of any governmental authority having jurisdiction over Guarantor.

2.	Claims procedure

(a)	Any demand under this deed shall be in writing and shall be served personally or by first class pre-paid post or by fax. The address, fax number and attention for service of any demand upon the Guarantor shall be the address, fax number and attention stated in Clause 2(c) below or such other address, fax number or attention as may from time to time be notified in writing by the Guarantor to the Owner.

(b)	A demand shall be deemed to be received in the case of:

(i)	pre-paid post, on the day it is received;

(ii)	delivery by hand, when so delivered; and

(iii)	fax, upon the receipt by the sender of a transmission report from the dispatching fax which confirms that all of the pages comprised in the demand have been successfully sent to the Guarantor’s fax number, provided that, in the case of service in accordance with Clauses 2(b)(ii) and 2(b)(iii), if the date of receipt of the demand is not a business day in the country of the recipient, or if the demand is received outside the hours of 9.00 a.m. to 5.00 p.m., it shall be deemed to have been received at 9.00 a.m. on the next business day.

(c)	The address, fax number and attention for service of demands upon the Guarantor are:

Address:	PT Perusahaan Gas Negara (Persero) Tbk Jalan K.H. Zainul Arifin No. 20, Jakarta 11140, Indonesia

Fax No.:	+6221 633 3080/638 54601

Attention:	Kepala Divisi Pengembangan Bisnis dan Pengendalian Portofolio

3.	No waiver and provisions severable

(a)	No failure or delay by the Owner in exercising any right or remedy shall operate as a waiver, nor shall any single or partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy.

(b)

Each of the provisions of this deed is severable from the others, and if for any reason any such provision is or becomes ineffective, inoperable, invalid or unenforceable it shall be severed and deemed deleted from this deed, and in such

14

event the remaining provisions of this deed shall continue to have full force and effect. While the remaining provisions of this deed continues to have full force and effect, the Parties agree to replace such ineffective, inoperable, invalid or unenforceable provisions with effective, operable, valid or enforceable provisions which come as close as possible to the original provisions as regards to its commercial intent.

4.	Governing law and forum

(a)	This deed shall be governed by the laws of the Republic of Indonesia.

(b)	Any dispute arising out of or in connection with this deed, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause.

(c)	The tribunal shall consist of three arbitrators.

(d)	The language of the arbitration shall be English.

(e)	An arbitral tribunal constituted under this clause 4 may, unless consolidation would prejudice the rights of any Party, consolidate arbitration hereunder with arbitration under any of the Agreements and/or the Novation Agreement if the arbitral proceedings raise common questions of law or fact. If two or more arbitral tribunals under this deed or any of the Agreements or the Novation Agreement issues consolidation orders, the order issued first shall prevail.

(f)	Each Party agrees that it will not institute any court proceedings arising out of or in connection with this deed (and, in the event of consolidation, the Agreements and/or the Novation Agreement) except only to enforce in any court having jurisdiction any award rendered by the arbitral tribunal.

(g)	The decisions of the arbitration shall be binding in final instance upon the Parties hereto. The Parties hereto expressly agree in accordance with Law No. 30 of 1999 on Arbitration and Alternative Dispute Resolution (the “Arbitration Law”) that in deciding the disagreement or dispute, the arbitrators shall be bound by strict rules of law, and may not purport to decide the same ex aequo et bono. The Parties further agree to waive any Indonesian laws and regulations, decrees or policies having the force of law that would otherwise give a right to appeal any arbitration decision or award, and to the extent applicable, as such that in conformity with Article 60 of Arbitration Law, there shall be no appeal and/or cessation to any court of law from the decision of the arbitrators and the Parties shall not challenge or resist the enforcement action taken by the Party in whose favour the decision of the arbitrators was given.

(h)	The Parties hereto expressly agree to waive the applicability of Article 48.1 of the Arbitration Law as such that the mandate of the arbitrators duly constituted in accordance with the terms of this deed shall remain in effect until a final arbitral award has been issued by the arbitrators.

15

5.	Counterparts

This deed may be executed in any number of counterparts, each of which when executed shall be an original, and all the counterparts together shall constitute one and the same instrument.

6.	Confidentiality

Each Party hereby undertakes to maintain the confidentiality of this deed and may only disclose (except with the written consent of the other Party, such consent not to be unreasonably withheld or delayed) this deed to:

(a)	its Affiliates (as defined in the LOM), its and its Affiliates’ officers, management personnel, and financial (including auditing and taxation), insurance, and legal advisors to the extent reasonable necessary for the purposes of the Agreements and this deed;

(b)	Permitted Creditors (as defined in the LOM); and

(c)	a competent court, or for the purposes of any arbitration, or expert or other dispute resolution proceeding under this deed or the Agreements, or as may be required by law or any competent legal or regulatory authority having jurisdiction over that Party.

7.	Governing Language

(a)	This deed is executed in the English language. In compliance with Law No. 24 of 2009 regarding National Flag, Language, Emblem and Song, the Parties agree to translate this deed into the Indonesian language and execute the Indonesian language version of this deed within 90 days as of the date of this deed or any other date as agreed among the Parties. The Indonesian language deed shall have the date of this deed as its effective date. Such Indonesian language version shall form an integral and inseparable part of the English version. In the event of inconsistencies or differences in interpretation between the English and Indonesian texts, the relevant Indonesian version shall be deemed to be automatically amended to conform with and to make the relevant Indonesian text consistent with the relevant English text.

(b)	Furthermore, each Party agrees it will not cite or invoke Law 24/2009 or any regulation issued thereunder, or claim that the fact this deed was executed in the English language only, to:

(i)	defend its non-performance or breach of its obligations under this deed; or

(ii)	allege that this deed is against public policy or otherwise does not constitute its legal, valid and binding obligations, enforceable against it in accordance with its terms.

16

8.	Amendment

Any amendment, supplement or modification of or to any provision of this deed, any waiver of any provision of this deed, and any consent to any departure by the Owner or the Guarantor from the terms of any provision of this deed, shall be effective (i) only if it is made or given in writing and signed by the Parties and (ii) only in the specific instance and for the specific purpose for which made or given. Further, any amendment, supplement or modification to the Agreements which increases (or may increase) the Transferee’s obligations or liabilities thereunder shall require the prior written consent of the Guarantor (not to be unreasonably withheld or delayed), except that no consent shall be required in respect of an Alteration (as defined in the LOM) or any amendment, supplement or modification required under and in accordance with the provisions of the LOM (including as required by an Expert’s determination under the LOM).

9.	Waiver of Immunity

The Guarantor (to the fullest extent permitted by law) irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought against it by the other Party in relation to this deed, and to ensure that no such claim is made on its behalf;

(b)	waives all rights of immunity in respect of it or its assets; and

(c)	consents generally in respect of such proceedings to the giving of relief or the issue of any process in connection with such proceedings.

17

IN WITNESS WHEREOF, this instrument has been executed and delivered as a deed.

Signed for and on behalf of PT Hoegh LNG Lampung	Signed for and on behalf of PT Perusahaan Gas Negara (Persero) Tbk

Signature	Signature

Name	Name

Capacity	Capacity

Date	Date

18